     As filed with the Securities and Exchange Commission on April 4, 2000
                                               Registration Statement No. 333-.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                               COREL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                ---------------

              Canada                                7372                          Not Applicable
   (State or Other Jurisdiction         (Primary Standard Industrial             (I.R.S. Employer
 of Incorporation or Organization)      Classification Code Number)            Identification No.)

                              1600 Carling Avenue
                            Ottawa, Ontario K1Z 8R7
                                (613) 728-8200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                              Eric J. Smith, Esq.
                 Vice President, General Counsel and Secretary
                               Corel Corporation
                              1600 Carling Avenue
                            Ottawa, Ontario K1Z 8R7
                                (613) 728-8200
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                       Copies of all communications to:

     Robert D. Chapman, Esq.            Daniel E. Stoller, Esq.             Mark L. Weissler, Esq.
        McCarthy Tetrault              Richard J. Grossman, Esq.           Milbank, Tweed, Hadley &
           Suite 1400                Skadden, Arps, Slate, Meagher                McCloy LLP
         40 Elgin Street                       & Flom LLP                 One Chase Manhattan Plaza
         Ottawa, Ontario                   Four Times Square               New York, New York 10005
             K1P 5K6                 New York, New York 10036-6522

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Merger Agreement, dated as of February 6, 2000, described in the enclosed joint proxy statement/prospectus, have been satisfied or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                         Proposed          Proposed
                                        Amount            Maximum           Maximum          Amount of
     Title of Each Class of              to be        Offering Price       Aggregate       Registration
   Securities to be Registered        Registered        Per Unit(1)    Offering Price(2)        Fee
-------------------------------------------------------------------------------------------------------
Common Shares, no par value.....      50,772,908      Not Applicable    $442,277,712.20      $116,762
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to (i) the common shares, no par value per share ("Corel Common Shares"), of the Registrant, issuable to holders of common shares, par value $.01 per share ("Inprise Common Stock") and series C preferred shares, par value $.01 per share, of Inprise Corporation ("Inprise"), pursuant to the merger described in the enclosed joint proxy statement/prospectus (the "Merger") and (ii) the Corel Common Share Purchase Rights that will be attached to and represented by the certificates issued for the Corel Common Shares (which Common Share Purchase Rights have no market value independent of the Corel Common Shares to which they are attached). In the Merger, each share of Inprise Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into, exchanged for, and represent the right to receive 0.747 of a Corel Common Share. In the Merger, each share of Inprise series C preferred stock issued and outstanding immediately prior to the effective time of the Merger will be converted into, exchanged for, and represent the right to receive 8,032.2576 Corel Common Shares.
(2) Calculated pursuant to Rule 457(f) under the Securities Act of 1933 based on (i) the 61,181,724 shares of Inprise Common Stock outstanding as of March 31, 2000 and using a value of $6.8203 per share (the average of the high and low sales prices reported on Nasdaq on March 31, 2000) and (ii) the 625 shares of Inprise series C preferred stock outstanding as of March 31, 2000 and using a value of $40,000 per share (the per share book value as of March 31, 2000).

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              INPRISE CORPORATION

                               ----------------

                           NOTICE OF SPECIAL MEETING
                            TO BE HELD ON  . , 2000

   Inprise Corporation will hold a special meeting of stockholders at 10:00 a.m., Pacific time, on . , 2000, at . , to consider and vote on a proposal to approve and adopt the merger agreement dated as of February 6, 2000, among Inprise, Corel Corporation and a subsidiary of Corel, as described in the attached joint proxy statement/prospectus.

   The Inprise board of directors has fixed the close of business on . , 2000 as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. A complete list of stockholders entitled to vote at the meeting will be open to examination by the stockholders, during regular business hours, for a period of ten days prior to the meeting at the principal executive offices of Inprise, 100 Enterprise Way, Scotts Valley, California 95066-3249.

   The board of directors of Inprise has determined that the merger agreement is advisable, fair to and in the best interests of Inprise stockholders and unanimously recommends that you vote to adopt the merger agreement at the special meeting.

Scotts Valley, California,
 . , 2000

                                          By order of the board of directors

                                          JoAnne M. Butler
                                          Vice President, General Counsel and
                                           Secretary
                                          Inprise Corporation

   Your vote is important. Whether or not you plan to attend the special meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States. You may also authorize the individuals named on the enclosed proxy to vote your shares by calling the toll-free number or voting on the Internet by following the instructions included on the enclosed proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of Inprise a written revocation or a proxy with a later date or by voting your shares in person at the special meeting.

   Please do not send stock certificates with your proxy.

                               COREL CORPORATION

                               ----------------

                           NOTICE OF SPECIAL MEETING
                            TO BE HELD ON  . , 2000

   A special meeting of the shareholders of Corel Corporation will be held on . , 2000 at the Corel Centre, 1000 Palladium Drive, Kanata, Ontario,
commencing at 10:00 a.m., Eastern time, for the following purposes:

   1. To consider and to approve the issuance of additional Corel common shares under the merger agreement dated as of February 6, 2000, by and among Corel, a subsidiary of Corel and Inprise Corporation;

   2. To consider and to approve the Corel Corporation transition stock option plan which is conditioned on the consummation of the merger; and

   3. To consider and to approve an amendment to the Corel Corporation stock option plan 2000 to increase the number of common shares of Corel reserved for issuance under that plan from 4,000,000 Corel common shares to . Corel common shares.

   Corel shareholders must approve both of the proposals set forth in numbered paragraphs 1 and 2 above for the merger to occur. If the shareholders fail to approve either of these Corel proposals, the merger will not occur. The proposal set forth in numbered paragraph 3 above is not conditioned on the approval of the proposals contained in numbered paragraphs 1 and 2 above. The accompanying joint proxy statement/prospectus, which has been delivered to Corel shareholders with this notice, provides additional information relating to matters to be addressed at the special meeting and forms part of this notice.

   Only those Corel shareholders of record at the close of business on . , 2000 will be entitled to notice of the special meeting. If you transfer your shares after you receive this notice, the new holder may make a written demand prior to the special meeting to be included in the list of shareholders eligible to vote at the special meeting.

   You have the right to revoke your proxy at any time before it is exercised by following the directions on page . of the joint proxy statement/prospectus.

   Corel's board of directors unanimously recommends that you vote "FOR" the approval of all the Corel proposals above.

   Your vote is important. Please sign, date and return the enclosed proxy as soon as possible, whether or not you plan to attend the special meeting.

Ottawa, Ontario,
 . , 2000

                                   By order of the board of directors

                                   Eric J. Smith,
                                   Vice President, General Counsel and Secretary Corel Corporation

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information contained in this joint proxy statement/prospectus is not     +
+complete and may be changed. We may not sell these securities until the       +
+registration statement filed with the Securities and Exchange Commission is + +effective. This joint proxy statement/prospectus is not an offer to sell + +these securities and we are not soliciting an offer to buy these securities +
+in any state or province where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
          PRELIMINARY COPY-SUBJECT TO COMPLETION, DATED APRIL 4, 2000

Corel Corporation                                            Inprise Corporation

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear Corel Corporation Shareholders and Inprise Corporation Stockholders:

  The boards of directors of Corel Corporation and Inprise Corporation have approved a merger agreement which provides for the combination of our two companies. We believe that the combined company will be able to create substantially more stockholder value than could be achieved by either company individually.

  Our combined company would retain the "Corel Corporation" name and would continue to trade on Nasdaq under the ticker symbol "CORL" and on The Toronto Stock Exchange under the ticker symbol "COR."

  If the merger is completed, Inprise will become a wholly-owned subsidiary of Corel. Holders of Inprise common stock will receive 0.747 of a Corel common share for each share of Inprise common stock and holders of Inprise series C preferred stock will receive 8,032.2576 Corel common shares for each share of such preferred stock. Corel shareholders will continue to hold their existing Corel common shares after the merger.

  We are asking Inprise stockholders to approve and adopt the merger agreement. We are asking Corel shareholders to approve the issuance of Corel common shares to Inprise stockholders in connection with the merger, and to approve a transition stock option plan for the grant to former Inprise option holders of options to acquire Corel common shares.

  Your vote is important. We cannot complete the merger unless the shareholders of Corel and stockholders of Inprise approve these matters. We each have scheduled special meetings of our respective shareholders and stockholders to vote on these important matters. The dates, times and places of the meetings are as follows:

       For Corel shareholders:   For Inprise stockholders:
        . , 2000                  . , 2000
       10:00 a.m., Eastern time  10:00 a.m., Pacific time
       Corel Centre               .
       1000 Palladium Drive                street
       Kanata, Ontario                  city, state

  In addition to the above, Corel is asking its shareholders to approve an amendment to the Corel Corporation stock option plan 2000 to increase the number of Corel common shares available under that plan.

  The document accompanying this letter gives you detailed information about the special meetings and the proposed merger. You can also get information about our companies from publicly available documents that our companies have filed with the United States Securities and Exchange Commission. We encourage you to read this entire document carefully, including the section entitled "Risk Factors" on pages . through . .

  We enthusiastically support this strategic combination of our two companies and join with all of the other members of our boards of directors in recommending that you vote in favor of the matters described above.

  Michael C.J. Cowpland, Ph.D.                                 Dale Fuller
  Chairman of the Board, President and Chief Executive Officer Interim President and Chief Executive Officer
                                                               Inprise
  Corel Corporation                                            Corporation

   Neither the Securities and Exchange
 Commission nor any state securities commission has approved or disapproved this joint proxy statement/prospectus or the securities to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.


                            EACH VOTE IS IMPORTANT.

               PLEASE SIGN, DATE AND PROMPTLY RETURN YOUR PROXY.

  This joint proxy statement/prospectus is dated . , 2000 and is first being mailed to the shareholders of Corel and the stockholders of Inprise on or about
 . , 2000.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................  iv

SUMMARY...................................................................   1

COMPARATIVE PER SHARE DATA................................................   7

INPRISE CORPORATION SELECTED HISTORICAL FINANCIAL INFORMATION.............   8

COREL CORPORATION SELECTED HISTORICAL FINANCIAL INFORMATION...............   9

COMPARATIVE MARKET PRICE DATA.............................................  10

RISK FACTORS..............................................................  12

  Risk Factors Regarding the Merger.......................................  12
  Risk Factors Regarding Inprise and Corel................................  14

A CAUTION ABOUT FORWARD-LOOKING STATEMENTS................................  16

THE INPRISE SPECIAL MEETING...............................................  17
  Date and Purpose of the Special Meeting.................................  17
  Record Date for the Special Meeting and Who Is Entitled to Vote at the
   Special Meeting .......................................................  17
  Quorum..................................................................  17
  Required Vote...........................................................  17
  Voting Rights...........................................................  17
  Voting by Proxy and How to Revoke Your Proxy............................  17
  Abstentions, Failures to Vote, and Broker Non-Votes.....................  18
  Solicitation of Proxies.................................................  18

THE COREL SPECIAL MEETING.................................................  19
  Matters to Be Addressed at the Corel Special Meeting....................  19
  Other Matters...........................................................  19
  Record Date ............................................................  20
  Voting Securities; Voting Rights........................................  20
  Quorum..................................................................  20
  Votes Required..........................................................  20
  Solicitation of Proxies.................................................  20
  Appointment and Revocation of Proxies...................................  21
  Voting of Proxies and Discretionary Authority...........................  21
  Abstentions, Failures to Vote and Broker Non-Votes......................  21

THE MERGER................................................................  22
  General.................................................................  22
  Background of the Merger................................................  22
  Reasons of Inprise for Agreeing to the Merger with Corel................  25
  Recommendation of the Inprise Board of Directors........................  28
  Reasons of Corel for Agreeing to the Merger with Inprise................  28
  Recommendation of the Corel Board of Directors..........................  29
  Opinion of Inprise's Financial Advisor..................................  29
  Opinion of Corel's Financial Advisor....................................  38
  Interests of Inprise Officers and Directors in the Merger...............  43
  Accounting Treatment of the Merger......................................  47
  Material Tax Consequences...............................................  47
  Regulatory Approvals Required...........................................  52
  Stock Exchange Listings.................................................  53
  Resale of Corel Common Shares...........................................  53
  Dissenters' Rights of Appraisal.........................................  54

                                                                          Page
                                                                          ----
THE MERGER AGREEMENT.....................................................  55
  What Inprise Stockholders Will Receive in the Merger...................  55
  What Corel Shareholders Will Receive in the Merger.....................  55
  Effective Time of the Merger...........................................  55
  Procedures for Exchange of Stock Certificates..........................  56
  Stock Options and Warrants.............................................  57
  Conduct of Business Before the Merger..................................  57
  Offers from Other Parties..............................................  58
  Conditions to the Completion of the Merger.............................  59
  Representation and Warranties..........................................  60
  Termination of the Merger Agreement....................................  61
  Termination Fees.......................................................  61
  Expenses...............................................................  62
  Indemnification of Inprise Officers and Directors by Corel.............  62
  Amendments to the Merger Agreement.....................................  63
  Employee Compensation and Benefits.....................................  63

STOCK OPTION AGREEMENTS..................................................  63
  Exercise of the Stock Options..........................................  63
  Termination of the Stock Options.......................................  64
  Registration Rights....................................................  64
  Listing Rights.........................................................  64
  Put Rights.............................................................  64
  Limitation on Total Profit.............................................  64
  Effect of Stock Options................................................  64

COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION...................  65
  Corel..................................................................  65
  Inprise................................................................  66
  Dividend Policy........................................................  66

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF COREL CORPORATION.........  67

INFORMATION ABOUT INPRISE................................................  75
  Inprise's Business.....................................................  75
  Security Ownership by Certain Beneficial Owners and Management.........  75

INFORMATION ABOUT COREL..................................................  77
  Business...............................................................  77
  Recent Developments....................................................  78
  Security Ownership of Certain Beneficial Owners and Management.........  78

DESCRIPTION OF COREL CAPITAL STOCK.......................................  79
  Authorized Capital Stock...............................................  79
  Corel Common Shares....................................................  79
  Corel Preferred Shares.................................................  80

DIRECTORS AND MANAGEMENT OF COREL AFTER THE MERGER.......................  81
  Directors..............................................................  81
  Management.............................................................  81

COMPARATIVE RIGHTS OF HOLDERS OF INPRISE CORPORATION COMMON STOCK AND
 COREL CORPORATION COMMON SHARES.........................................  81
  Vote on Extraordinary Corporate Transactions...........................  81
  Dividends and Distributions............................................  82
  Amendment to Charter...................................................  82
  Amendment to By-Laws...................................................  82

                                                                           Page
                                                                           ----
  Interested Shareholder Transactions.....................................  83
  Dissenters' and Appraisal Rights........................................  83
  Derivative Actions......................................................  85
  Director Qualifications.................................................  85
  Election of Directors...................................................  85
  Removal of Directors....................................................  86
  Vacancies on the Board of Directors.....................................  86
  Director and Officer Indemnification....................................  86
  Director Exculpation....................................................  87
  Special Meeting of Shareholders.........................................  87
  Stockholder Proposals...................................................  87
  Consents in Lieu of Meeting.............................................  88
  Quorum Requirements.....................................................  88
  Inspection of Books and Records.........................................  88

OTHER MATTERS.............................................................  89

LEGAL MATTERS.............................................................  89

EXPERTS...................................................................  89

INPRISE STOCKHOLDER PROPOSALS.............................................  89

WHERE YOU CAN FIND MORE INFORMATION ......................................  90

WHAT INFORMATION YOU SHOULD RELY ON ......................................  92


  ANNEX A--Merger Agreement............................................... A-1
  ANNEX B--Opinion of Inprise's Financial Advisor......................... B-1
  ANNEX C--Opinion of Corel's Financial Advisor........................... C-1
  ANNEX D--Stock Option Agreements........................................ D-1
  ANNEX E--Corel Shareholders' Resolutions Relating to the Corel
   Proposals.............................................................. E-1
  ANNEX F--Corel Corporation Transition Stock Option Plan................. F-1
  ANNEX G--Corel Corporation Stock Option Plan 2000....................... G-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  Why are the companies proposing the merger?

A: We are proposing a "merger of equals" of Corel and Inprise because we believe that the combined strengths of the two companies will enable us to compete more efficiently and effectively. We are convinced that this transaction will enable the combined company to achieve its strategic goals and enhance its market position more quickly than either Corel or Inprise could have achieved on its own.

Q: Why is this transaction referred to as a "merger of equals"?

A: The stockholders of Inprise and the shareholders of Corel each will own a substantial portion of the stock of the combined company, and each company will have representation on the combined company's board of directors and in senior management positions. On a fully diluted basis, the stockholders of Inprise will own approximately 44%, and the shareholders of Corel will own approximately 56%, of the shares of the combined company immediately after the merger. The board of directors of Corel following the merger will be comprised of four current members of the Corel board, including Michael C.J. Cowpland, the chairman, president and chief executive officer of Corel, Dale Fuller, the interim president and chief executive officer of Inprise, and an additional person selected by Inprise and agreed to by Corel. In addition, Mr. Fuller will be appointed chairman of the board of directors of Corel and Dr. Cowpland will continue as president and chief executive officer of Corel.

Q: If I am an Inprise stockholder, what will I receive in the merger?

A: You will receive 0.747 of a Corel common share for each share of Inprise common stock that you own. The holder of Inprise's series C preferred stock will receive 8,032.2576 Corel common shares for each share of series C preferred stock.

Q: If I am a Corel shareholder, what will happen to my Corel common shares in the merger?

A: Your Corel common shares are not being exchanged and you will continue to hold the same number of Corel common shares immediately after the merger as you held immediately before the merger.

Q: When will the merger be completed?

A: Corel and Inprise are working to complete the merger as quickly as possible.
   We hope to complete the merger during the second calendar quarter of 2000.

Q: Where will the Corel common shares be listed?

A: The Corel common shares will continue to be listed on both Nasdaq and The
   Toronto Stock Exchange.

Q: If I am an Inprise stockholder, should I send in my stock certificates now?

A: No, you should not send in your stock certificates with your proxy. If the merger is completed, we will send Inprise stockholders written instructions for exchanging their stock certificates.

Q: What do I need to do now?

A: You should carefully read and consider the information contained in this joint proxy statement/prospectus. You should then complete, sign and date your proxy and return it in the enclosed return envelope as soon as possible, so that your shares of Inprise common stock or your Corel common shares may be represented at the Inprise special meeting or Corel special meeting, as applicable.

Q: Are Corel shareholders or Inprise stockholders entitled to dissenters' rights?

A: Corel shareholders: No. Under the Canada Business Corporations Act, which governs the rights of Corel shareholders, the Corel shareholders are not entitled to dissenters' rights of appraisal or other rights to demand fair value for their shares in cash by reason of the merger.

  Inprise stockholders: No. Under the Delaware corporation law, which governs
   Inprise, the Inprise stockholders are not entitled to dissenters' rights of appraisal or other rights to demand fair value for their shares in cash by reason of the merger.

Q: Can I change my vote after I have voted by proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting of your company's shareholders or stockholders. You can do this in a number of ways. First, you may send in a later-dated, signed proxy card to the Secretary of Inprise or to the transfer agent of Corel, as applicable, so that it arrives before the appropriate special meeting. Second, you can send a written notice stating that you would like to revoke your proxy. Third, you may attend the appropriate special meeting and vote in person. As an Inprise stockholder, you are allowed to vote by telephone or through the Internet and you can also change your vote by any of these methods.

Q: Will Inprise stockholders have to pay taxes as a result of the exchange in the merger of their shares of Inprise common stock for Corel common shares?

A: It is expected that the exchange by Inprise stockholders of their shares of Inprise common stock for Corel common shares will generally qualify as a tax-free exchange of stock for United States federal income tax purposes. Even with the tax-free treatment, however, the receipt by an Inprise stockholder of cash instead of a fractional interest in a Corel common share will be taxable. Also, Inprise stockholders who are liable for taxes in jurisdictions other than the United States may be required to pay tax in these jurisdictions as a result of the exchange of their shares of Inprise common stock for Corel common shares.

Q. Who can help answer my questions?

A: If Inprise stockholders have any questions about the merger or if they need additional copies of this joint proxy statement/prospectus or the enclosed Inprise proxy, they should contact Inprise's proxy solicitor:

                   Georgeson Shareholder Communications Inc.
                                17 State Street
                               New York, NY 10004
                         Call toll-free: 1-800-223-2064

   If Corel shareholders have any questions about the merger or if they need additional copies of this joint proxy statement/prospectus or the enclosed Corel proxy, they should contact Corel's proxy solicitor:

                             D.F. King & Co., Inc.
                                77 Water Street
                               New York, NY 10005
                         Call toll-free: 1-800-549-6650

                                    SUMMARY

   This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this entire document and the other documents we have referred you to carefully. For more information about Inprise and Corel, see "Where You Can Find More Information" on page . . Each item in this summary refers to the pages where that subject is discussed more fully.

   All dollar amounts indicated by "$" are in United States dollars and all dollar amounts indicated by "Cdn$" are in Canadian dollars.

The Companies (Pages . and . )

     COREL CORPORATION                               INPRISE CORPORATION
     1600 Carling Avenue                             100 Enterprise Way
     Ottawa, Ontario                                 Scotts Valley, California
     K1Z 8R7                                         95066-3249
     (613) 728-8200                                  (831) 431-1000
     www.corel.com                                   www.inprise.com

Corel

   Corel was incorporated as Corel Systems Corporation under the Canada Business Corporations Act by Articles of Incorporation dated May 29, 1985. The name of the company was changed to Corel Corporation in May 1992. Corel develops, manufactures, licenses, sells and supports a wide range of software products including graphics, business productivity and consumer products. Corel products are available for users of most personal computers, or PCs, including International Business Machines Corporation and IBM-compatible PCs, Apple Computer Inc.'s Macintosh, and UNIX-based and Linux-based systems.

Inprise

   Inprise Corporation, formerly Borland International, Inc., was incorporated in California in 1983 and reincorporated in Delaware in 1989. Inprise is a leading provider of Internet enabling software and services designed to reduce the complexity of application development for corporations and individual programmers. Inprise develops and provides integrated, scalable and secure solutions, distinguished for their ease of use, performance and productivity. Committed to all major computing platforms as well as the open standards of the Internet, Inprise provides service and support for software developers worldwide through its online developer community and E-commerce site-- community.borland.com--offering a range of technical information, value-added services and third-party products. Inprise's product lines and services are designed to assist software developers and business enterprises in their development and deployment of software in the desktop, client/server, distributed objects and Internet and corporate Intranets environments.

The Merger (Page . )

   The merger agreement is attached as ANNEX A to this joint proxy statement/prospectus and is incorporated by reference into this document. We encourage you to read the entire merger agreement because it is the legal document that governs the merger. The merger agreement provides for the combination of Corel and Inprise in a share-for-share merger of equals.

   What Inprise stockholders will receive in the merger. As a result of the merger, each whole share of Inprise common stock will be converted into 0.747 of a Corel common share. Each share of Inprise's series C preferred stock will be converted into 8,032.2576 Corel common shares. Inprise stockholders will receive cash in payment for any fractional Corel common share that they would otherwise be entitled to receive in the merger. Each outstanding option, warrant and other right to purchase shares of Inprise common stock will be converted into an option, warrant or other right, as the case may be, to purchase Corel common shares. The number of Corel common shares which may be purchased will equal the number of shares of Inprise common stock that were subject to the option, warrant or other right, multiplied by 0.747. The exercise price per share for each option, warrant or other right will be divided by 0.747. All other terms will remain unchanged.

Example:

  . If you currently own 500 shares of Inprise common stock, then after the merger you will receive 373 Corel common shares and a check for the value of .50 of a Corel common share, rounded to the nearest one cent.

  . On . , 2000, the last per share sales price of Corel common shares on Nasdaq was $ . . Applying the 0.747 exchange ratio to the Corel last reported sales price on that date, each holder of Inprise common stock would be entitled to receive Corel common shares with a market value of approximately $ . for each share of Inprise common stock. However, the market prices for Inprise common stock and Corel common shares are likely to change between now and the merger. You are urged to obtain current price quotes for Corel common shares and Inprise common stock.

   What Corel shareholders will receive in the merger. Corel shareholders will not be exchanging any Corel common shares in the merger and will continue to hold their existing share certificates. Accordingly, holders of Corel common shares immediately before the merger will hold the same number of Corel common shares immediately following the merger.

The Inprise Special Meeting (Page . )

   The special meeting of Inprise stockholders will be held at . , on . , 2000, at . , Pacific time.

   At the special meeting, Inprise stockholders will be asked to vote to adopt the merger agreement. Adoption of the merger agreement requires the favorable vote of a majority of the outstanding shares of Inprise common stock. The vote of the holders of Inprise's preferred stock is not required to adopt the merger agreement.

   You can vote at the special meeting of Inprise stockholders if you owned Inprise common stock at the close of business on . , 2000. As of that date, directors and executive officers of Inprise owned, in the aggregate, . shares of Inprise common stock, or approximately . % of the outstanding shares of Inprise common stock. Inprise expects that each of its directors and executive officers will vote to adopt the merger agreement.

   If you do not vote your shares of Inprise common stock, the effect will be the same as a vote against the adoption of the merger agreement.

The Corel Special Meeting (Page . )

   The special meeting of Corel shareholders will be held at the Corel Centre, 1000 Palladium Drive, Kanata, Ontario, on . , 2000, at 10:00 a.m., Eastern time.

   At the special meeting, Corel shareholders will vote on:

  .the approval of the issuance of Corel common shares under the merger agreement,

  .the adoption of the Corel transition stock option plan, and

  .the amendment to the Corel stock option plan 2000.

   For the merger to occur, the holders of a majority of the Corel common shares voting at the special meeting by proxy or in person must vote in favor of the share issuance and approval of the Corel transition stock option plan. Approval by Corel shareholders of the amendment to the Corel stock option plan 2000 is not a condition to the completion of the merger.

   You can vote at the special meeting of Corel shareholders if you owned Corel common shares at the close of business on . , 2000. As of that date, the directors and executive officers of Corel owned, in the aggregate, . Corel common shares or approximately . % of the outstanding Corel common shares. Corel expects that each of its directors and executive officers will vote in favor of each proposal.

Board Recommendations to Inprise Stockholders and Corel Shareholders

 To Inprise stockholders: (Page . )

   All of the members of the board of directors of Inprise recommend that Inprise's stockholders vote "FOR" the adoption of the merger agreement.

 To Corel shareholders: (Page . )

   All of the members of the board of directors of Corel recommend that Corel's shareholders vote "FOR" the approval of the following:

  .the issuance of Corel common shares under the merger agreement,

  .the adoption of the Corel transition stock option plan, and

  .the amendment to the Corel stock option plan 2000.

Opinions of Financial Advisors (Pages . and . )

   Opinion of Inprise's Financial Advisor. In deciding to approve the merger agreement, the Inprise board of directors considered a number of factors, including the opinion of its financial advisor, Broadview International LLC. On February 6, 2000, Broadview delivered to the Inprise board of directors its opinion that, as of that date, the exchange ratio of 0.747 of a Corel common share that Inprise stockholders will receive for each of their shares of Inprise common stock was fair, from a financial point of view, to the Inprise stockholders.

   The full text of Broadview's opinion, dated February 6, 2000, is attached to this joint proxy statement/prospectus as ANNEX B. We encourage Inprise stockholders to read this opinion carefully for a description of the assumptions made, matters considered and limitations on the review undertaken. Broadview's opinion is directed to the Inprise board and does not constitute a recommendation to any stockholder with respect to any matter relating to the proposed merger. Broadview's opinion speaks only as of its date and Broadview is under no obligation to confirm its opinion as of a later date.

   Opinion of Corel's Financial Advisor. In connection with the merger, the Corel board of directors received an opinion dated February 6, 2000 of its financial advisor, CIBC World Markets Inc., as to the fairness, from a financial point of view, to the holders of Corel common shares of the 0.747 exchange ratio provided for in the merger.

   The full text of CIBC World Markets' opinion, dated February 6, 2000, is attached to this joint proxy statement/prospectus as ANNEX C. We encourage Corel shareholders to read this opinion carefully for a description of the assumptions made, matters considered and limitations on the review undertaken. CIBC World Markets' opinion is directed to the Corel board and does not constitute a recommendation to any shareholder with respect to any matters relating to the proposed merger. CIBC World Markets' opinion speaks only as of its date and CIBC World Markets is under no obligation to confirm its opinion as of a later date.

Material Federal Income Tax Consequences (Pages . and . )

   Inprise and Corel expect the merger to qualify as a tax-free reorganization for United States federal income tax purposes and that Inprise stockholders in the United States will generally not recognize any gain or loss in connection with the exchange of Inprise common stock for Corel common shares. One of the conditions to the consummation of the merger is that Inprise and Corel each receive a legal opinion that the merger will qualify as a tax-free reorganization under U.S. federal income tax laws, and, in the case of the opinion to be delivered to Inprise, that Inprise stockholders in the United States will generally not recognize any gain or loss in connection with such exchange, except with respect to cash received by an Inprise stockholder instead of a fractional interest in a Corel common share.

   A holder of Inprise common stock who, for the purposes of the Income Tax Act (Canada), is resident in Canada, deals at arm's length with Inprise and Corel, and holds Inprise common stock as capital property, generally will realize a capital gain (or capital loss) on the merger equal to the amount by which the fair market value of the Corel common shares received by the holder in the merger, plus the amount of any cash received by the holder instead of a fractional Corel common share, net of disposition costs, exceeds (or is less than) the adjusted cost base of the shares of Inprise common stock to the holder immediately before the merger.

   We urge you to consider carefully the more detailed discussion of the tax consequences of the merger contained on page . and to review these tax consequences with your tax advisor.

Accounting Treatment (Page . )

   Corel will account for the merger using the purchase method of accounting.

Regulatory Approvals (Page . )

   In order to complete the merger, Inprise and Corel were required to make filings with the United States Department of Justice and the United States Federal Trade Commission and wait for the expiration or early termination of the required waiting period. Inprise and Corel received notice on . , 2000 that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 had been terminated.

Stock Exchange Listing

   The completion of the merger is conditioned on Corel receiving approval for the listing on The Toronto Stock Exchange of the Corel common shares to be issued to the Inprise stockholders in the merger and under the Corel transition stock option plan. Corel has received conditional approval from the Toronto Stock Exchange for the issuance of the Corel common shares to Inprise stockholders in the merger and will apply for approval of the Corel transition stock option plan. In addition, Corel will apply for quotation on Nasdaq of the Corel common shares issuable in the merger and pursuant to the Corel transition stock option plan. Following the completion of the merger, Inprise will be a wholly owned subsidiary of Corel and, accordingly, Inprise common stock will not trade on any exchange.

Effect of the Merger on Management and Board Members (Page . )

   The board of directors of Corel following the merger will be comprised of four of the existing members of the Corel board, including Michael C.J. Cowpland, the chairman, president and chief executive officer of Corel, Dale Fuller, the interim president and chief executive officer of Inprise, and an additional person selected by Inprise and agreed to by Corel. In addition, Mr. Fuller will be appointed chairman of the board of directors of

Corel and Dr. Cowpland will continue as president and chief executive officer of Corel. Corel has agreed that it will recommend and support the election of Dale Fuller and the other Inprise designee to the Corel board at Corel's 2001 and 2002 annual meetings of shareholders. In addition, without the consent of Dale Fuller and the other Inprise designee, the Corel board will not have more than six members prior to the election of directors at Corel's 2003 annual meeting of shareholders. Corel's obligation to cause Mr. Fuller to be appointed as chairman of the Corel board continues until Corel's 2003 annual meeting of shareholders or for such longer time as may be agreed to by Mr. Fuller and the Corel board.

Conditions to the Merger (Pages . and . )

   The merger will not be completed unless customary conditions are satisfied or waived by Inprise and Corel. Examples of such conditions include Inprise stockholder and Corel shareholder approvals, regulatory approvals and the absence of governmental action to block the merger. The merger is also conditioned on the receipt of legal opinions by Inprise and Corel that the merger will qualify as a tax-free reorganization within the meaning of the United States federal income tax laws.

Termination of the Merger Agreement (Pages . and .)

   Either Corel or Inprise can decide, without the consent of the other, to terminate the merger agreement and not complete the merger if any of the following occurs:

  . we do not complete the merger by October 31, 2000. However, that date will be extended to November 30, 2000 if the reason for not closing by October 31, 2000 is that the regulatory conditions specified in the merger agreement have not been satisfied by that date,

  . Inprise stockholders or Corel shareholders do not give the required approvals,

  . the other party materially breaches the merger agreement and the breach is not curable, or, if curable, is not cured within 30 days following receipt by the non-terminating party of notice of the breach from the terminating party,

  .  a law or court order permanently prohibits the merger, or

  . the other party's board withdraws or changes, in a manner materially adverse to the terminating party, in the case of Inprise, its approval or recommendation of the merger agreement or the merger or, in the case of Corel, the approval or recommendation of the issuance of Corel common shares in the merger or the Corel transition stock option plan.

   In addition, either party can terminate the merger agreement if its board determines in good faith that termination is required to comply with its fiduciary duties by reason of a third party's acquisition proposal. However, the terminating party may not terminate for this reason unless the following conditions are met:

  . the acquisition proposal involves consideration that the terminating party's board, based on the advice of its financial advisor, determines is superior to the merger consideration,

  . the terminating party's board has concluded that the acquisition proposal is superior, is reasonably likely to be consummated and is not conditioned on the receipt of financing,

  . the terminating party gives the other at least three business days' written notice before announcing its termination of the merger agreement,

  . the terminating party provides the other with a reasonable opportunity to make an equivalent proposal to enable the parties to proceed with the merger, and

  .  the terminating party first pays the termination fee discussed below.

   Finally, Corel and Inprise can mutually agree to terminate the merger agreement.

Termination Fee (Page . )

   If the merger agreement is terminated, under certain circumstances, Inprise may have to pay to Corel, or Corel may have to pay to Inprise, a termination fee. An example of such circumstances would be if Inprise or Corel terminates the merger agreement because a third party has made an alternative proposal to acquire Inprise or Corel which contemplates a transaction that its board of directors determines is superior to the merger with the other party. The termination fee would be equal to $29.5 million if payable by Inprise to Corel and $44.5 million if payable by Corel to Inprise.

Stock Option Agreements (Page . )

   In connection with the merger, Inprise granted to Corel an option to purchase up to 12 million shares of its common stock, which is approximately 19.7% of Inprise's shares of common stock outstanding on February 6, 2000. Also, Corel granted to Inprise an option to purchase up to 13 million of its common shares, which is approximately 19.8% of Corel's common shares outstanding on February 6, 2000. Corel or Inprise may exercise its option under substantially the same circumstances that require the party granting the option to pay a termination fee under the merger agreement. The stock option agreements are attached hereto as ANNEX D and are incorporated by reference into this joint proxy statement/prospectus.

Interests of Inprise Officers and Directors in the Merger (Page . )

   In considering the Inprise board's recommendation that you vote to adopt the merger agreement, you should be aware that some of the Inprise officers and directors identified in this joint proxy statement/prospectus have interests in the merger that are different from, or in addition to, their rights as Inprise stockholders.

Comparison of Rights of Security Holders (Page . )

   When the merger is completed, Inprise stockholders will become holders of Corel common shares. Their rights will then be governed by the Canada Business Corporations Act and other Canadian federal and provincial laws, Corel's certificate and articles of amalgamation and Corel's by-laws. The material differences between the rights of Inprise stockholders and those of Corel shareholders are summarized beginning on page . .

Where You Can Find More Information (Page . )

   If you would like more information about Inprise or Corel, it can be found in documents filed by each company with the Securities and Exchange Commission. Instructions on how you can obtain copies of these documents are on page . .

                           COMPARATIVE PER SHARE DATA

   Set forth below are the net income and book value per common share data separately for Corel and Inprise on a historical basis, for Corel on a pro forma consolidated basis and on a pro forma consolidated basis per Inprise equivalent share. The exchange ratio for the business combination is 0.747 of a Corel common share for each share of Inprise common stock. The pro forma and comparative financial information for Corel is as of and for the fiscal year ended November 30, 1999. The comparative financial information for Inprise is as of and for the fiscal year ended December 31, 1999. With respect to Inprise financial information, the material differences between U.S. GAAP and Canadian GAAP have been adjusted in the preparation of the unaudited pro forma consolidated financial information of Corel to conform with Canadian GAAP.

   The Inprise equivalent share pro forma information shows the effect of the merger from the perspective of an owner of Inprise common stock. The information was computed by multiplying the Corel pro forma information by the exchange ratio of 0.747.

   You should read the information below together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the Securities and Exchange Commission and incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page . . The unaudited pro forma consolidated and equivalent data below are for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                          As at and
                                         for the year
                                            ended
                                         December 31,   As at and for the year
                                             1999      ended November 30, 1999
                                         ------------ --------------------------
                                                            Pro forma Pro forma
                                                              Corel    Inprise
                                           Inprise    Corel combined  equivalent
                                         ------------ ----- --------- ----------
                                                                (unaudited)
Net income (loss) per share:
Canadian GAAP:
  Basic.................................      n/a     $0.27  $ 0.02     $ 0.01
  Fully Diluted.........................      n/a     $0.26  $ 0.02     $ 0.01
US GAAP:
  Basic.................................    $0.40     $0.27  $(1.65)    $(1.23)
  Diluted...............................    $0.35     $0.27  $(1.65)    $(1.23)
Book value per common share:
Canadian GAAP...........................      n/a     $0.98  $ 4.93     $ 3.68
US GAAP.................................    $3.55     $0.98  $ 9.73     $ 7.26

                              INPRISE CORPORATION

                   SELECTED HISTORICAL FINANCIAL INFORMATION

   The following selected historical financial data for the fiscal years ended December 31, 1999 and 1998, the nine months ended December 31, 1997, and the fiscal years ended March 31, 1997 and 1996 have been derived from Inprise's audited financial statements. The results below include a summary of the one-time items included for the years then ended. You should not expect the results for the prior periods to be an indication of the results to be achieved for future periods. This information is only a summary and you should read it together with Inprise's historical financial statements and related notes contained in the Form 10-K and other information that Inprise has filed with the Securities and Exchange Commission and incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page . .

                             Year ended           Nine months
                            December 31,             ended     Year ended March 31,
                          --------------------    December 31, -----------------------
                            1999        1998       1997(b)(c)   1997(c)     1996(c)(d)
                          --------    --------    ------------ ---------    ----------
                                   (in thousands, except share data)
Consolidated Statements
 of Operations Data:
Net revenues............  $174,806(a) $189,112      $145,936   $ 170,977     $251,821
Restructuring and other
 one-time charges.......  $ 49,960(e) $ 15,848      $    --    $  48,408(f)  $    679
One-time income items...  $108,002(g) $ 18,107(h)   $    --    $     --      $    --
Net income (loss).......  $ 22,684    $  8,346      $ (3,894)  $(128,228)    $ 10,311
Net income (loss) per
 share--basic...........  $   0.40    $   0.16      $  (0.09)  $   (2.87)    $   0.26
Net income (loss) per
 share--diluted.........  $   0.35    $   0.14      $  (0.09)  $   (2.87)    $   0.22
Shares used in computing
 basic earnings
 per share..............    54,810      50,118        49,640      44,703       38,935
Shares used in computing
 diluted earnings
 per share..............    63,408      57,384        49,640      44,703       46,577

                                   December 31,                     March 31,
                          ------------------------------------ -----------------------
                            1999        1998       1997(b)(c)   1997(c)     1996(c)(d)
                          --------    --------    ------------ ---------    ----------
                                            (in thousands)
Selected Consolidated
 Balance Sheet Data:
Cash and short term
 investments............  $197,693    $ 84,362      $102,551   $  74,039     $110,269
Total assets............  $313,016    $253,788      $255,824   $ 225,745     $297,343
Total long term
 obligations............  $ 19,462    $ 19,138      $ 22,025   $  22,508     $ 14,583
Mandatorily redeemable
 convertible preferred
 stock..................       --     $ 36,873      $ 27,358         --           --

--------
(a) Excludes one-time payment of license revenue from Microsoft of $100 million.
(b) In July 1997, Inprise changed its fiscal year-end from March 31 to December 31.
(c) Results for the nine months ended December 31, 1997 and the years ended March 31, 1997 and 1996 and balances as of those dates are restated to reflect the acquisition of Visigenic Software, Inc. which was accounted for as a pooling of interests.
(d) Results for the year ended March 31, 1996 and balances as of that date have been restated to reflect the acquisition of Open Environment Corporation which was accounted for as a pooling of interests.
(e) Restructuring and other one-time charges for the year ended December 31, 1999 include a write-down on sale of real estate of $29.7 million, restructuring and merger related expenses of $12.1 million and other non-recurring charges of $8.2 million.
(f) Restructuring and other one-time charges for the year ended March 31, 1997 include restructuring charges of $18.9 million, a charge for in process product development of $12.4 million, and other non-recurring charges of $17.1 million.
(g) One-time income items for the year ended December 31, 1999 consist primarily of income from a patent cross license agreement with Microsoft of $100 million.
(h) One-time income items for the year ended December 31, 1998 consist primarily of a gain on sale of long term investments of $17.0 million.

                               COREL CORPORATION

                   SELECTED HISTORICAL FINANCIAL INFORMATION

   The following selected historical financial data for each of the fiscal years ended November 30, 1995 through 1999 have been derived from Corel's audited consolidated financial statements. You should not expect the results for the prior periods to be an indication of the results to be achieved for future periods. This information is only a summary and you should read it together with Corel's historical financial statements and related notes contained in the annual reports and other information that Corel has filed with the Securities and Exchange Commission and incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page . .

   The selected financial information is prepared on the basis of Canadian generally accepted accounting principles, which are different in some respects from U.S. generally accepted accounting principles. For a description of significant differences between Canadian generally accepted accounting principles and U.S. generally accepted accounting principles, see Corel's Form 10-K for the year ended November 30, 1999 which is incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page . .

                                     Year ended November 30,
                          ------------------------------------------------
                            1999     1998      1997       1996      1995
                          -------- --------  ---------  --------  --------
                                  (in thousands, except per share data)
Canadian GAAP
Sales...................  $243,051 $246,827  $ 260,581  $334,245  $196,379
Income (loss) from
 continuing operations..    16,716  (30,448)  (231,678)   (2,750)   14,484
Income (loss) from
 continuing operations
 per share (fully
 diluted)...............      0.26    (0.51)     (3.84)    (0.05)     0.26
Cash and short-term
 investments............    18,021   24,506     30,629     6,924    81,816
Working capital.........    19,781     (108)    20,356   120,945   149,353
Total assets............   151,701  140,159    163,743   398,478   221,346
Novell obligations......    18,579   27,885     37,544    49,330       --
Shareholders' equity....    64,366   28,583     59,809   290,260   195,858

US GAAP
Income (loss) from
 continuing operations..  $ 16,716 $(30,448) $(231,678) $ (2,750) $ 14,484
Net income (loss) from
 continuing operations
 per share (fully
 diluted)...............      0.27    (0.51)     (3.84)    (0.05)     0.29

Recent Developments

   On March 20, 2000, Corel announced the results for its first quarter ended February 29, 2000. Revenues for the first quarter of fiscal year 2000 were $44.1 million. Net loss for the quarter was $12.4 million or $0.19 per share fully diluted, including a gain on investment of $0.10 per share from the partial sale of its equity interest in GraphOn, Inc. Corel also reported that, based on the prospects for revenue and the cost structure in place at Corel, Corel expects that the results for the next two quarters will mirror those experienced in the first quarter. Corel also stated that it continues to examine its cost structure and is focusing more resources on emerging product markets such as Linux.

                         COMPARATIVE MARKET PRICE DATA

Corel

   The Corel common shares are listed and traded on Nasdaq and The Toronto Stock Exchange. The following table sets forth the high and low sales prices per Corel common share as reported on The Toronto Stock Exchange and Nasdaq for the quarterly fiscal periods presented below:

                                                     The Toronto
                                                        Stock
                                                      Exchange       Nasdaq
                                                    ------------- -------------
                                                     High   Low    High   Low
                                                    ------ ------ ------ ------
                                                    (Cdn)  (Cdn)
1998
  First quarter ended February 28, 1998............ $ 4.01 $ 2.17 $ 2.94 $ 1.41
  Second quarter ended May 31, 1998................ $ 4.24 $ 2.75 $ 3.13 $ 1.94
  Third quarter ended August 31, 1998.............. $ 3.30 $ 1.78 $ 2.52 $ 1.16
  Fourth quarter ended November 30, 1998........... $ 4.15 $ 1.75 $ 3.00 $ 1.06
1999
  First quarter ended February 28, 1999............ $ 7.55 $ 3.76 $ 5.13 $ 2.50
  Second quarter ended May 31, 1999................ $ 7.00 $ 3.32 $ 4.63 $ 2.19
  Third quarter ended August 31, 1999.............. $ 9.65 $ 4.15 $ 6.38 $ 2.81
  Fourth quarter ended November 30, 1999........... $30.40 $ 7.00 $20.88 $ 4.69
2000
  First quarter ended February 29, 2000............ $57.95 $19.70 $39.25 $13.18
  Second quarter through  . , 2000................. $   .  $   .  $   .  $   .


   On February 4, 2000, the last full trading day before the announcement of the execution of the merger agreement, the last reported sales price per Corel common share was $20.00 on Nasdaq and Cdn$29.20 on The Toronto Stock Exchange. On . , 2000, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sales price per Corel common share was $ . on Nasdaq and Cdn$ . on The Toronto Stock Exchange. We urge you to obtain current market quotations before making any decisions with respect to the merger. As of . , 2000, there were approximately . holders of record of Corel common shares.

Inprise

   Inprise common stock is listed and traded on Nasdaq. The following table sets forth the high and low sales prices per share of Inprise common stock as reported on Nasdaq for the calendar quarters presented below:

                                                                 High     Low
                                                               -------- -------

1998
  First quarter ended March 31, 1998.......................... $  10.00 $6.5625
  Second quarter ended June 30, 1998.......................... $ 11.875 $6.8125
  Third quarter ended September 30, 1998...................... $  8.625 $4.9375
  Fourth quarter ended December 31, 1998...................... $  6.875 $4.8125
1999
  First quarter ended March 31, 1999.......................... $ 6.4688 $3.3125
  Second quarter ended June 30, 1999.......................... $   6.00 $2.6875
  Third quarter ended September 30, 1999...................... $ 5.5625 $3.4375
  Fourth quarter ended December 31, 1999...................... $  20.00 $3.4375
2000
  First quarter ended March 31, 2000.......................... $16.9375 $6.0938
  Second quarter through   .  , 2000.......................... $     .  $    .

   On February 4, 2000, the last full trading day before the announcement of the execution of the merger agreement, the last reported sales price of Inprise common stock was $12.9375 on Nasdaq. On . , 2000, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sales price per share of Inprise common stock was $ . on Nasdaq. We urge you to obtain current market quotations before making any decisions with respect to the merger. As of . , 2000, there were approximately . holders of record of Inprise common stock.

                                  RISK FACTORS

   In addition to the other information included in this joint proxy statement/prospectus, you should carefully read and consider the following factors in evaluating the proposals to be voted on at your company's shareholders' meeting.

Risk Factors Regarding the Merger

   The companies' stock prices could change after you approve the merger, but the number of shares received by Inprise stockholders will not change. The number of Corel common shares issuable in exchange for one share of Inprise common stock is a fixed ratio of 0.747 of a Corel common share for each share of Inprise common stock. This ratio was determined on February 6, 2000 and will not vary with increases or decreases in the price of either Corel common shares or Inprise common stock. The price of Corel common shares and Inprise common stock may vary for any of the following reasons, among others:

  . changes in the business, results of operations, financial condition or prospects of Corel or Inprise,

  .  market assessments of the likelihood that the merger will occur,

  .  the timing of the merger,

  .  the prospects of the merger and post-merger operations,

  .  regulatory considerations,

  .  general stock market conditions,

  . general conditions or trends in the software and information technology industry,

  .  announcements of technological innovations,

  . new products or services offered by Inprise, Corel or any of their competitors,

  .  changes in financial estimates by securities analysts,

  . the announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments by either Inprise or Corel,

  .  additions or departures of key personnel, and

  .  other events that may be beyond the control of either Inprise or Corel.

   In addition, Nasdaq, where most publicly-held software companies are traded, has recently experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The trading prices of many of these companies' stocks are, or recently have been, at or near historic highs and these trading prices and multiples are substantially above historical levels. These trading prices and multiples may not be sustainable. These broad market and industry factors may materially adversely affect the market price of the common stock of either Inprise or Corel, regardless of the company's actual operating performance. In the past, following periods of volatility in the market price of an individual company's securities, securities class action litigation often has been instituted against that company. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources.

   Integrating operations in a merger of equals transaction may be difficult. Corel and Inprise believe that a merger of equals transaction may present certain difficulties in integrating the operations of the two companies which are not present in other types of mergers, because neither company is intended to be dominant. In the case of the merger of Inprise and Corel, the board of directors and senior executives of the merged company will be drawn from both companies. The parties intend to integrate their research and development programs. The parties also intend to coordinate their product offerings and management information systems.

Management may be temporarily distracted from the company's day-to-day business until integration is completed. There is a risk that integration will not occur smoothly or successfully, and could result in some customer dissatisfaction. The inability of management to successfully integrate the operations of the two companies could harm the business, results of operations, financial condition and prospects of Corel after the merger, including, product development cycles and marketing efforts. As is common in the technology industry, competitors may attempt to recruit key employees and solicit customers of the companies during the merger and integration process. A loss of key employees or customers could also harm the business, results of operations, financial condition and prospects of Corel after the merger. Even if achieved in an efficient, effective and timely manner, the combination of the two companies' businesses may not achieve results of operations and financial condition superior to what each company could have achieved independently.

   The merger may stimulate competition and the companies may not be able to compete successfully. The merger may cause Inprise's and Corel's competitors to enter business combinations, accelerate product development or aggressively reduce prices. These and other competitive practices could create more powerful or aggressive competitors. There is a risk that Corel will not be able to compete successfully as future markets evolve. Increased competitive pressure could lead to lower sales and prices of Corel's products, and this could harm Corel's business, results of operations, financial condition and prospects.

   Ownership will be diluted and voting power will decline. After the merger, the voting power of the existing Corel shareholders and the Inprise stockholders will substantially decline. Corel shareholders will own approximately 56% of the combined company and Inprise stockholders will own approximately 44% of the combined company.

   Availability of additional shares of Corel common shares after the merger could depress the price of Corel common shares. After the merger, a substantial amount of additional Corel common shares will be available for trading in the public market. The additional shares in the market may cause the price of Corel common shares to decline. In addition, if Corel's shareholders sell substantial numbers of Corel common shares in the public market following consummation of the merger, including shares issued on the exercise of outstanding options and warrants, the market price of Corel common shares could fall. These sales might also make it more difficult for Corel to sell equity or equity related securities at a time and price that Corel would deem appropriate. Immediately after the merger, there will be approximately . million Corel common shares outstanding. All of the shares issued to Inprise stockholders in the merger will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless such shares are held by any Corel "affiliate" or any "affiliate" of Inprise prior to the merger, as that term is defined under the Securities Act of 1933. The term "affiliate" would generally include directors and executive officers of Inprise.

   The companies may incur substantial expenses and payments if the merger fails to occur. The merger may not occur. If the merger does not occur, the companies will each have incurred substantial expenses in connection with the transactions described in this document. In addition, under certain circumstances, if either party receives an alternative transaction proposal from a third party and the merger agreement is afterwards terminated, the party receiving the alternative proposal may be required to pay a termination fee of $44.5 million if payable by Corel or $29.5 million if payable by Inprise.

   Customers may defer purchasing decisions pending evaluation of Corel's future product strategy. Distributors, resellers and potential end users of Corel's and Inprise's products may not continue their current buying patterns in light of the announced merger. Customers may defer purchasing decisions as they evaluate Corel's future product strategy and consider the product offerings of competitors. If substantial numbers of customers defer purchases, these deferrals could harm the business, results of operations, financial condition and prospects of Corel or Inprise.

   There may be future charges against earnings. Generally accepted accounting principles in Canada require Corel to use the purchase method of accounting to account for the merger. The total purchase price will be allocated to the assets acquired and liabilities assumed based on their fair value. If the purchase price exceeds the fair value of the net tangible assets, Corel will allocate the excess purchase price, based on independent expert valuation, to intangible assets which will include purchased in-process research and development and acquired technology, with the remainder to goodwill. While the amortization or write-off of these intangibles will have no effect on Corel's cash flow, such amortization or write-off will reduce Corel's reported earnings.

   It may be difficult to effect service of process or enforce judgments against Corel's officers and directors and some experts due to their foreign location. Corel is a corporation organized under the laws of Canada with its principal place of business in Ottawa, Ontario. All of the current directors and officers of Corel and some experts named in this document are currently residents of Canada and their assets and most of Corel's assets are located outside the United States. Consequently, it may be difficult for United States investors to effect service of process in a legal action within the United States against directors, officers or experts, or to collect on a judgment of a United States court predicated on civil liability under U.S. federal securities laws. Investors should not assume that courts in Canada would enforce judgments of U.S. courts based on U.S. securities laws. In the merger agreement, Corel has agreed that it can be sued in the courts of New York or Delaware in connection with the merger agreement and has appointed CT Corporation as its agent for service of process in New York and Delaware with respect to actions arising in connection with the merger agreement.

Risk Factors Regarding Inprise and Corel

   The companies experience quarterly fluctuations in operations. Corel and Inprise have experienced, and expect to continue to experience, significant fluctuations in their quarterly operating results due to the following factors:

  .  market acceptance of new and enhanced products,

  .  timing and shipment of significant orders,

  .  mix of products sold,

  .  exchange rate fluctuations,

  .  length of sales cycles, and

  .  cycles in the markets Corel and Inprise serve.

   In addition, Corel's and Inprise's net sales and operating results for a future quarter will depend on generating and shipping orders in the same quarter that the order is received. The failure to receive anticipated orders or delays in shipments near the end of a quarter, due to rescheduling, cancellations or unexpected manufacturing difficulties, may cause net sales in a particular quarter to fall significantly below expectations. This could hurt Corel's or Inprise's operating results for such quarter.

   Corel's revenues and results of operations following the merger will be dependent upon Corel's proprietary technology and Corel may not be successful in protecting its proprietary rights or avoiding claims that it infringes upon the proprietary rights of others. Inprise and Corel principally rely upon patent, copyright, trademark, trade secret and contract laws to protect their proprietary technology. Neither Inprise nor Corel can be certain that it has taken adequate steps to prevent misappropriation of its technology or that its competitors will not independently develop technologies that are substantially equivalent or superior to its technology.

   Although neither Inprise nor Corel believes that the software or the trademarks it uses or any of the other elements of its business infringe on the proprietary rights of any third parties, third parties may assert claims against it for infringement of their proprietary rights and these claims may be successful.

   Corel could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights, which could materially adversely affect its business, financial condition or results of operations. These types of claims are common in the software industry. Parties making these claims could secure a judgment awarding substantial damages as well as injunctive or other equitable relief that could effectively block the ability of Corel to license its products in the United States, Canada or elsewhere. Such a judgment could have a material adverse effect on Corel's business, financial condition and results of operations. If a third party asserts a claim relating to proprietary technology or information against Corel, Corel may seek licenses to the intellectual property from the third party. However, Corel cannot be certain that third parties will extend licenses to it on commercially reasonable terms, or at all. If Corel fails to obtain the necessary licenses or other rights, it could materially adversely affect its business, financial condition and results of operations.

   Introduction of new and enhanced products must be timely or the companies may not be able to compete successfully. The markets for Inprise's products and Corel's products experience, and the markets for Corel's products after the merger will experience, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles. These market characteristics could render Corel's technology obsolete. Corel may have to manage the transition from older products in order to minimize disruption in customer ordering patterns, avoid excess inventory and ensure adequate supplies of new products. Corel may not successfully develop, introduce or manage the transition of new products. Failed market acceptance of new products or problems associated with new product transitions could harm Corel's business, results of operations, financial condition and prospects.

   The ability of Corel shareholders to effect changes in control of Corel will be limited. There are provisions in Corel's certificate and articles of amalgamation, by-laws, and the Investment Canada Act that could delay or impede the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving Corel. This could discourage a third party from attempting to acquire control of Corel, even if these events would be beneficial to the interests of the shareholders. In particular, Corel has a shareholder rights plan which enables the board of directors to delay a change in control of Corel. In addition, Corel's certificate and articles of amalgamation authorizes its board to provide for the issuance of shares of preferred stock of Corel, in one or more series, which the board of directors could issue without further shareholder approval and with terms and conditions and rights, privileges and preferences determined by the board of directors. There are no current plans to issue any shares of preferred stock. Also, since it is a Canadian company, certain investments in Corel are subject to the provisions of the Investment Canada Act. The Investment Canada Act is administered by Investment Canada, a Canadian governmental agency. In general, this statute provides a system for the notification to the agency of certain acquisitions of Canadian businesses by non-Canadian investors, and for the review by the Investment Canada agency of certain acquisitions that meet thresholds specified in the act. To the extent that a non-Canadian person or company attempted to acquire 33% or more of Corel's common shares, the threshold for a presumption of control, the transaction would be reviewable by the Investment Canada agency. These factors could have the effect of delaying, deferring, or preventing a change of control of Corel.

                   A CAUTION ABOUT FORWARD-LOOKING STATEMENTS

   The matters discussed throughout this joint proxy statement/prospectus that are not historical facts are forward-looking and accordingly, involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

   These forward-looking statements may relate to, but are not limited to, future capital expenditures, acquisitions, future revenues, earnings, margins, costs, demand for our products, market trends in the software industry, inflation and various economic and business trends. You can identify forward-looking statements by the use of words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan" and similar expressions. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, and markets for stock of Inprise or shares of Corel.

   Examples of factors that you should consider with respect to any forward-looking statements made throughout this joint proxy statement/prospectus include, but are not limited to, the following:

  . general industry trends and the effects of vigorous competition in the computer software industry,

  .  changes in the economies of geographic areas served by the companies,

  .  catastrophic natural disasters,

  .  unanticipated changes in operating expenses and capital expenditures,

  .  customer business conditions,

  . financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission and similar agencies with regulatory oversight,

  . employee workforce factors, including loss or retirement of key executives,

  . technological developments resulting in competitive disadvantages and creating the potential for impairment of existing assets,

  . unexpected costs or difficulties related to the integration of the businesses of Inprise and Corel,

  . regulatory delays or conditions imposed by regulatory bodies in approving the merger,

  . general economic factors including inflation and capital market conditions,

  . other risks and uncertainties described in Inprise's and Corel's public announcements and public filings,

  . changes in tax requirements, including tax rate changes, new tax laws and revised interpretation of tax laws, and

  .  adverse changes in the securities markets.

   These factors are difficult to predict. They also involve uncertainties that may materially affect actual results, and may be beyond the control of Inprise or Corel. New factors may emerge from time to time and it is not possible for us to predict new factors, nor can we assess the potential effect of any new factors on Inprise or Corel.

   These forward-looking statements are found at various places throughout this joint proxy statement/prospectus. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. Neither Inprise nor Corel undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of events that we do not currently anticipate.

                          THE INPRISE SPECIAL MEETING

Date and Purpose of the Special Meeting

   The special meeting of Inprise stockholders is scheduled to be held on . , 2000, at . , Pacific time, at . . It may be adjourned or postponed to another date and/or place for proper purposes. The purpose of the meeting is to consider and vote upon a proposal to adopt the merger agreement with Corel.

Record Date for the Special Meeting and Who Is Entitled to Vote at the Special Meeting

   The Inprise board has fixed the close of business on . , 2000, as the record date for the determination of the Inprise stockholders entitled to receive notice of and to vote at the Inprise special meeting. A complete list of stockholders entitled to vote at the meeting will be open to examination by the stockholders, during regular business hours, for a period of ten days before the meeting, at the principal executive offices of Inprise at 100 Enterprise Way, Scotts Valley, California 95066-3249. As of the record date, . shares of Inprise common stock were outstanding and entitled to vote on the adoption of the merger agreement.

Quorum

   A majority of the holders of Inprise common stock outstanding and entitled to vote, represented in person or by proxy, constitutes a quorum for consideration of each matter at the Inprise special meeting. If a quorum is not present at the Inprise special meeting, management will adjourn it in order to solicit additional proxies.

Required Vote

   The affirmative vote of the holders of a majority of the outstanding shares of Inprise common stock entitled to vote at the Inprise special meeting will be sufficient to adopt the merger agreement.

   As of the record date, Inprise directors and executive officers owned, in the aggregate, approximately . shares of the Inprise common stock, or approximately . % of the shares entitled to vote at the Inprise special meeting. It is currently expected that each director or executive officer will vote the shares of Inprise common stock owned by him or her for adoption of the merger agreement.

Voting Rights

   Each Inprise stockholder is entitled to one vote for each share of Inprise common stock held on the record date. Shares of Inprise series C preferred stock do not have any voting rights.

Voting by Proxy and How to Revoke Your Proxy

   You may vote shares either in person or by duly authorized proxy. In addition, you may vote your shares by telephone or through the Internet by following the instructions provided in the enclosed proxy. You may use the proxy accompanying this joint proxy statement/prospectus if you are unable to attend the Inprise special meeting in person or if you wish to have your shares voted by proxy even if you do attend the Inprise special meeting. You may revoke any proxy given by you in response to this solicitation at any time before the proxy is voted at the Inprise special meeting by delivering a written notice of revocation, by delivery to Inprise of a subsequently dated, properly executed proxy or by attending the Inprise special meeting and electing to vote in person. Your attendance at the Inprise special meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Inprise Corporation, at 100 Enterprise Way, Scotts Valley, California 95060, Attention: Corporate Secretary.

   All shares represented by effective proxies on the accompanying form of Inprise proxy received by Inprise at or before the Inprise special meeting, and not revoked before they are exercised, will be voted at the Inprise special meeting in accordance with their terms. If no instructions are given, the Inprise proxies will be voted "FOR" the adoption of the merger agreement and at the discretion of the persons acting under the proxies on any other matters that properly come before the Inprise special meeting. The Inprise board is not aware of any other matters to be presented at the Inprise special meeting other than matters incidental to the conduct of the Inprise special meeting. If the special meeting is adjourned to solicit additional proxies for the adoption of the merger agreement, no proxy voted against the adoption of the merger agreement will be voted in favour of the adjournment.

Abstentions, Failures to Vote and Broker Non-Votes

   Abstentions may be specified with respect to the proposal being considered at the Inprise special meeting. A properly executed proxy marked "ABSTAIN" will be counted as present for purposes of determining whether there is a quorum. Because the affirmative votes of a majority of the outstanding shares of the Inprise common stock are required for adoption of the merger agreement, a proxy marked "ABSTAIN" with respect to the merger agreement will have the effect of a vote "AGAINST" the merger agreement. In addition, the failure of an Inprise stockholder to return a proxy or vote in person at the Inprise special meeting or by other permitted means will have the effect of a vote "AGAINST" the adoption of the merger agreement. Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters such as the adoption of the merger agreement. Thus, absent specific instructions from the beneficial owner of shares of Inprise common stock, brokers are not permitted to vote these shares with respect to the adoption of the merger agreement. Since the affirmative vote described above is required for adoption of the merger agreement, a broker non-vote will have the effect of a vote "AGAINST" adoption of the merger agreement.

   Because adoption of the merger agreement requires the affirmative vote of a majority of the votes entitled to be cast by the holders of Inprise common stock at the Inprise special meeting, abstentions and broker non-votes will have the same effect as negative votes. The failure to vote your shares will also have the same effect as a negative vote. Accordingly, the Inprise board urges you to sign and date the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

Solicitation of Proxies

   Inprise will bear the entire cost of the solicitation of proxies for the Inprise special meeting, half of the cost of the printing and mailing of this joint proxy statement/prospectus and half the cost of filing the registration statement of which this joint proxy statement/prospectus forms a part. In addition to the solicitation of proxies by mail, officers, directors, employees and agents of Inprise may solicit proxies by correspondence, telephone, telegraph, telecopy, Internet or other electronic means, or in person, but without extra compensation. Inprise has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist it in the solicitation of proxies for the Inprise special meeting at a cost of approximately $ . , plus reimbursement of reasonable out-of-pocket expenses. Inprise will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of Inprise common stock and secure their voting instructions and will reimburse their reasonable charges and expenses incurred in forwarding those materials.

                           THE COREL SPECIAL MEETING

Matters to Be Addressed at the Corel Special Meeting

   Corel shareholders at the Corel special meeting will be asked to approve the issuance of Corel common shares to be issued in the merger in exchange for shares of Inprise common stock. Based on the . fully diluted shares of Inprise common stock outstanding as of the Inprise record date, . , 2000, and the exchange ratio of 0.747 of a Corel common share for each share of Inprise common stock, approximately . Corel common shares will be issued to Inprise stockholders on a fully diluted basis under the merger agreement. These shares will represent approximately 44% of Corel's common shares on a fully diluted basis immediately after the merger. You will also be asked to approve the Corel Corporation transition stock option plan to enable Corel to meet its obligations under the merger agreement to assume all options to purchase shares of Inprise outstanding at the effective time of the merger. Approximately . Corel common shares will be issuable pursuant to the new plan upon the exercise of new Corel options substituted for assumed Inprise stock options. Finally, you will be asked to approve an increase of . Corel common shares reserved for issuance under the Corel stock option plan 2000 to allow Corel to include employees of Inprise in the grant of options in the future.

   The Corel transition stock option plan will be administered by the compensation committee of the board of directors of Corel. Under the transition plan, the committee will grant options to purchase Corel's common shares in substitution for options to purchase Inprise common stock outstanding under existing Inprise stock option plans. The number of Corel common shares under each new option will be equal to the number of shares of Inprise common stock under each Inprise option multiplied by 0.747, and the exercise price will be the exercise price under each such Inprise option divided by 0.747. All options granted under the transition plan are non-transferable and the exercise price thereof must be paid at the time of exercise. Options are exercisable for the periods previously determined under the existing Inprise stock option plans.

   The 2000 plan is administered by the compensation committee of the Corel board. Under the 2000 plan, the committee may grant options to purchase Corel common shares to all eligible participants, including directors and persons appointed as officers of Corel by the board of directors. The factors which the committee considers when granting options include outstanding performance and/or contribution to Corel. The exercise price for such options may not be less than the closing price of the Corel common shares on The Toronto Stock Exchange on the trading day immediately preceding the date of the grant. All options granted under the 2000 plan are non-transferable and the exercise price thereof must be paid at the time of exercise. Options are exercisable for a period of four years from the date of grant unless otherwise determined by the committee. Options held by a participant who ceases to hold a board or officer position or whose employment is terminated for any reason, including death, are exercisable for 30 days following termination, unless otherwise determined by Corel's chief executive officer. The number of Corel common shares available for issuance under the 2000 plan is determined by shareholder resolution and is currently fixed at 4,000,000. The number of stock options is restricted for certain participants to 10% of the issued and outstanding capital of Corel from time to time. Corel may lend to participants a portion of the purchase price of the Corel common shares issued pursuant to an option on such terms, including with respect to interest, as the committee may determine in its discretion. The shareholders of Corel will be asked to approve an amendment to the 2000 plan to increase the number of shares available for issuance from 4,000,000 to . .

   The shareholders of Corel will consider the issuance of Corel common shares in the merger, the Corel transition stock option plan and the amendment to the Corel stock option plan 2000 and if thought fit, pass the resolutions included in Annex E to this document. Each of these resolutions must be approved by a majority of the votes cast by the Corel shareholders who vote on the resolution at the special meeting.

Other Matters

   Other than the approval of the preceding matters, Corel is not presently aware of any other business to be brought before the Corel special meeting. If any matters properly come before the special meeting which are not directly referred to in this document or the enclosed proxy, including incidental matters, the management proxyholders will vote the shares represented by the proxies based on the recommendations of the management of Corel.

   The Corel board of directors has unanimously approved the merger and the merger agreement. The board of directors recommends that shareholders vote "FOR" the approval of the issuance of Corel common shares in the merger, "FOR" the Corel transition stock option plan and "FOR" the increase in the number of Corel common shares under the 2000 plan.

Record Date

   The Corel board of directors has fixed the close of business on . , 2000 as the record date for determining those Corel shareholders entitled to receive notice of the Corel special meeting. If a Corel shareholder does not receive a notice, however, the shareholder is not deprived of a vote at the special meeting. A person who has acquired Corel common shares after the Corel record date is entitled to vote those shares at the Corel special meeting by:

  . producing properly endorsed share certificates or otherwise establishing share ownership, and

  . prior to the special meeting, demanding in writing to be included on the list of Corel shareholders entitled to vote at the special meeting.

Voting Securities; Voting Rights

   Corel is authorized to issue an unlimited number of common shares of which . were issued and outstanding on the record date and are entitled to vote at the special meeting. Corel shareholders are entitled to one vote for each common share registered in their name.

Quorum

   A quorum is required to conduct business at the Corel special meeting. A quorum for the Corel special meeting is five persons present in person, each being a shareholder or a duly appointed proxyholder for a shareholder and together holding or representing by proxy not less than 10% of the outstanding shares of Corel common shares entitled to vote at the meeting.

Votes Required

   Each of the issuance of the Corel common shares in the merger, the Corel transition stock option plan and the amendment to the 2000 plan must be approved by the holders of a majority of the outstanding Corel common shares voting at the special meeting. The stock issuance and the Corel transition stock option plan are each conditioned on the completion of the merger. The merger will not proceed unless both the proposal to approve the issuance of the Corel common shares in the merger and the proposal to approve the Corel transition stock option plan are approved. The merger is not conditioned on approval by Corel shareholders of the amendment to the 2000 plan. As of the Corel record date, the directors and executive officers of Corel and their affiliates beneficially owned, in the aggregate, approximately . of Corel common shares or approximately . % of Corel's outstanding common shares. Corel expects that they will vote in favor of all of the Corel proposals.

Solicitation of Proxies

   Corel is providing this document in connection with a special meeting of Corel shareholders. Corel will hold the special meeting at the time and place and for the purposes described in the accompanying notice and at any adjournments or postponements. Corel expects to solicit proxies primarily by mail. In addition, certain officers, directors, employees and agents of Corel may also solicit proxies by correspondence, telephone, telegraph, telecopy, Internet, or other electronic means, or in person, without extra compensation. Corel will bear the entire cost of the solicitation of proxies for the Corel special meeting and half the cost of the printing and mailing of this joint proxy statement/prospectus as well as half the cost of filing the registration statement of which this joint proxy statement/prospectus forms a part. Corel has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist it in the solicitation of proxies for the Corel special meeting at a cost of approximately $ . , plus reimbursement of reasonable out-of-pocket expenses. Corel will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of Corel common shares and secure their voting instructions and will reimburse their reasonable charges and expenses incurred in forwarding those materials.

Appointment and Revocation of Proxies

   The individuals named as proxyholders in Corel's form of proxy are directors or executive officers of Corel. A Corel shareholder may appoint a proxyholder who is not listed on the form of proxy by striking out the names in the Corel proxy, inserting a person's name in the blank space provided, and returning the proxy or by completing a substitute form of proxy and returning it, in either case, to Corel.

   A proxy will only be valid if it is complete and received by Corel's transfer agent 48 hours or more before the day of the special meeting. Saturdays, Sundays and holidays are not included in the calculation of time. Corel's transfer agent is Montreal Trust Company of Canada, 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2NI.

   A Corel shareholder who has given a proxy has the right to revoke it at any time before it is voted at the special meeting. In addition to attending the meeting and voting in person, a Corel shareholder may revoke a proxy by doing all of the following:

  .  preparing a written request to revoke a proxy,

  . signing the request or having an attorney sign the request. If an attorney signs the request, the attorney must have written authority to do so. If the shareholder is a corporation, an authorized officer or attorney must sign the request, and

  . sending the request to Corel's transfer agent, Montreal Trust Company of Canada, at 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2NI, or to Corel at 1600 Carling Avenue, Ottawa, Ontario K1Z 8R7, Attention:
     Corporate Secretary. In each case the request must be received before 4:30 p.m. Ottawa time on the business day before the day of the Corel special meeting or giving the request to the chairman of the special meeting before the meeting begins.

Voting of Proxies and Discretionary Authority

   You may direct management how to vote your shares on each proposal. If you give no specific voting instructions, management of Corel will vote your shares "FOR" each matter.

   The person holding your proxy will have the right to exercise discretionary authority to vote on any amendments to or variations in any matters identified in the notice, and other matters which may properly come before the Corel special meeting. Management will use their best judgment on such matters. The management of Corel knows of no amendment, variation or other matter which may be presented to the Corel special meeting.

   A person appointed as a proxyholder by a shareholder will be entitled to vote the shares represented by the proxy if the form of proxy is properly completed and delivered and has not been revoked.

Abstentions, Failures to Vote and Broker Non-Votes

   Abstentions may not be specified with respect to the proposals being considered at the Corel special meeting. The failure of a Corel shareholder to return a proxy or vote in person at the Corel special meeting or by other permitted means will not have the effect of a vote "AGAINST" the adoption of the Corel proposals. Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters such as the adoption of the Corel proposals. Broker non-votes will not have the effect of a vote "AGAINST" the adoption of the Corel proposals.

                                   THE MERGER

   The following information relating to the merger is not intended to be a complete description of all the information relating to the merger but is intended to include the material terms of the merger. More detailed information is contained elsewhere in this joint proxy statement/prospectus, including the annexes. A copy of the merger agreement is set forth in ANNEX A and is incorporated by reference into this joint proxy statement/prospectus. You are urged to read the merger agreement carefully for a complete description of the terms of the merger.

General

   The merger agreement provides that, as a part of the merger, a wholly owned subsidiary of Corel will merge into Inprise. The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware or at the specific times set forth in the certificates of merger.

   Immediately following completion of the merger:

  . Corel's merger subsidiary will have been merged into Inprise and will no longer exist as a separate entity,

  .  Inprise will be a wholly owned subsidiary of Corel,

  . former holders of Inprise common stock will be entitled to receive 0.747 of a Corel common share in exchange for each share of Inprise common stock,

  . former holders of Inprise's series C preferred stock will be entitled to receive 8,032.2576 Corel common shares in exchange for each share of such preferred stock,

  . the number of Corel common shares held by Corel shareholders before the merger will not be affected by the merger,

  . Corel will assume all options and warrants to purchase Inprise common stock and those warrants and options will represent the right to purchase Corel common shares,

  . approximately . million Corel common shares will be issuable upon the exercise of Inprise options and warrants that will be assumed by Corel,

  . on a fully diluted basis, former Inprise stockholders will collectively own approximately 44% of the outstanding Corel common shares, and holders of Corel common shares immediately prior to the merger will collectively own the remainder,

  . Michael C.J. Cowpland, Dale Fuller, a designee of Inprise approved by Corel, and three other individuals who are presently members of the Corel board, will be directors of Corel, and

  . officers of Corel will include Dr. Cowpland, as president and chief executive officer, and Mr. Fuller as chairman of the board.

Background of the Merger

   Commencing in the summer of 1999, the management and board of directors of Inprise undertook a detailed analysis of Inprise's business and operations, and began an active review of Inprise's strategic alternatives including, among other things, the prospects of Inprise on a stand-alone basis, the sale or other disposition of substantial portions of Inprise's business and the sale to, or merger of Inprise with, a third party. In early August 1999, Inprise requested Broadview International LLC to assist Inprise in its evaluation of strategic alternatives.

   Starting in mid-August 1999, Broadview, acting at the request of Inprise, contacted eight potential strategic partners to ascertain their level of interest in a possible business combination with Inprise. Four of the eight parties contacted engaged in preliminary discussions with Inprise and one of such parties indicated an interest in pursuing a possible acquisition of Inprise.

   The third party that indicated an interest in pursuing acquisition discussions with Inprise conducted a due diligence review in late October and early November 1999, and indicated a willingness to pursue a cash acquisition of all of Inprise's shares, initially at a price of $6.00 per share. After further discussions with Inprise and Broadview, such third party indicated a willingness to increase its price to $6.25 per share. Following an increase in the market price for Inprise shares, during November 1999 the third party increased its proposal to approximately $8 per share, with the purchase price payable in a combination of cash and stock. As a result of further increases in the market price for Inprise shares, Inprise and the third party terminated discussions in early December 1999.

   The Inprise board of directors held a meeting on December 13, 1999. At such meeting, the Inprise board discussed the termination of the discussions with the third party and reviewed other possible strategic alternatives, including other possible merger partners.

   On December 21, 1999, Mr. Dale Fuller, Interim President and Chief Executive Officer of Inprise, contacted Dr. Michael C.J. Cowpland, Chairman, President and Chief Executive Officer of Corel, to discuss the merits of a potential business combination between the two companies. Following such discussion, Mr. Fuller and Dr. Cowpland agreed to speak further in early January 2000.

   On January 11, 2000, following further discussions between representatives of the parties, Inprise and Corel entered into a mutual confidentiality agreement.

   On January 11 and 12, 2000, representatives of Inprise and Corel met in California to present an overview of their respective businesses to each other. At such meeting, Inprise provided the representatives of Corel with a detailed overview of Inprise's product lines, organization, results of operations and financial condition.

   On January 13, 2000, the board of directors of Corel met to discuss a potential business combination with Inprise. At this meeting, Corel management provided the board with an overview of the discussions to date between the two companies. Corel management also provided the Corel board with an overview of Inprise and the merits of a business combination. The board authorized Corel management to continue discussions with Inprise and to retain CIBC World Markets to assist in the negotiations.

   On January 18, 2000, the board of directors of Corel met to review Corel's financial results for the fourth fiscal quarter of 1999 and to receive an update on the status of negotiations with Inprise.

   On January 19 and 20, 2000, representatives of Inprise's and Corel's senior management, and their respective financial advisors, met in Ottawa, Ontario. At such meeting, Corel presented a detailed overview of its product lines, organization, results of operations and financial condition. At such meeting, the parties also discussed the potential terms of a business combination transaction between the companies.

   During the period from January 21 to January 24, 2000, at the direction of Inprise and Corel, representatives of Broadview and CIBC World Markets held several conversations regarding the potential terms of a transaction, including the relative ownership interest that shareholders of each company would have in the combined company.

   During the week of January 24, 2000, two additional third parties that recently had been contacted by Broadview, with Inprise's authorization, indicated that they were not interested in pursuing a business combination with Inprise.

   On January 26, 2000, the board of directors of Inprise met to receive an update on the status of discussions with Corel. At such meeting, Broadview provided the Inprise board with an overview of Corel, the merits of a business combination and a preliminary valuation analysis of Inprise. The Inprise board authorized Inprise's management to continue discussions with Corel. On this date, Corel's counsel delivered a first draft of a proposed merger agreement to Inprise.

   On January 27, 2000, Inprise's board met to review Inprise's pending earnings announcement and to receive an update on the status of discussions with Corel.

   During the period from January 28, 2000 through February 5, 2000, each of Corel and Inprise conducted business, legal and financial due diligence of the other party's business and operations.

   On February 1, 2000, the board of directors of Corel met telephonically to receive an update on the status of negotiations with Inprise. At the meeting, CIBC World Markets provided the board with an overview of the benefits and strategic rationale for the proposed merger, as well as a summary of the proposed terms of the merger.

   Commencing on February 2, 2000, and continuing through February 6, 2000, Inprise and Corel, and their respective counsel, negotiated the terms of the definitive merger agreement and related stock option agreements. Also on February 2, 2000, the Inprise board held a telephone meeting to discuss the status of the negotiations and to review the terms and conditions of the draft merger agreement and the significant issues which remained to be negotiated.

   On February 4, 2000, the Inprise board met to receive an update on the status of the negotiations. At such meeting, the board provided Inprise's counsel with guidance on certain of the business and legal issues which remained unresolved in the agreements. The Inprise board also requested that management and Broadview prepare a detailed presentation concerning the benefits and strategic rationale of the proposed combination.

   On February 5, 2000, representatives of Inprise and Corel discussed the integration plan for the two companies.

   On February 6, 2000, the Inprise board held a meeting at which the senior management of Inprise, together with Inprise's financial and legal advisors, reviewed the discussions and negotiations with Corel regarding the proposed business combinations as well as the results of their due diligence investigations of Corel. The senior management of Inprise, as well as Broadview, made detailed presentations regarding the benefits and strategic rationale for the combination. At this meeting, Broadview made a detailed financial presentation, which is summarized below, and rendered its opinion to the Inprise board to the effect that the exchange ratio of 0.747 of a Corel common share in exchange for each share of Inprise common stock was fair to the stockholders of Inprise from a financial point of view.

   Also at this meeting, counsel to Inprise reviewed with the Inprise board the terms of the proposed merger agreement and the related stock option agreements. After questions by and discussion among the members of the board, and after consideration of the factors described below under "Reasons of Inprise for Agreeing to the Merger with Corel" on page . , the board unanimously determined that the merger agreement and the related transactions, including the merger, are advisable, fair to and in the best interests of Inprise's stockholders, approved the merger agreement and the stock option agreements and resolved to recommend that Inprise's stockholders adopt the merger agreement. The Inprise board also approved an amendment to Inprise's stockholder rights plan. The purpose of the amendment is to prevent the rights issued under the stockholder rights plan from becoming exercisable as a result of, among other things, the entering into of the merger agreement with Corel.

   Also, on February 6, 2000, the Corel board held a meeting at which senior management of Corel, together with Corel's financial and legal advisors, reviewed the discussions and negotiations with Inprise regarding the proposed business combination as well as the results of their due diligence investigations of Inprise. Senior management of Corel, together with CIBC World Markets, reviewed in detail the benefits and strategic rationale for the combination. At this meeting, counsel to Corel reviewed with the Corel board the terms of the proposed merger agreement and the related stock option agreements. Also at the meeting, CIBC World Markets made a detailed financial presentation which is summarized below and rendered its opinion to the Corel board to the effect that, as of the date of the opinion and based on and subject to the assumptions made, matters considered and limitations on the review undertaken, the 0.747 exchange ratio was fair, from a financial point of view, to the holders of Corel common shares.

   After questions by and discussion among the members of the Corel board, and after consideration of the factors described below under "Reasons of Corel for Agreeing to the Merger with Inprise," the Corel board voted unanimously to approve the merger agreement and the transactions contemplated by the merger agreement, as well as the stock option agreements.

   The merger agreement was executed in the morning of February 7, 2000 and Inprise and Corel issued a joint press release announcing the transaction on February 7, 2000 prior to the opening of financial markets in the United States and Canada.

Reasons of Inprise for Agreeing to the Merger with Corel

   At its meeting held on February 6, 2000, the board of directors of Inprise voted unanimously to approve the transactions contemplated by the merger agreement, determined that such transactions were fair to, in the best interests of, and advisable for the stockholders of Inprise, and resolved to recommend that the Inprise stockholders adopt the merger agreement. In arriving at its decision to approve the merger agreement and to recommend its adoption to the Inprise stockholders, the Inprise board gave careful consideration to the following factors, among others:

  . The financial condition, results of operations, cash flows, earnings, assets and prospects of Inprise, if it remained an independent company,

  . The financial presentation of Broadview and the opinion of Broadview to the effect that, as of February 6, 2000, the exchange ratio of 0.747 of a Corel common share in exchange for each share of Inprise common stock was fair, from a financial point of view, to Inprise's stockholders. The opinion of Broadview contains a description of the factors considered, the assumptions made and the scope of the review undertaken by Broadview in rendering its opinion. A more detailed description of Broadview's fairness opinion is provided below under the caption "Opinion of Inprise's Financial Advisor"and the full text of the fairness opinion received by the Inprise board of directors from Broadview is included as ANNEX B to this joint proxy statement/prospectus,

  . The presentations by, and discussions of the terms of the merger agreement with, Inprise's senior management, Inprise's counsel and Broadview,

  . The fact that Inprise had been actively reviewing its strategic options since the summer of 1999 and had held discussions with various third parties (including both traditional tool providers and Linux companies) and that, in view of such discussions, management of Inprise believed that it would be unlikely that any party would propose an acquisition or strategic business combination that, taken as a whole, would be more favorable to Inprise and its stockholders than the merger,

  . The information gathered during Inprise's due diligence review of Corel and the reports by Inprise's management, accountants and legal counsel with respect to such due diligence,

  . The recent and historical stock price performance of Inprise's common stock and Corel's common shares, including the historic volatility associated with both stocks,

  . The potential strategic alternatives available to Inprise and the viability and risks associated with each alternative including the prospects for Inprise on a stand-alone basis,

  . The fact that the computer software industry is extremely competitive and is characterized by rapid change and uncertainty due to new and emerging technologies and low barriers to entry and the fact that Inprise derives a substantial portion of its revenue from mature software products and from markets where Inprise competes against dominant competitors,

  . The nature of the software industry and the fact that greater size and resources are increasingly required for companies to compete in this industry,

  . The consistency of the strategies that Inprise and Corel are pursuing, especially as it related to the Linux platform, and the potential ability of the combined company to become the premier provider of Internet access infrastructure tools and services for all major platforms,

  . The growing popularity of the Linux operating system and the belief by Inprise's management that the combined company would be better positioned to capitalize on the demand for software developed around the Linux platform and would be well positioned to provide an end-to-end Linux platform solution,

  . The potential commercial impact of having access to Corel's marketing and distribution channels,

  . That the merger will present the opportunity for the holders of Inprise common stock to participate in a larger and more diversified company and, as shareholders of the combined company, benefit from any future growth of the combined company, and the greater resources of the combined company,

  . The opportunity of the combined company to reduce costs through economies of scale, particularly in sales and distribution capabilities, that would not have been readily achievable by Inprise independently, and the elimination of redundant operations and duplicate administrative functions,

  . The opportunity of the combined company to expand research and development, including more rapid development of products as a result of shared knowledge between development teams,

  . The possibility that the combined company might experience a multiple expansion in the valuation of its equity securities in the public financial markets,

  . The increasing competition in Inprise's markets from both existing and potential competitors, some of which have far greater assets and resources, in part as a result of the consolidation taking place in the computer software industry,

  . The ability of the combined company to develop products quicker and to attract and retain critical and scarce engineering talent as a result of having access to both companies' financial, development and personnel resources,

  . The fact that the exchange ratio of 0.747 of a Corel common share for each share of Inprise common stock will result in Inprise stockholders owning approximately 44% of the outstanding stock of the combined company on a fully-diluted basis,

  . The strengths and weaknesses of Corel's businesses and the key attributes of the combined company in terms of, among other things, products, sales, customers, management and competitive position,

  . The fact that the merger is expected to qualify as a tax-free reorganization for United States federal income tax purposes and that Inprise stockholders generally will not recognize any gain or loss for United States federal income tax purposes on the exchange in the merger of their shares of Inprise common stock for Corel common shares, except for any gain or loss recognized in connection with cash received instead of a fractional interest of Corel's common shares,

  . The terms and conditions of the merger agreement and the nature of the arm's-length negotiations of such merger agreement,

  . The fact that Inprise's board of directors, in the exercise of its fiduciary duties, would be able to provide information to, and engage in negotiations with, a third party that makes an unsolicited acquisition proposal that the Inprise board determines is likely to result in a proposal superior to the merger,

  . The fact that the Inprise board would be able to terminate the merger agreement and accept a superior acquisition proposal upon the payment to Corel of a termination fee of $29.5 million if the Inprise board determined that such termination was necessary for it to comply with its fiduciary duties to its stockholders,

  . The board of directors and management structure of the combined company, including that two of the members of the combined company's board will be designees of Inprise,

  . The fact that Dale Fuller will serve as chairman of the board of the combined company,

  . The composition of Corel's management and Inprise management's anticipated role in the combined company,

  . The consents and approvals required to consummate the merger and the favorable prospects for receiving such consents and approvals,

  . The terms and conditions of the option that Inprise granted to Corel to purchase up to 12 million shares of Inprise common stock, which is approximately 19.7% of Inprise's shares of common stock outstanding on February 6, 2000, including that the option is only exercisable when a termination fee would become payable to Corel under the merger agreement and that the sum of the profit that Corel can obtain pursuant to the option plus the termination fee payable to Corel is limited to $30 million, and

  . The terms and conditions of the option that Corel granted to Inprise to purchase up to 13 million shares of Corel common shares, which is approximately 19.8% of Corel's common shares outstanding on February 6, 2000, including that the option is only exercisable when a termination fee would become payable to Inprise under the merger agreement and that the sum of the profit that Inprise can obtain pursuant to the option plus the termination fee payable to Inprise is limited to $45 million.

   The Inprise board also considered potentially negative factors in its deliberations concerning the merger, including:

  . The potential disruption of Inprise's business that might result from the announcement of the merger,

  . The potential effect of the public announcement of the merger on Inprise's ability to attract and retain key management, sales, marketing and technical personnel,

  . The market valuation and historic trading range of Corel's common shares, including the volatility that the price of Corel's common shares has experienced, and the associated risk that the price of Corel's common shares might decline prior to the closing of the merger, thus reducing the value per share to be received by Inprise's stockholders,

  . The risk that anticipated benefits of the merger for Inprise stockholders may not be realized as a result of possible changes in the computer software industry in general or potential difficulties in integrating the businesses of Inprise and Corel,

  . The significant costs involved in consummating the merger, the substantial management time and effort required to effect the merger and integrate the businesses of Inprise and Corel and the related disruption to Inprise's operations,

  . The possible difficulties of integrating the operations, management and corporate cultures of Inprise and Corel, and

  . The risk that the merger would not be consummated and that, under some circumstances, Inprise could be required to pay a termination fee to Corel and Corel would be able to exercise its option to purchase up to 12 million shares of Inprise common stock.

   The Inprise board did not believe that the negative factors were sufficient, individually or in the aggregate, to outweigh the potential advantages of the merger.

   In light of all of the factors set forth above, the Inprise board unanimously approved the transactions contemplated by the merger agreement and, in order to induce Corel to enter into the merger agreement, unanimously approved the grant of an option to Corel to purchase up to 12 million shares, or approximately 19.7%, of Inprise's outstanding common stock at an exercise price of $14.94 per share. In view of the variety of factors considered in connection with its evaluation of these transactions, the Inprise board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the Inprise board's ultimate decision, but rather the Inprise board conducted an overall analysis of the factors described above, including through discussions with and questioning of Inprise's management and legal, financial and accounting advisors. In considering the factors described above, individual directors may have given different weight to different factors.

Recommendation of the Inprise Board of Directors

   The Inprise board believes that the terms of the merger agreement are advisable, fair to and in the best interests of Inprise and its stockholders. The Inprise board has unanimously approved the merger agreement, and unanimously recommends that the stockholders of Inprise vote for the adoption of the merger agreement.

Reasons of Corel for Agreeing to the Merger with Inprise

   At a meeting held on February 6, 2000, the board of directors of Corel:

  . voted unanimously to approve the transactions contemplated by the merger agreement,

  . determined that those transactions were fair to, in the best interests of, and advisable for the shareholders of Corel, and

  . resolved to recommend that the Corel shareholders vote to approve the issuance of Corel common shares necessary to consummate the exchange of shares contemplated by the merger agreement, and a transition option plan so that Inprise stock options can be converted into Corel options.

   In arriving at its decision to approve the merger agreement and to recommend that Corel's shareholders give these approvals, the Corel board gave careful consideration to the following factors, among others:

  . the merger will enable Corel to become a single source provider of Linux operating systems, productivity applications, development tools and professional services,

  . Corel will have greater resources and be better able to service customers by creating new and innovative products as a result of combining the proprietary information and technology of each company and integrating the expertise of each company,

  . the merger will enable Corel to sell complementary products to customers of the separate companies which prior to the merger only purchased products from one of the companies,

  . Corel will have greater financial resources and industry presence, domestically and internationally,

  . the merger will enable the combined entity to realize cost savings by eliminating duplication in their respective infrastructures, and

  . the merger is expected to result in increased coverage of Corel by industry and financial analysts.

   In addition, the Corel board of directors:

  . reviewed the management, business, properties, financial condition, operating results and prospects of Inprise and the current industry, economic and market conditions,

  . reviewed the merger agreement and the stock option agreements, including the circumstances under which Corel and Inprise could terminate the merger agreement and the termination fees payable by Corel and Inprise under certain circumstances, and

  . received an opinion of CIBC World Markets, dated February 6, 2000, as to the fairness, from a financial point of view, to the holders of Corel common shares of the 0.747 exchange ratio provided for in the merger.

   The Corel board of directors also considered potentially negative factors associated with the merger, including the following:

  . the fact that Corel's profit margins exceeded those of Inprise in recent periods,

  . the possibility that a termination fee would become payable to Inprise or the stock option granted to Inprise would become exercisable,

  . the potential effects of failing to complete the merger after having announced it, including providing information to competitors and disrupting Corel's ongoing business, and

  . the possibility that the market for Linux-based products may not grow as rapidly as presently expected.

   In view of the wide variety of factors considered, the Corel board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered, and individual directors may have given differing weights to different factors. After taking into consideration all the factors set forth above, the Corel board determined that, in its business judgment, the potential benefits of the merger outweighed the potential detriments associated with the proposed merger.

Recommendation of the Corel Board of Directors

   The Corel board of directors believes that the terms of the merger agreement are advisable, fair to and in the best interests of Corel and its shareholders. The Corel board of directors has unanimously approved the merger agreement, and unanimously recommends that shareholders of Corel vote for the adoption of Corel's shareholder proposals, including the issuance of Corel common shares to Inprise's stockholders pursuant to the merger agreement.

Opinion of Inprise's Financial Advisor

   Broadview International LLC has acted as the exclusive financial advisor to Inprise in connection with the merger. In its role as financial advisor to Inprise, Broadview was asked by Inprise to render an opinion to the board of directors of Inprise as to the fairness, from a financial point of view, of the exchange ratio of 0.747 of a Corel common share in exchange for each share of Inprise common stock to the holders of Inprise common stock. On February 6, 2000, at a meeting of the Inprise board of directors held to evaluate the merger, Broadview delivered to the Inprise board a written opinion, dated February 6, 2000, to the effect that, as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications stated in the opinion, the exchange ratio of 0.747 of a Corel common share in exchange for each share of Inprise common stock was fair, from a financial point of view, to the holders of Inprise common stock.

   A copy of Broadview's opinion is attached hereto as ANNEX B and should be read carefully for a description of the procedures followed, assumptions made, other matters considered and limitations of the review undertaken by Broadview in arriving at its opinion. The summary of Broadview's opinion set forth in this joint proxy statement/prospectus, although materially complete, is qualified in its entirety by reference to the full text of the opinion. Broadview's opinion was prepared for the Inprise board and is directed only to the fairness of the exchange ratio of 0.747 of a Corel common share in exchange for each share of Inprise common stock, from a financial point of view, to the holders of Inprise common stock and does not constitute a recommendation to any Inprise stockholder as to how that stockholder should vote on the adoption of the merger agreement.

   The Inprise board selected Broadview to act as its exclusive financial advisor in connection with the merger because Broadview is a nationally recognized investment banking firm with substantial expertise in the software development tools industry and in transactions similar to the merger and because Broadview is familiar with Inprise and its business. Broadview, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

   Broadview was not requested to, and did not, make any recommendation as to the terms of the merger exchange ratio, which was determined through arm's length negotiations between Inprise and Corel. Broadview's opinion does not address the terms and conditions of the merger agreement and the related documents, other than the fairness, from a financial point of view, of the exchange ratio of 0.747 of a Corel common share in exchange for each share of Inprise common stock. In addition, Broadview's opinion does not address the relative merits of the merger agreement or the other business strategies considered by the Inprise board, nor does it address the decision of Inprise's board to approve the merger. No restrictions or limitations were imposed by Inprise upon Broadview with respect to the investigations made or procedures followed by Broadview in rendering its opinion.

   In arriving at its opinion, Broadview:

  . reviewed the terms of the draft of the merger agreement furnished to Broadview by Inprise on February 5, 2000,

  . reviewed certain publicly available financial statements and other information of Inprise and Corel,

  . reviewed certain financial projections for Inprise prepared and provided to Broadview by Inprise management,

  . participated in discussions with Inprise management and Corel management concerning the operations, business strategy, financial performance and prospects for Inprise and Corel,

  . discussed the strategic rationale for the merger with Inprise management and Corel management,

  . reviewed the reported closing prices and trading activity for Inprise common stock and Corel common shares,

  . compared certain aspects of the financial performance of Inprise and Corel with other comparable public companies,

  . analyzed available information, both public and private, concerning other comparable mergers and acquisitions,

  . reviewed recent equity research analyst reports covering Inprise and Corel,

  . analyzed the anticipated effect of the merger on the future financial performance of Corel,

  . assisted in negotiations and discussions related to the merger among Inprise, Corel and their respective financial and legal advisors, and

  . conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

   In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information, including the representations and warranties contained in the merger agreement, that was publicly available or furnished to Broadview by Inprise, Corel or Corel's advisors. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best currently available estimates and good faith judgment of Inprise's management as to the future performance of Inprise. Broadview also assumed that neither Inprise nor Corel is currently involved in any material transaction as of February 6, 2000, the date of Broadview's opinion, other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting their respective businesses. Broadview did not make or obtain any independent appraisal or valuation of any of Inprise's assets or liabilities.

   Broadview's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of February 6, 2000. Any change in such conditions since that date would require a reevaluation of Broadview's opinion. Broadview expressed no opinion as to the prices at which Corel common shares will actually trade at any time.

   The following is a summary of the material analyses that Broadview presented to the Inprise board at its February 6, 2000 meeting in connection with the rendering of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Broadview's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of Broadview's financial analyses.

 Inprise Stock Performance Analysis

   Broadview compared the recent stock performance of Inprise with that of the Nasdaq Composite and the Inprise Comparable Index. The Inprise Comparable Index is comprised of public companies that Broadview deemed comparable to Inprise. Broadview selected companies competing in the software development tools industry with revenues between $50 million and $500 million and revenue growth less than 30% for the last reported twelve months. The Inprise Comparable Index consists of the following companies:

  .  ILOG S.A.,

  .  eXcelon Corp. (Object Design, Inc.),

  .  Centura Software Corp.,

  .  Saga Systems, Inc.,

  .  MERANT plc,

  .  Progress Software Corp.,

  .  Rogue Wave Software, Inc., and

  .  Viasoft, Inc.

 Comparable Public Company Analysis

   Broadview considered ratios of market capitalization, adjusted for cash and debt when necessary, to selected historical and projected operating results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Broadview compared financial information of Inprise with publicly available information for the companies comprising the Inprise Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on securities research analyst reports.

   The following table presents, as of February 6, 2000, the median multiples and the range of multiples for the Inprise Comparable Index of total market capitalization which is defined as equity market capitalization plus total debt minus cash and cash equivalents, divided by selected operating metrics:

                                                            Median    Range of
                                                           multiple  multiples
                                                           -------- ------------
   Total market capitalization to last
      twelve months revenue...............................  3.16x   0.66x-10.21x
   Total market capitalization to projected
      calendar year 2000 revenue..........................  2.71x    1.37x-7.81x

   The following table presents, as of February 6, 2000, the median implied per share values and the range of implied per share values of Inprise's common stock, calculated by using the multiples shown above and the appropriate Inprise operating metric:

                                                           Median    Range of
                                                           implied   implied
                                                            value     values
                                                           ------- ------------
   Total market capitalization to last twelve
      months revenue...................................... $10.17  $4.10-$27.32
   Total market capitalization to projected
      calendar year 2000 revenue.......................... $10.21  $6.40-$24.78

   No company utilized in the "Comparable Public Company Analysis" as a basis for comparison is identical to Inprise. Accordingly, an analysis of the above results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Inprise and other factors that could affect the public trading values of Inprise and the selected companies to which it is being compared. In evaluating the comparable companies, Broadview made numerous assumptions with respect to the performance of the software development tools industry and general economic conditions, many of which are beyond the control of Inprise or Corel. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using selected comparable company data.

 Comparable Transactions Analysis

   Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples that strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the merger. Broadview selected these transactions by choosing recent transactions involving sellers in the software development tools industry with revenues between $50 million and $500 million for the last reported twelve months. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. These transactions consisted of the acquisition of:

  .  Forte Software Inc. by Sun Microsystems Inc.,

  .  Ardent Software Inc. by Informix Corporation,

  .  Logic Works Inc by Platinum Technology Inc.,

  .  INTERSOLV, Inc. by Micro Focus Group PLC,

  .  Information Advantage Inc. by Sterling Software Inc.,

  .  Synon Corporation by Sterling Software Inc., and

  .  Seer Technologies Inc. by Level 8 Systems.

   The following table presents, as of February 6, 2000, the median multiple and the range of multiples of Adjusted Price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue in the last reported twelve months prior to its acquisition in each of the transactions listed above:

                                                             Median   Range of
                                                            multiple  multiples
                                                            -------- -----------
   Adjusted Price to Last Reported
    Twelve Months Revenue..................................  2.50x   0.79x-6.19x

   The following table presents, as of February 6, 2000, the median implied per share value and the range of implied per share values of Inprise's common stock, calculated by multiplying the multiples shown above by Inprise's revenue for the twelve months ended December 31, 1999:

                                                            Median    Range of
                                                            implied   implied
                                                             value     values
                                                            ------- ------------
   Adjusted Price to Last Reported
    Twelve Months Revenue..................................  $8.58  $4.41-$17.54

   No transaction utilized as a comparable in the comparable transactions analysis is identical to the merger. In evaluating the comparable transaction data, Broadview made numerous assumptions with respect to the software development tools industry's performance and general economic conditions, many of which are beyond the control of Inprise or Corel. Mathematical analysis, such as determining the average, median, or range, is not in itself a meaningful method of using comparable transaction data.

 Transaction Premiums Paid Analysis

   Broadview considered the premiums paid above a seller's share price in order to determine the additional value that strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions involving publicly-held software companies. Broadview selected two sets of transactions. The first set includes sixteen recent software transactions with an equity purchase price between $500 million and $2.0 billion. The second set includes fourteen recent software and web services "mergers of equals" transactions with an equity purchase price between $50 million and $2.0 billion. Transactions were selected from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. The software transactions with an equity purchase price between $500 million and $2.0 billion that were used were the acquisition of:

  .  Medical Manager Corp. by Synetic, Inc.,

  .  Ardent Software, Inc. by Informix Corp.,

  .  USCS International, Inc. by DST Systems, Inc.,

  .  Boole & Babbage, Inc. by BMC Software, Inc.,

  .  Forte Software, Inc. by Sun Microsystems, Inc.,

  .  INTERSOLV, Inc. by Micro Focus Group PLC,

  .  NetGravity, Inc. by DoubleClick, Inc.,

  .  Genesys Telecommunications Laboratories, Inc. by Alcatel SA,

  .  Interleaf Inc. by Broadvision, Inc.,

  .  Visio Corp. by Microsoft Corp.,

  .  Wang Laboratories, Inc. by Getronics NV,

  .  Memco Software, LTD by Platinum Technology, Inc.,

  .  Cube, Inc. by Razorfish, Inc.,

  .  Arbor Software, Corp. by Hyperion Software, Corp.,

  .  C-Cube Microsystems, Inc. by Harmonic, Inc., and

  .  GeoTel Communications, Corp. by Cisco Systems, Inc.

   The following table presents, as of February 6, 2000, the median premium and the range of premiums for these transactions calculated by dividing

  (1) the offer price per share minus the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction, by

  (2) the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction:

                                                           Median    Range of
                                                           premium   premiums
                                                           ------- ------------
     Premium paid to seller's stock price twenty
      trading days prior to announcement..................  51.7%  (31.4%)-99.0%
     Premium paid to seller's stock price one
      trading day prior to announcement...................  19.8%  (31.6%)-76.9%


   The following table presents the median implied value and the range of implied values of Inprise's common stock, calculated by using the premiums shown above and Inprise's share price twenty trading days and one trading day prior to February 7, 2000:

                                                           Median    Range of
                                                           implied   implied
                                                            value     values
                                                           ------- ------------
   Premium paid to seller's stock price twenty
    trading days prior to announcement.................... $20.30  $9.17-$26.61
   Premium paid to seller's stock price one
    trading day prior to announcement..................... $15.49  $8.84-$22.88

   The "merger of equals" software and web services transactions used are the acquisition of:

  .  Sulcus Hospitality by Eltrax Systems, Inc.,

  .  Medical Manager Corp. by Synetic, Inc.,

  .  INTERSOLV, Inc. by Micro Focus Group PLC,

  .  Egghead.com, Inc. by Onsale, Inc.,

  .  IQ Software Corp. by Information Advantage, Inc.,

  .  Raptor Systems, Inc. by AXENT Technologies, Inc.,

  .  iCube, Inc. by Razorfish, Inc.,

  .  Boston Technology, Inc. by Comverse Technology, Inc.,

  .  Interactive Pictures Corp. by Bamboo.com,

  .  Fractal Design Corp. by Metatools, Inc.,

  .  Individual, Inc. by Desktop Data, Inc.,

  .  Arbor Software Corp. by Hyperion Software Corp.,

  .  N2K, Inc. by CDNOW, Inc., and

  .  Pure Atria Corp by Rational Software.

   The following table presents, as of February 6, 2000, the median premium and the range of premiums for these transactions calculated by dividing

  (1) the offer price per share minus the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction, by

  (2) the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction:

                                                          Median    Range of
                                                          premium   premiums
                                                          ------- -------------
     Premium paid to seller's stock price twenty
      trading days prior to announcement.................  14.0%  (27.9%)-217.8%
     Premium paid to seller's stock price one
      trading day prior to announcement..................  12.8%   (4.7%)-128.8%

   The following table presents the median implied value and the range of implied values of Inprise's stock, calculated by using the premiums shown above and Inprise's share price twenty trading days and one trading day prior to February 7, 2000:

                                                          Median    Range of
                                                          implied    implied
                                                           value     values
                                                          ------- -------------
   Premium paid to seller's stock price twenty
      trading days prior to announcement................. $15.25  $9.65-$ 42.50
   Premium paid to seller's stock price one
      trading day prior to announcement.................. $14.59  $12.33-$29.60

   No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the merger. In evaluating the comparable transactions, Broadview made numerous assumptions with respect to the performance of the software and web services industries and general economic conditions, many of which are beyond the control of Inprise or Corel. Mathematical analysis, such as determining the average, median, or range is not in itself a meaningful method of using comparable transaction data.

 Present Value of Projected Share Price Analysis

   Broadview calculated the present value of potential future share prices of Inprise common stock on a standalone basis using analyst estimate projections for the twelve months ending December 31, 2001. The implied share price, calculated using the median price to last twelve months earnings multiple for the Inprise Comparable Index and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of the Inprise Comparable Index, was $23.35. The implied share price, calculated using the price to the last twelve months earnings multiple for Inprise and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of Inprise, was $25.34.

 Exchange Ratio Analysis

   Broadview reviewed the ratios of the closing prices of Inprise common stock divided by the corresponding prices of Corel common shares over the period from February 4, 1999 through February 4, 2000 in contrast with the exchange ratio provided for in the merger agreement. Based on this analysis, the historical exchange ratio has ranged from 1.7634 to 0.4356 with a three-month average of 0.6455, a six-month average of 0.6761, and a one-year average of 0.9429.

 Relative Contribution Analysis

   Broadview examined the relative contribution of Inprise to Corel for a number of historical and projected operating metrics. In this analysis, projected figures for Inprise and Corel are based on selected analysts' estimates. The following reflect the relative contribution of Inprise and Corel for each operating metric:

                                                                  Corel  Inprise
                                                                  -----  -------
   Corel's last twelve months revenue............................ 60.2%   39.8%
   Corel's projected fiscal year 2000 revenue.................... 59.6%   40.4%
   Corel's projected fiscal year 2001 revenue.................... 57.5%   42.5%
   Corel's projected fiscal year 2001 net income................. 43.4%   56.6%

 Relative Ownership Analysis

   A relative ownership analysis measures each of the merging companies' relative equity ownership and relative entity ownership. Entity ownership compares the relative entity values of the combining companies and entity value equals equity value minus cash and cash equivalents plus total debt. At the exchange ratio provided for in the merger agreement of 0.747 of a Corel common share for each share of Inprise common stock, the implied equity ownership is 44.0% for Inprise and 56.0% for Corel, while the implied entity ownership is 39.6% for Inprise and 60.4% for Corel.

 Corel Share Performance Analysis

   Broadview compared the recent stock performance of Corel with that of the Nasdaq Composite and the Corel Comparable Index. The Corel Comparable Index is comprised of public companies that Broadview deemed comparable to Corel. Broadview selected six public companies in the Desktop Application Software industry and five public companies in the Operating System Infrastructure industry. The Desktop Application Software public companies consist of:

  .  Trend Micro, Inc.,

  .  Macromedia, Inc.,

  .  Adobe Systems, Inc.,

  .  Network Associates, Inc.,

  .  Symantec Corp., and

  .  Autodesk, Inc.

   The Operating System Infrastructure public companies consist of:

  .  Red Hat, Inc.,

  .  Be Inc.,

  .  Banyan Systems, Inc.,

  .  Novell, Inc., and

  .  Santa Cruz Operation, Inc.

 Evaluation of Corel Equity

   Broadview compared financial information of Corel with publicly available information for companies comprising the Corel Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on securities research analyst reports.

 Pro Forma Combination Analysis

   Broadview calculated the pro forma impact of the merger on the combined entity's projected earnings per share for Corel's fiscal years ending November 30, 2000 and November 30, 2001 taking into consideration various financial effects which will result from consummation of the merger. This analysis relies upon certain financial and operating assumptions provided by equity research analysts and publicly available data about Corel and Inprise. Broadview assumed that the merger would be accounted for using the purchase method of accounting and that no opportunities for cost savings or revenue enhancements exist. Based on this analysis, the pro forma purchase model indicates EPS accretion dilution, excluding goodwill amortization and in-process purchased research and development write-off, of $0.01 for the fiscal year ending November 30, 2000, and $0.22 EPS accretion (dilution), excluding Goodwill Amortization and In-Process Purchased Research & Development Write-Off, for the fiscal year ending November 30, 2001. Broadview also examined the effects of potential cost savings and revenue enhancements, and the incremental accretion or dilution related to those synergies.

 Consideration of the Discounted Cash Flow Methodology

   While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of rendering its opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. For a company with high projected revenue growth, such as Inprise, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the company. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for Inprise, Broadview considered a discounted cash flow analysis inappropriate for valuing Inprise.

 Fairness Opinion Process

   In connection with the review of the merger by the Inprise board, Broadview performed a variety of financial and comparative analyses. The summary set forth above does not purport to be a complete description of the analyses performed by Broadview in connection with the merger. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

   In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Inprise or Corel. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The exchange ratio in the merger of 0.747 of a Corel common share in exchange for each share of Inprise common stock and the other terms of the agreement were determined through arm's length negotiations between Inprise and Corel, and were approved by the Inprise board. While Broadview provided advice to the Inprise board during such negotiations, Broadview did not recommend any specific consideration to the Inprise board or that any specific consideration constituted the only appropriate consideration for the merger. In addition, Broadview's opinion and presentation to the Inprise board was one of many factors taken into consideration by the Inprise board in making its decision to approve the merger. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of the Inprise board with respect to the value of Inprise or of whether the Inprise board would have been willing to agree to a different consideration.

 Engagement Letter with Broadview

   Pursuant to an engagement letter dated September 15, 1999, Inprise engaged Broadview to provide financial advisory services, which included, among other things, rendering its opinion and making the presentation referred to above. Under the terms of the engagement letter, Inprise has agreed to pay Broadview a "success" fee upon the closing of a business combination transaction, such as the merger, as follows:

 . in the event the transaction is consummated with consideration below $7.35 per fully diluted share, the success fee would be 1.25% of the consideration received by Inprise and/or its stockholders, and

 .  in the event the transaction is consummated with consideration at or above
   $7.35 per fully diluted share, the success fee would be 1.50% of the consideration received by Inprise and/or its stockholders.

For purposes of calculating the success fee, the value of the consideration received will be based on the average of the closing sales prices of Corel's shares for the ten trading days ending two trading days prior to the closing of the merger. Upon consummation of the merger and assuming an average Corel share price during such ten day period of $ . which is the average price for the ten trading day period preceding the printing of this document, Inprise would be obligated to pay Broadview a transaction fee of approximately $ . . Inprise has already paid Broadview a fairness opinion fee of $500,000, which amount will be credited against the success fee. In addition, Inprise has agreed to reimburse Broadview for its reasonable expenses, including fees and expenses of its counsel, provided that such expenses shall not exceed $15,000 per month without Inprise's consent. Inprise has also agreed to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which Inprise and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between Inprise and Broadview, and the Inprise board was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview were contingent upon completion of the merger.

Opinion of Corel's Financial Advisor

   At a meeting of the Corel board of directors held on February 6, 2000 to evaluate the proposed merger, CIBC World Markets presented its financial analysis of the 0.747 exchange ratio provided for in the merger agreement and delivered to the Corel board its oral opinion, which opinion was confirmed by delivery of a written opinion dated February 6, 2000, to the effect that, as of that date and based on and subject to the matters stated in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of Corel common shares.

   The full text of CIBC World Markets' opinion, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by CIBC World Markets, is attached as ANNEX C to this joint proxy statement/prospectus. CIBC World Markets' opinion is addressed to the Corel board of directors and relates only to the fairness of the 0.747 exchange ratio from a financial point of view. CIBC World Markets' opinion does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any Corel shareholder as to how such Corel shareholder should vote with respect to any matters relating to the merger. The description of CIBC World Markets' opinion included in this joint proxy statement/prospectus is qualified in its entirety by the full text of CIBC World Markets' opinion attached as ANNEX C. Corel shareholders are urged to read the opinion carefully in its entirety.

   CIBC World Markets, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. CIBC World Markets provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Corel or Inprise for its own account and for the accounts of its customers.

   In connection with its opinion, CIBC World Markets reviewed, among other things:

  .  a draft, dated February 5, 2000, of the merger agreement,

  . audited consolidated financial statements for Corel for the four years ended November 30, 1998,

  . unaudited financial results of Corel for the year ended November 30, 1999,

  . unaudited quarterly financial statements for Corel for the quarters ended February 28, 1999, May 31, 1999, and August 31, 1999,

  .  the Annual Information Form dated April 19, 1999 for Corel,

  .  the Management Proxy Circular dated March 8, 1999 of Corel,

  . Inprise's Forms 10-K for the fiscal year ended December 31, 1998, the nine months ended December 31, 1997, and the fiscal years ended March 31, 1997 and 1996,

  . Inprise's Forms 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999,

  . unaudited financial results of Inprise for the year ended December 31, 1999,

  . discussions with members of the management of each of Corel and Inprise concerning Corel's and Inprise's current business operations, financial condition and results and prospects,

  . other publicly available information regarding Corel's and Inprise's operations,

  . financial and stock market data of Corel, Inprise and other companies in the software industry,

  .  recent public and non-public transactions in the software industry,

  . a certificate, dated the date of CIBC World Markets' opinion, from senior officers of Corel as to the accuracy and completeness of the information provided to CIBC World Markets relating to Corel and the merger, and

  . other information, financial studies, analyses and investigations and financial, economic and market criteria that CIBC World Markets deemed relevant.

   In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification, the accuracy, completeness and fair presentation of all of the financial and other information obtained by it from public sources or provided to it by Corel, Inprise or their senior management, agents or advisors. In that regard, CIBC World Markets assumed, with Corel's consent, that the financial forecasts, including the synergies expected to be achieved as a result of the merger, had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Corel and Inprise and that the forecasts will be realized in the amounts and at the times contemplated.

   CIBC World Markets was not requested to, and did not, prepare a formal valuation of Corel or Inprise within the meaning of applicable Canadian securities regulatory policy. CIBC World Markets' February 6, 2000 opinion was necessarily based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by CIBC World Markets, on the date of its opinion. CIBC World Markets did not express an opinion as to the underlying valuation, future performance or long-term viability of Corel or Inprise or the prices at which the Corel common shares may trade at any time in the future. In addition, CIBC World Markets' opinion does not address the relative merits of the merger as compared to any alternative business transactions that might be available to Corel.

   CIBC World Markets assumed, with Corel's consent, that the merger would be accounted for as a purchase under Canadian generally accepted accounting principles and that obtaining any necessary governmental, regulatory or other consents and approvals necessary for the consummation of the merger or otherwise would not have a material adverse effect on Corel, Inprise or the combined company or on the contemplated benefits of the merger. In addition, CIBC World Markets assumed, for the purposes of its opinion, that the representations and warranties of each of Corel, Inprise and each of their subsidiaries and affiliates in the merger agreement were true and accurate in all material respects.

   In preparing its opinion to the Corel board of directors, CIBC World Markets performed a variety of financial and comparative analyses, including those described below. The summary of CIBC World Markets' analyses below is not a complete description of the analyses underlying CIBC World Markets' opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CIBC World Markets made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CIBC World Markets believes that its analyses and factors must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

   In its analyses and in preparing its opinion, CIBC World Markets made numerous assumptions with respect to industry performance, general business and economic conditions and other matters as they existed and could be evaluated by CIBC World Markets as of February 6, 2000, the date of its opinion, many of which are beyond the control of Corel or Inprise. No company, transaction or business used in CIBC World Markets' analyses as a comparison is identical to Corel or Inprise or the proposed merger, and an evaluation of the results of these analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

   The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CIBC World Markets' analyses and estimates are inherently subject to substantial uncertainty.

   The type and amount of consideration payable in the merger was determined through negotiation between Corel and Inprise. Although CIBC World Markets provided financial advice to Corel during the course of negotiations, the decision to enter into the merger agreement was solely that of Corel's board of directors. CIBC World Markets' opinion and financial analyses were only one of many factors considered by the Corel board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of Corel's board of directors or management with respect to the merger or the
0.747 exchange ratio provided for in the merger.

   Under the terms of CIBC World Markets' engagement, Corel has agreed to pay CIBC World Markets, upon completion of the merger, an aggregate fee equal to 0.5% of the equity value of Inprise, calculated based on the number of fully diluted Inprise common shares outstanding multiplied by the Inprise common share price at closing. The total fees payable to CIBC World Markets will not be more than $6.0 million or less than $4.0 million. In addition, Corel has agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses incurred in connection with the services provided by it and to indemnify and hold harmless CIBC World Markets, its affiliates and their respective directors, officers, employees and agents, to the extent lawful, against any and all losses, claims, liabilities or expenses of any kind, including liabilities under the securities laws of Canada and the United States, arising out of its engagement.

Financial Analyses

   The following is a summary of the material financial analyses presented by CIBC World Markets to the Corel board of directors in connection with its opinion dated February 6, 2000. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses of CIBC World Markets, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by CIBC World Markets.

Relative Equity Value Analysis

   CIBC World Markets analyzed the implied equity interest of Corel in the pro forma combined company based on a "Selected Precedent Transactions Analysis," "Market Capitalization Analysis," "Contribution Analysis" and "Discounted Cash Flow Analysis," each as more fully described below. CIBC World Markets then compared the implied mean equity interest for Corel resulting from those analyses against the equity ownership of Corel's shareholders in the pro forma combined company upon completion of the merger based on the exchange ratio provided for in the merger. The aggregate results of those analyses indicated the following mean equity interest and adjusted mean equity interest, calculated as the mean equity interest excluding high and low statistics, for Corel in the pro forma combined company, as compared to the pro forma equity ownership of Corel's shareholders in the combined company upon completion of the merger based on the exchange ratio provided for in the merger:

                                            Corel implied       Corel implied
                                           equity interest    equity ownership
                                         in combined company in combined company
                                         ------------------- -------------------
       Mean.............................   54.6% to 56.4%            56%
       Adjusted mean....................   56.4% to 58.2%            56%

 Selected Precedent Transactions

   Based on publicly available information, CIBC World Markets analyzed, among other things, the consideration paid or proposed to be paid in 19 selected merger and acquisition transactions in the software industry as a multiple of 12 months sales. CIBC World Markets then applied a range of selected multiples of latest 12 months sales derived from the selected transactions to corresponding financial data of Corel and Inprise. This analysis indicated an implied equity interest for Corel in the pro forma combined company of approximately 58%. CIBC World Markets also reviewed the average multiples of latest 12 months sales of the selected transactions and the average premiums, excluding outliers, payable in the selected transactions, as well as a range of premiums payable in selected mergers of equals transactions in the selected tool, middleware and database software industries, based on the closing stock prices of the acquired companies one day and one week prior to public announcement of the transaction. This analysis indicated the following results:

                                                        Selected graphics, productivity
                         Selected tool, middleware and       and consumer products
                         database software transactions      software transactions
                         ------------------------------ -------------------------------
Average multiples of
 latest 12 months
 sales..................              7.4x                           6.3x
Average premiums:
  One day...............              38%                             37%
  Four weeks............              49%                             84%
Range of premiums in
 selected
 mergers of equals
 transactions:
  One day...............           19% - 56%                          n/a
  Four weeks............           18% - 52%                          n/a

 Market Capitalization Analysis

   CIBC World Markets reviewed the relative stock market price performance of Corel common shares and Inprise common stock over the one, 10, 20, 30, 60 and 90 day trading periods, and the six month and one year calendar periods, ended February 4, 2000. This analysis indicated an implied equity interest for Corel in the pro forma combined company of approximately 57.7% to 61.8%.

 Contribution Analysis

   CIBC World Markets analyzed the relative contributions of Corel and Inprise to the calendar years 1999 and estimated calendar year 2000 sales and gross profits of the combined company based on publicly available research analysts' estimates, a review of industry and company research, and discussions with Corel's and Inprise's managements. The relative contributions were then adjusted to reflect Corel's and Inprise's cash balances and Corel's investments in non-core assets. This analysis indicated an implied equity interest for Corel in the pro forma combined company of approximately 55.0% to 57.4% based on the following approximate relative contributions for Corel and Inprise:

                                                                   Corel  Inprise
                                                                   -----  -------
   Sales
   1999........................................................... 55.1%   44.9%
   2000 estimated................................................. 57.2%   42.8%

   Gross Profit
   1999........................................................... 55.0%   45.0%
   2000 estimated................................................. 57.4%   42.6%

 Discounted Cash Flow Analysis

   CIBC World Markets performed a discounted cash flow analysis for both Corel and Inprise on a stand-alone basis using underlying operating projections based on actual historical results, a review of industry and company research, and discussions with Corel's and Inprise's managements. Using a range of discount rates, CIBC World Markets calculated the estimated net present value of free unlevered cash flows for calendar years 2000 through 2004 and the estimated free cash flows at the end of calendar year 2004 assuming a range of perpetual growth rates. CIBC World Markets then added Corel's and Inprise's cash and subtracted each company's debt to arrive at present value estimates attributable to the common equity for each company. In addition, CIBC World Markets conducted a sensitivity analysis assuming a range of growth rates for the new Linux initiatives of each of Corel and Inprise. This analysis resulted in an implied equity interest for Corel in the pro forma combined company of approximately 43.5% to 60.1%.

Selected Companies Analysis

   CIBC World Markets compared financial and operating information of Corel and Inprise with corresponding information for the following selected companies in the software industry:

  Corel Selected Companies:               Inprise Selected Companies:


  Graphics Software:                      Development Tools:
  .  Adobe Systems, Incorporated          .  Brio Technology, Inc.
  .  Micromedia Solutions Inc.            .  Magic Software Enterprises Ltd
  .  Micrografx, Inc.                     .  Mercury Interactive Corporation

                                          .  Progress Software Corporation
  Productivity Software:                  .  Rational Software Corporation

  .  Microsoft Corporation
  .  Novell, Inc.                         Middleware:
  .  Sun Microsystems, Inc.               .  BEA Systems, Inc.
  .  Symantec Corporation                 .  Computer Associates
                                             International, Inc.

  Consumer Products Software:             .  IONA Technologies
  .  Getty Images, Inc.                   .  New Era of Networks, Inc.

  .  MetaCreations Corporation
                                          Database Software:
                                          .  Informix Corporation
                                          .  Oracle Corporation
                                          .  Pervasive Software, Inc.
                                          .  Sybase, Inc.

   CIBC World Markets compared enterprise values, calculated as equity market value, plus debt, less cash, and equity values of Corel, Inprise and the selected companies as multiples of latest 12 months and estimated calendar years 2000 and 2001 sales and earnings, as reflected in the table below. Historically based multiples were computed from publicly available information disclosed in year-end and quarterly reports of Corel, Inprise and the selected companies. Projected earnings multiples were based on mean per share earnings estimates of Institutional Brokers Estimate Services for Corel, Inprise and the selected companies. Multiples for Corel and Inprise were based on the Nasdaq per share closing prices of Corel common shares and Inprise common stock on February 4, 2000, the last trading day prior to execution of the merger agreement, of $20.00 and $12.94 per share, respectively. Financial statistics that were negative, not meaningful or not available have been reflected as "neg", "nmf" or "na", as the case may be.

                                         Median of  Median of             Median of
                                          Corel's  development Median of  database
                                         selected     tools    middleware software
  Operational Measure     Corel  Inprise companies  companies  companies  companies
  -------------------     ------ ------- --------- ----------- ---------- ---------
Enterprise value /
 latest 12 months
 sales..................    5.4x   3.5x     8.3x      10.9x       12.1x      2.8x
Enterprise value / 2000
 estimated sales........    5.5x     na     7.5x       8.8x        8.6x      2.7x
Enterprise value / 2001
 estimated sales........      na     na     6.3x       6.6x        5.1x      2.4x
Equity value / latest 12
 months earnings........  110.3x    neg    61.9x      77.4x         nmf     42.5x
Equity value / 2000
 estimated earnings.....   42.6x 258.8x    49.1x      59.6x      156.2x     31.0x
Equity value / 2001
 estimated earnings.....      na  18.5x    55.3x      45.8x       68.1x     59.7x

Historical Exchange Ratio Analysis

   CIBC World Markets compared the daily closing share prices for Corel common shares and Inprise common stock over the period from January 1, 1999 to February 4, 2000. The average implied exchange ratio during this period was 0.968, as compared to the exchange ratio provided for in the merger of 0.747.

Pro Forma Merger Analysis

   CIBC World Markets analyzed the potential pro forma financial impact of the merger on the estimated cash earnings per share of Corel in calendar year 2000 based on publicly available research analysts' estimates, a review of industry and company research, and discussions with Corel's and Inprise's managements, after taking into account potential synergies anticipated by the managements of Corel and Inprise to result from the merger. This analysis indicated that the merger could be neutral to Corel's estimated cash earnings per share in calendar year 2000. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Interests of Inprise Officers and Directors in the Merger

   In considering the recommendation of Inprise's board with respect to the merger agreement, stockholders should be aware that various officers and directors of Inprise may have interests in the merger that are in addition to, or different from, their interests as stockholders generally. The Inprise board was aware of these interests and considered them along with other matters in recommending that you support the merger agreement.

 Representation on the Corel Board Following the Merger

   When the merger becomes effective, the Corel board will be comprised of six members. The initial Corel board is expected to include Michael C.J. Cowpland, three individuals who currently serve as a directors of Corel, Dale Fuller and an individual selected by Inprise and agreed to by Corel. Unless agreed to by Mr. Fuller and the other Inprise designee, the Corel board will not have more than six members prior to the election of directors at Corel's 2003 annual meeting of shareholders. Mr. Fuller will be chairman of the board of Corel until Corel's 2003 annual meeting of shareholders, or such other time as may be agreed to by Mr. Fuller and the Corel board. Dr. Cowpland will continue as president and chief executive officer of Corel. Corel has agreed to nominate, recommend and support for re-election Mr. Fuller and the other Inprise designee at Corel's 2001 and 2002 annual meetings of shareholders.

 Change in Control Agreements

   Dale Fuller, JoAnne M. Butler and Hobart McK. Birmingham are each a party to a change in control agreement with Inprise. Mr. Fuller and Ms. Butler entered into their respective change in control agreements when they became executive officers. Mr. Birmingham entered into his change in control agreement shortly after the Inprise Board approved the form of the agreement in April 1998. Mr. Birmingham's agreement was subsequently amended in certain respects by his resignation agreement. See "Employment and Other Agreements" for a description of Mr. Birmingham's resignation agreement. Mr. Fuller's agreement and Ms. Butler's agreement provide severance benefits in the event Mr. Fuller or Ms. Butler, as the case may be, are "involuntarily terminated" within one year following a change in control of Inprise. An involuntary termination of employment includes a termination of an executive officer's employment by Inprise without cause or a constructive termination of an executive officer's employment. The merger with Corel will constitute a change in control of Inprise.

   Upon a qualifying involuntary termination of employment after the merger, the change in control agreements, other than Mr. Birmingham's agreement, provide that an executive officer will be entitled to receive severance pay from Inprise in a lump sum amount equal to the executive officer's annual base salary in effect at the time of the termination. In addition, other than in respect of Mr. Birmingham, Inprise must continue an executive officer's existing health insurance coverage, or reimburse an executive officer for COBRA premiums paid by the executive officer if health coverage continuation is not permitted by law. The health coverage benefit will continue until the earlier of (i) the expiration of twelve months from the date of the termination of the executive officer's employment or (ii) the date on which the executive officer commences new employment. The change in control agreements provide that, during the two year period following a qualifying involuntary termination of employment, Inprise shall retain a terminated executive officer as a consultant to provide services to Inprise at Inprise's request for up to eight hours per week. For actually providing services, an executive officer will be entitled to a payment of $1,000 per day and reimbursement for reasonable out-of-pocket expenses.

   Each change in control agreement further provides that if any payment or benefit to be received by an executive officer pursuant to the agreement or otherwise would result in an "excess parachute payment," such payment or benefit shall be reduced if the executive officer's after tax position is improved by the reduction. In general, Section 4999 of the U.S. Internal Revenue Code imposes an excise tax on the recipient of any excess parachute payment equal to 20% of such payment. However, the U.S. Internal Revenue Code provides a "safe harbor" from the excise tax if an employee does not receive parachute payments with a value in excess of 2.99 times the employee's base amount. An employee's base amount is the average taxable compensation received by the employee from his employer over the five taxable years preceding the year in which the change in control occurs. A parachute payment is any payment or benefit which is contingent on a change in control.

   Each change in control agreement also provides that unvested stock options to purchase shares of Inprise stock held by an executive officer will vest and become exercisable upon a change in control of Inprise (e.g., upon the consummation of the merger with Corel). Information on these options and options granted to non-employee directors (as a group) is set forth in the following table.

                                                                 Aggregate value of
                                                                     options on
   Inprise executive           Options which                     February 4, 2000(2)
   officers and non-         become exercisable Weighted average (i.e., stock value
   employee directors as a    upon the closing   exercise price     less exercise
   group                     of the merger (1)     per share           price)
   -----------------------   ------------------ ---------------- -------------------
   Dale Fuller (3).........           --                --                  --
   Hobart McK. Birmingham..        51,018           $6.4274          $  332,522
   JoAnne M. Butler........       131,249           $4.2377          $1,141,842
   Frederick A. Ball.......       406,249           $4.0313          $3,618,135
   John Walshe (4).........           --                --                  --
   Non-employee directors
    as a group
    (3 persons) (5)........           --                --                  --

  --------
    (1) Assumes a merger consummation date of July 1, 2000.
    (2) February 4, 2000 was the last trading day prior to the signing of the merger agreement.
  (3)All of Mr. Fuller's options are fully vested.
    (4) Neither Mr. Walshe nor 54th Street Partners, LLC has been granted options.
    (5) Options granted to non-employee directors will neither vest nor become exercisable upon the merger.

 Employment and Other Agreements

   Dale Fuller. Inprise is a party to an employment agreement with Dale Fuller, dated April 9, 1999, pursuant to which Mr. Fuller serves as Interim President and Chief Executive Officer of Inprise. The employment agreement was for a six month term which expired on October 9, 1999. For his services during the term, Mr. Fuller was paid the sum of one dollar and was entitled to benefits generally provided to other Inprise executives. Pursuant to the employment agreement, Mr. Fuller was also granted an option to purchase 1,000,000 shares of Inprise common stock at an exercise price of $3.625 per share under the Inprise Corporation Dale Fuller Individual Stock Option Plan. The option vested ratably on a monthly basis over the six-month term of the agreement and is now fully vested. The option is exercisable for a period of twenty-four months following a termination of Mr. Fuller's employment.

   The employment agreement also provides for Mr. Fuller to be paid a "gross-up" payment if any benefit or payment to be received by Mr. Fuller under the employment agreement is subject to the excise tax imposed under Section 4999 of the U.S. Internal Revenue Code. The gross-up payment will offset fully the effect of any excise tax imposed on any "excess parachute payment" Mr. Fuller may receive. In general, Section 4999 of the Code imposes an excise tax on the recipient of any excess parachute payment equal to 20% of such payment. However, the Code provides a "safe harbor" from the excise tax if an employee does not receive parachute payments with a value in excess of 2.99 times the employee's base amount. An employee's base amount is the average taxable compensation received by the employee from his employer over the five taxable years preceding the year in which the change in control occurs. A parachute payment is any payment or benefit which is contingent on a change in control. A gross-up payment will be payable to Mr. Fuller if he receives parachute payments with a value in excess of his safe harbor.

   The term of Mr. Fuller's employment agreement expired on October 9, 1999. Subsequent to such expiration date, Inprise and Mr. Fuller entered into an agreement which extended the term of Mr. Fuller's employment agreement and provided for certain payments to him upon engagement by Inprise of a successor Chief Executive Officer or in the event of a change in control of Inprise. Thereafter, at Mr. Fuller's request, such extension agreement was terminated, and is no longer of any force or effect. Mr. Fuller has not received, and will not receive, any payments thereunder.

   Hobart McK. Birmingham. Inprise is a party to resignation agreement with Hobart McK. Birmingham, which was effective as of March 17, 2000. Pursuant to this agreement, Mr. Birmingham resigned as an executive officer and will resign from his employment with Inprise effective upon consummation of the merger. If the merger is terminated, his employment will terminate, but not prior to June 30, 2000. In no event will his employment continue beyond March 17, 2001.

   During the period from March 17, 2000 until June 30, 2000, or until the date he resigns from employment, if such resignation occurs prior to June 30, 2000, Mr. Birmingham will be paid the sum of $50,000 and will continue to be provided with fringe benefits and the use of an office. After March 17, 2000, Mr. Birmingham will have no specific duties or responsibilities at Inprise, except as mutually agreed to with Inprise. If Mr. Birmingham provides any services to Inprise after March 17, 2000, other than services related to the sale of Inprise's corporate headquarters or to the transition of his duties and responsibilities to other Inprise employees, he will be paid $1,000 per day plus reimbursement for reasonable out-of-pocket expenses.

   In lieu of any severance pay or benefits that he would otherwise be entitled to, on March 17, 2000, Mr. Birmingham received a lump sum severance payment in the amount of $332,000. Notwithstanding the foregoing, Mr. Birmingham will be entitled to continued vesting of his Inprise stock options during the period, if any such period occurs, between June 30, 2000 and the date on which he resigns, and if the consummation of the merger with Corel occurs on or before March 17, 2001, any unvested Inprise stock options that Mr. Birmingham holds will become vested and exercisable pursuant to Mr. Birmingham's change in control agreement. Mr. Birmingham will continue to be bound by the provisions of any proprietary rights or confidentiality agreements with Inprise and has executed a general release of claims in favor of Inprise and has received a similar release from Inprise.

   JoAnne M. Butler. Inprise is a party to an employment agreement with JoAnne
M. Butler, dated July 29, 1999, pursuant to which Ms. Butler serves as Vice President and General Counsel of Inprise at a salary of $190,000 per year. The employment agreement provides that Ms. Butler is eligible for an annual bonus based on an annual target bonus of $76,000. Pursuant to the employment agreement, Ms. Butler was granted an option to purchase 176,500 shares of Inprise common stock at an exercise price of $4.125 per share under Inprise's 1997 Stock Option Plan. The agreement provides that all of the options granted to Ms. Butler under the agreement, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control (e.g., upon the consummation of the merger with Corel). The employment agreement also entitles Ms. Butler to a severance payment in an amount equal to twelve months of her base salary if her employment is terminated by Inprise without cause or upon a constructive termination of her employment.

   Frederick A. Ball. Inprise is a party to an employment agreement with Frederick A. Ball, dated September 16, 1999, pursuant to which Mr. Ball serves as the Vice President and Chief Financial Officer of Inprise at a salary of $300,000 per year. The employment agreement provides that Mr. Ball is eligible for an annual bonus of $100,000. Pursuant to the employment agreement, Mr. Ball was granted an option to purchase 500,000 shares of Inprise common stock at an exercise price of $4.0313 per share under Inprise's 1997 Stock Option Plan. The agreement provides that all of the options granted to Mr. Ball under the agreement, to the extent not already vested and exercisable, shall become vested and exercisable upon a change in control (e.g., upon the consummation of the merger with Corel). The employment agreement also entitles Mr. Ball to a severance payment in an amount equal to twelve months of his base salary if his employment is terminated by Inprise without cause or upon a constructive termination of his employment.

   John Walshe. Inprise is a party to a consulting agreement with 54th Street Partners, LLC, pursuant to which Mr. Walshe provided his services to Inprise. Mr. Walshe is a partner in 54th Street Partners. The consulting agreement also provides for 54th Street Partners to provide the services of five other individuals in respect of sales, customer service, professional services, human resources and technical support. In return for providing Mr. Walshe's services, 54th Street Partners was entitled to a monthly fee of $50,000. 54th Street Partners is entitled to receive an aggregate monthly fee of $119,000 in respect of the services rendered by the individuals who currently provide services under the consulting agreement. 54th Street Partners is also entitled to a performance bonus that is dependent on the price of Inprise common stock. The maximum performance bonus may not exceed $500,000. The consulting agreement provides customary indemnity provisions for both 54th Street Partners and the individuals placed with Inprise. Mr. Walshe's service under the consulting agreement expired on March 31, 2000.

 Indemnification of Officers and Directors

   Corel has agreed in the merger agreement that, after consummation and until the sixth anniversary of the merger, it will indemnify Inprise's directors and officers against losses incurred in connection with any action that arises out of actions or omissions occurring at or before consummation of the merger and all losses arising out of the merger, in each case to the full extent permitted under applicable law.

   Except to the extent required by law, until the sixth anniversary of the consummation of the merger, Corel has agreed not to take any action so as to amend, modify or repeal the provisions for indemnification and limitation of liability of Inprise's directors or officers contained in Inprise's certificate of incorporation or by-laws (which at the effective time of the merger will be no less favorable to such individuals than those maintained by Inprise on February 6, 2000, the date of the merger agreement) in such a manner as would adversely affect the rights of any individual who has served as a director or officer of Inprise prior to the consummation of the merger to be indemnified or limited in their liability in respect of their serving in such capacities prior to the consummation of the merger. Corel has also agreed to honor the indemnification agreements between Inprise and any officer or director of Inprise.

 Directors' and Officers' Insurance

   Corel is required by the merger agreement to maintain for at least six years directors' and officers' liability insurance for the benefit of Inprise's directors and officers similar to the directors' and officers' liability insurance currently provided by Inprise. The insurance policy must be no less favorable than the Inprise policy in effect on February 6, 2000. However, Corel will be obligated to pay only up to 200% of the annual premium paid by Inprise for such insurance in 1999.

Accounting Treatment of the Merger

   Canadian and United States generally accepted accounting principles require that Corel use the purchase method of accounting to account for the merger. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their respective fair values. To the extent that this purchase price exceeds the fair value of the net tangible assets acquired at the effective time of the merger, Corel will allocate the excess purchase price, based on independent expert valuation, to intangible assets which will include purchased in-process research and development and acquired technology, with the remainder to goodwill.

Material Tax Consequences

United States Federal Income Tax Consequences

   The following is a summary of the material anticipated U.S. federal income tax consequences to U.S. persons of their exchange of Inprise common stock for Corel common shares in the merger and their ownership of Corel common shares. The discussion which follows is based on the U.S. Internal Revenue Code, applicable Treasury regulations, administrative rulings and pronouncements and judicial decisions as of the date of this summary, all of which could change. Any change, which may be retroactive, could affect the tax consequences discussed herein. This discussion is also based on representations made by Corel, Inprise, and others, that are consistent with the state of facts expected to exist at the effective time of the merger. However, if any of these representations is inaccurate, the tax consequences of the merger and the ownership of Corel common shares could differ from those described herein.

   This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. persons in light of their particular circumstances and, except where specifically noted, does not address the effects of any state, local or non-United States tax laws. In addition, the discussion below relates to

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

U.S. persons, as described below under "U.S. Persons", who hold Inprise common stock and will hold Corel common shares as capital assets. These persons will be referred to as U.S. stockholders. The U.S. federal income tax treatment of an Inprise stockholder may vary depending upon the shareholder's particular situation, and some stockholders may be subject to special rules not discussed below. These stockholders include, for example

  .  insurance companies,

  .  tax-exempt organizations,

  .  financial institutions,

  .  broker-dealers or traders in securities,

  .  stockholders whose functional currency is not the U.S. dollar,

  . stockholders who hold Inprise common stock or Corel common shares as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment consisting of Inprise or Corel common shares and one or more other investments,

  .  stockholders who are foreign persons or U.S. expatriates, and

  . individuals who received Inprise common stock pursuant to the exercise of employee stock options or otherwise as compensation.

   In addition, the following discussion, including the legal opinions discussed below, does not address the U.S. federal income tax consequences to any Inprise stockholder who will own 5 percent or more of either the total voting power or the total value of the outstanding Corel common shares after the merger, determined after taking into account ownership under the applicable attribution rules of the U.S. Internal Revenue Code and Treasury regulations. These persons will be referred to as 5 percent transferee shareholders.

   EACH INPRISE STOCKHOLDER IS STRONGLY ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP OF COREL COMMON SHARES, INCLUDING THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO SUCH STOCKHOLDER, AND AS TO ANY ESTATE, GIFT, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES THEREOF.

 U. S. Persons

   As stated above, this summary is limited to U.S. persons who hold Inprise common stock as a capital asset. Generally, a U.S. person is

  .  an individual that is a citizen or resident of the U.S.,

  . a corporation, partnership or other entity, other than a trust, created or organized in or under the laws of the United States or any political subdivision thereof,

  . an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  . a trust if, in general, a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

   EACH INPRISE STOCKHOLDER WHO IS NOT A U.S. PERSON IS STRONGLY ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP OF COREL COMMON SHARES.

   Consequences of the Merger

   The obligations of Corel and Inprise to complete the merger are conditioned on the receipt of opinions from their respective U.S. counsel, Milbank, Tweed, Hadley & McCloy LLP for Corel and Skadden, Arps, Slate, Meagher & Flom LLP for Inprise. These opinions, which will be dated as of the closing date of the merger and will be based on facts, representations and assumptions set forth or referred to therein which are consistent with the state of facts existing at that time, will be substantially to the effect that for U.S. federal income tax purposes:

  .  the merger will be treated as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, and

  . in the case of the opinion to be received by Inprise, provided that Inprise complies with reporting requirements contained in the applicable regulations of the U.S. Treasury Department, no gain or loss will be recognized by a U.S. stockholder of Inprise who exchanges Inprise common stock for Corel common shares pursuant to the merger, except with respect to any cash received in lieu of a fractional interest in Corel common shares.

   Based on the above opinions to be delivered at the effective time of the merger, the following U.S. federal income tax consequences should result:

  . Gain or loss. None of Corel, Inprise or Carleton Acquisition will recognize any gain or loss as a result of the merger. Provided that Inprise complies with reporting requirements contained in the applicable U.S. Treasury regulations, no gain or loss will be recognized by a U.S. stockholder of Inprise who exchanges Inprise common stock for Corel common shares pursuant to the merger, except with respect to any cash received in lieu of a fractional interest in Corel common shares.

  . Tax basis. The aggregate tax basis of the Corel common shares received by an Inprise U.S. stockholder in exchange for Inprise common stock pursuant to the merger, including any fractional interest in Corel common shares for which cash is received, will equal such shareholder's tax basis in the Inprise common stock surrendered in exchange therefor.

  . Holding period. The holding period of the Corel common shares received by an Inprise U.S. stockholder pursuant to the merger will include the holding period of the Inprise common stock surrendered in exchange therefor.

  . Fractional shares. An Inprise U.S. stockholder who receives cash in payment for a fractional interest in Corel common shares pursuant to the merger will be treated as having actually received the fractional interest and then exchanging it for cash, and, consequently, will generally recognize capital gain or loss on the deemed exchange in an amount equal to the difference between the amount of cash received and the tax basis of the Inprise stock allocable to that fractional interest.

   THE TAX CONSEQUENCES DESCRIBED ABOVE DO NOT APPLY TO A 5 PERCENT TRANSFEREE STOCKHOLDER. EACH 5 PERCENT TRANSFEREE STOCKHOLDER IS STRONGLY ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, INCLUDING ENTERING INTO A GAIN RECOGNITION AGREEMENT IN ACCORDANCE WITH APPLICABLE TREASURY REGULATIONS.

   Ownership of Corel Common Shares

   Distributions. The amount of any distribution made to a U.S. shareholder on or with respect to Corel common shares, without subtraction for foreign taxes (including Canadian taxes) withheld from the amounts received, will be treated as a dividend and be taxable as ordinary income to the extent that the distribution is made out of Corel's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of any distribution exceeds Corel's accumulated earnings and profits for a taxable year, the excess will be treated as a tax-free return of capital which reduces a U.S. shareholder's tax basis in the Corel common shares to the extent of the tax basis, and thereafter as capital gain from the sale or exchange of property. Corel U.S. shareholders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions by Corel because Corel is a foreign corporation. Distributions paid in Canadian dollars will be taken into account by a U.S. shareholder at a U.S. dollar amount calculated by reference to the exchange rate on the date the distributions are received or treated as received, including the amount of any Canadian withholding tax thereon, whether or not the distributions are converted into U.S. dollars. If a U.S. shareholder does not convert the Canadian dollars received as a distribution into U.S. dollars on such date, the shareholder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent disposition of the Canadian dollars should generally be treated as ordinary income or loss.

   A Corel U.S. shareholder will have the option of claiming any amount of Canadian tax withheld at the source on the distribution of dividends on the Corel common shares as either a deduction from adjusted gross income or, subject to specific complex limitations on foreign tax credits generally, as a dollar-for-dollar credit against the shareholder's U.S. federal income tax liability. For a discussion of the Canadian taxes that may be withheld from dividends paid by Corel to U.S. shareholders see "Canadian Federal Income Tax Consequences" below. EACH INPRISE STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE AVAILABILITY OF, AND THE LIMITATION ON, THE U.S. FOREIGN TAX CREDIT.

   Disposition. Gain or loss realized by a Corel U.S. shareholder on the sale, exchange or other taxable disposition of Corel common shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized on that sale, exchange or other disposition and the U.S. shareholder's adjusted tax basis in the Corel common shares surrendered. The gain or loss will be long term capital gain or loss if the U.S. shareholder's holding period for its Corel common shares is more than one year. Any gain or loss realized generally will be U.S. source.

   Special Provisions Applicable to Foreign Corporations.

   The United States has a special tax regime whereunder a U.S. shareholder of a passive foreign investment company, or PFIC, may be disadvantageously treated. The PFIC regime applies to any U.S. shareholder, without regard to the magnitude of its interest, that owns shares of a PFIC. A PFIC is defined to be any foreign corporation if 75% or more of its gross income is "passive income" or the average percentage of its assets, by value, that produce passive income or that are held for the production of passive income is at least 50%. Under the applicable U.S. federal income tax law, the receipts from the licensing of software may be treated as royalty income. While royalty income may be passive income under the relevant provision of the U.S. federal tax law, royalty income earned by a corporation that actively developed and marketed the property generating the royalty is not passive income so long as the corporation engages in the business of developing and/or marketing such property. Corel believes that it is not a PFIC and, does not expect to become a PFIC after the merger. ACCORDINGLY, THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE POTENTIAL APPLICATION OF THE PFIC PROVISIONS. EACH INPRISE U.S. STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE POTENTIAL APPLICATION OF THE PFIC PROVISIONS TO COREL NOW OR IN THE FUTURE.

   Information Reporting and Backup Withholding

   In general, information reporting requirements will apply to dividends in respect of the Corel common shares or the proceeds received on the sale, exchange, or redemption of the Corel common shares paid within the United States, and in some cases, outside of the United States, to shareholders other than certain exempt recipients, such as corporations, and a 31% backup withholding may apply to the amounts if the stockholder fails to provide an accurate taxpayer identification number or to report dividends required to be shown on its U.S. federal income tax returns. The amount of any backup withholding from a payment to a stockholder will be allowable as a refund or credit against the shareholder's U.S. federal income tax liability.

Canadian Federal Income Tax Consequences

   The following is a discussion of the material Canadian federal income tax consequences to holders of Inprise common stock who acquire Corel common shares as a result of the merger.

   This discussion applies only to a holder of Inprise common stock who, for the purposes of the Income Tax Act (Canada), at all relevant times, deals at arm's length with Inprise and Corel, holds Inprise common stock and Corel common shares acquired as a result of the merger as capital property, is not affiliated with Inprise or Corel, and does not use or hold and is not deemed to use or hold Inprise common stock or Corel common shares in connection with the carrying on of a business in Canada.

   Inprise common stock and Corel common shares will generally be considered to be capital property to a holder for purposes of the Income Tax Act (Canada) unless the holder holds such shares in the course of carrying on a business of trading or dealing in securities or otherwise as part of a business of buying and selling securities or the holder acquired such shares as part of a transaction considered to be an adventure or concern in the nature of trade.

   This summary is not applicable to a holder which is a "financial institution" as defined in the Income Tax Act (Canada) for purposes of the mark-to-market rules.

   This discussion is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder in force as of the date hereof, all specific proposals to amend the Income Tax Act (Canada) and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and the current published administrative practices of the Canada Customs and Revenue Agency. This discussion is not exhaustive of all possible Canadian federal income tax consequences and, except for the publicly announced proposals, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action, nor does it take into account provincial, territorial or foreign tax consequences which may differ significantly from those discussed herein.

   Holders of Inprise common stock should consult with their own tax advisors for advice relating to the tax consequences to them having regard to their own particular circumstances.

 U.S. Resident Holders.

   The following portion of this summary of Canadian federal income tax consequences is applicable to a holder of Inprise common stock who acquires Corel common shares pursuant to the merger, who is not a resident of Canada for purposes of the Income Tax Act (Canada), and who is a resident of the United States, for purposes of the Canada-United States Income Tax Convention, referred to as a "U.S. holder".

   This summary does not apply to a U.S. holder which is an organization exempt from tax in the United States and described in Article XXI of the income tax convention or a U.S. holder which is a non-resident insurer carrying on an insurance business in Canada and elsewhere.

   Dividends on Corel Common Shares. Subject to the provisions of the income tax convention, Canadian withholding tax at a rate of 25% will be payable on dividends paid or credited, or deemed to be paid or credited, by Corel to a U.S. holder on Corel common shares. Under the income tax convention, the withholding tax rate is generally reduced to 15% or, if the U.S. holder is a corporation that owns 10% or more of Corel voting stock, to 5%.

   Disposition of Corel Common Shares. Upon a disposition or deemed disposition by a U.S. holder of Corel common shares, a capital gain or capital loss will generally be realized by the U.S. holder to the extent that the proceeds of disposition, less reasonable costs of disposition, exceed, or are exceeded by, the adjusted cost base of the Corel common shares to such U.S. holder. A deemed disposition of Corel common shares will arise on the death of a U.S. holder.

   Subject to the provisions of the income tax convention, capital gains realized by a U.S. holder on a disposition or deemed disposition of Corel common shares will not be subject to tax under the Income Tax Act (Canada) unless the Corel common shares constitute "taxable Canadian property", as defined in the Income Tax Act (Canada), to such U.S. holder at the time of the disposition or deemed disposition, in which case the capital gains will be subject to tax under the Canadian Tax Act at rates which will approximate those payable by a Canadian resident. Please see discussion below for further details. Corel common shares generally will not be taxable Canadian property to a U.S. holder at the time of a disposition or deemed disposition of such shares unless, at that time, the shares are not listed on a prescribed stock exchange, which includes the Nasdaq and The Toronto Stock Exchange, or, at any time during the 60 month period immediately preceding such time, the U.S. holder, persons with whom the U.S. holder did not deal at arm's length or the U.S. holder together with such persons, owned or had an interest in or a right to acquire 25% of more of the issued shares of any class or series of shares of capital stock of Corel.

   Further, under the income tax convention, a U.S. holder will not be subject to tax under the Income Tax Act (Canada) on a disposition or deemed disposition of Corel common shares, even if the shares constitute taxable Canadian property to such U.S. holder at the time of the disposition or deemed disposition, unless, at the time of the disposition or deemed disposition, the value of the Corel common shares is derived principally from real property situated in Canada. Corel believes that the Corel common shares do not now derive their value principally from real property situated in Canada. However, the determination must be made at the time of the disposition or deemed disposition.

   Canadian Resident Holders.

   The following portion of this summary of Canadian federal income tax consequences is applicable to a holder of Inprise common stock who acquires Corel common shares pursuant to the merger and who, for purposes of the Income Tax Act (Canada), is resident in Canada. These persons will be referred to as "Canadian holders."

   Disposition of Inprise Common Stock. A Canadian holder of Inprise common stock who acquires Corel common shares pursuant to the merger will realize a capital gain, or capital loss, equal to the amount by which the fair market value of the Corel common shares received on the merger plus the amount of any cash received instead of a fractional interest in a Corel common share, net of any reasonable costs of disposition, exceeds, or is less than, the adjusted cost base of the Inprise common stock to the Canadian holder immediately before the disposition.

   A Canadian holder generally will be required to include in his or her income two-thirds of the amount of any capital gain, a "taxable capital gain," resulting from the disposition of Inprise common stock and generally will be entitled to deduct two-thirds of the amount of any capital loss, an "allowable capital loss", resulting from the disposition of Inprise common stock against taxable capital gains realized by the Canadian holder in the year of disposition. Allowable capital losses in excess of taxable capital gains for a taxation year, generally may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such years to the extent and under the circumstances permitted in the Income Tax Act (Canada). Where a Canadian holder is an individual, a capital gain may give rise to alternative minimum tax under the Income Tax Act (Canada).

   Canadian-controlled private corporations are subject to an additional refundable tax of 6 2/3% of investment income, which includes taxable capital gains.

   Disposition of Corel Common Shares. The disposition of Corel common shares acquired pursuant to the merger will be taxed in the same manner as described immediately above in "Disposition of Inprise Common Stock." In determining the adjusted cost base to a Canadian holder of Corel common shares, the cost of such shares acquired in the merger, which will equal the fair market value of such shares at the time of the merger, will be averaged with that of all other Corel common shares held by such holder immediately before the disposition.

   Dividends. Dividends received on the Corel common shares will be subject to the tax treatment generally applicable to dividends received from Canadian public corporations on ordinary common shares.

Regulatory Approvals Required

   U.S. Antitrust. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and its related rules and regulations prohibit Corel and Inprise from consummating the merger until Corel and Inprise make a filing with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the specified Hart-Scott-Rodino Antitrust Improvements Act waiting period requirements have been satisfied. On March 9, 2000, Inprise made a filing with the Antitrust Division and the Federal Trade Commission. On March 10, 2000, Corel made a filing with the Antitrust Division and the Federal Trade Commission. Under the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act, the merger cannot be consummated until the expiration or early termination of a 30 calendar day waiting period that began on March 11, 2000. Either the Federal Trade Commission or the Antitrust Division may issue a request for additional information or documentary material, which will extend the waiting period until 20 days following substantial compliance with the request by both parties, unless the waiting period is terminated earlier. If it believes that the merger would violate the federal antitrust laws by substantially lessening competition in any line of commerce affecting U.S. consumers, the Federal Trade Commission may challenge the merger by seeking a federal court order temporarily enjoining the transaction pending conclusion of an administrative hearing. The Federal Trade Commission may also proceed with an administrative proceeding if the injunction is denied, and if the merger is found to be anticompetitive, challenge it after the fact. There is a risk that a challenge to the merger will be made and, if such a challenge is made, that it would succeed. Expiration or termination of the HSR Act waiting period is a condition to the merger. See "The Merger Agreement--Conditions to the Completion of the Merger."

   Other Laws. Inprise and Corel conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the merger. Inprise and Corel are currently in the process of reviewing whether other filings or approvals may be required or desirable in these other jurisdictions. Some of these filings may not be completed before the closing, and some of these approvals, which are not as a matter of practice required to be obtained prior to effectiveness of a merger transaction, may not be obtained prior to the closing.

Stock Exchange Listings

   For the merger to occur, the Corel common shares to be issued to Inprise stockholders in the merger and under options granted in substitution for options under Inprise's stock option plans must be approved for listing on The Toronto Stock Exchange, subject to official notice of issuance. The Toronto Stock Exchange has conditionally granted approval for the issuance of the shares of Corel to be issued to Inprise stockholders subject to Corel fulfilling all of its requirements. Corel will apply to The Toronto Stock Exchange for approval of the Corel transition stock option plan and will apply for approval of the quotation on Nasdaq of the Corel common shares issuable in the merger and pursuant to the Corel transition stock option plan. Following the completion of the merger, Inprise common stock will not trade on any exchange.

Resale of Corel Common Shares

   Corel common shares to be issued to Inprise stockholders in the merger have been registered under the Securities Act of 1933 and generally may be traded freely. However, transfer of Corel common shares held by persons who are deemed affiliates of Inprise at the time of the Inprise special meeting will require either:

  . the further registration under the Securities Act of the Corel common shares to be transferred,

  . compliance with Rule 145 under the Securities Act, which permits limited sales under certain circumstances, or

  .  the availability of another exemption from registration.

   An "affiliate" of Inprise is a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Inprise. These restrictions are expected to apply to the directors and executive officers of Inprise and the holders of 10% or more of Inprise common stock. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest.

   Under Rule 145, for one year following the effective time of the merger, an affiliate together with certain related persons would be entitled to sell any Corel common shares acquired in connection with the merger publicly only through unsolicited brokers' transactions or in transactions directly with a market maker. Also, the number of shares to be sold within any three-month period may not exceed the greater of 1% of the outstanding Corel common shares or the average weekly trading volume of the stock during the four calendar weeks preceding the sale. Rule 145 would remain available to affiliates only if Corel remains current with its informational filings with the Securities and Exchange Commission under the Exchange Act.

   One year after the effective time of the merger, a person who was an affiliate of Inprise at the time of the Inprise special meeting would be able to sell Corel common shares acquired in the merger free of the manner of sale and volume limitations if Corel is current with its Exchange Act filings and the person is not then an affiliate of Corel. Two years after the effective time of the merger, a person who was an affiliate of Inprise at the time of the Inprise special meeting would be able to sell Corel common shares acquired in the merger without restrictions so long as the person had not been an affiliate of Corel for at least three months.

   The merger agreement requires that at least 30 days prior to the closing of the merger, Inprise will deliver a letter to Corel identifying all persons who, at the time of the Inprise special meeting, may, in Inprise's reasonable judgment, be deemed to be affiliates of Inprise and use its reasonable best efforts to cause each affiliate of Inprise to deliver to Corel on or prior to the closing of the merger a written agreement to the effect that such persons will not sell or dispose of any of the Corel common shares issued to them in the merger unless the sale or disposition has been registered under the Securities Act, complies with Rule 145, in the opinion of the affiliate's legal counsel, is otherwise exempt from the registration requirements under the Securities Act.

   Under Canadian provincial securities laws, Corel common shares issued in connection with the merger will be freely transferable subject to restrictions applicable to so-called control persons. Generally, a control person is a shareholder holding more than 20% of the Corel common shares or holding a sufficient number of Corel common shares to affect materially the control of Corel.

Dissenters' Rights of Appraisal

   Inprise stockholders.

   Inprise is a Delaware corporation. Under Delaware corporation law, Inprise stockholders are not entitled to dissenters' rights of appraisal in connection with the merger because their shares of common stock are traded on Nasdaq and the stockholders will receive stock of the surviving corporation that is listed on Nasdaq and cash instead of fractional shares in exchange for their common stock as a result of the merger.

   Corel shareholders.

   Corel is a corporation organized under the Canada Business Corporations Act. Under that statute, Corel shareholders do not have dissenters' rights of appraisal in connection with the merger.

                              THE MERGER AGREEMENT

   Although this section describes the material provisions of the merger agreement not discussed elsewhere in this joint proxy statement/prospectus, it does not purport to describe all of its provisions. A copy of the merger agreement is attached to this joint proxy statement/prospectus as ANNEX A, and is incorporated in this document by reference. All stockholders of Inprise and shareholders of Corel are urged to read the entire merger agreement carefully.

What Inprise Stockholders Will Receive in the Merger

   Each share of Inprise common stock issued and outstanding at the effective time of the merger will be converted automatically into the right to receive
0.747 of a Corel common share. Shares of Inprise common stock owned by Inprise as treasury stock or by Corel or its subsidiaries will be cancelled. Each share of Inprise series C preferred stock will be converted automatically into the right to receive 8,032.2576 Corel common shares.

   If the conversion of shares of Inprise common stock into Corel common shares results in any former Inprise stockholder being entitled to receive a fraction of a Corel common share, no fraction of a Corel common share will be delivered. Rather than receiving a fraction of a share, former Inprise stockholders will receive a cash payment, without interest and subject to the payment of applicable withholding taxes, based on the average of the closing sales prices of Corel common shares for the ten trading days prior to the closing date of the merger, as reported on Nasdaq.

   If before the merger, either Inprise or Corel changes its common shares into a different number or kind of shares or securities, then a proportionate adjustment will be made to the number of Corel common shares to be received by Inprise stockholders so that the equity interest to be received by Inprise stockholders is equivalent to what they would have received had no such change occurred.

 Example:

  . If you currently own 500 shares of Inprise common stock, then after the merger you will receive 373 Corel common shares and a check for the value .50 of a Corel common share, rounded to the nearest one cent. The value of the shares that you will receive will fluctuate as the price of Corel common shares changes after the merger.

  . On . , 2000, the last per share sales price of Corel common shares on Nasdaq was $ . . Applying the 0.747 exchange ratio to the Corel last reported sales price on that date, each holder of Inprise common stock would be entitled to receive Corel common shares with a market value of approximately $ . for each share of Inprise common stock. However, the market prices for Inprise common stock and Corel common shares are likely to change between now and the merger. You are urged to obtain current price quotes for Corel common shares and Inprise common stock.

What Corel Shareholders Will Receive in the Merger

   The holders of Corel common shares prior to the merger will continue to hold the same number of Corel common shares following the merger. However, following the merger, such shareholders will no longer hold, collectively, 100% of the issued and outstanding Corel common shares. After completion of the merger, it is expected that, on a fully diluted basis, Corel's shareholders will own approximately 56% of Corel's common shares and Inprise's stockholders will hold approximately 44% of Corel's common shares.

Effective Time of the Merger

   The closing of the transactions contemplated by the merger agreement is expected to take place at 10:00 a.m., Eastern time, on the second business day following the date when all of the conditions to the obligations of Inprise and Corel set forth in the merger agreement have been satisfied or waived. On the date of the closing, Inprise will file a certificate of merger with the Secretary of State of the State of Delaware under which Corel's merger subsidiary will be merged into Inprise. The merger will become effective when such certificate of merger is deemed filed by the Delaware Secretary of State.

Procedures for Exchange of Stock Certificates

   Corel has appointed Montreal Trust Company of Canada as exchange agent in connection with the merger. Immediately prior to the time the merger becomes effective, Corel will deposit with the exchange agent, in trust for the benefit of former Inprise stockholders, certificates representing Corel common shares to be issued and the cash to be paid instead of fractional shares under the terms of the merger agreement.

   As soon as practicable after the merger is consummated, the exchange agent will send to each former stockholder of Inprise a letter and instructions for exchanging the stockholder's Inprise stock certificates for the share certificates of Corel. After the merger becomes effective, shares of Inprise common stock and Inprise preferred stock will represent only the right to receive:

  . certificates representing Corel common shares into which the stockholder's shares of Inprise common stock or Inprise preferred stock are converted, and

  . a check for any fractional share interests and any dividends or distributions as described below.

   The Corel common share certificates and any checks will be delivered to each former Inprise stockholder upon receipt by the exchange agent of certificates representing the stockholder's shares of Inprise common stock and Inprise preferred stock, along with a properly completed letter transmitting the certificates. If any of the certificates of Inprise common stock or Inprise preferred stock have been lost, stolen or destroyed, the stockholder must deliver an affidavit of loss to Corel or the exchange agent. No interest will be paid on any cash to be paid instead of fractional shares.

   You should not send in your certificates representing Inprise common stock or Inprise preferred stock until you receive instructions from the exchange agent.

   The exchange agent, on Corel's demand, will deliver to Corel any certificates representing Corel common shares or cash which remain undistributed to the Inprise stockholders for six months after the merger. Inprise stockholders who have not then submitted their Inprise certificates may look only to Corel as general creditors for payment of their claim for Corel common shares, cash in lieu of fractional Corel common shares and dividends or distributions on Corel common shares. Neither Inprise, Corel nor the exchange agent will be liable to any former Inprise stockholder for any shares or cash delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

   Certificates representing Inprise common stock or Inprise preferred stock surrendered for exchange by any person constituting an affiliate of Inprise for purposes of Rule 145 under the U.S. Securities Act of 1933 may not be exchanged until Corel has received an affiliate agreement from such person. The form of such affiliate agreement is included as Exhibit A to the merger agreement which is attached to this joint proxy statement/prospectus as ANNEX A.

   Until their outstanding certificates representing Inprise common stock or Inprise preferred stock are surrendered, former stockholders of Inprise will not receive any dividends payable to Corel shareholders for any period after the merger becomes effective. When Inprise stockholders surrender their certificates formerly representing Inprise common stock or Inprise preferred stock, the certificates will be canceled and exchanged for certificates of Corel common shares and cash representing fractional shares. In addition, when Corel share certificates are issued to former stockholders of Inprise, any dividend declared by Corel with a record date, for common shareholders entitled to receive the dividend, corresponding to or after the date the merger becomes effective and a payment date prior to the date the Inprise certificates are surrendered will be paid promptly to the former Inprise stockholders. No interest will be paid on these dividends.

   The exchange agent may deduct any amounts required to be withheld under the federal, state or local income tax laws of the United States, Canada or any other applicable jurisdiction from any shares of common stock or cash payments made to a former Inprise stockholder. For United States and Canadian federal income tax purposes, former Inprise stockholders will be treated as having received any amounts withheld by the exchange agent.

Stock Options and Warrants

 Treatment of Options and Warrants to Purchase Inprise Common Stock

   Each outstanding option, warrant or other right to purchase Inprise common stock as of the effective time of the merger will become an option, warrant or other right to acquire a number of Corel common shares, rounded down to the nearest whole number, equal to the product of the number of shares of Inprise common stock purchasable under such option, warrant or other right immediately prior to the effective time of the merger and 0.747. The option, warrant or other right exercise price will be the amount, rounded up to the nearest cent, equal to the exercise price of the option, warrant or other right divided by
0.747. Corel will comply with the Inprise stock option plans and take actions within its control that are reasonably necessary to ensure that each Inprise stock option that is an incentive stock option as defined in Section 422 of the U.S. Internal Revenue Code will continue to qualify under that section.

   As soon as practicable after the merger, Corel will file with the SEC a registration statement on Form S-8 with respect to the shares of Corel common shares purchasable under such options and will use its best efforts to maintain the effectiveness of the registration statement for so long as such options remain outstanding.

 Treatment of Options and Warrants to Purchase Corel Common Shares

   Each outstanding option, warrant or other right to purchase Corel common shares as of the effective time of the merger will remain outstanding without any change to its terms.

Conduct of Business Before the Merger

   Inprise and Corel have each agreed that, until either the merger is completed or the merger agreement is terminated, it will conduct its business only in the ordinary course consistent with past practice. Specifically, each of Inprise and Corel have agreed to use all commercially reasonable efforts to:

  .  preserve its present business organization and reputation,

  .  keep its key personnel,

  .  maintain its assets in good working order,

  .  maintain insurance,

  .  preserve its relationships with customers and suppliers, and

  .  comply in all material respects with applicable laws and orders.

   In addition, neither company will take actions outside the ordinary course of business, except as permitted by the merger agreement or required by law. The merger agreement limits each company's right to:

  .  amend its charter documents,

  .  pay dividends or make distributions,

  .  reclassify its capital stock,

  .  adopt a plan of reorganization,

  .  repurchase capital stock or options,

  .  sell its stock or options,

  .  make acquisitions,

  .  dispose of assets,

  . change pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practices or policies,

  . change its method of calculating reserves for accounting, financial reporting or tax purposes,

  .  make tax elections or settle income tax liabilities,

  .  incur or repay indebtedness,

  .  enter into or amend employee benefit plans,

  .  increase employee compensation or fringe benefits,

  .  make capital expenditures,

  . pay, discharge or settle claims or obligations, including those relating to the merger,

  .  enter into or modify contracts with affiliates, or

  .  make changes in its lines of business.

   The parties have agreed to confer on a regular basis with the other party relating to matters relevant to the merger, and to promptly advise the other party of any change which could harm such party or its ability to complete the merger. No party will be required, however, to make any disclosure that would violate applicable law.

   Each party will use all commercially reasonable efforts to cure any circumstance that will cause the merger agreement to be breached. The parties will also take all commercially reasonable steps to satisfy the conditions to the other party's obligations in the merger agreement and to consummate and make effective the transactions contemplated by the merger agreement.

   Finally, each party has agreed not to amend or take any action or fail to take any action with respect to its rights plan which would result in its rights plan applying to the merger or to the stock option agreements.

Offers from Other Parties

   In the merger agreement, Inprise and Corel agreed that until either the termination of the merger agreement or the time of the merger, neither party will initiate, solicit or knowingly encourage any inquiries or proposal to acquire:

  .  all or any significant portion of its assets,

  .  25% or more of the outstanding shares of its common stock, or

  . 25% of the outstanding shares of the capital stock of any of its subsidiaries.

   If a third party contacts either Inprise or Corel with such a proposal, that party must notify the other party immediately.

   Under the merger agreement, however, neither party's board is prohibited from furnishing information to or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide proposal if the following conditions are satisfied:

  . the party has entered into a confidentiality agreement with the person or group containing terms and conditions no less favorable to the party than the confidentiality agreement between Inprise and Corel,

  . the party's board based on the advice of outside counsel, determines in good faith and in its reasonable judgment that this action is required for the board to comply with its fiduciary duties to its shareholders as imposed by law,

  . the party's board, based on the advice of its financial advisor, determines in good faith and in its reasonable judgment that the alternative proposal is likely to result in a proposal superior to the merger, and

  . the party considering the alternative proposal keeps the other party to the merger agreement fully informed of all discussions or negotiations.

Conditions to the Completion of the Merger

   Mutual Closing Conditions. Before the merger can occur, the following conditions must be satisfied or, to the extent legally permissible, waived by the appropriate party or parties.

  . the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or been terminated,

  . the requisite vote of the Corel shareholders and Inprise stockholders shall have been obtained,

  . the Corel common shares issuable to Inprise stockholders in the merger and under Inprise stock plans following the effective time of the merger shall have been conditionally approved for listing on The Toronto Stock Exchange and approved for quotation on Nasdaq,

  . no regulatory authority shall have enacted or enforced any law or order which has the effect of restricting the merger,

  . specified consents from, actions of, filings with and notices to governmental or regulatory authorities and third parties shall have been made or obtained,

  . the representations and warranties made by the other party in the merger agreement, taken as a whole, must be true and correct on the date of the merger. However, this condition would be deemed satisfied unless the failure of the representation and warranty to be true and correct would have a material adverse effect on the business, financial condition or results of operations of the company making the representation and warranty,

  . the other party must have performed and complied with, in all material respects, each agreement it is required to perform before closing, and

  . Corel and Inprise each shall have received a tax opinion from its counsel substantially to the effect that the merger will be treated as a reorganization under section 368(a) of the U.S. Internal Revenue Code and, in the case of the opinion to be received by Inprise, no gain or loss will be recognized by an Inprise stockholder for U.S. federal income tax purposes, except with respect to any cash received instead of a fractional interest in Corel common shares.

   Additional Closing Conditions for Inprise's Benefit. Inprise's obligation to complete the merger is subject to the following additional conditions:

  . Corel shall have appointed Mr. Fuller and one other Inprise designee, to be agreed upon with Corel, directors of Corel, and

  .  Corel shall have appointed Mr. Fuller chairman of the Corel board.

Representations and Warranties

   In the merger agreement, each of Inprise and Corel made reciprocal representations and warranties, subject to exceptions which were disclosed by the appropriate party, concerning their business and assets. The representations and warranties must be true and correct at the time of the merger or else the other party will not be required to complete the merger, except that the other party would be required to complete the merger if the failure of the representations and warranties to be true and correct would not have a material adverse effect on the business, financial condition or results of operations of the company making the representations and warranties. A material adverse effect does not include any of the following:

  . a change in the market price or trading volume of the party's common stock,

  . a change in the party's financial performance that is temporary in nature, resulting from the public announcement or the pendency of the merger,

  .  conditions affecting the industries in which the party operates,

  . a failure by the party to meet internal earnings or revenue projections or the earnings or revenue projections of equity analysts unless the failure results from a non-temporary underlying change, effect, event, state of facts or development,

  . any adverse change, event or effect that is caused by conditions affecting the economy of the United States or Canada generally or the economy of any nation or region in which the party or any of its subsidiaries conducts business that is material to the business of the entity and its subsidiaries, taken as a whole,

  . any disruption of customer or supplier relationships arising primarily out of or resulting primarily from actions contemplated by the parties in connection with, or which is primarily attributable to, the execution or announcement of the merger agreement and the transactions contemplated thereby, and

  . the loss of employees or other adverse effects resulting from the announcement and pendency of the merger.

   The representations and warranties made by the parties include representations and warranties as to:

  .  due organization, valid existence and good standing,

  .  capitalization,

  .  corporate authority to enter into the merger agreement,

  .  non-contravention, governmental approvals and required consents,

  . documents, financial statements and other reports that have been or will be filed with the Securities and Exchange Commission,

  .  absence of certain changes or events,

  .  absence of undisclosed liabilities,

  .  legal actions and proceedings,

  . information to be supplied in filings with the Securities and Exchange Commission related to the merger,

  .  compliance with laws and governmental orders,

  .  compliance with agreements,

  .  taxes,

  .  employee benefits plans,

  .  labor matters,

  .  environmental matters,

  .  intellectual property,

  .  required vote by stockholders of Inprise and shareholders of Corel,

  .  ownership of the other party's common stock or shares,

  . the applicability of takeover laws to the transactions contemplated by the merger agreement, and

  .  amendments to shareholders rights agreements.

Termination of the Merger Agreement

   Inprise or Corel may terminate the merger agreement and abandon the merger, whether before or after receiving shareholder approval, if:

  . we do not complete the merger by October 31, 2000. However, this date will be extended to November 30, 2000 if the reason for not closing by October 31, 2000 is that the regulatory conditions specified in the merger agreement have not been satisfied by that date,

  . Inprise stockholders or Corel shareholders do not give the required approvals,

  . the other party materially breaches the merger agreement and the breach is not curable, or, if curable, is not cured within 30 days following receipt by the non-terminating party of notice of the breach from the terminating party,

  .  a law or court order permanently prohibits the merger, or

  . the other party's board withdraws or changes, in a manner materially adverse to the terminating party, in the case of Inprise, its approval or recommendation of the merger agreement or the merger or, in the case of Corel, the approval or recommendation of the issuance of Corel common shares in the merger or the Corel transition stock option plan.

   In addition, either party can terminate the merger agreement if its board determines in good faith that termination is required to comply with its fiduciary duties by reason of a third party's acquisition proposal. However, the terminating party may not terminate for this reason unless the following conditions are met:

  . the acquisition proposal involves consideration that the terminating party's board, based on the advice of its financial advisor, determines is superior to the merger consideration,

  . the terminating party's board has concluded that the acquisition proposal is superior, is reasonably likely to be consummated and is not conditioned on the receipt of financing,

  . the terminating party gives the other at least three business days' written notice before announcing its termination of the merger agreement,

  . the terminating party provides the other with a reasonable opportunity to make an equivalent proposal to enable the parties to proceed with the merger, and

  .  the terminating party first pays the termination fee discussed below.

   Finally, Corel and Inprise can mutually agree to terminate the merger agreement.

Termination Fees

   Under certain circumstances, the termination of the merger agreement will result in a termination fee becoming due. Where Corel is owed a termination fee, the amount payable is $29.5 million. Where Inprise is owed a termination fee, the amount payable is $44.5 million. A termination fee will become payable by a party upon the occurrence of any of the following events:

  . if the party terminates the agreement to accept a superior proposal as described above,

  . if the other party's board withdraws or changes, in a manner materially adverse to the terminating party, in the case of Inprise, its approval or recommendation of the merger agreement or the merger or, in the case of Corel, the approval or recommendation of the issuance of Corel common shares in the merger or the Corel transition stock plan.

  . if any person makes an alternative acquisition proposal with respect to the party, the party's stockholders do not approve the transaction and thereafter either party terminates the merger agreement and the party that received the alternative acquisition proposal enters into a definitive agreement with respect to an alternative proposal within nine months of the date of such termination.

  . if any person makes an alternative acquisition proposal with respect to a party, and thereafter the other party shall terminates the merger agreement because of a material breach of the agreement, and the party that received the alternative acquisition proposal enters into a definitive agreement with respect to an alternative acquisition within nine months of the date of such termination.

  . if any person makes an alternative acquisition proposal with respect to the party and thereafter the merger agreement is terminated because of the failure to close by October 31, 2000 or because of a governmental restraint, and the party that received the alternative acquisition proposal enters into a definitive agreement with the party who has made the alternative acquisition proposal within nine months after termination.

   If a party fails to pay the amount due, and the other party files a lawsuit that results in a judgment against that party, then that party must also pay all costs and expenses, including attorneys' fees and expenses, incurred by the other party in connection with the suit, together with interest.

Expenses

   The parties will share equally:

  . the fee required for the filings under the Hart-Scott-Rodino Antitrust Improvements Act,

  . the filing fee payable to the SEC in respect of the registration statement of which this joint proxy statement/prospectus forms a part, and

  . the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus.

   Each of Inprise and Corel will pay all other costs and expenses incurred by it in connection with the merger agreement and the related transactions, including any termination fees which become payable as described above.

Indemnification of Inprise Officers and Directors by Corel

   Corel has agreed that:

  . for six years after the closing of the merger, it will indemnify each of Inprise's directors and officers for liabilities from their acts or omissions in those capacities occurring prior to closing,

  . for six years after the closing of the merger, it will not modify the provisions for indemnification and limitation of liability of Inprise's directors and officers contained in the surviving company's certificate of incorporation or by-laws so as to adversely affect their rights,

  . it will honor the indemnification agreements between Inprise and any officer or director of Inprise, and

  . for six years after the closing of the merger, it will provide directors' and officers' liability insurance covering acts or omissions occurring before closing by each person currently covered by Inprise's directors' and officers' liability insurance policy. The policy must be no less favorable than the Inprise policy in effect on February 6, 2000. However, Corel will be obligated to pay only up to 200% of the annual premium paid by Inprise for this insurance in 1999.

Amendments to the Merger Agreement

   Any provision of the merger agreement may be amended or waived. However, after the approval of the merger agreement by the stockholders of Inprise or the shareholders of Corel, no amendment or waiver that by law requires further approval by stockholders may be made without that approval.

Employee Compensation and Benefits

   Corel will for one year following the closing of the merger provide the employees of Inprise and its subsidiaries that continue in Corel's employment with compensation and benefits no less favorable taken as a whole than the benefits currently provided to those employees.

                            STOCK OPTION AGREEMENTS

   The following summary of the material terms of the stock option agreements is qualified by reference to the complete text of the agreements which are incorporated by reference and attached to this joint proxy statement/prospectus as ANNEX D.

   As a condition to each party entering into the merger agreement, each party entered into a stock option agreement.

   Under the stock option agreements:

  . Corel granted to Inprise an irrevocable option to purchase up to 13 million Corel common shares, approximately 19.8% of Corel's common shares outstanding on February 6, 2000, at an exercise price of $20 per share, subject to adjustment under specified circumstances, and

  . Inprise granted to Corel an irrevocable option to purchase up to 12 million shares of Inprise common stock, approximately 19.7% of Inprise's shares of common stock outstanding on February 6, 2000, at an exercise price of $14.94 per share, subject to adjustment under specified circumstances.

   The option exercise price for Inprise to purchase Corel common shares is equal to the closing price of a Corel common share on Nasdaq on February 4, 2000. The option exercise price for Corel to purchase shares of Inprise common stock is equal to the closing price of a Corel common share on Nasdaq on February 4, 2000 multiplied by the merger exchange ratio of 0.747.

Exercise of the Stock Options

   Inprise can exercise its stock option in whole or in part at any time after the occurrence of any event which could entitle Inprise to receive the cash termination fee payable by Corel pursuant to the merger agreement. Corel can exercise its stock option in whole or in part at any time after the occurrence of any event which could entitle Corel to receive the cash termination fee payable by Inprise pursuant to the merger agreement. See "The Merger Agreement-Termination of the Merger Agreement." Notwithstanding the foregoing, neither of the stock options is exercisable until a termination fee becomes due and payable. As of the date of this joint proxy statement/prospectus, neither stock option has become exercisable.

   The issuance of shares pursuant to the exercise of each stock option is subject to the satisfaction of customary conditions. These include receipt of applicable governmental approvals and absence of any court or governmental order that restrains the exercise of the stock option.

Termination of the Stock Options

   Each of the stock option agreements provides that the applicable options will terminate upon the earliest of:

  .  the closing of the merger,

  . the termination of the merger agreement, except where the grantor of the stock option may be required to pay a termination fee, or

  . one year after termination of the merger agreement under circumstances where a termination fee may be payable by the grantor of the stock option.

Registration Rights

   At any time within two years of exercise of a stock option, the grantee will have certain registration rights with respect to the shares issued under the option. In connection therewith, the grantor of the stock option will use its reasonable best efforts to:

  . cause the filing of a registration statement under the U.S. Securities Act or a prospectus under the Securities Act (Ontario), as applicable, to cover the shares, and

  . cause the registration statement or prospectus to remain effective for a period of 120 calendar days.

Listing Rights

   Inprise will have the right to require Corel to have the Corel common shares issued to Inprise under the stock option granted to Inprise approved for listing on The Toronto Stock Exchange and Nasdaq. Corel will have the right to require Inprise to have the shares of Inprise common stock issued to Corel under the stock option granted to Corel approved for listing on Nasdaq.

Put Rights

   At any time after the stock option is exercisable, upon request of the grantee the company that granted the option will repurchase the option and any shares purchased by the holder on exercise of the option. The company that granted the option must purchase the option at a price equal to the greater of:

  . the average closing price of one share of the common stock of the issuer on Nasdaq for the five trading days before the date the party seeking to sell such option or shares gives notice, or

  . the price per share that a third party offers to pay in a tender offer or acquisition,

minus the exercise price, multiplied by the number of shares subject to the option. If the company that granted the option is required to repurchase shares that were acquired under an option, it must pay a price per share equal to the exercise price of the option, as adjusted, plus the difference between the highest price per share offered for the relevant shares by a third party during the repurchase period and the exercise price, multiplied by the number of option shares.

Limitation on Total Profit

   The maximum aggregate amount of profit which a party may receive with respect to any termination fee that would be payable to such party and the stock option granted to such party is $45 million in the case of Inprise and $30 million in the case of Corel.

Effect of Stock Options

   The stock options are intended to make it more likely that the merger will be completed on the agreed terms and to compensate the grantee for its efforts and costs if the merger is not completed under circumstances involving a third party proposal for a business combination with the grantor or where the grantor's board changes its recommendation or approval of the merger agreement or the merger. Among other effects, the stock options could prevent an alternative business combination with the grantor from being accounted for as a "pooling of interests." The stock options may therefore discourage proposals for alternative business combinations with each of Corel and Inprise. In particular, even if a third party were prepared to offer Inprise's stockholders consideration with a higher market value than the value of the Corel common shares to be exchanged for Inprise common stock in the merger, the third party might be discouraged from doing so due to the potential inability to account for such an acquisition using the "pooling of interests" method.

             COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

Corel

   The Corel common shares are listed and traded on Nasdaq and The Toronto Stock Exchange. The following table sets forth the high and low sales prices per Corel common share as reported on The Toronto Stock Exchange and Nasdaq for the quarterly fiscal periods presented below:

                                                     The Toronto
                                                    Stock Exchange    Nasdaq
                                                   --------------- -------------
                                                    High     Low    High   Low
                                                   ------- ------- ------ ------
                                                    (Cdn)   (Cdn)
1998
  First quarter ended February 28, 1998...........   $4.01   $2.17  $2.94  $1.41
  Second quarter ended May 31, 1998...............   $4.24   $2.75  $3.13  $1.94
  Third quarter ended August 31, 1998.............   $3.30   $1.78  $2.52  $1.16
  Fourth quarter ended November 30, 1998..........   $4.15   $1.75  $3.00  $1.06
1999
  First quarter ended February 28, 1999...........   $7.55   $3.76  $5.13  $2.50
  Second quarter ended May 31, 1999...............   $7.00   $3.32  $4.63  $2.19
  Third quarter ended August 31, 1999.............   $9.65   $4.15  $6.38  $2.81
  Fourth quarter ended November 30, 1999..........  $30.40   $7.00 $20.88  $4.69
2000
  First quarter ended February 29, 2000........... $57.95  $19.70  $39.25 $13.18
  Second quarter through  . , 2000................    $ .     $ .    $ .  $   .

   On February 4, 2000, the last full trading day before the announcement of the execution of the merger agreement, the last reported sales price per Corel common share was $20.00 on Nasdaq and Cdn$29.20 on The Toronto Stock Exchange. On . , 2000, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sales price per Corel common share was $ . on Nasdaq and Cdn $ . on The Toronto Stock Exchange. We urge you to obtain current market quotations before making any decisions with respect to the merger. As of . , 2000, there were approximately . holders of record of Corel common shares.

Inprise

   The Inprise common stock is listed and traded on Nasdaq. The following table sets forth the high and low sales prices per share of Inprise common stock as reported on Nasdaq for the periods indicated:

                                                                 High     Low
                                                               -------- -------
1998
  First quarter ended March 31, 1998.......................... $10.0000 $6.5625
  Second quarter ended June 30, 1998.......................... $11.8750 $6.8125
  Third quarter ended September 30, 1998...................... $ 8.6250 $4.9375
  Fourth quarter ended December 31, 1998...................... $ 6.8750 $4.8125
1999
  First quarter ended March 31, 1999.......................... $ 6.4688 $3.3125
  Second quarter ended June 30, 1999.......................... $ 6.0000 $2.6875
  Third quarter ended September 30, 1999...................... $ 5.5625 $3.4375
  Fourth quarter ended December 31, 1999...................... $20.0000 $3.4375
2000
  First quarter ended March 31, 2000.......................... $16.9375 $6.0938
  Second quarter through ., 2000.............................. $      . $     .

   On February 4, 2000, the last full trading day before the announcement of the execution of the merger agreement, the last reported sales price of Inprise common stock was $12.9375 on Nasdaq. On . , 2000, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sales price per share of Inprise common stock was $ . on Nasdaq. We urge you to obtain current market quotations before making any decisions with respect to the merger. As of . , 2000, there were approximately . holders of record of Inprise common stock.

Dividend Policy

   Neither Inprise nor Corel has paid any cash dividends on its shares. The merger agreement prohibits Inprise and Corel from declaring or paying any dividends to holders before the closing of the merger. After the merger, the Corel board will determine future dividends, if any, in light of business conditions, Corel's earnings and financial condition and other factors.

       PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF COREL CORPORATION

   The following unaudited pro forma consolidated financial information of Corel was prepared to illustrate the estimated effects of the merger for balance sheet purposes as at November 30, 1999 and for purposes of the results of operations for the fiscal year ended November 30, 1999.

   The pro forma information has been prepared in accordance with Canadian GAAP using the purchase method of accounting for the merger which is consistent in all material respects with the method expected to be used under U.S. GAAP, except as indicated in Note 6. The unaudited pro forma consolidated financial information of Corel presented is derived from a combination of Inprise financial information, which is prepared in accordance with U.S. GAAP, and Corel financial information, which is prepared in accordance with Canadian GAAP. With respect to Inprise financial information, the material differences between U.S. GAAP and Canadian GAAP have been adjusted in the preparation of the unaudited pro forma consolidated financial information of Corel to conform with Canadian GAAP.

   The balance sheets and statements of operations of Corel and Inprise have been summarized and reclassified so that they may be presented on a consistent basis for purposes of the unaudited pro forma consolidated financial information of Corel. The pro forma consolidated balance sheet as at November 30, 1999 gives effect to the transaction set out in the merger agreement, more fully described in Note 2, as though it had occurred on November 30, 1999. The pro forma consolidated statement of operations for the year ended November 30, 1999 gives effect to this transaction as if it had occurred on December 1, 1998.

   The allocation of the aggregate purchase price reflected in the unaudited pro forma consolidated financial information of Corel is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities following the effective time of the merger and, accordingly, the adjustments that have been included will change based upon the final allocation of the total purchase price, including any purchase price adjustment. Such allocation may differ significantly from the preliminary allocation included herein.

   The unaudited pro forma consolidated financial information does not reflect possible realization of cost savings from operating efficiencies, synergies or other restructuring resulting from the merger.

   The pro forma financial information is provided for illustrative purposes only and does not purport to represent what the consolidated results of operations or the consolidated financial position of Corel would have been had the merger occurred on the dates assumed. You should not rely on the pro forma financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                               COREL CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF NOVEMBER 30, 1999

                                                              Pro forma
                          Corel   Inprise  Adjustments Notes consolidated
                         -------- -------- ----------- ----- ------------
                                                 (in thousands )
Assets
Current assets:
  Cash and cash
   equivalents.......... $ 18,021 $192,013  $ 39,652    2.0
                                             (15,000)   2.3    $234,686
  Short-term
   investments..........      --     5,680                        5,680
  Accounts receivable--
   trade................   54,770   27,303                       82,073
  Accounts receivable--
   other................    3,954    2,305                        6,259
  Inventory.............   13,567      520                       14,087
  Prepaid expenses......    2,042      668                        2,710
  Other current assets..      --     4,646    (1,761)   2.4       2,885
                         -------- --------  --------           --------
    Total current
     assets.............   92,354  233,135    22,891            348,380
                         -------- --------  --------           --------
  Non-current assets:
  Investment............    2,873      --                         2,873
  Capital assets........   49,697   75,002   (44,066)   2.0      80,633
  Other non-current
   assets...............      --     4,879     3,734    2.0       8,613
                         -------- --------  --------           --------
    Total non-current
     assets.............   52,570   79,881   (40,332)            92,119
                         -------- --------  --------           --------
Intangibles:
  Workforce.............      --       --     10,000    2.6      10,000
  Customer lists........      --       --     30,000    2.6      30,000
  Trademarks............      --       --     17,000    2.6      17,000
  Patents/core
   technology...........      --       --     20,000    2.6      20,000
  Current products......      --       --     38,000    2.6      38,000
  In-process research
   and development......      --       --     12,000    2.6      12,000
  Goodwill..............      --       --    233,414    2.6     233,414
                         -------- --------  --------           --------
    Total intangibles...      --       --    360,414            360,414
                         -------- --------  --------           --------
    Total assets........ $144,924 $313,016  $342,973           $800,913
                         ======== ========  ========           ========

                               COREL CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF NOVEMBER 30, 1999

                                                                   Pro forma
                            Corel     Inprise   Adjustments Notes consolidated
                          ---------  ---------  ----------- ----- ------------
                                            (in thousands)
Liabilities and
 shareholders' equity
Current liabilities:
Accounts payable and
 accrued liabilities..... $  50,284  $  41,733                     $  92,017
Current portion of long-
 term debt...............    10,594        --                         10,594
Income taxes payable.....    (5,135)     5,808                           673
Deferred revenue.........    18,472     12,273                        30,745
Other current
 liabilities.............       --      18,083       (680)   2.0      17,403
                          ---------  ---------   --------          ---------
Total current
 liabilities.............    74,215     77,897       (680)           151,432

Future income tax
 liability...............    (1,642)     5,700     50,800    2.6      54,858
Long term debt...........     7,985      8,943                        16,928
Other long term
 liabilities.............       --       4,819                         4,819
                          ---------  ---------   --------          ---------
Total long term
 liabilities.............     6,343     19,462     50,800             76,605

Share capital--Corel.....   222,155        --     499,039    2.6     721,194
Contributed surplus......     1,099        --                          1,099
Share capital--Inprise...       --         607       (607)   2.5         --
Additional paid-in
 capital.................       --     464,527   (464,527)   2.5
                                                    9,471    2.6       9,471
Cumulative comprehensive
 income..................       --       5,300     (5,300)   2.5         --
Deficit..................  (158,888)  (229,572)   229,572    2.5    (158,888)
Common stock in
 treasury................       --     (25,205)    25,205    2.5         --
                          ---------  ---------   --------          ---------
Total shareholders'
 equity..................    64,366    215,657    292,853            572,876
                          ---------  ---------   --------          ---------
Total liabilities and
 shareholders' equity.... $ 144,924  $ 313,016   $342,973          $ 800,913
                          =========  =========   ========          =========

                               COREL CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1999

                                                                 Pro forma
                           Corel    Inprise   Adjustments Notes consolidated
                          --------  --------  ----------- ----- ------------
                                       (in thousands, except per share data)
Sales...................  $243,051  $174,806                     $ 417,857
Cost of sales...........    59,516    41,943                       101,459
                          --------  --------   --------          ---------
Gross profit............   183,535   132,863                       316,398
                          --------  --------   --------          ---------


Expenses:
Advertising.............    47,964    16,933                        64,897
Selling, general and
 administrative.........    82,229    91,266      3,734    2.0     177,229
Research and
 development............    40,049    42,257                        82,306
Depreciation and
 amortization...........     6,443    15,331     (5,338)   2.7
                                                107,205    2.8     123,641
Restructuring charges...       --     49,960    (49,960)   2.7         --
Settlement proceeds.....    (6,342)      --                         (6,342)
Loss (gain) on foreign
 exchange...............      (246)      --                           (246)
                          --------  --------   --------          ---------
Total operating
 expenses...............   170,097   215,747     55,641            441,485
                          --------  --------   --------          ---------

Income (loss) from
 operations.............    13,438   (82,884)   (55,641)          (125,087)
Interest income
 (expense)..............      (190)    6,232                         6,042
Gain on long-term
 investment.............       --      2,937                         2,937
Income from patent cross
 license agreement......       --    105,065                       105,065
                          --------  --------   --------          ---------
Income (loss) before
 taxes..................    13,248    31,350    (55,641)           (11,043)
Income tax recovery
 (expense)..............     3,946    (8,666)    18,534    2.8      13,814
Loss on equity
 investment.............      (478)      --                           (478)
                          --------  --------   --------          ---------

Net income (loss).......  $ 16,716  $ 22,684   $(37,107)         $   2,293
                          ========  ========   ========          =========


Earnings per share:
Net income per common
 share..................  --Basic                                $    0.02
                          --Fully diluted                        $    0.02
Average number of common
 shares outstanding.....  --Basic                                  112,909
                          --Fully diluted                          115,331

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                     (in thousands, except per share data)

1. Basis of Presentation

   The pro forma statements have been prepared using the purchase method of accounting for the merger. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma statements is preliminary and is based upon the closing Corel share price on March 24, 2000 of $9.84 and Inprise's number of common shares and options outstanding as at March 13, 2000. The actual purchase allocation to reflect the fair values of the assets acquired and liabilities assumed will be based upon management's evaluation of such assets and liabilities and, accordingly, the adjustments that have been included in the pro forma statements will change based upon the final allocation of the total purchase price, including any purchase price adjustment. Such allocation may differ significantly from the preliminary allocation included in this joint proxy statement/prospectus. In addition, under Canadian GAAP, the purchase price will be determined based on Corel's stock price on the date of the merger, which cannot be determined at this time. Under U.S. GAAP, the purchase price is determined based on the period surrounding the announcement date. This could result in a significant difference between the Canadian GAAP and the U.S. GAAP calculation of the total purchase price as described in Note 6.

   The accompanying pro forma statements have been prepared by management of Corel based on the audited consolidated financial statements of Corel as at and for the year ended November 30, 1999, prepared in accordance with Canadian GAAP, and the audited consolidated financial statements of Inprise as of and for the year ended December 31, 1999, prepared in accordance with U.S. GAAP, adjusted to reflect those adjustments necessary to conform the Inprise financial statements with the accounting policies used by Corel in the preparation of its consolidated financial statements.

   It is the opinion of Corel's management that these pro forma statements include all adjustments necessary for a fair presentation of pro forma financial statements.

   The pro forma statements also are not necessarily indicative of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results which may be obtained in the future.

   The pro forma statements should be read in conjunction with the description of the merger in this joint proxy statement/prospectus, the audited consolidated financial statements of Corel as at and for the year ended November 30, 1999 and notes thereto, incorporated by reference in this joint proxy statement/prospectus, and the audited consolidated financial statements for Inprise as at and for the year ended December 31, 1999 and notes thereto, also incorporated by reference in this joint proxy statement/prospectus.

2. Pro Forma Assumptions and Adjustments

   These pro forma statements assume the completion of the transactions contemplated by the merger agreement, as more fully described elsewhere in this joint proxy statement/prospectus, resulting in the combination of the businesses of Corel and Inprise and give effect to the following adjustment as if they had occurred on November 30, 1999 in respect of the pro form consolidated balance sheet and on December 1, 1998 in respect of the pro forma consolidated statement of operations:

  2.0 March 17, 2000 completion of the sale/leaseback transaction on the Scotts Valley Building owned by Inprise providing $39,652 of cash, $3,734 of long-term assets, a reduction in current liabilities of $680 and resulting in annual rental payments of $3,734.

  2.1 The issuance by Corel of 50,715,493 common shares at $9.84 per share in exchange for all 67,892,226 outstanding shares of Inprise common stock and series C convertible preferred stock (collectively, the "Inprise Shares") on the basis of an exchange ratio of 0.747 of a Corel common share for each Inprise share.

  2.2 To record $9,471 as paid-in capital and to reflect the cost to Corel of assuming Inprise stock options. A total of 6,399,573 Corel stock options, equal to 8,567,032 Inprise stock options multiplied by the exchange ratio were valued at $9.84 per Corel stock option, less the average exercise price of $8.36 per option.

  2.3 To record the estimated costs of $15,000 associated with the transaction which will be capitalized as goodwill.

  2.4 To eliminate Inprise' goodwill of $1,761 prior to allocation of the purchase price by Corel.

  2.5 To eliminate on consolidation the stockholders' equity of Inprise in the amount of $215,657.

  2.6 To allocate the aggregate purchase price to Inprise's net assets, in accordance with the purchase method of accounting as follows:

    Inprise stockholders' equity acquired before goodwill adjustment described in Note 2.4........................................... $215,657
    Goodwill adjustment described in Note 2.4........................   (1,761)
                                                                      --------
    Pro forma fair value of net tangible assets acquired.............  213,896
                                                                      --------
    Fair value of the shares to be issued as noted in Note 2.1.......  499,039
    Cost of Inprise stock options as noted in Note 2.2...............    9,471
    Estimated acquisition costs described in Note 2.3................   15,000
                                                                      --------
    Total purchase price.............................................  523,510
                                                                      --------
    Excess purchase price over fair value of net tangible assets acquired........................................................ $309,614
                                                                      ========
    Allocation of purchase price in excess of fair value of net tangible assets acquired:
    Workforce........................................................ $ 10,000
    Customer lists ..................................................   30,000
    Trademarks.......................................................   17,000
    Patents/core technology..........................................   20,000
    Current products.................................................   38,000
    Purchased in-process research and development....................   12,000
    Goodwill.........................................................  233,414
    Future/deferred income taxes.....................................  (50,800)
                                                                      --------
                                                                      $309,614
                                                                      ========

    A future/deferred income tax liability of $50,800 has been recognized on the acquisition of intangible assets other than goodwill as part of this transaction, to reflect the difference between the fair value and tax basis of these assets.

  2.7 To eliminate depreciation and amortization of acquired capital assets and restructuring charges, net of pro forma depreciation and amortization to reflect the fair values of these and other assets and liabilities as at the acquisition date, exclusive of acquired intangible assets described in Note 2.8 below.

    2.8 To record amortization of acquired intangible assets as a result of the purchase price allocation as reflected. Each category of intangible will be amortized over the useful life which on a preliminary basis has been estimated by Corel as:

       Workforce..................... 3 years, straight line basis
       Customer lists................ 3 years, straight line basis
       Trademarks.................... 3 years, straight line basis
       Patents/core technology....... 3 years, straight line basis
       Current products.............. 3 years, straight line basis
       In-process research and
        development.................. 18 months, straight line basis
       Goodwill...................... 3 years, straight line basis

      The above amortization adjustments are preliminary and could vary significantly based upon the final allocation of the total purchase price, including any purchase price adjustment, and the final determination of the estimated useful life of each category of intangibles.

      The impact on the pro forma net income of these amortizations was a charge of $107,205, or $0.95 per share, for the year ended November 30, 1999. The actual amortization of intangibles arising from the transaction will take place subsequent to the merger.

3. Shareholders' Equity and Common Shares

   The number of pro forma common shares outstanding, including the conversion of Inprise shares to Corel common shares, after giving effect to the transaction is:

      Corel common shares outstanding at November 30, 1999............  65,532
      Inprise shares outstanding at March 13, 2000 converted to
       equivalent Corel common shares (67,892 x 0.747)................  50,715
                                                                       -------
      Pro forma common shares outstanding............................. 116,247
                                                                       =======

4. Items Not Adjusted

   The pro forma statements do not reflect any operating efficiencies, cost savings and other benefits anticipated by Corel's management as a result of the merger. Those benefits include potential opportunities for increased revenue that arise from offering a more extensive end-to-end product portfolio through broad channels, as well as cost savings at the corporate level.

5. Per Share Information

   The pro forma net income per common share, basic and fully diluted, was calculated based on the weighted average number of common shares outstanding, including the conversion of Inprise shares to Corel common shares, during the period as calculated below:

  Basic
  -----
  Corel average common shares outstanding for the year ended November
   30, 1999--basic....................................................  62,194
  Inprise shares outstanding at March 13, 2000 as converted to equivalent Corel common shares (0.747 exchange ratio)..............  50,715
                                                                       -------
    Total............................................................. 112,909
                                                                       =======
  Fully Diluted
  -------------
  Corel average common shares outstanding for the year ended November
   30, 1999--fully diluted............................................  64,616
  Inprise shares outstanding at March 13, 2000 as converted to equivalent Corel common shares (0.747 exchange ratio)..............  50,715
                                                                       -------
    Total............................................................. 115,331
                                                                       =======

6. Reconciliation of Pro Forma Results Reported under Canadian GAAP with U.S.
GAAP

   Corel's accounting policies are consistent in all material aspects with U.S. GAAP with the following exceptions:

   Net pro forma loss reconciliation:

      Net income applicable to common shares under Canadian GAAP... $   2,293
      Adjustments:
      (i) In-process research and development amortization/write-
        off........................................................    (4,000)
      (ii) Goodwill amortization...................................  (185,814)
      (iii) Future/deferred income taxes for in-process research
       and development.............................................     1,600
                                                                    ---------
      Net loss applicable to common shares U.S. GAAP............... $(185,921)
                                                                    =========
      Loss per common share U.S. GAAP, basic and fully diluted..... $   (1.65)
      Loss per Inprise equivalent share U.S. GAAP, basic and
       diluted..................................................... $   (1.23)

--------
(i) In-process research and development amortization/write-off:
  For the purposes of reporting under U.S. GAAP, companies are required to immediately write off in-process research and development. Under Canadian GAAP, in-process research and development would be capitalized and amortized over its useful life, estimated at 18 months. As at November 30, 1999, the capitalized in-process research and development under Canadian GAAP was $12,000 and resulted in amortization of $8,000 on the pro forma statement of operations. Under U.S. GAAP, the in-process research and development has been written off immediately.

(ii) Goodwill amortization:
  Under Canadian GAAP, the cost of the acquisition is determined at the date on which the shares are issued to the Inprise stockholders, whereas under U.S. GAAP, the cost of the purchase is determined based on the market price of the securities to be issued for a reasonable period before and after the date the terms of the acquisition are agreed to and announced. For U.S. GAAP purposes, fair value of the securities to be issued has been determined to be $19.60 which represents an average of Corel's stock price for the period from February 3, 2000 to February 9, 2000. Under Canadian GAAP, the fair value of the securities to be issued has been estimated to be $9.84. The difference in these two amounts results in an estimated increase in the cost of the purchase of $557,435, which is allocated to goodwill for U.S. GAAP purposes and amortized over a three year period.

(iii) Future/deferred income taxes related to in-process research and development:
  The future/deferred income tax adjustment is a result of the difference in in-process research and development amortization/write-off as described in part (i) above.

   At November 30, 1999, there were no material differences between balance sheet item amounts calculated under U.S. GAAP and those calculated under Canadian GAAP with the exception of the in-process research and development and future/deferred income taxes related thereto as discussed in parts (i) and
(iii) above and the cost of the purchase as discussed in part (ii) above.

                           INFORMATION ABOUT INPRISE

   Inprise, formerly Borland International, was incorporated in California in 1983 and was reincorporated in Delaware in 1989. Inprise maintains its executive offices at 100 Enterprise Way, Scotts Valley, California 95066-3249 and its main telephone number at that location is 831-431-1000. Inprise also maintains Internet web sites at www.inprise.com and www. borland.com.

Inprise's Business

   The following is a summary description of Inprise's business. A more detailed description of Inprise's business is contained in Inprise's Form 10-K for the year ended December 31, 1999 which is incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page . .

   Inprise is a leading provider of Internet enabling software and services designed to reduce the complexity of application development for corporations and individual programmers. Inprise develops and provides integrated, scalable and secure solutions, distinguished for their ease of use, performance and productivity. Committed to most major computing platforms as well as the open standards of the Internet, Inprise provides service and support for software developers worldwide through our online developer community and E-commerce site community.borland.com--offering a range of technical information, value-added services and third-party products.

   Inprise's product lines and services are designed to assist software developers and business enterprises in their development and deployment of software in the desktop, client/server, distributed objects and Internet/intranet environments. In addition to its products, Inprise offers a wide range of consulting, training and support services to customers.

   Inprise markets and distributes its products worldwide primarily through independent distributors, dealers, value-added resellers and independent software vendors. Inprise also markets and sells to corporations, governments, educational institutions and other end-user customers through direct sales and through the Internet. Inprise sells its products to a broad customer base, which includes businesses, educational institutions, government bodies and individual software developers.

Security Ownership of Certain Beneficial Owners and Management

   The following table shows, as of February 29, 2000, how many shares of Inprise common stock are owned by persons who, to the best knowledge of Inprise, are beneficial owners of more than 5% of the outstanding shares of Inprise common stock, Inprise's only class of voting security, each current director and executive officer of Inprise and all current directors and executive officers of Inprise as a group. Except as indicated in the footnotes to this table, the percentage of ownership has been calculated based on the number of outstanding shares of Inprise common stock as of February 29, 2000. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

                                                                    Percent of
                                                  Number of shares  outstanding
                     Name                        beneficially owned   shares
                     ----                        ------------------ -----------
5% Stockholders:
Corel Corporation (1)..........................      12,000,000        19.70%
Merrill Lynch & Co., Inc. (2)..................       4,621,300        7.98%
Named Executive Officers and Directors:
Dale Fuller (3)................................         800,000        1.31%
David Heller (4)...............................         212,500          *
William K. Hooper, Jr. ........................             --           *
William Miller (5).............................         120,000          *
Frederick A. Ball (6)..........................          72,916          *
Hobart McK. Birmingham (7).....................         151,640          *
JoAnne M. Butler (8)...........................          42,428          *
John Walshe....................................             --           *
John Floisand (9)..............................             --           *
James Weil (9).................................             --           *
Delbert Yocam (9)..............................             --           *
All current directors and executive officers as
 a group (8 persons)...........................       1,399,484        2.29%

--------
* Less than 1%.

(1) Information is based on a Schedule 13D filed by Corel on February 18, 2000. Pursuant to the option agreement Corel was granted by Inprise an irrevocable option to purchase up to 12,000,000 shares of Inprise common stock, subject to adjustments, at a purchase price per share equal to $14.94 per share. Corel expressly disclaims beneficial ownership of all such shares. The option is not currently exercisable and may only be exercised under certain circumstances described in the option agreement. The address of Corel Corporation is 1600 Carling Avenue, Ottawa, Ontario, Canada, K1Z 8R7.

(2) Information is based on a Schedule 13G/A filed on February 7, 2000. Number of shares which may be deemed beneficially owned includes shares held by various fund related to or managed by Merrill Lynch & Co., Inc. The address of Merrill Lynch & Co., Inc. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281.

(3) Represents options exercisable within 60 days of February 29, 2000 to acquire 800,000 shares.

(4) Represents options exercisable within 60 days of February 29, 2000 to acquire 212,500 shares.

(5) Represents options exercisable within 60 days of February 29, 2000 to acquire 120,000 shares.

(6) Represents options exercisable within 60 days of February 29, 2000 to acquire 72,916 shares.

(7) Includes options exercisable within 60 days of February 29, 2000 to acquire 150,503 shares.

(8) Includes options exercisable within 60 days of February 29, 2000 to acquire 40,286 shares.

(9) Individual is a former executive officer of Inprise. Mr. Yocam left Inprise on March 31, 1999. Mr. Floisand left Inprise on October 29, 1999. Mr. Weil left Inprise on August 19, 1999.


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

                            INFORMATION ABOUT COREL

General

   Corel was incorporated as Corel Systems Corporation under the Canada Business Corporations Act by Articles of Incorporation dated May 29, 1985. The name of the company was changed to Corel Corporation in May 1992. Corel was continued under the Canada Business Corporations Act by articles of amalgamation dated December 1, 1998. Corel maintains its executive offices at 1600 Carling Ave., Ottawa, Ontario K1N 6X3.

Business

   The following is a summary description of Corel's business. A more detailed description of Corel's business is contained in Corel's Form 10-K which is incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page . .

   Corel develops, manufactures, licenses, sells and supports a wide range of software products including graphics, business productivity, and consumer products. Corel products are available for users of most PCs, including International Business Machines Corporation ("IBM(R)") and IBM-compatible PCs, Apple Computer Inc.'s Macintosh(R), UNIX-based and Linux-based systems.

   Corel's business strategy emphasizes the development of a broad line of PC software application products for business and personal use, marketed through multiple channels of distribution. Corel is divided into three broad areas: the Software Development Group; the Sales and Customer Support Group; and the Operations and Administration Group.

   The Software Development Group consists of four divisions, each responsible for a particular area of software development. The Graphics Applications Division develops graphics software applications and products designed for the business, academic and home markets. The Productivity Applications Division creates business productivity applications and products designed for the business, academic and home markets. The Consumer Products Software Division develops various software applications for retail users. The Emerging Technologies Division develops new products for all markets.

   The Sales and Customer Support Group is responsible for building long-term business relationships with customers. This group is organized to serve three customer types: end-users, original equipment manufacturers ("OEMs") and enterprises. The group also focuses directly on large organizations, offering tailored license programs and organization-wide support. The group manages the channels that serve customers by working with distributors, resellers and OEMs. The group supports Corel's products with technical support and customer service for end-users and organizations.

   The Operations and Administration Group is responsible for managing business operations and overall business planning. This includes the process of manufacturing and delivering finished goods and licenses, as well as corporate functions such as finance, administration, human resources, legal, business development and information technology.

   Corel, formerly Corel Systems Corporation, was founded by Dr. Michael C.J. Cowpland in 1985. Corel is an internationally recognized developer of award-winning business productivity, graphics and operating system solutions on the Windows(R), Linux(R), UNIX(R), Macintosh(R) and Java(TM) platforms.

   Corel also develops Web-based solutions including applications, contents, e-commerce and online services. As part of the company's commitment to increase its presence on the Internet, Corel launched ClipartCity.com, the company's largest online graphics offering. Corel also launched Designer.com and OfficeCommunity.com, two free online resources tailored to the graphics community and the small business community, respectively. Both sites serve as a bridge to customers, keeping Corel in touch with their changing needs.

   In recognition of the importance Linux will play in the future, Corel is taking great strides toward advancing the platform worldwide. By cooperatively working on projects with two major noncommercial, open source developer communities--the K Desktop Environment and Debian--Corel is on track to advance development of a new Linux-based, user-friendly installation and graphical user interface for the desktop.

   Corel markets and distributes its products worldwide.

Recent Developments

   On March 13, 2000, Corel was served with a complaint filed against it and Michael C.J. Cowpland, Corel's chairman, president and chief executive officer, in the United States District Court for the Eastern District of Pennsylvania. The plaintiffs are seeking class certification in this action and have filed the complaint on behalf of all persons who purchased or acquired Corel common shares during the period between December 7, 1999 and December 21, 1999 inclusive. The complaint alleges that the defendants violated various provisions of the federal securities laws, including Section 10(b) and 20(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission Rule 10b-5, by misrepresenting or failing to disclose material information about Corel's financial results for its fiscal quarter ending November 30, 1999. The complaint seeks an unspecified amount of money damages. Corel is currently reviewing the complaint and intends to defend itself against this litigation. On March 29, 2000, Corel was served with a complaint similar to the above claim which was also filed against Corel and Dr. Cowpland in the United States District Court for the Eastern District of Pennsylvania. Corel is currently reviewing the complaint and intends to defend itself against this litigation. In addition, a recent press release issued by a law firm in the United States indicates that a third complaint has been filed against Corel and Dr. Cowpland alleging damages arising from similar circumstances. Corel has neither been served with nor seen a copy of the complaint in the third alleged lawsuit.

   On March 20, 2000, Corel announced its results for its first quarter ended February 29, 2000. Revenues for the first quarter of fiscal year 2000 were $44.1 million. Net loss for the quarter was $12.4 million or $0.19 per share fully diluted, including a gain on investment of $0.10 per share from the partial sale of its equity interest in GraphOn, Inc. Corel also reported that, based on the prospects for revenue and the cost structure in place at Corel, Corel expects that the results for the next two quarters will mirror those experienced in the first quarter. Corel also stated that it continues to examine its cost structure and is focusing more resources on emerging product markets such as Linux.

Security Ownership of Certain Beneficial Owners and Management

   The following table shows, as of March 17, 2000, certain information with respect to the beneficial ownership of Corel common shares by (1) each person known by Corel to be a beneficial owner of more than 10% of the outstanding Corel common shares, (2) by each director and executive officer of Corel and
(3) by all directors and executive officers as a group.

                                           Corel       Shares
                                       common shares underlying
                                       beneficially    options
                                           owned     exercisable Percentage(1)
                                       ------------- ----------- -------------
Inprise Corporation(2)................         --    13,000,000      19.8%
Dr. Michael C.J. Cowpland.............   5,150,558    1,383,076       9.7
Lyle B. Blair.........................         --        20,000        *
Hon. William G. Davis.................       1,500       27,852        *
Hunter S. Grant.......................         --        27,852        *
Jean Louis Malouin....................         --        20,000        *
Barbara McDougall.....................         --        20,000        *
Derek Burney..........................         --        22,809        *
Sandra Gibson.........................         --         7,801        *
Tony O'Dowd...........................         500       73,452        *
Steve Houck...........................         --        10,000        *
Eric J. Smith.........................         --        11,911        *
Carey Stanton.........................         --        30,264        *
Ross Cammalleri.......................         --        15,000        *
Kerry D. Williams.....................       3,790       36,800        *
Directors and executive officers as a
 group (15 persons)(3)................   5,156,348    1,706,817      10.0

--------
 *  Indicates less than 1%.

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

(1) Percentage ownership is calculated using as a denominator the total number of Corel common shares outstanding plus the number of Corel common shares to which the beneficial owner indicated has a right to acquire pursuant to options currently exercisable or exercisable within 60 days.

(2) In connection with the merger agreement, Corel granted to Inprise an option to purchase up to 13 million of its common shares (approximately 19.8% of Corel's common shares outstanding on February 6, 2000) at an exercise price of $20 per share. This option may be exercised under substantially the same circumstances that require Corel to pay the termination fee to Inprise. Inprise's principal place of business is located at 100 Enterprise Way, Scotts Valley, California 95066-3249.

(3) The address for each director and executive officer is c/o Corel Corporation, 1600 Carling Avenue, Ottawa, Ontario, Canada K1Z 8R7.

                       DESCRIPTION OF COREL CAPITAL STOCK

   The following summary of the current terms of the capital stock of Corel is not meant to be complete and is qualified by reference to the Corel certificate and articles of amalgamation and the Corel by-laws. Copies of the Corel certificate and articles of amalgamation and Corel's by-laws are incorporated by reference and will be sent to Inprise stockholders and Corel shareholders upon request. See "Where You Can Find More Information" on page . .

Authorized Capital Stock

   Under the Corel certificate and articles of amalgamation, Corel's authorized capital stock consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value, issuable in series.

Corel Common Shares

   Corel Common Shares Outstanding. As of   .  , 2000, there were approximately
  .   Corel common shares outstanding, held of record by approximately  .
shareholders. The outstanding Corel common shares are, and the Corel common shares to be issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

   Voting Rights. Each holder of a Corel common share is entitled to one vote for each Corel common share held of record on the applicable record date on all matters submitted to a vote of shareholders.

   Dividend Rights. The holders of Corel common shares are entitled to receive dividends as declared by resolution of the Corel board, subject to any preferential dividend rights granted to the holders of any outstanding Corel preferred shares.

   Rights on Liquidation. In liquidation, each Corel common share is entitled to share pro rata in any distribution of Corel's assets after providing for the payment of liabilities and the liquidation preference of any outstanding Corel preferred shares.

   Preemptive Rights. Holders of Corel common shares have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

   Rights Plan. With every issued Corel common share, the Corel common share holders also hold one common share purchase right which was issued under Corel's Rights Agreement, dated February 11, 1999. The Form 8-A, to which the Corel rights agreement is attached as an exhibit, was filed with the SEC on March 25, 1999 and is incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page . .

   Transfer Agent and Registrar. The Montreal Trust Company of Canada is the transfer agent and registrar for the Corel common shares. The Montreal Trust Company of Canada is located at 151 Front Street West, 8th Floor, Toronto, Ontario M5J 2NI.

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

   Stock Exchange Listing. Corel common shares are listed under The Toronto Stock Exchange under the symbol "COR" and are listed on Nasdaq under the symbol "CORL." It is a condition to the completion of the merger that the Corel common shares issuable in the merger be approved for listing on The Toronto Stock Exchange and approved for quotation on Nasdaq before the closing of the merger.

Corel Preferred Shares

   No shares of Corel preferred shares are outstanding. The board of Corel may, without further action by the shareholders of Corel, issue a series of Corel preferred shares and fix the rights and preferences of those shares.

               DIRECTORS AND MANAGEMENT OF COREL AFTER THE MERGER

Directors

   The merger agreement provides that, immediately following the completion of the merger, the Corel board shall consist of Dale Fuller, Michael C.J. Cowpland, a designee of Inprise agreed to by Corel and three individuals who are current members of the Corel board. Corel has agreed that it will recommend and support the election of Dale Fuller and the other Inprise designee to the Corel board at Corel's 2001 and 2002 annual meetings of shareholders. In addition, without the consent of Dale Fuller and the other Inprise designee, the Corel board shall not have more than six members prior to the election of directors at Corel's 2003 annual meeting of shareholders.

Management

   The merger agreement provides that, immediately following the completion of the merger, Mr. Fuller will serve as chairman of the Corel board and Dr. Cowpland shall serve as president and chief executive officer. Corel's obligation to cause Mr. Fuller to be appointed as chairman of the Corel board continues until Corel's 2003 annual meeting of shareholders or for such longer time as may be agreed to by Mr. Fuller and the Corel board.

     COMPARATIVE RIGHTS OF HOLDERS OF INPRISE CORPORATION COMMON STOCK AND
                        COREL CORPORATION COMMON SHARES

   The rights of Inprise stockholders are currently governed by the corporate laws of Delaware, particularly the Delaware General Corporation Law, the restated certificate of incorporation of Inprise, as amended, and the Inprise by-laws. Upon consummation of the merger, Inprise stockholders will become shareholders of Corel, a Canadian corporation governed by the Canada Business Corporations Act. Thereafter, their rights will be as provided under the Canadian Business Corporations Act, other applicable Canadian law, the Corel certificate and articles of amalgamation and the Corel by-laws. The following is a summary comparison of certain differences between the rights of holders of shares of Corel common shares under the Canada Business Corporations Act, the Corel certificate and articles of amalgamation and the Corel by-laws and the rights of Inprise stockholders under the Delaware General Corporation Law, the Inprise Certificate of Incorporation and the Inprise by-laws. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Delaware General Corporation Law, the Canada Business Corporation Act, the respective common laws of Delaware and Canada and the full texts of the governing corporate instruments of Inprise and Corel. Copies of the Inprise restated certificate of incorporation and by-laws and the Corel articles and certificate of amalgamation and by-laws are incorporated by reference and will be sent to a holder of Inprise stock upon request. See "Where You Can Find More Information" on page . .

Vote on Extraordinary Corporate Transactions

   Inprise. Delaware corporation law generally requires the affirmative vote of the holders of a majority of the outstanding voting stock to authorize any merger, consolidation, dissolution or sale of all or substantially all of the assets of a corporation. Unless required by the corporation's certificate of incorporation, no authorizing stockholder vote is required of a corporation surviving a merger if:

  . the merger agreement does not amend the surviving corporation's certificate of incorporation,

  . each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the merger, and

  . the number of shares to be issued in the merger does not exceed 20% of the surviving corporation's outstanding common stock immediately prior to the merger.

   Approval by a parent corporation's stockholders is not required under Delaware corporation law for any merger or consolidation of a subsidiary with its parent corporation if the parent corporation owns at least 90% of the outstanding shares of each class of stock of the subsidiary.

   Corel. Under the Canada Business Corporations Act, certain extraordinary corporate actions, such as amalgamations (other than an amalgamation between a parent corporation and one or more of its wholly-owned subsidiaries or between two or more of such subsidiaries), continuances, sales, leases or exchanges of all or substantially all the assets of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions or other arrangements, if ordered by a court, are required to be approved by a resolution passed by not less than two-thirds of the votes cast by the shareholders entitled to vote in person or by proxy at the annual or special meeting called for such purpose, whether or not the shares held by them are designated as voting shares in the corporation's articles of incorporation and, in certain cases, such action is also required to be approved by not less than two-thirds of the votes cast by shareholders entitled to vote in person or by proxy at the annual or special meeting called for such purpose separately by each affected class or series, including by a class or series that does not otherwise carry the right to vote. The foregoing provisions apply to Corel.

Dividends and Distributions

   Inprise. Subject to restrictions contained in a corporation's certificate of incorporation, Delaware corporation law generally provides that a corporation may declare and pay dividends out of the excess, if any, of net assets over capital (the "surplus") or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Inprise certificate of incorporation and the Inprise by-laws do not have additional restrictions on the declaration or payment of dividends. Inprise has not paid any dividends on its common stock.

   Corel. Under the Canada Business Corporations Act, a corporation may not declare or pay a dividend if there are reasonable grounds for believing that
(i) the corporation is, or would after the payment of the dividend be, unable to pay its liabilities as they become due, or (ii) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes. Other than the preferential rights of the holders of Corel preferred shares, of which none are issued, with respect to dividends and liquidations, the Corel certificate and articles of amalgamation contain no additional restrictions on the declaration or payment of dividends. Corel has not paid any dividends on its common shares.

Amendments to Charter

   Inprise. Delaware corporation law generally requires a vote of the corporation's board of directors and the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote for any amendments to the certificate of incorporation.

   Corel. Under the Canada Business Corporations Act, amendments to the articles of incorporation of a corporation generally require approval by not less than two-thirds of the votes cast by shareholders entitled to vote in person or by proxy at the annual or special meeting called for such purpose. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote. The foregoing provisions apply to Corel.

Amendments to By-Laws

   Inprise. Delaware corporation law states that stockholders entitled to vote shall have the power to adopt, amend, or repeal the by-laws of a corporation, although the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The Inprise certificate of incorporation expressly authorizes the board of directors to adopt, amend or repeal the Inprise by-laws. The Inprise by-laws authorize the stockholders to alter, amend or repeal the Inprise by-laws by the affirmative vote of the holders of a majority of the shares represented and entitled to vote at a meeting of stockholders.

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

   Corel. The Canada Business Corporations Act provides that unless the articles of incorporation or by-laws of a corporation provide otherwise, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under Canadian corporation law to submit the by-law or amendment or repeal of a by-law to the shareholders for confirmation at the next annual or special meeting of shareholders. The shareholders entitled to vote at shareholder meetings may confirm, reject or amend any by-law or amendment or repeal of a by-law by a resolution passed by a majority of the votes cast by shareholders entitled to vote at the annual or special meeting of shareholders represented in person or by proxy. The foregoing provisions apply to Corel.

Interested Shareholder Transactions

   Inprise. Delaware corporation law prohibits a business combination between a corporation such as Inprise and an "interested stockholder" for a period of three years following the time that such stockholder becomes an interested stockholder. An interested stockholder is generally one who beneficially owns or has the right to acquire 15% or more of the outstanding voting stock at any time within the prior three-year period. This provision does not apply where:

  . a business combination is approved by the corporation's board of directors prior to the date the stockholder acquired its shares,

  . the corporation's board of directors approved in advance the transaction which resulted in the stockholder becoming an interested stockholder,

  . the interested stockholder acquired at least 85% of the voting stock of the corporation (excluding shares owned by directors and officers and shares held under employee stock plans which lack confidentiality with regard to tendering shares in a tender offer) in the transaction in which the stockholder become an interested stockholder, or

  . the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

The Inprise certificate of incorporation, as allowed by Delaware corporation law, contains a provision specifically electing that the restrictions set forth in this paragraph do not apply to Inprise.

   Corel. The Canada Business Corporations Act does not contain a comparable provision with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including Policy Statement 9.1 of the Ontario Securities Commission ("Policy 9.1"), contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related party" is defined in Policy 9.1 and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer. Policy 9.1 requires more detailed disclosure in any proxy material required to be sent to security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. Policy 9.1 also requires in certain circumstances, and subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction, by a simple majority or two-thirds of the votes cast, depending on the circumstances. The foregoing provisions apply to Corel.

Dissenters' and Appraisal Rights

   Inprise. Stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation for which a stockholder's vote is required are, in certain instances, entitled to demand payment in cash for the fair value of their shares (excluding any appreciation or depreciation as a consequence, or in expectation of the transaction), as determined by an independent appraiser appointed by the Delaware Court of Chancery. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock, at the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, are either:

  . listed on a national securities exchange or designated as a national market system security on a interdealer quotation system by the National Association of Securities Dealers, Inc., or

  .  held of record by more than 2,000 stockholders,

unless the agreement of merger or consolidation requires the stockholders to receive anything other than

  .  stock of the surviving corporation,

  . stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders,

  .  cash in lieu of fractional shares, or

  .  some combination of the above.

   Holders of Inprise common stock are not entitled to appraisal rights in connection with the merger.

   Corel. Shareholders of a Canada Business Corporations Act corporation are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with:

  . an amendment to a corporation's articles of incorporation to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of the class held by holders by the class so affected,

  . an amendment to a corporation's articles of incorporation to add, change or remove any restriction upon the business or businesses that the corporation may carry on,

  . certain other amendments to a corporation's articles of incorporation of a nature requiring a separate class or series vote,

  . an amalgamation (other than an amalgamation between a parent corporation and one or more of its wholly-owned subsidiaries or between two or more of such subsidiaries),

  .  a continuance under the laws of another jurisdiction,

  . a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business, or

  . a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; provided that a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or a court order rectifying a matter that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer.

In addition, under the Canada Business Corporations Act there is no right of partial dissent and, accordingly, a dissenting shareholder may only dissent with respect to all shares held by him or her on behalf of any one beneficial owner and which are registered in the name of the dissenting shareholder.

   Holders of Corel common shares are not entitled to appraisal rights in connection with the merger.


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

Derivative Actions

   Inprise. Delaware corporation law provides that a stockholder must state in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

   Corel. Under the Canada Business Corporations Act, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or to intervene in an existing action to which any such corporation is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation. Under the Canada Business Corporations Act, no action may be brought and no intervention in an action may be made unless the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court and the court is satisfied that,

  . the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action,

  .  the complainant is acting in good faith, and

  . it appears to be in the interest of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

   Under Canada Business Corporations Act, the court in a derivative action may make any order it thinks fit including, without limitation,

  . an order authorizing the complainant or any other person to control the conduct of the action,

  .  an order giving directions for the conduct of the action,

  . an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the corporation or its subsidiary, and

  . an order requiring the corporation or its subsidiary to pay reasonable legal fees reasonably incurred by the complainant in connection with the action. Additionally, under Canadian corporation law, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

Director Qualifications

   Inprise. Delaware corporation law does not have any residency or other director qualification requirements.

   Corel. A majority of the directors of a Canadian corporation generally must be resident Canadians. The Canada Business Corporations Act also requires that a corporation whose securities are publicly traded have not fewer than three directors, at least two of whom are not officers or employees of the corporation or any of its affiliates. The foregoing provisions apply to Corel.

Election of Directors

   Inprise. Under Delaware corporation law, directors are elected at each annual stockholder meeting unless their terms are staggered. Vacancies on the board of directors may be filled by the stockholders or directors, unless the certificate of incorporation or a by-law provides otherwise. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares, and the certificate of incorporation, or an initial by-law, or a by-law adopted by a vote of the stockholders, may provide for staggered terms for the directors. The Inprise certificate of incorporation provides for classification of the board of directors into three classes of directors with the classes as nearly equal in number as possible and elected for a three year term with only one class standing for election each year. There is no cumulative voting.

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

   Corel. The Corel certificate and articles of amalgamation and the Corel by-laws do not provide for a classified board of directors or for cumulative voting in the election of directors.

Removal of Directors

   Inprise. The Inprise certificate of incorporation provides that any director, or the entire board of directors, may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of all shares then entitled to vote at an election of directors, voting together as a single class.

   Corel. The shareholders of a Canada Business Corporations Act corporation may, by resolution passed by a majority of the votes cast thereon at a meeting of shareholders called for that purpose, remove any director, with or without cause, before the expiration of such director's term of office and may elect any qualified person in such director's stead for the remainder of such director's term.

Vacancies on the Board of Directors

   Inprise. Under the Inprise certificate of incorporation, any vacancy on the board, however occurring, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or, if any vacancy is not filled by the remaining directors, by the stockholders, and directors chosen in this way would hold office until the annual meeting of the stockholders of Inprise at which the term of the class to which they have been elected expires.

   Corel. Generally, under the Canada Business Corporations Act, if a vacancy should occur in the board of directors, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the vacating director's term. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy. In addition, if the articles of a corporation so provide, the directors may increase the number of directors within the range provided in the articles and may fill the vacancies thereby created for a term expiring not later than the next annual meeting of shareholders provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. The Corel certificate and articles of amalgamation do not provide for the filling of vacancies caused by an increase in the number of directors.

Director and Officer Indemnification

   Inprise. Delaware corporation law authorizes a corporation to indemnify its present and former directors and officers against all reasonable expenses including attorneys' fees and, except in actions initiated by or in right of the corporation, against all judgments, fines and amounts paid in settlement, in actions brought against them, provided that such individual is determined to have acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The Inprise certificate of incorporation requires indemnification to the full extent authorized by Delaware corporation law. Delaware corporation law also allows for the advance payment of an indemnitee's expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. The Inprise certificate of incorporation provides for advance payments, as permitted by Delaware corporation law.

   Corel. The Canada Business Corporations Act also generally provides that a corporation may indemnify its present and former directors or officers or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation. However, such indemnity is limited to circumstances in which the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have had reasonable grounds for believing that his or her conduct was lawful. Subject to the above mentioned limitations, a corporation may, with the approval of a court, also indemnify its present and former directors or officers or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being of having been a director or an officer of the corporation or body corporate. The Corel by-laws require indemnification to the full extent authorized by the Canada Business Corporations Act. Where an officer or director is substantially successful on the merits in his or her defense of such action or proceeding, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses, which were reasonably incurred. The Canada Business Corporations Act does not expressly contemplate the advance payment of an indemnitee's expenses prior to the final disposition of an action.

Director Exculpation

   Inprise. Under Delaware corporation law, a corporation is permitted to include a provision in its certificate of incorporation which eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including intentional misconduct, deriving an improper personal benefit from a transaction and breach of the duty of loyalty. The Inprise certificate of incorporation contains such a provision limiting the liability of its directors.

   Corel. The Canada Business Corporations Act has no comparable provision.

Special Meeting of Security Holders

   Inprise. Under Delaware corporation law, a special meeting of the stockholders can be called by the board of directors or any person so authorized in the certificate of incorporation or in the by-laws. The Inprise by-laws enable a special meeting to be called only by the board of directors, chairman of the board or the president.

   Corel. Under the Canada Business Corporations Act, a special meeting of shareholders may be called by the directors of a corporation. Under the Corel by-laws, in addition to the Corel board, the chairman of the board of Corel or the president of Corel has the power to call a special meeting of shareholders.

   The holders of not less than five per cent of the issued shares of a corporation that carry the right to vote may request that directors to call a meeting of shareholders. If the meeting is not called within 21 days after receiving such a request, any shareholder that signed the request may call the meeting.

Stockholder Proposals

   Inprise. Generally, under U.S. securities laws, a stockholder may submit a proposal to be included in a company's proxy statement if the stockholder:

  . owns at least 1% or $2,000 market value of the securities entitled to be voted on the proposal,

  . has owned the securities for at least one year prior to the date of the proposal, and

  .  continues to own the securities through the date of the meeting.

A stockholder must also comply with procedural requirements described in the Exchange Act.

   Corel. Under the Canada Business Corporations Act, a shareholder entitled to vote at an annual meeting of stockholders may submit to the corporation a proposal with matters that the shareholder proposes to raise at the next annual meeting. Upon receipt of a proposal, a corporation that solicits proxies will include the proposal in the management proxy circular and, if requested by the shareholder, include in the management proxy circular a statement by the shareholder of not more than 200 words in support of the proposal, and the name and address of the shareholder.

   A corporation may, within 10 days after receiving a shareholder proposal, notify the shareholder of its intention to omit the proposal from the management proxy circular if:

  . the proposal is not submitted at least 90 days before the anniversary date of the previous annual meeting,

  . it appears that the proposal is submitted by the shareholder for the purpose of securing publicity or enforcing a personal claim or grievance, or primarily for the purpose of promoting general economic, political, racial, religious, social or similar causes,

  . the corporation, in the previous two years, included a substantially similar proposal at the request of the shareholder and the shareholder failed to present the proposal at the annual meeting, or

  . a substantially similar proposal was submitted to shareholders within the past two years and the proposal was defeated.

Consents in Lieu of Meetings

   Inprise. Under Delaware corporation law, unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting. Inprise's certificate of incorporation provides that any action be effected only at a duly called annual or special meeting.

   Corel. The Canada Business Corporations Act provides shareholder action may be taken without a meeting only by a written resolution signed by all shareholders who would be entitled to vote on that action at a meeting.

Quorum Requirements

   Inprise. Under Delaware corporation law, a quorum of stockholders is a majority of the outstanding shares entitled to vote, present in person or represented by proxy unless otherwise specified in the certificate of incorporation or in the by-laws, but in no event can the quorum be less than one-third of the outstanding shares entitled to vote. The Inprise by-laws state that a quorum shall be the holders, present in person or by proxy, of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting.

   Corel. Under the Canada Business Corporations Act, a quorum of shareholders is a majority of the outstanding shares entitled to vote at a meeting of shareholders unless otherwise specified in the by-laws. The Corel by-laws generally state that a quorum shall be five persons present in person and representing in their own right, or by proxy, or as the duly authorized representative of any shareholder that is a body corporate or association, not less than 10% in number of the outstanding shares of Corel carrying voting rights at the meeting of shareholders.

Inspection of Books and Records

   Inprise. Under Delaware corporation law, any stockholder of record of a corporation, its agents or legal representatives may make a written demand to examine the records of that corporation. Such a demand to examine the corporation's records, which must be made under oath, must have a "proper purpose" and be directed to the corporation at its principal place of business or its registered office in Delaware.

   Corel. The Canada Business Corporations Act provides that shareholders, creditors, their agents and legal representatives may examine certain of the records of a corporation such as Corel during usual business hours and take extracts therefrom, free of charge.

                                 OTHER MATTERS

   Neither of the boards of directors of Inprise nor Corel currently intends to bring before either Inprise's or Corel's special meeting any matters other than those specified in the notices of the special meetings and neither board has knowledge of any other matters that may be brought up by other persons. However, if any other matters properly come before either company's special meeting or any adjournment or postponement of either company's special meeting, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the persons named as proxies to vote the shares represented by those proxies as to those other matters. Those persons named as Inprise proxies intend to vote with respect to other matters, if any, in accordance with the recommendation of the management of Inprise. Those persons named in the Corel proxies intend to vote with respect to other matters, if any, in accordance with the recommendation of the management of Corel.

                                 LEGAL MATTERS

   McCarthy Tetrault of Ottawa, Canada has provided an opinion as to the validity of the Corel common shares to be issued in connection with the merger.

                                    EXPERTS

   The audited financial statements of Corel incorporated by reference in this joint proxy statement/prospectus for the years ended November 30, 1999 and 1998 and of Inprise for the years ended December 31, 1999 and 1998 and for the nine months ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants and have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP given on their authority as experts in accounting and auditing.

   The consolidated statements of operations and retained earnings (deficit) and cash flows of Corel for the year ended November 30, 1997 incorporated by reference in this joint proxy statement/prospectus have been audited by KPMG LLP, independent accountants and have been so incorporated in reliance upon the report of KPMG LLP given on their authority as experts in accounting and auditing.

                         INPRISE STOCKHOLDER PROPOSALS

   Inprise will hold an annual meeting in the year 2000 only if the merger has not already been completed. Stockholder proposals would have been eligible for inclusion in the proxy statement and form of proxy for Inprise's 2000 annual meeting pursuant to Rule 14a-8 under the Exchange Act, if such proposals were received by Inprise by January 11, 2000. Notwithstanding the foregoing, if Inprise does not hold its annual meeting on or prior to July 5, 2000, then the deadline for such proposals will be a reasonable time period before Inprise begins to print and distribute proxy materials in connection with its 2000 annual meeting. Notices of stockholder proposals submitted outside of Rule 14a-8 in connection with an annual meeting will be considered timely, for purposes of Rule 14a-4(c) under the Exchange Act and Inprise's By-laws, if such notices are received not less than 30 days prior to the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

  . a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

  .  the name and record address of the stockholder proposing such business,

  . the class, series and number of shares of capital stock of Inprise which are beneficially owned by the stockholder, and

  .  any material interest of the stockholder in such business.

   Any such proposal or notice should be directed to the attention of the Corporate Secretary, Inprise Corporation, 100 Enterprise Way, Scotts Valley, California 95066-3249.

                      WHERE YOU CAN FIND MORE INFORMATION

   Corel has filed a Registration Statement on Form S-4 to register with the Securities and Exchange Commission the Corel common shares to be issued to Inprise stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Corel in addition to being part of the special meeting proxy statement of Corel and Inprise. As allowed by the rules of the Securities and Exchange Commission, this joint proxy statement/prospectus does not, however, contain all the information you can find in the registration statement or the exhibits to the registration statement.

   Inprise and Corel file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Inprise or Corel at the Securities and Exchange Commission's public reference rooms at the following locations:

     Public Reference Room   New York Regional Office Citicorp Center,
     450 Fifth Street,
      N.W.,                  7 World Trade Center,    500 West Madison Street,
     Room 1024               Suite 1300               Suite 1400
     Washington, D.C. 20549  New York, New York 10048 Chicago, Illinois 60661-2511

   Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of documents filed with the Securities and Exchange Commission from commercial document retrieval services (some of which also provide on-line delivery) and at the world wide web site maintained by the Securities and Exchange Commission at www.sec.gov.

   Inprise common stock and Corel common shares are each traded on Nasdaq and are each required to file reports, proxy statements and other information with Nasdaq. Reports, proxy statements and other information concerning Inprise and Corel may be inspected at the offices of The Nasdaq Stock Market, Inc. which is located at 1735 K Street, N.W., Washington, D.C. 20006.

   Corel common shares are also traded on The Toronto Stock Exchange and Corel is required to file reports, proxy statements and other information with such exchange. Reports, proxy statements and other information concerning Corel can be inspected at the offices of The Toronto Stock Exchange at 2 First Canadian Place, Toronto, Ontario, Canada M5X 1J2.

   Corel also files annual, quarterly and special reports, proxy statements and other information with the Canadian securities regulatory authorities in such provinces where such filings are required to be made. Copies of such filings are available to the public over the Internet at www.sedar.com, the web site maintained on behalf of the Canadian securities administrators for accessing filings made through SEDAR (System for Electronic Document Analysis and Retrieval). SEDAR is the system used for electronically filing most securities related information with the Canadian securities regulatory authorities.

   The Securities and Exchange Commission allows us to "incorporate by reference" information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus.

   This joint proxy statement/prospectus incorporates by reference the documents set forth below that have previously been filed with the Securities and Exchange Commission. These documents contain important information about our companies and our financial condition.

   Inprise SEC Filings (File No. 0-16096)                  Period
   --------------------------------------                  ------
 Annual Report on Form 10-K of Inprise...... Fiscal year ended December 31,
                                              1999 (filed on April 4, 2000).

 Current Reports on Form 8-K of Inprise..... Dated July 2, 1999 (filed on July
                                              6, 1999) and dated February 9,
                                              2000 (filed on February 10,
                                              2000).

 Proxy Statement of Inprise................. Annual Meeting of Stockholders
                                              held on June 4, 1999 (filed on
                                              May 11, 1999).
    Corel SEC Filings (File No. 0-20562)                   Period
    ------------------------------------                   ------

 Annual Report on Form 10-K of Corel........ Fiscal year ended November 30,
                                              1999 (filed on February 28,
                                              2000).

 Registration Statement on Form 8-A......... Dated March 19, 1999 (filed on
                                              March 25, 1999).

   Information has been incorporated by reference in this document from documents filed with the securities commissions or similar authorities in Canada. The following documents are specifically incorporated by reference into and form an integral part of this document:

             Corel SEDAR Filings                           Period
             -------------------                           ------
 Material change report in connection with   Dated February 11, 2000 (filed on
  the merger................................  February 11, 2000).

 Management Proxy Circular.................. Dated February 2, 2000 (filed on
                                              February 11, 2000).

 Audited Consolidated Financial Statements.. Fiscal year ended November 30,
                                              1999 (filed on February 11,
                                              2000).

 Management's Discussion and Analysis of
  Financial Condition and Results of         Fiscal year ended November 30,
  Operations................................  1999 (filed on February 11,
                                              2000).

 Unaudited Consolidated Financial            Quarter ended February 29, 2000
  Statements................................  (filed on April 3, 2000).

   Corel and Inprise are also incorporating by reference additional documents that they file with the Securities and Exchange Commission between the date of this joint proxy statement/prospectus and the dates of their respective special meetings. In addition, any document of the type referred to above, and any material change reports (excluding confidential reports), interim financial statements and information circulars, all as filed by Corel with the various securities commissions or any similar authorities in the provinces of Canada between the date of this document and the date of the meetings, shall be deemed to be incorporated by reference in this joint proxy statement/prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this document to the extent that a statement contained in this document, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement.

   Inprise has provided all information contained or incorporated by reference in this joint proxy statement/prospectus with respect to Inprise. Corel has provided all information contained or incorporated by reference in this joint proxy statement/prospectus with respect to Corel.

   If you are a shareholder of Corel or a stockholder of Inprise, you may have been sent some of the documents incorporated by reference, but you can obtain any of the incorporated documents by contacting us or the Securities and Exchange Commission. Documents filed by Corel with the various securities commissions or any similar authorities in the provinces of Canada can be requested from Micromedia, 20 Victoria Street, Toronto, Canada MSC 2NC. Please request these documents by . , in order to receive them before the meetings. We will send you the documents incorporated by reference, without charge, excluding all exhibits, unless we have specifically incorporated by reference the exhibit in this joint proxy statement/prospectus.

   You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

        Inprise Corporation               Corel Corporation
        Attention: Corporate
         Secretary                        Attention: Investor Relations
        100 Enterprise Way                1600 Carling Avenue
        Scotts Valley, California 95066-
         3249                             Ottawa, Ontario K1Z 8R7
        Telephone: (831) 431-1000         Telephone: (613) 728-0826

   If you would like to request documents from us, please do so by . , 2000 to receive them before the meetings.

   You can also get more information by visiting Inprise's web site at www.inprise.com and Corel's web site at www.corel.com. Web site materials are not a part of this joint proxy statement/prospectus.

                      WHAT INFORMATION YOU SHOULD RELY ON

   You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the Inprise proposal and the Corel proposals. Neither Corel nor Inprise has authorized any person to give any information or to make any representation that differs from, or adds to, the information discussed in this joint proxy statement/prospectus or in the annexes attached hereto which are specifically incorporated by reference. Therefore, if anyone gives you different or additional information, you should not rely on it.

   This joint proxy statement/prospectus is dated . , 2000. The information contained in this joint proxy statement/prospectus speaks only as of that date unless the information specifically indicates that another date applies. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than the date hereof. Neither the delivery of this joint proxy statement/prospectus nor the issuance of Corel common shares pursuant to the merger agreement creates any implication to the contrary.

   This joint proxy statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, Inprise common stock or Corel common shares or a proxy solicitation to or from any person to whom it is unlawful to direct these activities.

                  COREL DIRECTORS' APPROVAL UNDER CANADIAN LAW

   The contents and the sending of this joint proxy statement/prospectus insofar as it relates to Corel have been approved by the directors of Corel.

                                          COREL CORPORATION

                                              /s/ Eric J. Smith
                                          By: _________________________________
                                             Vice President, General Counsel
                                              and Secretary

April 4, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                         ANNEX A


                                MERGER AGREEMENT

                          dated as of February 6, 2000

                                  by and among

                               COREL CORPORATION

                            CARLETON ACQUISITION CO.

                                    --and--

                              INPRISE CORPORATION



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
             This Table of Contents is not part of the Agreement to
           which it is attached but is inserted for convenience only.

                                   ARTICLE I

                                   THE MERGER

                                                                          Page
                                                                          No.
                                                                          ----
 1.01 The Merger........................................................    1
 1.02 Closing...........................................................    1
 1.03 Effective Time....................................................    2
 1.04 Certificate of Incorporation and Bylaws of the Surviving              2
      Corporation.......................................................
 1.05 Directors and Officers of the Surviving Corporation...............    2
 1.06 Effects of the Merger.............................................    2
 1.07 Further Assurances................................................    2

                                   ARTICLE II

                              CONVERSION OF SHARES

 2.01 Conversion of Capital Stock.......................................    2
 2.02 Exchange of Certificates..........................................    4

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INPRISE

 3.01 Organization and Qualification....................................    6
 3.02 Capital Stock.....................................................    7
 3.03 Authority Relative to this Agreement..............................    7
 3.04 Non-Contravention; Approvals and Consents.........................    8
 3.05 Reports and Financial Statements..................................    9
 3.06 Absence of Certain Changes or Events..............................    9
 3.07 Absence of Undisclosed Liabilities................................    9
 3.08 Legal Proceedings.................................................   10
 3.09 Information Supplied..............................................   10
 3.10 Compliance with Laws and Orders...................................   10
 3.11 Compliance with Agreements; Certain Agreements....................   10
 3.12 Taxes.............................................................   11
 3.13 Employee Benefit Plans; ERISA.....................................   12
 3.14 Labor Matters.....................................................   12
 3.15 Environmental Matters.............................................   12
 3.16 Intellectual Property Rights......................................   13
 3.17 Vote Required.....................................................   15
 3.18 Opinion of Financial Advisor......................................   15
 3.19 Ownership of Corel Common Stock...................................   15
 3.20 Takeover Laws.....................................................   15
 3.21 Rights Agreement..................................................   15

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF COREL AND SUB

                                                                            Page
                                                                            No.
                                                                            ----
 4.01 Organization and Qualification......................................  16
 4.02 Capital Stock.......................................................  16
 4.03 Authority Relative to this Agreement................................  17
 4.04 Non-Contravention; Approvals and Consents...........................  17
 4.05 Reports and Financial Statements....................................  18
 4.06 Absence of Certain Changes or Events................................  19
 4.07 Absence of Undisclosed Liabilities..................................  19
 4.08 Legal Proceedings...................................................  19
 4.09 Information Supplied................................................  19
 4.10 Compliance with Laws and Orders.....................................  20
 4.11 Compliance with Agreements; Certain Agreements......................  20
 4.12 Taxes...............................................................  20
 4.13 Employee Benefit Plans; ERISA.......................................  21
 4.14 Labor Matters.......................................................  21
 4.15 Environmental Matters...............................................  21
 4.16 Intellectual Property Rights........................................  22
 4.17 Vote Required.......................................................  23
 4.18 Opinion of Financial Advisor........................................  23
 4.19 Ownership of Inprise Common Stock...................................  23
 4.20 Takeover Laws.......................................................  23
 4.21 Rights Agreement....................................................  23

                                   ARTICLE V

                                   COVENANTS

 5.01 Covenants of Inprise and Corel......................................  24
 5.02 No Solicitations....................................................  26
 5.03 Conduct of Business of Sub..........................................  27
 5.04 Third Party Standstill Agreements...................................  27
 5.05 Purchases of Capital Stock of the Other Party.......................  28
 5.06 Actions Regarding Rights............................................  28

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

 6.01 Access to Information; Confidentiality..............................  28
 6.02 Preparation of Registration Statement and Proxy Statements..........  28
 6.03 Approval of Shareholders............................................  29
 6.04 Inprise Affiliates..................................................  29
 6.05 Stock Exchange Listing..............................................  30
 6.06 Certain Tax Matters.................................................  30
 6.07 Regulatory and Other Approvals......................................  30
 6.08 Inprise Option Plans................................................  30
 6.09 Employee Benefits...................................................  31
 6.10 Directors' and Officers' Indemnification and Insurance..............  32
 6.11 Corel Governance....................................................  33
 6.12 Stock Option Agreements.............................................  34
 6.13 Expenses............................................................  34

                                                                          Page
                                                                          No.
                                                                          ----
 6.14 Brokers or Finders................................................  34
 6.15 Takeover Statutes.................................................  34
 6.16 Conveyance Taxes..................................................  34

                                  ARTICLE VII

                                   CONDITIONS

 7.01 Conditions to Each Party's Obligations to Effect the Merger.......  34
 7.02 Conditions to Obligation of Corel and Sub to Effect the Merger....  35
 7.03 Conditions to Obligation of Inprise to Effect the Merger..........  36

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

 8.01 Termination.......................................................  37
 8.02 Effect of Termination.............................................  38
 8.03 Amendment.........................................................  39
 8.04 Waiver............................................................  39

                                   ARTICLE IX

                               GENERAL PROVISIONS

 9.01 Non-Survival of Representations, Warranties, Covenants and          39
      Agreements........................................................
 9.02 Notices...........................................................  39
 9.03 Entire Agreement; Incorporation of Exhibits.......................  40
 9.04 Public Announcements..............................................  41
 9.05 No Third Party Beneficiaries......................................  41
 9.06 No Assignment; Binding Effect.....................................  41
 9.07 Headings..........................................................  41
 9.08 Interpretation....................................................  41
 9.09 Invalid Provisions................................................  41
 9.10 Governing Law.....................................................  42
 9.11 Enforcement of Agreement..........................................  42
 9.12 Jursidiction......................................................  42
 9.13 Service of Process................................................  42
 9.14 Waiver of Trial by Jury...........................................  43
 9.15 Remedies Cumulative...............................................  43
 9.16 Obligations of Corel and Inprise..................................  43
 9.17 Limitations on Warranties.........................................  43
 9.18 Certain Definitions...............................................  43
 9.19 Counterparts......................................................  45
 9.20 Disclosure Letters................................................  45
 9.21 Execution.........................................................  45
 9.22 Personal Liability................................................  45
 9.23 Currency..........................................................  45
 9.24 Date for Any Action...............................................  45

EXHIBITS

EXHIBIT A....................................... Form of Affiliate Agreement

                           GLOSSARY OF DEFINED TERMS

   The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"affiliate".............................................. Section 9.11(a)
"Affiliate Agreement".................................... Section 6.04
"this Agreement"......................................... Preamble
"Alternative Proposal"................................... Section 5.02
"Antitrust Division"..................................... Section 6.07
"beneficially"........................................... Section 9.11(b)
"business day"........................................... Section 9.11(c)
"Canadian GAAP".......................................... Section 4.05
"CERCLA"................................................. Section 3.15(b)
"Certificate of Merger".................................. Section 1.03
"Certificates"........................................... Section 2.02(b)
"Closing"................................................ Section 1.02
"Closing Date"........................................... Section 1.02
"Code"................................................... Preamble
"Common Stock Trust"..................................... Section 2.02(e)(iii)
"Confidentiality Agreement".............................. Section 6.01(a)
"Confidential Information"............................... Section 6.01(a)
"Constituent Corporations"............................... Section 1.01
"Contracts".............................................. Section 3.04(a)
"control," "controlling," "controlled by" and "under      Section 9.11(a)
 common control with"....................................
"Conversion Number"...................................... Section 2.01(c)
"Corel Common Stock"..................................... Section 2.01(c)(i)
"Corel Disclosure Letter"................................ Section 4.01
"Corel Employee Benefit Plan"............................ Section 4.13(b)
"Corel Financial Statements"............................. Section 4.05
"Corel License Agreements"............................... Section 4.16(b)
"Corel Permits".......................................... Section 4.10
"Corel Reports".......................................... Section 4.05
"Corel Rights"........................................... Section 2.01(c)(i)
"Corel Rights Agreement"................................. Section 2.01(c)(i)
"Corel Shareholders' Approval"........................... Section 6.03(a)
"Corel Shareholders' Meeting"............................ Section 6.03(a)
"Corel Shareholders' Proposals".......................... Section 6.03(a)
"Corel Stock Option"..................................... Section 4.02(a)
"Corel's Counsel"........................................ Section 7.02(c)
"Current Inprise Directors".............................. Section 6.11
"Current Corel Directors"................................ Section 6.11
"DL"..................................................... Section 1.01
"Dissenting Share"....................................... Section 2.01(d)(i)
"Effective Time"......................................... Section 1.03
"Environmental Law"...................................... Section 3.15(e)(i)
"Environmental Permits".................................. Section 3.15(a)
"ERISA".................................................. Section 3.13(b)(i)
"ESPP"................................................... Section 2.01(f)
"Excess Shares".......................................... Section 2.02(e)(ii)
"Exchange Act"........................................... Section 3.04(b)
"Exchange Agent"......................................... Section 2.02(a)

"Exchange Fund"............................................ Section 2.02(a)
"FTC"...................................................... Section 6.07
"Governmental or Regulatory Authority"..................... Section 3.04(a)
"group".................................................... Section 9.11(f)
"Hazardous Material"....................................... Section 3.15(e)(ii)
"HSR Act".................................................. Section 3.04(b)
"Indemnified Liabilities".................................. Section 6.10(a)
"Indemnified Parties"...................................... Section 6.10(a)
"Indemnifying Party"....................................... Section 6.10(a)
"Inprise".................................................. Preamble
"Inprise Affiliates"....................................... Section 6.04
"Inprise Common Stock"..................................... Section 2.01(b)
"Inprises Counsel"......................................... Section 7.03(d)
"Inprise Employee Benefit Plan"............................ Section 3.13(b)(i)
"Inprise Financial Statements"............................. Section 3.05
"Inprise License Agreements"............................... Section 3.16(b)
"Inprise Option Plans"..................................... Section 2.01(e)
"Inprise Permits".......................................... Section 3.10
"Inprise Preferred Stock".................................. Section 3.02
"Inprise Proxy Statement".................................. Section 3.09
"Inprise Reports".......................................... Section 3.05
"Inprise Rights"........................................... Section 2.01(c)(i)
"Inprise Rights Agreement"................................. Section 2.01(c)(i)
"Inprise Series A Stock"................................... Section 3.02(a)
"Inprise Series B Stock"................................... Section 3.02(a)
"Inprise Series C Stock"................................... Section 3.02(a)
"Inprise Stock Option"..................................... Section 6.08
"Inprise Stock Option Agreement"........................... Section 3.02(a)
"Inprise Shareholders' Approval"........................... Section 6.03(b)
"Inprise Shareholders' Meeting"............................ Section 6.03(b)
"Intellectual Property Rights"............................. Section 3.16
"laws"..................................................... Section 3.04(a)
"Lien"..................................................... Section 3.02(b)
"Material Corel Systems"................................... Section 4.16(j)
"Merger"................................................... Preamble
"Orders"................................................... Section 3.04(a)
"person"................................................... Section 9.11(f)
"Plan"..................................................... Section 3.13(b)(ii)
"Principal Party".......................................... Section 5.01
"Proxy Statement".......................................... Section 3.09
"qualified stock options".................................. Section 6.09(a)
"Registration Statement"................................... Section 4.09
"Representatives".......................................... Section 9.11(g)
"SEC"...................................................... Section 3.04(b)
"Secretary of State"....................................... Section 1.03
"Securities Act"........................................... Section 3.04(b)
"Shareholders' Meetings"................................... Section 6.03(b)
"Specified Amount"......................................... Section 8.02(b)
"Stock Option Agreements".................................. Preamble
"Sub"...................................................... Preamble
"Sub Common Stock"......................................... Section 2.01(a)
"Subsidiaries"............................................. Section 9.11(h)

"Subsidiary".................................................... Section 9.11(h)
"Superior Proposal "............................................ Section 8.01(c)
"Surviving Corporation"......................................... Section 1.01
"Surviving Corporation Common Stock"............................ Section 2.01(a)
"Takeover Laws"................................................. Section 3.20
"taxes"......................................................... Section 3.12(c)
"TSE"........................................................... Section 2.01(e)
"U.S. GAAP"..................................................... Section 3.05

   This MERGER AGREEMENT dated as of February 6, 2000 (the "Agreement") is made and entered into by and among Corel Corporation, a corporation continued under the laws of Canada ("Corel"), Carleton Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Corel ("Sub"), and Inprise Corporation, a Delaware corporation ("Inprise").

   WHEREAS, the Boards of Directors of Corel, Sub, and Inprise have each previously determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger transaction provided for herein in which Sub would merge with and into Inprise and Inprise would become a wholly-owned subsidiary of Corel (the "Merger");

   WHEREAS, the respective Boards of Directors of Corel and Inprise have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is advisable, fair to and in the best interests of their respective shareholders, and this Agreement and the Merger have been approved and adopted by the sole shareholder of Sub;

   WHEREAS, the parties intend that for U.S. federal income tax purposes, the merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a plan of reorganization for the purposes of Section 368 of the Code;

   WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the parties' willingness to enter into this Agreement, Inprise and Corel entered into reciprocal Stock Option Agreements of even date herewith (collectively, the "Stock Option Agreements") providing for the granting by each to the other of options to purchase stock of the other exercisable upon the occurrence of certain events; and

   WHEREAS, Corel, Sub and Inprise desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

   1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), Sub shall be merged with and into Inprise in accordance with the General Corporation Law of the State of Delaware, as amended (the "DL"). At the Effective Time, the separate existence of Sub shall cease and Inprise shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Sub and Inprise are sometimes referred to herein as the "Constituent Corporations". As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article II.

   1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.01, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at the offices of McCarthy Tetrault located at The Chambers, 40 Elgin Street, Suite 1400, Ottawa, Ontario, K1P 5K6, at 10:00 a.m., local time, on the second business day following satisfaction of the condition set forth in
Section 7.0l(a) unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to Corel, Sub and Inprise the certificates and other documents and instruments required to be delivered under Article VII.

   1.03 Effective Time. At the Closing, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of Delaware (the "Secretary of State") for filing, as provided in Section 251 of the DL, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State (the date and time of such filing being referred to herein as the "Effective Time").

   1.04 Certificate of Incorporation and Bylaws of the Surviving
Corporation. At the Effective Time, (i) the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety (except for the corporate name) as set forth in the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

   1.05 Directors and Officers of the Surviving Corporation.

   (a) The directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

   (b) The officers of Inprise immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

   1.06 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DL including, without limitation, Section 259 thereof.

   1.07 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

   2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of either Inprise or Sub, each of the following shall occur:

     (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $.01 per share, of Sub ("Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation (Surviving Corporation Common Stock). Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of outstanding shares of Surviving Corporation Common Stock.

     (b) Cancellation of Treasury Stock and Stock Owned by Corel and Subsidiaries. All shares of common stock, par value $.01 per share, of Inprise ("Inprise Common Stock") and preferred stock, par value $.01 per share, of Inprise ("Inprise Preferred Stock"), that are owned by Inprise as treasury stock or owned by Corel, Sub or any other wholly-owned Subsidiary (as defined in Section 9.18) of Corel (other than shares of Surviving Corporation Common Stock) shall be cancelled and retired and shall cease to exist and no stock of Corel or other consideration shall be delivered in exchange therefor.

     (c) Exchange Ratio for Inprise Common Stock.

         (i) Each issued and outstanding share of Inprise Common Stock (other than shares to be cancelled in accordance with Section 2.01
      (b)) , together with the associated common stock purchase rights (the "Inprise Rights") attached thereto issued pursuant to the Rights Agreement, dated as of December 20, 1991, as amended, between the predecessor to Inprise and Manufacturers Hanover Trust Company of California, as Rights Agent (the "Inprise Rights Agreement"), shall be converted into the right to receive 0.747 (the Conversion Number) validly issued, fully paid and nonassessable common shares of Corel, no par or nominal value per share (Corel Common Stock). Holders of shares of Inprise Common Stock or Inprise Preferred Stock shall also receive, together with each whole share of Corel Common Stock issued to them in the Merger, one associated common stock purchase right (all such rights, the "Corel Rights") in accordance with the terms and conditions of the Rights Agreement, dated as of February 11, 1999, as amended and restated as of March 31, 1999, between Corel and The Montreal Trust Company of Canada, as Rights Agent (the "Corel Rights Agreement"). References herein to the shares of Corel Common Stock issuable in the Merger shall also be deemed to include the associated Corel Rights.

         (ii) If, prior to the Effective Time, Corel shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any shares of Corel Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Corel Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this paragraph. If, prior to the Effective Time, Inprise shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any shares of Inprise Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Inprise Common Stock outstanding immediately before, and the denominator of which shall be the number of such shares outstanding immediately after, the occurrence of such event, and the resulting product shall from and after the date of such event be the Conversion Number, subject to further adjustment in accordance with this paragraph.

         (iii) All shares of Inprise Common Stock converted in accordance with paragraph (i) of this Section 2.01(c) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Corel Common Stock and any cash in lieu of fractional shares of Corel Common Stock to be issued or paid in consideration therefor (determined in accordance with Section 2.02(e)), upon the surrender of such certificate in accordance with Section 2.02, without interest.

     (d) Conversion of Inprise Preferred Stock. Each issued and outstanding share of Inprise's Series C Stock shall be converted into the right to receive such number of validly issued, fully paid and nonassessable shares of Corel Common Stock to the same extent as if the Inprise Series C Stock had first been converted into Inprise Common Stock.

     (e) Stock Option Plans. Subject to Canadian securities law and The Toronto Stock Exchange (the "TSE") rules and subject to the terms and conditions of the 1985 Stock Option Plan, the Non-Employee Directors Stock Option Plan, the 1992 Stock Option Plan, the 1993 Stock Option Plan, the 1994 Directors Stock Option Plan, the 1995 Directors Stock Option Plan, the 1995 Equity Incentive Plan, the 1995 Stock Option Plan, the 1997 Stock Option Plan, the 1998 Stock Option Plan, Stock Guarantee Program and the Dale Fuller Individual Stock Option Plan (collectively, the "Inprise Option Plans") and the stock option agreements executed pursuant thereto, the Inprise Option Plans and each warrant or option to purchase Inprise Common Stock granted thereunder that is outstanding at the Effective Time shall be assumed by Corel and continued in accordance with their respective terms (taking into account any acceleration provisions that apply to such options under any agreement between Inprise and an optionee) and each such warrant or option shall become a right to purchase a number of shares of Corel Common Stock equal to the Conversion Number multiplied by the number of shares of Inprise Common Stock subject to such warrant or option immediately prior to the Effective Time, as more fully described in Section 6.08.

     (f) Stock Purchase Plans. The current offerings in process as of the date of this Agreement under the Inprise employee stock purchase plans (collectively, the "ESPP") shall continue, and shares of Inprise Common Stock shall be issued to participants thereunder on the next currently scheduled purchase dates thereunder occurring after the date hereof as provided under, and subject to the terms and conditions of, the ESPP. Inprise may, consistent with past practice, commence new offering periods under the ESPP on or after the date hereof and prior to the Effective Time at an exercise price for each such offering not less than as is required under the ESPP. Immediately prior to the Effective Time, pursuant to the ESPP, all offerings under the ESPP shall be terminated, and each participant shall be deemed to have purchased immediately prior to the Effective Time, to the extent of payroll deductions accumulated by such participant as of such offering period end, the number of whole shares of Inprise Company Stock at a per share price determined pursuant to the provisions of the ESPP, and each participant shall receive a cash payment equal to the balance, if any, of such accumulated payroll deductions remaining after such purchase of such shares. As of the Effective Time, each participant shall receive, by virtue of the Merger, the number of whole shares of Corel Common Stock or cash into which the shares of Inprise Common Stock such participant has so purchased under the ESPP have been converted pursuant to the Merger as provided in Section 2.01 hereof, plus the cash value of any fraction of a share of Corel Common Stock as provided in Section 2.02(e) hereof, plus any dividends or distributions as provided in Section 2.02(c). The ESPP and all purchase rights thereunder shall terminate effective as of the Effective Time.

     (g) Consideration for Corel Common Stock and Assumption of Inprise Option Plans. Effective as of the Effective Time, the Surviving Corporation shall (i) in consideration for Corel's issuance of Corel Common Stock in accordance with Section 2.01(c) and (d), issue shares of Surviving Corporation to Corel, and (ii) in consideration for Corel's assumption of the Inprise Option Plans in accordance with Section 2.01(e), issue shares of Surviving Corporation common stock to Corel.

   2.02 Exchange of Certificates.

   (a) Exchange Agent. As of the Effective Time, Corel shall enter into an agreement (the terms of which shall be reasonably satisfactory to Inprise) with such bank or trust company as may be designated by Corel and reasonably satisfactory to Inprise (the "Exchange Agent"), which shall provide that Corel shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Inprise Common Stock and Inprise Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the number of duly authorized whole shares of Corel Common Stock issuable in connection with the Merger plus an amount of cash equal to the aggregate amount payable in lieu of fractional shares in accordance with Section 2.02(e), to be held for the benefit of and distributed to such holders in accordance with this Section (such shares of Corel Common Stock and funds, together with earnings thereon, being referred to herein as the "Exchange Fund").

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Corel shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Inprise Common Stock or Inprise Preferred Stock (the "Certificates") whose shares are converted pursuant to Section 2.01 (c) into the right to receive shares of Corel Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and

(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Corel Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Corel Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with Section 2.02(e), which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. In no event shall the holder of any Certificate be entitled to receive interest on any funds to be received in the Merger. In the event of a transfer of ownership of Inprise Common Stock which is not registered in the transfer records of Inprise, a certificate representing that number of whole shares of Corel Common Stock, plus the cash amount payable in lieu of fractional shares in accordance with
Section 2.02(e), may be issued to a transferee if the Certificate representing such Inprise Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Corel Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Corel that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent ownership of the number of shares of Corel Common Stock into which the number of shares of Inprise Common Stock shown thereon have been converted as contemplated by this
Article II. Notwithstanding the foregoing, Certificates representing Inprise Common Stock surrendered for exchange by any person constituting an "affiliate" of Inprise for purposes of Section 6.04 shall not be exchanged until Corel has received an Affiliate Agreement (as defined in Section 6.04) executed by such person as provided in Section 6.04.

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Corel Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Corel Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section (or affidavits of loss with respect to lost, stolen or destroyed certificates). Subject to the effect of applicable laws, following surrender of any such Certificate or affidavit, there shall be paid to the record holder of the certificates representing whole shares of Corel Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Corel Common Stock, and the amount of any cash payable in lieu of a fractional share of Corel Common Stock to which such holder is entitled pursuant to Section 2.02(e), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Corel Common Stock.

   (d) No Further Ownership Rights in Inprise Common Stock. All shares of Corel Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(e)) shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Inprise Common Stock or Inprise Preferred Stock represented thereby, as applicable. From and after the Effective Time, the stock transfer books of Inprise shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Inprise Common Stock or Inprise Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section.

   (e) No Fractional Shares, (i) No certificate or scrip representing fractional shares of Corel Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Corel. In lieu of any such fractional shares, each holder of Certificates who would otherwise have been entitled to a fraction of a share of

Corel Common Stock in exchange for such Certificates pursuant to this Section shall receive from the Exchange Agent a cash payment in U.S. dollars without interest in lieu of such fractional share determined by multiplying such fraction by the average of the last sale prices of Corel Common Stock, on the NASDAQ National Market System as reported in The Wall Street Journal, Eastern Edition, or, if not reported therein, any other authoritative source for the ten consecutive TSE trading days immediately preceding the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Corel, and Corel shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains unclaimed by the former shareholders of Inprise for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Inprise who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for Corel Common Stock, any cash in lieu of fractional shares of Corel Common Stock and any dividends or distributions with respect to Corel Common Stock. Neither Corel nor the Surviving Corporation shall be liable to any holder of shares of Inprise Common Stock or Inprise Preferred Stock for shares of Corel Common Stock (or dividends or distributions with respect thereto) or cash payable in respect of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INPRISE

   Inprise represents and warrants to Corel and Sub as follows:

   3.01 Organization and Qualification. Each of Inprise and its Subsidiaries (as defined in Section 9.11) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect (as defined in Section 9.11) on Inprise and its Subsidiaries taken as a whole. Each of Inprise and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole.
Section 3.01 of the letter dated the date hereof and delivered to Corel by Inprise concurrently with the original execution and delivery of this Agreement (the "Inprise Disclosure Letter") sets forth (other than such Subsidiaries of Inprise which in the aggregate would not constitute a Significant Subsidiary)
(i) the name and jurisdiction of incorporation of each Subsidiary of Inprise,
(ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Inprise and as disclosed in Section 3.01 of the Inprise Disclosure Letter, Inprise does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $1,000,000). Inprise has previously made available to Corel correct and complete copies of the certificate or articles of incorporation and bylaws (or other comparable charter documents) of Inprise.

   3.02 Capital Stock.

   (a) As of the date of this Agreement, the authorized capital stock of Inprise consists solely of (A) 100,000,000 shares of Inprise Common Stock, and
(B) 1,002,095 shares of preferred stock, par value $.01 per share ("Inprise Preferred Stock"), of which 1,000,000 shares have been designated Series A Junior Participated Preferred Stock ("Inprise Series A Stock"), 1,470 shares have been designated Series B Mandatorily Redeemable Convertible Preferred Stock ("Inprise Series B Stock"), and 625 shares have been designated Series C Convertible Preferred Stock ("Inprise Series C Stock"). As of the date of this Agreement, no shares of Series A Stock are issued or outstanding, no shares of Series B Stock are issued and outstanding and 625 shares of Series C Stock are issued and outstanding. As of the close of business on January 31, 2000, 60,921,826 shares of Inprise Common Stock are issued and outstanding and 4,473,800 shares of Inprise Common Stock are held in the treasury of Inprise. As of the date hereof, 13,139,369 shares of Inprise Common Stock are reserved for issuance upon the exercise of options and upon the purchase of shares under the Inprise Option Plans of which options for 8,940,657 shares of Inprise Common Stock have been granted and are outstanding, 12,000,000 shares of Inprise Common Stock are reserved for issuance pursuant to the Stock Option Agreement, dated as of the date hereof, by and between Inprise and Corel (the "Inprise Stock Option Agreement"), 682,000 shares of Inprise Common Stock are reserved for issuance under the Inprise ESPP and 308,000 shares of Inprise Common Stock are reserved for issuance upon the exercise of Series B Stock warrants. All of the issued and outstanding shares of Inprise Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except for shares of Inprise Common Stock issuable upon conversion of the Series C Stock and except pursuant to this Agreement, the Inprise Rights Agreement and the Inprise Stock Option Agreement and except as set forth in Section 3.02 of the Inprise Disclosure Letter, there are no outstanding subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating Inprise or any of its Subsidiaries to issue or sell any shares of capital stock of Inprise or to grant, extend or enter into any Option with respect thereto.

   (b) Except as disclosed in Section 3.02 of the Inprise Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of Inprise are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Inprise or a Subsidiary wholly owned, directly or indirectly, by Inprise, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien") other than with respect to such Subsidiaries which in the aggregate would not constitute a Significant Subsidiary. Except pursuant to this Agreement, the Inprise Rights Agreement and as set forth in the Inprise Stock Option Agreement or as disclosed in Section 3.02 of the Inprise Disclosure Letter, there are no (i) outstanding Options obligating Inprise or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Inprise or to grant, extend or enter into any such Option; (ii) outstanding bonds, debentures or other evidences of indebtedness of Inprise having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Inprise Common Stock on any matter; or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Inprise or a Subsidiary wholly owned, directly or indirectly, by Inprise with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Inprise.

   (c) Except as set forth in the Inprise Stock Option Agreement or as disclosed in Section 3.02 of the Inprise Disclosure Letter, there are no outstanding contractual obligations of Inprise or any Subsidiary of Inprise to repurchase, redeem or otherwise acquire any shares of Inprise Common Stock or any capital stock of any Subsidiary of Inprise or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Inprise or any other person.

   3.03 Authority Relative to This Agreement. Inprise has full corporate power and authority to enter into this Agreement and, subject to obtaining the Inprise Shareholders' Approval (as defined in Section 6.03(b)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date hereof, the execution, delivery and performance of this Agreement by Inprise and the consummation by Inprise of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Inprise, the Board of Directors of Inprise has recommended adoption of this Agreement by the shareholders of Inprise and directed that this Agreement be submitted to the shareholders of Inprise for their consideration, and no other corporate proceedings on the part of Inprise or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Inprise and the consummation by Inprise of the transactions contemplated hereby, other than obtaining the Inprise Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Inprise and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of Inprise enforceable against Inprise in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   3.04 Non-Contravention; Approvals and Consents.

   (a) The execution and delivery of this Agreement by Inprise do not, and the performance by Inprise of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give rise to any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Inprise or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Inprise or any of its Subsidiaries, or
(ii) subject to the obtaining of Inprise Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, province, county, city or other political subdivision (a "Governmental or Regulatory Authority") applicable to Inprise or any of its Subsidiaries or any of their respective assets or properties, or (y) any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which Inprise or any of its Subsidiaries is a party or by which Inprise or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole or on the ability of Inprise to consummate the transactions contemplated by this Agreement.

   (b) Except (i) for the filing of a premerger notification report by Inprise under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) for the filing of the Proxy Statement (as defined in Section 3.09) and the Registration Statement (as defined in Section 4.09) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the declaration of the effectiveness of the Registration Statement by the SEC and filings with various Canadian provincial and state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) the filing(s) as may be required by the Investment Canada Act and/or the Competition Act (Canada, (v) such filings as are required to be made under Canadian securities law, (vi) such filings as are required to be made with NASDAQ and the TSE, and
(vii) as disclosed in Section 3.04 of the Inprise Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Inprise or any of its Subsidiaries is a party or by which Inprise or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Inprise, the performance by Inprise of its obligations hereunder or the consummation by Inprise of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole or on the ability of Inprise to consummate the transactions contemplated by this Agreement.

   3.05 Reports and Financial Statements. Inprise has made available to Corel prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Inprise or any of its Subsidiaries with the SEC since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Inprise Reports"), which are all the documents (other than preliminary material) that Inprise and its Subsidiaries were required to file with the SEC since such date. Except as disclosed in Section 3.05 of the Inprise Disclosure Letter, as of their respective dates, the Inprise Reports
(i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Inprise Reports (the "Inprise Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments and to the absence of complete notes (which are not expected to be, individually or in the aggregate, materially adverse to Inprise and its Subsidiaries taken as a whole)) the consolidated financial position of Inprise and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 3.05 of the Inprise Disclosure Letter, each Subsidiary of Inprise is treated as a consolidated subsidiary of Inprise in the Inprise Financial Statements for all periods covered thereby.

   3.06 Absence of Certain Changes or Events. Except as disclosed in Inprise Reports filed prior to the date of this Agreement or in Section 3.06 of the Inprise Disclosure Letter:

     (a) since September 30, 1999, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Inprise and its Subsidiaries taken as a whole, and

     (b) between such date and the date hereof (i) Inprise and its Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice and (ii) neither Inprise nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of Section 5.01 (b).

   3.07 Absence of Undisclosed Liabilities. Except as disclosed in the Inprise Reports filed prior to the date of this Agreement, or for matters reflected or reserved against in the consolidated balance sheet of Inprise and its consolidated subsidiaries, dated September 30, 1999, included in the Inprise Financial Statements or as disclosed in Section 3.07 of the Inprise Disclosure Letter, neither Inprise nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by U.S. GAAP to be reflected on a consolidated balance sheet of Inprise and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Inprise and its Subsidiaries taken as a whole.

   3.08 Legal Proceedings. Except as disclosed in the Inprise Reports filed prior to the date of this Agreement or in Section 3.08 of the Inprise Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Inprise, threatened against, relating to or affecting, nor to the knowledge of Inprise are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Inprise or any of its Subsidiaries or affiliates or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole or on the ability of Inprise to consummate the transactions contemplated by this Agreement, and (ii) neither Inprise nor any of its Subsidiaries nor any of its affiliates is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole or on the ability of Inprise to consummate the transactions contemplated by this Agreement.

   3.09 Information Supplied. The joint proxy statement relating to the Shareholders' Meetings (as defined in Section 6.03 (b)), as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by Inprise with the SEC, the Ontario Securities Commission, the TSE or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Proxy Statement and any such other documents filed with the SEC under the Exchange Act or the Securities Act) comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, respectively, and will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders of Inprise and of Corel and at the times of the Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Inprise with respect to information supplied in writing by or on behalf of Corel or Sub expressly for inclusion therein and information incorporated by reference therein from documents filed by Corel or any of its Subsidiaries with the SEC.

   3.10 Compliance with Laws and Orders. Inprise and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Inprise Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Inprise and its Subsidiaries are in compliance with the terms of the Inprise Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Except as disclosed in the Inprise Reports filed prior to the date of this Agreement, Inprise and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole.

   3.11 Compliance with Agreements; Certain Agreements.

   (a) Except as disclosed in the Inprise Reports filed prior to the date of this Agreement, neither Inprise nor any of its Subsidiaries nor, to the knowledge of Inprise, any other party is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Inprise or any of its Subsidiaries or (ii) any Contract to which Inprise or any of its Subsidiaries is a party or by which Inprise or any of its

Subsidiaries or any of their respective assets or properties is bound, except in the case of clause (ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Except for this Agreement and those agreements and other documents filed as exhibits to the Inprise Reports or set forth in Section 3.11 of the Inprise Disclosure Letter, as of the date of this Agreement, neither Inprise nor any of its Subsidiaries is a party to or bound by any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business.

   (b) Except as disclosed in Section 3.11 of the Inprise Disclosure Letter or in the Inprise Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither Inprise nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 30 days' or less notice involving the payment of more than $250,000 per annum in the aggregate for all such agreements, (ii) union or collective bargaining agreement which covers any employees, (iii) agreement with any executive officer or other employee of Inprise or any of its Subsidiaries, the benefits of which in the aggregate for all such executive officers and employees exceed $5 million, and which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Inprise or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other employee of Inprise or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   3.12 Taxes.

   (a) Each of Inprise and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Inprise and each of its Subsidiaries has paid (or Inprise has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Inprise Reports reflect a reserve for all taxes payable by Inprise and its Subsidiaries which is adequate in accordance with U.S. GAAP for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Inprise or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Inprise and its Subsidiaries taken as a whole.

   (b) To the knowledge of Inprise, there are no liens for material amounts of taxes on the assets of Inprise or any of its Subsidiaries except for statutory liens for current taxes not yet due and payable.

   (c) Inprise has not taken any action to prevent, nor has it any knowledge of any fact or circumstance reasonably likely to prevent, the Merger from qualifying as a tax free reorganization within the meaning of Section 368 of the Code.

   (d) As used in this Section 3.12 and in Section 4.12, "taxes" shall include all federal, provincial, state, local and foreign income, capital, franchise, property, sales, use, goods and services, excise, land transfer, workers compensation, employment insurance, workers health and other taxes, including obligations for taxes and other amounts required to be withheld from payments due or made to any other person (including employees and non-resident persons) and any interest, penalties or additions to tax.

   3.13 Employee Benefit Plans; ERISA.

   (a) Except as described in the Inprise Reports filed prior to the date of this Agreement or as would not have a material adverse effect on Inprise and its Subsidiaries taken as a whole, (i) all Inprise Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) neither Inprise nor any of its Subsidiaries has any liabilities or obligations with respect to any such Inprise Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Inprise are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Inprise Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Inprise or any of its Subsidiaries are the agreements and policies specifically referred to in
Section 3.13 of the Inprise Disclosure Letter. The last date on which stock options were granted to any executive officer or director of Inprise was September 24, 1999. The last date on which stock options were granted to any employee of Inprise was January 27, 2000.

   (b) As used herein:

     (i) "Inprise Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Inprise or any of its Subsidiaries for the benefit of the current or former employees or directors of Inprise or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement; and

     (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy, program or arrangement of any kind, whether written or oral, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

   3.14 Labor Matters. Except as disclosed in the Inprise Reports filed prior to the date of this Agreement or in Section 3.14 of the Inprise Disclosure Letter, there are no material controversies pending or, to the knowledge of Inprise, threatened between Inprise or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on Inprise and its Subsidiaries taken as a whole, and, to the knowledge of Inprise, there are no material organizational efforts presently being made involving any of the now unorganized employees of Inprise or any of its Subsidiaries. Since January 1, 1997, there has been no work stoppage, strike or other concerted action by employees of Inprise or any of its Subsidiaries except as would not, individually or in the aggregate, have a material adverse effect on Inprise and its Subsidiaries taken as a whole.

   3.15 Environmental Matters.

   (a) Except as set forth in Section 3.15 of the Inprise Disclosure Letter, each of Inprise and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental or Regulatory Authorities which are required under any applicable Environmental Law (as defined below) in respect of its business or operations ("Environmental Permits"), except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of Inprise and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole.

   (b) To the knowledge of Inprise, no site or facility now or previously owned, operated or leased by Inprise or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations thereunder ("CERCLA"), or on any similar state or local list of sites requiring investigation or clean-up.

   (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Inprise or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to Inprise and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Inprise, is in process which could subject any of such properties to such Liens, and neither Inprise nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

   (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of. Inprise or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Inprise or any of its Subsidiaries which have not been delivered to Corel prior to the execution of this Agreement.

   (e) As used herein in this Section 3.15 and in Section 4.15:

     (i) "Environmental Law" means any law or order of any Governmental or Regulatory Authority relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes; and

     (ii) "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

   3.16 Intellectual Property Rights. Except as set forth in Section 3.16 of the Inprise Disclosure Letter:

     (a) Inprise and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property Rights (as defined below) individually or in the aggregate material to the conduct of the businesses of Inprise and its Subsidiaries taken as a whole. Neither Inprise nor any Subsidiary of Inprise is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property Rights, to the knowledge of Inprise, such Intellectual Property Rights are not being infringed by any third party, and neither Inprise nor any Subsidiary of Inprise is infringing any Intellectual Property Rights of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Inprise and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

     (b) Section 3.16 of the Inprise Disclosure Letter contains (or will be supplemented to prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses, sublicenses, assignments and other agreements under which Inprise and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of Inprise as currently conducted (the "Inprise License Agreements").

     (c) Except as set forth in Section 3.16 of the Inprise Disclosure Letter (including as it may be supplemented prior to Closing), Inprise and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the Inprise License Agreements or the development, manufacture or commercial exploitation of any products of Inprise or its Subsidiaries in each such case in excess of $500,000 per annum.

     (d) Section 3.16 of the Inprise Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Inprise Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Inprise Intellectual Property Rights has been issued or registered or in which any such application for such issuance, approval or registration has been filed. All registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Inprise or any of its Subsidiaries and which are material to the conduct of their business as currently conducted are valid and enforceable.

     (e) Section 3.16 of Inprise Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all material licenses and sublicenses under which Inprise or any of its Subsidiaries has granted the right to manufacture, reproduce, market or exploit any products of Inprise or any Subsidiaries or any adaptation, derivative or reformulation based on any such product or any portion thereof.

     (f) Neither Inprise nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Inprise License Agreements. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

     (g) Except as set forth in Section 3.16 of the Inprise Disclosure Letter, neither Inprise nor its Subsidiaries (A) has been named as a party in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

     (h) Inprise and its Subsidiaries have taken all reasonable steps to protect and preserve the confidential information, trade secrets and know-how of Inprise and its Subsidiaries, including appropriate non-disclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know-how of Inprise and its Subsidiaries.

     (i) Neither Inprise nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of Inprise or its Subsidiaries in any of the Inprise Intellectual Property Rights which are material to the business of Inprise as currently conducted.

     (j) Except as set forth in Section 3.16 of the Inprise Disclosure Letter, all internal computer systems that are material to the business, finances or operations of Inprise ("Material Inprise Systems") are (i) able to receive, record, store, process, calculate, manipulate and output dates from and after January 1, 2000, time periods that include January 1, 2000 and information that is dependent on or relates to such dates or time periods, in the same manner and with the same accuracy, functionality, data integrity and performance as when dates or time periods prior to January 1, 2000 are involved and (ii) able to store and output date information in a manner that is unambiguous as to century (collectively with clause (i) above, "Year 2000 Ready") or can be freely modified to be made Year 2000 Ready without breaching any third party license agreements or otherwise infringing any intellectual property rights of any third party. All Material Inprise Systems that are not Year 2000 Ready as of the date of this Agreement are set forth in Section 3.16 of the Inprise Disclosure Letter.

   3.17 Vote Required. Assuming the accuracy of the representation and warranty contained in Section 4.19, the affirmative vote of the holders of record of at least a majority of the outstanding shares of Inprise Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of Inprise required to adopt this Agreement and to approve the Merger and the other transactions contemplated hereby and by the Stock Option Agreements.

   3.18 Opinion of Financial Advisor. Inprise has received the opinion of Broadview International LLC, dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the shareholders of Inprise is fair from a financial point of view to the shareholders of Inprise, and a true and complete copy of such opinion has been or will be, as promptly as practicable after the execution of this Agreement, delivered to Corel.

   3.19 Ownership of Corel Common Stock. Except as to shares of Corel Common Stock which Inprise may be deemed to beneficially own pursuant to the Corel Stock Option Agreement, neither Inprise nor any of its Subsidiaries or other affiliates beneficially owns any shares of Corel Common Stock.

   3.20 Takeover Laws. The approval of this Agreement and the Merger and the Inprise Stock Option Agreement by the Board of Directors of Inprise constitutes approval of this Agreement and the Merger and the Inprise Stock Option Agreement and the transactions contemplated hereby and thereby for purposes of
Section 203 of DL. To the knowledge of Inprise except for Section 203 of DL (which has been rendered inapplicable), no "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") are applicable to the Merger or other transactions contemplated by this Agreement and the Inprise Stock Option Agreement.

   3.21 Rights Agreement. The Board of Directors of Inprise has approved an amendment (substantially in the form provided to Corel) to the Inprise Rights Agreement to the effect that none of Corel, Sub or any of their respective affiliates shall become an "Acquiring Person", and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Inprise Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Inprise Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, provided that the Merger or the Inprise Stock Option Agreement, as the case may be, or such other transactions contemplated hereby or thereby are consummated in accordance with the terms hereof and thereof. Nothing has occurred to cause the Rights to be distributed in the form of separate Rights certificates or to become exercisable. The Inprise Rights Agreement shall terminate and be of no further effect upon the Effective Time, without any consideration being payable with respect to outstanding Inprise Rights thereunder.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF COREL AND SUB

   Corel and Sub, jointly and severally, represent and warrant to Inprise as follows:

   4.01 Organization and Qualification. Each of Corel and its Subsidiaries (including Sub) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except for such failures to be so existing and in good standing or to have such power and authority which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Corel and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Section 4.01 of the letter dated the date hereof and delivered by Corel and Sub to Inprise concurrently with the original execution and delivery of this Agreement (the "Corel Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of Corel, (ii) its authorized capital stock, (iii) the number of issued and outstanding shares of its capital stock and (iv) the record owners of such shares. Except for interests in the Subsidiaries of Corel and as disclosed in Section 4.01 of the Corel Disclosure Letter, Corel does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (other than (i) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (ii) other investments of less than $1,000,000). Corel has previously made available to Inprise correct and complete copies of the Certificate and Articles of Amalgamation and bylaws (or other comparable charter documents) of Corel.

   4.02 Capital Stock.

   (a) The authorized capital stock of Corel consists solely of an unlimited number of shares of Corel Common Stock and an unlimited number of preferred shares, issuable in series. As of the close of business on January 31, 2000, 65,733,135 shares of Corel Common Stock and no preferred shares are issued and outstanding, and, except as disclosed in Section 4.02 of the Disclosure Letter, 3,083,166 shares are reserved for issuance upon the exercise of options under the Corel Stock Option Plan as last amended as of January 31, 2000 (the "Corel Stock Option Plan") and 4,000,000 shares are reserved for issuance under the Corel Stock Option Plan 2000 as amended and restated as of February 2, 2000 (the "Corel Stock Option Plan 2000"), of which options for 2,836,410 shares were granted and are outstanding under the Corel Stock Option Plan, and 13,000,000 shares of Corel Common Stock are reserved for issuance pursuant to the Stock Option Agreement dated as of the date hereof by and between Corel, Inprise and Sub (the "Corel Stock Option Agreement"). Since such date, there has been no change in the number of issued and outstanding shares of Corel Common Stock or shares of Corel Common Stock held in treasury or (other than pursuant to the Stock Option Agreements) reserved for issuance since such date. All of the issued and outstanding shares of Corel Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement, the Corel Rights Agreement and the Corel Stock Option Agreement and except as set forth in Section 4.02 of the Corel Disclosure Letter, there are no outstanding Options obligating Corel or any of its Subsidiaries to issue or sell any shares of capital stock of Corel or to grant, extend or enter into any Option with respect thereto.

   (b) Except as disclosed in Section 4.02 of the Corel Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of Corel are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Corel or a Subsidiary wholly owned, directly or indirectly, by Corel, free and clear of any Liens. Except pursuant to the Corel Rights Agreement and as set forth in the Corel Stock Option Agreement or as disclosed in Section 4.02 of the Corel Disclosure Letter, there are no (i) outstanding Options obligating Corel or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of Corel or to grant, extend or enter into any such Option; (ii) outstanding bonds, debentures or other evidences of indebtedness of Corel having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Corel Common Stock on any matter; or (iii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Corel or a Subsidiary wholly owned, directly or indirectly, by Corel with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Corel.

   (c) Except as set forth in the Corel Stock Option Agreement and as disclosed in Section 4.02 of the Corel Disclosure Letter, there are no outstanding contractual obligations of Corel or any Subsidiary of Corel to repurchase, redeem or otherwise acquire any shares of Corel Common Stock or any capital stock of any Subsidiary of Corel or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Corel or any other person.

   4.03 Authority Relative to This Agreement. Each of Corel and Sub has full corporate power and authority to enter into this Agreement and, subject (in the case of this Agreement) to obtaining the Corel Shareholders' Approval (as defined in Section 6.03 (a)), to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the date hereof, the execution, delivery and performance of this Agreement by each of Corel and Sub and the consummation by each of Corel and Sub of the transactions contemplated hereby have been duly and validly approved by its Board of Directors and by the sole shareholder of Sub, the Board of Directors of Corel has adopted a resolution declaring the advisability of the Corel Shareholders' Proposals (as defined in Section 6.03 (a)) and directed that the Corel Shareholders' Proposals be submitted for consideration by the shareholders of Corel in accordance with applicable laws, and no other corporate proceedings on the part of either of Corel or Sub or their shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Corel and Sub and the consummation by Corel and Sub of the transactions contemplated hereby, other than obtaining the Corel Shareholders' Approval. This Agreement has been duly and validly executed and delivered by each of Corel and Sub and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding agreement of each of Corel and Sub enforceable against each of Corel and Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   4.04 Non-Contravention; Approvals and Consents.

   (a) The execution and delivery of this Agreement by each of Corel and Sub do not, and the performance by each of Corel and Sub of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give rise to any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Corel or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Corel or any of its Subsidiaries, or (ii) subject to the obtaining of the Corel Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental or Regulatory Authority applicable to Corel or any of its Subsidiaries or any of their respective assets or properties or (y) any Contracts to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

   (b) Except (i) for the filing of a premerger notification report by Corel under the HSR Act, (ii) for the filing of the Registration Statement with the SEC pursuant to the Exchange Act and the Securities Act, the declaration of the effectiveness of the Registration Statement by the SEC and filings with various Canadian provincial and state securities authorities that are required in connection with the transactions contemplated by this Agreement, (iii) for the filing of the Certificate of Merger and other appropriate merger documents required by the DL with the Secretary of State and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, (iv) as may be required under applicable requirements of the Competition Act (Canada) and the Investment Canada Act, (v) as may be required by the by-laws, rules, regulations or policies of the TSE in respect of the Corel Common Stock to be issued in the Merger and upon the exercise of the Inprise Options to be assumed by Corel by reason of the Merger and the listing of such Corel Common Stock on such stock exchanges, (vi) such filings as are required to be made under the Canada Business Corporations Act or under Canadian securities laws, and (vii) as disclosed in Section 4.04 of the Corel Disclosure Letter, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental or Regulatory Authority or any Contract to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by each of Corel and Sub, the performance by each of Corel and Sub of its obligations hereunder or the consummation by Corel of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

   4.05 Reports and Financial Statements. Corel has made available to Inprise prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Corel or any of its Subsidiaries with Canadian securities regulatory authorities and the SEC, the TSE and Nasdaq since January 1, 1997 (as such documents have since the time of their filing been amended or supplemented, the "Corel Reports"), which are all the documents (other than preliminary material) that Corel and its Subsidiaries were required to file with the SEC, Canadian securities regulatory authorities and the TSE since such date. As of their respective dates, the Corel Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act or Canadian securities laws and the TSE, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Corel Reports (the "Corel Financial Statements") complied as to form in all material respects with the published rules and regulations of the Canadian securities regulatory authorities with respect thereto, were prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Canadian securities laws) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments and to the absence of complete notes (which are not expected to be, individually or in the aggregate, materially adverse to Corel and its Subsidiaries taken as a whole)) the consolidated financial position of Corel and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.05 of the Corel Disclosure Letter, each Subsidiary of Corel is treated as a consolidated subsidiary of Corel in the Corel Financial Statements for all periods covered thereby.

   4.06 Absence of Certain Changes or Events. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.06 of the Corel Disclosure Letter:

     (a) since August 31, 1999, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Corel and its Subsidiaries taken as a whole, and

     (b) between such date and the date hereof (i) Corel and its Subsidiaries have conducted their respective businesses only in the ordinary course substantially consistent with past practice and (ii) neither Corel nor any of its Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (ii) of
  Section 5.01 (b).

   4.07 Absence of Undisclosed Liabilities. Except as disclosed in the Corel Reports filed prior to this Agreement, or for matters reflected or reserved against in the consolidated balance sheet of Corel and its consolidated subsidiaries dated August 31, 1999 included in the Corel Financial Statements or as disclosed in Section 4.07 of the Corel Disclosure Letter, neither Corel nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by Canadian GAAP to be reflected on a consolidated balance sheet of Corel and its consolidated subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Corel and its Subsidiaries taken as a whole.

   4.08 Legal Proceedings. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.08 of the Corel Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Corel, threatened against, relating to or affecting, nor to the knowledge of Corel are there any Governmental or Regulatory Authority investigations or audits pending or threatened against, relating to or affecting, Corel or any of its Subsidiaries or affiliates or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement, and (ii) neither Corel nor any of its Subsidiaries nor affiliates is subject to any order of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole or on the ability of Corel and Sub to consummate the transactions contemplated by this Agreement.

   4.09 Information Supplied. The registration statement on Form S-4 to be filed with the SEC by Corel in connection with the issuance of shares of Corel Common Stock in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the "Registration Statement"), and any other documents to be filed by Corel with the SEC, Canadian securities regulatory authorities, the TSE or any other Governmental or Regulatory Authority in connection with the Merger and the other transactions contemplated hereby will (in the case of the Registration Statement and any such other documents filed with the SEC under the Securities Act or the Exchange Act, with Canadian securities regulatory authorities under Canadian securities laws or with the
TSE) comply as to form in all material respects with the requirements of the Exchange Act, the Securities Act or comparable Canadian laws, respectively, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the date the Proxy Statement is mailed to shareholders of Inprise and of Corel and at the times of the Shareholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Corel or Sub with respect to information supplied in writing by or on behalf of Inprise expressly for inclusion therein and information incorporated by reference therein from documents filed by Inprise or any of its Subsidiaries with the SEC, Canadian securities regulatory authorities or the TSE.

   4.10 Compliance with Laws and Orders. Corel and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental and Regulatory Authorities necessary for the lawful conduct of their respective businesses as presently conducted (the "Corel Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Corel and its Subsidiaries are in compliance with the terms of the Corel Permits, except failures so to comply which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Except as disclosed in the Corel Reports filed prior to the date of this Agreement, Corel and its Subsidiaries are not in violation of or default under any law or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.

   4.11 Compliance with Agreements; Certain Agreements.

   (a) Except as disclosed in the Corel Reports filed prior to the date of this Agreement, neither Corel nor any of its Subsidiaries nor, to the knowledge of Corel, any other party thereto is in breach or violation of, or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, could be reasonably expected to result in a default under, (i) the certificates or articles of incorporation or bylaws (or other comparable charter documents) of Corel or any of its Subsidiaries or (ii) any Contract to which Corel or any of its Subsidiaries is a party or by which Corel or any of its Subsidiaries or any of their respective assets or properties is bound, except in the case of clause
(ii) for breaches, violations and defaults which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Except for this Agreement and those agreements and other documents filed as exhibits to the Corel Reports or set forth in Section 4.11 of the Corel Disclosure Letter, as of the date of this Agreement, neither Corel nor any of its Subsidiaries is a party to or bound by any non-competition agreement or other agreement or arrangement that materially restricts it or any of its Subsidiaries from competing in any line of business.

   (b) Except as disclosed in Section 4.11 of the Corel Disclosure Letter or in the Corel Reports filed prior to the date of this Agreement or as provided for in this Agreement, as of the date hereof, neither Corel nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 30 days' or less notice involving the payment of more than $250,000 per annum in the aggregate for all such agreements, (ii) union or collective bargaining agreement which covers any employees, (iii) agreement with any executive officer or other employee of Corel or any of its Subsidiaries, the benefits of which in the aggregate for all such executive officers and employees exceed $5 million, and which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving Corel or any of its Subsidiaries of the nature contemplated by this Agreement, (iv) agreement with respect to any executive officer or other employee of Corel or any of its Subsidiaries providing any term of employment or compensation guarantee or (v) agreement or plan, including any stock option, stock appreciation right, restricted stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   4.12 Taxes.

   (a) Each of Corel and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed or granted and have not expired, and all such tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a material adverse effect on Corel and its

Subsidiaries taken as a whole. Corel and each of its Subsidiaries has paid (or Corel has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent financial statements contained in the Corel Reports reflect an adequate reserve for all taxes payable by Corel and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Corel or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect on Corel and its Subsidiaries taken as a whole.

   (b) To the knowledge of Corel, there are no liens for material amounts of taxes on the assets of Corel or any of its Subsidiaries except for statutory liens for current taxes not yet due and payable.

   (c) Corel has not taken any action to prevent, nor has it any knowledge of any fact or circumstance reasonably likely to prevent, the Merger from qualifying as a tax free reorganization within the meaning of Section 368 of the Code.

   4.13 Employee Benefit Plans; ERISA.

   (a) Except as described in the Corel Reports filed prior to the date of this Agreement or as would not have a material adverse effect on Corel and its Subsidiaries taken as a whole, (i) all Corel Employee Benefit Plans (as defined below) are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Corel nor any of its Subsidiaries has any liabilities or obligations with respect to any such Corel Employee Benefit Plans, whether accrued, contingent or otherwise, nor to the knowledge of Corel are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Corel Employee Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect "to any employee. The only severance agreements or severance policies applicable to Corel or any of its Subsidiaries are the agreements and policies specifically referred to in
Section 4.13 of the Corel Disclosure Letter. The last date on which stock options were granted to any officer or director of Corel was January 18, 2000.

   (b) As used herein "Corel Employee Benefit Plan" means any Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by Corel or any of its Subsidiaries for the benefit of the current or former employees or directors of Corel or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time and, in the case of a Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

   4.14 Labor Matters. Except as disclosed in the Corel Reports filed prior to the date of this Agreement or in Section 4.14 of the Corel Disclosure Letter, there are no material controversies pending or, to the knowledge of Corel, threatened between Corel or any of its Subsidiaries and any representatives of its employees, except as would not, individually or in the aggregate, have a material adverse effect on Corel and its Subsidiaries taken as a whole, and, to the knowledge of Corel, there are no material organizational efforts presently being made involving any of the now unorganized employees of Corel or any of its Subsidiaries. Since January 1, 1997, there has been no work stoppage, strike or other concerted action by employees of Corel or any of its Subsidiaries except as would not, individually or in the aggregate, have a material adverse effect on Corel and its Subsidiaries taken as a whole.

   4.15 Environmental Matters.

   (a) Each of Corel and its Subsidiaries has obtained all Environmental Permits which are required under any applicable Environmental Law in respect of its business or operations, except for such failures to have Environmental Permits which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole. Each of such Environmental Permits is in full force and effect and each of Corel and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with any applicable Environmental Law, except for such failures to be in compliance which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.

   (b) To the knowledge of Corel, no site or facility now or previously owned, operated or leased by Corel or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state, Canadian federal, provincial or local list of sites requiring investigation or clean-up.

   (c) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Corel or any of its Subsidiaries, other than any such real property not individually or in the aggregate material to Corel and its Subsidiaries taken as a whole, and no action of any Governmental or Regulatory Authority has been taken or, to the knowledge of Corel, is in process which could subject any of such properties to such Liens, and neither Corel nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility owned by it in any deed to the real property on which such site or facility is located.

   (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of. Corel or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Corel or any of its Subsidiaries which have not been delivered to Inprise prior to the execution of this Agreement.

   4.16 Intellectual Property Rights. Except as set forth in Section 4.16 of the Corel Disclosure Letter:

   (a) Corel and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property Rights individually or in the aggregate material to the conduct of the businesses of Corel and its Subsidiaries taken as a whole. Neither Corel nor any Subsidiary of Corel is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property Rights, to the knowledge of Corel, such Intellectual Property Rights are not being infringed by any third party, and neither Corel nor any Subsidiary of Corel is infringing any Intellectual Property Rights of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a material adverse effect on Corel and its Subsidiaries taken as a whole.

   (b) Section 4.16 of the Corel Disclosure Letter contains (or will be supplemented prior to Closing to contain) an accurate and complete list as of the date of this Agreement of all licenses, sublicenses, assignments and other agreements under which Corel and its Subsidiaries are licensed to use third party Intellectual Property Rights which are material to the business of Corel as currently conducted (the "Corel License Agreements").

   (c) Except as set forth in Section 4.16 of the Corel Disclosure Letter (including as it may be supplemented prior to Closing), Corel and its Subsidiaries are not required to pay any royalties, fees or other amounts to any Person in connection with the Corel License Agreements or the development, manufacture or commercial exploitation of any products of Corel or its Subsidiaries in each such case in excess of $500,000 per annum.

   (d) Section 4.16 of the Corel Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all registered patents, registered trademarks, trade names, registered service marks and registered copyrights (in each case that are currently in use), as well as all applications for any and all of the foregoing, included in the Corel Intellectual Property Rights (excluding third party Intellectual Property Rights), including the jurisdiction in which each such Corel Intellectual Property Rights has been issued or registered or in which any such application for such issuance, approval or registration has been filed. All registered patents, registered trademarks, trade names, registered service marks and registered copyrights owned by Corel or any of its Subsidiaries and which are material to the conduct of their business as currently conducted are valid and enforceable.

   (e) Section 4.16 of the Corel Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all licenses and sublicenses under which Corel or any of its Subsidiaries has granted the right to manufacture, reproduce, market or exploit any material products of Corel or its Subsidiaries or any material adaptation, derivative or reformulation based on any such product or any portion thereof.

   (f) Neither Corel nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Corel License Agreements. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will cause or will result in a material change to the terms of any material license, sublicense or other similar agreement.

   (g) Except as set forth in Section 4.15 of the Corel Disclosure Letter, neither Corel nor its Subsidiaries (A) has been named as a party in any suit, action or proceeding which involves a claim of infringement or violation of any Intellectual Property Right of any third party or (B) has received any written claim or allegation that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes Intellectual Property Rights of any third party.

   (h) Corel and its Subsidiaries have taken all reasonable steps to protect and preserve the confidential information, trade secrets and know-how of Corel and its Subsidiaries, including appropriate non-disclosure agreements with all employees and third persons having access to any confidential information, trade secrets or know-how of Corel and its Subsidiaries.

   (i) Neither Corel nor any of its Subsidiaries has made any written claim or allegation that any third person is or has infringed, misappropriated, breached or violated the rights of Corel or its Subsidiaries in any of the Corel Intellectual Property Rights which are material to the business of Corel as currently conducted.

   (j) Except as set forth in Section 4.16 of the Corel Disclosure Letter, all internal computer systems that are material to the business, finances or operations of Corel ("Material Corel Systems") are Year 2000 Ready or can be freely modified to be made Year 2000 Ready without breaching any third party license agreements or otherwise infringing any intellectual property rights of any third party. All Material Corel Systems that are not Year 2000 Ready as of the date of this Agreement are set forth in Section 4.16(j) of the Corel Disclosure Schedule.

   4.17 Vote Required. The affirmative votes of the holders of record of at least the portion of the outstanding shares of Corel Common Stock represented at the meeting and specified in Section 4.17 of the Corel Disclosure Schedule with respect to the approval of each of the Corel Shareholders' Proposals are the only votes of the holders of any class or series of the capital stock of Corel required in connection with the Merger and the other transactions contemplated hereby.

   4.18 Opinion of Financial Advisor. Corel has received the opinion of CIBC World Markets Inc., dated the date hereof, to the effect that, as of the date hereof, the Conversion Number is fair from a financial point of view to the shareholders of Corel, and a true and complete copy of such opinion has been or will be, as promptly as practicable after the execution of this Agreement, delivered to Inprise.

   4.19 Ownership of Inprise Common Stock. Except for shares of Inprise Common Stock which Corel may be deemed to beneficially own pursuant to the Inprise Stock Option Agreement, neither Corel nor any of its Subsidiaries or other affiliates beneficially owns any shares of Inprise Common Stock.

   4.20 Takeover Laws. Neither Corel nor any of its subsidiaries is subject to any Takeover Law that would affect this Agreement, the Stock Option Agreements, the Merger or the other transactions contemplated hereby or thereby.

   4.21 Rights Agreement. The Board of Directors of Corel has taken all necessary action under or with respect to the Corel Rights Agreement, such that none of Inprise or its respective affiliates shall become an

"Acquiring Person," and that no "Stock Acquisition Date" or " Separation Time" (as such terms are defined in the Corel Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the Corel Stock Option Agreement, as the case may be, or the consummation of the transactions contemplated hereby or thereby, provided that the Merger or the Corel Option Agreement or such other transactions contemplated hereby are consummated in accordance with the terms hereof and thereof.

                                   ARTICLE V

                                   COVENANTS

   5.01 Covenants of Inprise and Corel. Except (i) as otherwise contemplated by this Agreement, (ii) as required by applicable law or rule of any stock exchange or over-the-counter market, or (iii) as set forth in such Principal Partys Disclosure Letter, at all times from and after the date hereof until the Effective Time, each of Inprise and Corel (each, a "Principal Party") covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the Stock Option Agreements, or to the extent that the other Principal Party shall otherwise previously consent in writing):

     (a) Ordinary Course. Each Principal Party and each of its Subsidiaries shall conduct their respective businesses only in, and each Principal Party and each of its Subsidiaries shall refrain from taking any action except in, the ordinary course substantially consistent with past practice.

     (b) Without limiting the generality of paragraph (a) of this Section,
  (i) each Principal Party and its Subsidiaries shall use all commercially reasonable efforts to preserve substantially intact in all material respects their present business organization and reputation to maintain its existence in good standing, to keep available the services of its key officers and employees, to maintain its assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve its relationships with customers and suppliers and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental or Regulatory Authorities applicable to it, and (ii) neither Principal Party shall, nor shall it permit any of its Subsidiaries to, except as otherwise (x) expressly contemplated in this Agreement or the Stock Option Agreements, (y) as required by the applicable law or rule of any stock exchange or over-the-counter market or (z) consented to in writing by the other Principal Party:

       (A) amend or propose to amend its certificate or articles of incorporation or bylaws (or other comparable corporate charter documents);

       (B) (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends by a wholly-owned Subsidiary solely to its parent corporation, (ii) split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
    (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto;

       (C) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto other than (i) the issuance of Inprise Common Stock or Corel Common Stock pursuant to options granted under the Inprise Option Plans, in each case outstanding on the date of this Agreement and in accordance with their present terms, (ii) the issuance of options pursuant to the Inprise Option Plan and the Corel Option Plan, in each case in accordance with their present terms and only after consent with the other Principal Party (provided that no such consent shall be required in connection with the issuance of options to purchase up to

    3,500,000 shares of Corel Common Stock under the Corel Option Plan (of which up to 3,000,000 shares shall be the subject of the general annual option grants to employees and up to 500,000 shares shall be the subject of specific grants) and up to 500,000 shares of Inprise Common Stock under the Inprise Option Plans, in each case at fair value and as otherwise provided in the respective Plans), and the issuance of shares of Inprise Common Stock and Corel Common Stock, as the case may be, upon exercise of such options, (iii) the issuance by a wholly-owned Subsidiary of its capital stock to its parent corporation, and (iv) the issuance of Inprise Common Stock or Corel Common Stock, as the case may be, in accordance with the terms of the applicable Stock Option Agreement, or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto; provided that the occurrence of a separation of the rights under the Inprise Rights Plan or the Corel Rights Plan, as the case may be, and the related issuance of stock to such Principal Party's stockholders under such rights plan shall not be deemed a breach of this Agreement to the extent that (i) the occurrence of such separation occurred as a result of an unsolicited acquisition of such Principal Party's common stock by a third party, and (ii) such acquisition did not occur as a result of such Principal Party breaching Sections 5.02 or 5.06 hereof;

       (D) except (i) as otherwise contemplated by this Agreement, (ii) as required by applicable law or rule of any stock exchange or over-the-counter market, or (iii) investments made by either Principal Party, after prior written notice to the other Principal Party, in an aggregate amount not to exceed $15 million, acquire (by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than in the ordinary course of its business consistent with past practice;

       (E) other than in the ordinary course of its business consistent with past practice, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

       (F) except to the extent required by applicable law,

         (i) permit any material change in (A) any pricing, marketing, purchasing, investment, accounting (except as required by applicable law or due to changes in the accounting standards applicable to such Principal Party), financial reporting, inventory, credit, allowance or tax practice or policy or (B) any method of calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (ii) make any material tax election or settle or compromise any material income tax liability with any Governmental or Regulatory Authority;

       (G) (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness or borrowed money or guarantee any such indebtedness other than loans to wholly-owned subsidiaries and loans in the ordinary course of its business consistent with past practice or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of its business consistent with past practice;

       (H) enter into, adopt, amend in any material respect (except as may be required by applicable law, any agreement, plan or arrangement in effect on the date hereof) or terminate any Inprise Employee Benefit Plan or Corel Employee Benefit Plan, as the case may be, or other agreement, arrangement, plan or policy between such Principal Party or one of its Subsidiaries and one or more of its directors, officers or employees, or, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such Principal Party and its Subsidiaries taken as a whole, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof;

       (I) enter into any Contract or amend or modify any existing Contract, or engage in any new transaction, outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any affiliate of such Principal Party or any of its Subsidiaries;

       (J) make any capital expenditures or commitments for additions to plant, property or equipment constituting capital assets except in the ordinary course of business consistent with past practice;

       (K) make any change in the lines of business in which it participates or is engaged;

       (L) pay, discharge, satisfy, waive, settle or release any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business substantially consistent with past practice;

       (M) settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement prior to the Effective Time without the prior written consent of the other party to this Agreement; or

       (N) enter into any Contract, commitment or arrangement to do or engage in any of the foregoing.

     (c) Advice of Changes. Each Principal Party shall confer on a regular and frequent basis with the other with respect to its business and operations and other matters relevant to the Merger, and shall promptly advise the other, orally and in writing, of any change or event, including, without limitation, any complaint, investigation or hearing by any Governmental or Regulatory Authority (or communication indicating the same may be contemplated) or the institution or threat of litigation, having, or which, insofar as can be reasonably foreseen, could have, a material adverse effect on such Principal Party and its Subsidiaries taken as a whole or on the ability of such Principal Party, to consummate the transactions contemplated hereby; provided that no party shall be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law.

     (d) Notice and Cure. Each Principal Party will notify the other of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to such Principal Party, that causes or will cause any covenant or agreement of such Principal Party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such Principal Party contained in this Agreement. Each Principal Party also will notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by such Principal Party. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     (e) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each Principal Party will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither Principal Party will, nor will it permit any of its Subsidiaries, officers, directors, employee or agents to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

   5.02 No Solicitations. At all times from and after the date hereof until the Effective Time, each Principal Party covenants and agrees as to itself and its Subsidiaries (a) that neither it nor any of its Subsidiaries or other affiliates shall, and it shall use its best efforts to cause its Representatives (as defined in Section 9.11) not to, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or other business combination including such Principal Party or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of such Principal Party and its Subsidiaries taken as a whole,
(ii) 25% or more of the outstanding shares of such Principal Party's common stock or (iii) 25% of the outstanding shares of the capital stock of any Subsidiary of such Principal Party (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) that it will notify the other Principal Party immediately if any such inquiries, proposals or offers, written or oral, are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that nothing contained in this Section 5.02 shall prohibit the Board of Directors of either Principal Party or its Representatives from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to such Principal Party than the Confidentiality Agreement, a copy of which shall be provided promptly to the other Principal Party) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, prior to receipt of the Inprise Shareholders' Approval (if such Principal Party is Inprise) or the Corel Shareholders' Approval (if such Principal Party is Corel), (A) the Board of Directors of such Principal Party,
(i) based upon the advice of outside counsel, determines in good faith and in its reasonable judgment that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable law, and (ii) based on the advice of such Principal Partys financial advisor, determines in good faith and in its reasonable judgment that such Alternative Proposal is likely to result in a Superior Proposal (as defined herein), (B) three business days prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, such Principal Party provides written notice to the other Principal Party to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group in reasonable detail, and (C) such Principal Party keeps the other Principal Party informed of the status and all material information with respect to any such discussions or negotiations; (ii) to the extent required, complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal , or (iii) without limiting the right of the other Principal Party pursuant to Article VIII, making any other disclosure to such Principal Party's stockholders if such Principal Party's Board of Directors determines in good faith, based upon advice of its outside legal counsel, that the failure to make any such disclosure would violate the Board's fiduciary duties under applicable law. Nothing in this Section 5.02 shall (x) permit any party to terminate this Agreement (except as specifically provided in Article
VIII), (y) permit any party to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, no party shall enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of any party under this Agreement.

   5.03 Conduct of Business of Sub. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, Corel shall cause Sub to (a) perform its obligations under this Agreement in accordance with its terms, (b) not incur directly or indirectly any liabilities or obligations other than those incurred in connection with the Merger, (c) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is not contemplated by this Agreement and (d) not create, grant or suffer to exist any Lien upon its properties or assets which would attach to any properties or assets of the Surviving Corporation after the Effective Time.

   5.04 Third Party Standstill Agreements. Each Principal Party agrees that, during the period from the date of this Agreement through the Effective Time, neither it nor any of its Subsidiaries shall terminate, amend,

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modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, each Principal Party shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

   5.05 Purchases of Capital Stock of the Other Party. Each Principal Party agrees that, during the period from the date hereof through the Effective Time, neither it nor any of its Subsidiaries or other affiliates will purchase any shares of capital stock of the other Principal Party (except pursuant to the Stock Option Agreements).

   5.06 Actions Regarding Rights. Neither Principal Party shall take any action or fail to take any action as a result of which action or failure the stock purchase rights under the Inprise Rights Agreement or the Corel Rights Agreement, as the case may be, would apply to the Merger or the Stock Option Agreements. Except as requested, or consented to, in writing by the other Principal Party, no Principal Party shall take any action with respect to, or make a determination under, the Corel Rights Agreement (if such Principal Party is Corel) or the Inprise Rights Agreement (if such Principal Party is Inprise), including a redemption of the common stock purchase rights issued thereunder, that would render such rights inapplicable to, or cause the rights to not separate under such rights agreement with respect to, any transaction (including any merger) other than the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

   6.01 Access to Information; Confidentiality. Each Principal Party shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof to the Effective Time, (i) provide the other Principal Party and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of such Principal Party and its Subsidiaries and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of such Principal Party and its Subsidiaries, and (ii) furnish promptly to such persons (i) a copy of each report, statement, schedule and other document filed or received by such Principal Party or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental or Regulatory Authority, and (ii) all other information and data (including, without limitation, copies of Contracts, Inprise Employee Benefit Plans or Corel Employee Benefit Plans, as the case may be, and other books and records) concerning the business and operations of such Principal Party and its Subsidiaries as the other party or any of such other persons reasonably may request. Notwithstanding anything herein to the contrary, nothing herein shall require any Principal Party or any of its Subsidiaries to disclose any information to the other Principal Party or any of its Representatives if such disclosure would be in violation of (i) any applicable law or regulation of any Governmental or Regulatory Authority, or
(ii) any agreement to which such Principal Party is a party on the date hereof. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 6.01 that constitutes "Confidential Information" (as such term is defined in the letter agreement dated as of January 11, 2000 between Inprise and Corel (the "Confidentiality Agreement") shall be governed by the terms of the Confidentiality Agreement.

   6.02 Preparation of Registration Statement and Proxy Statement. Inprise and Corel shall prepare and file with the SEC, applicable Canadian securities regulatory authorities and the TSE as soon as reasonably practicable after the date hereof the Proxy Statement. Corel shall prepare and file with the SEC, as soon as reasonably practicable after the date hereof, the Registration Statement, in which the Proxy Statement will be included as the prospectus. Corel and Inprise shall use their best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing. Corel shall also take any action

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

(other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Corel is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Corel Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Corel shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Corel, Sub and Inprise shall cooperate with each other in the preparation of the Registration Statement and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement or the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Corel or Inprise, as the case may be, or any of its Representatives and the SEC with respect to the Registration Statement or the Proxy Statement. Corel shall give Inprise and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Inprise, Corel and Sub agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (i) the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (ii) the Proxy Statement to be mailed to the holders of Inprise Common Stock and Corel Common Stock entitled to vote at the meetings of the shareholders of Inprise and Corel at the earliest practicable time.

   6.03 Approval of Shareholders.

   (a) Corel shall, through its Board of Directors, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its shareholders (the "Corel Shareholders' Meeting") for the purpose of voting on the issuance of Corel Common Stock, and the approval of a stock option plan for the grant of options to acquire Corel Common Stock; each as contemplated by this Agreement (the "Corel Shareholders' Proposals"). Unless it determines based upon the advice of outside counsel that doing so would violate the Board of Directors' fiduciary duties to shareholders imposed by law, Corel shall, through its Board of Directors, include in the Proxy Statement the recommendation of the Board of Directors of Corel that the shareholders of Corel approve the Corel Shareholders' Proposals by the requisite majorities (the "Corel Shareholders' Approval"), and shall use its reasonable best efforts to obtain the Corel Shareholders' Approval. At such meeting. Inprise shall, and shall cause its Subsidiaries to, cause all shares of Corel Common Stock then owned by Inprise or any such Subsidiary to be voted in favor of the Corel Shareholders' Proposals.

   (b) Inprise shall, through its Board of Directors as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its shareholders (the "Inprise Shareholders' Meeting" and, together with the Corel Shareholders' Meeting, the "Shareholders' Meetings") for the purpose of voting on the approval of the Merger and the approval and adoption of this Agreement (the "Inprise Shareholders' Approval"). Unless it determines, based upon the advice of outside counsel that doing so would violate the Board of Directors' fiduciary duties to shareholders imposed by law, Inprise shall, through its Board of Directors; include in the Proxy Statement the recommendation of the Board of Directors of Inprise that the shareholders of Inprise approve the Merger and approve and adopt this Agreement, and shall use its reasonable best efforts to obtain such adoption. At such meeting, Corel shall, and shall cause its Subsidiaries to, cause all shares of Inprise Common Stock then owned by Corel or any such Subsidiary to be voted in favor of the adoption of this Agreement.

   (c) Corel and Inprise shall coordinate and cooperate with respect to the timing of the Shareholders' Meetings and shall use their reasonable best efforts to cause both of the Shareholders' Meetings to be held on the same day and as soon as practicable after the date hereof.

   6.04 Inprise Affiliates. At least 30 days prior to the Closing Date, Inprise shall deliver a letter to Corel identifying all persons who, at the time of the Inprise Shareholders' Meeting, may, in Inprise's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the Securities Act) of Inprise ("Inprise Affiliates"). Inprise shall use its reasonable best efforts to cause each Inprise Affiliate to deliver to Corel on or prior to the Closing Date a written agreement substantially in the form and to the effect of Exhibit A hereto (an "Affiliate Agreement").

   6.05 Stock Exchange Listing. Corel shall use its reasonable best efforts to cause the shares of Corel Common Stock to be issued in the Merger and under the Inprise Stock Plans after the Merger in accordance with this Agreement to be approved for listing on the TSE and on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

   6.06 Certain Tax Matters. Corel and Inprise shall not take or fail to take any action which action or failure would cause the Merger not to qualify as a reorganization under the provisions of Section 368(a) of the Code or cause the failure to obtain the opinion of counsel referred to in Section 7.02(c) or 7.03(d), other than any action contemplated by this Agreement. Nothing in this section precludes either Corel or Inprise from taking any action that may cause gain to be recognized by any stockholder obligated to sign a gain recognition agreement under Section 367 of the Code. Notwithstanding the foregoing sentence, Corel and Inprise shall comply with the "reporting requirements" of Treasury Regulation Section 1.367(a)-3(c)(6).

   6.07 Regulatory and Other Approvals.

   (a) Subject to the terms and conditions of this Agreement and without limiting the provisions of Sections 6.02 and 6.03, each Principal Party will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of Principal Party or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other Principal Party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each Principal Party will
(i) take promptly all actions necessary to make the filings required of either of the Principal Party or their affiliates under the HSR Act and the Competition Act (Canada), (ii) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from (A) the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act and (B) any Canadian Governmental or Regulatory Authority pursuant to the Competition Act (Canada), (iii) cooperate with the other Principal Party in connection with such Principal Party's filings under the HSR Act and the Competition Act (Canada) and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by any Governmental or Regulatory Authority of competent jurisdiction, and (iv) proceed diligently and in good faith to obtain early termination of any waiting period applicable to the Merger under the HSR Act and Competition Act (Canada).

   (b) Without limiting the generality of the foregoing, within two business days of the date of this Agreement, Corel shall prepare and file with the TSE a notice of the option granted by Corel to Inprise pursuant to the Corel Stock Option Agreement and the proposed issuance of Corel Common Stock issuable upon the exercise of such option, and Corel shall use its best efforts to cause the TSE to accept such notice, without conditions, as soon as practicable.

   6.08 Inprise Stock Plan.

   (a) Subject to approval of the TSE, at the Effective Time, each outstanding option to purchase shares of Inprise Common Stock (an "Inprise Stock Option") under the Inprise Option Plans, whether vested or unvested, shall be exchanged for an option to acquire, on the same terms and conditions as were applicable under such Inprise Stock Option (taking into account any acceleration provisions that apply to such options under any agreement between Inprise and an optionee), a number of shares of Corel Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Inprise Common Stock issuable upon exercise of the option immediately prior to the Effective Time and (ii) the Conversion Number; and the option exercise price per share of Corel Common Stock at which such option is exercisable shall be the amount (rounded up to the nearest whole cent) obtained by dividing (iii) the option exercise price per share of Inprise Common Stock at which such option is exercisable immediately prior to the Effective Time by (iv) the Conversion Number; provided, however, that the adjustments provided herein with respect to any Stock Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

   (b) As soon as practicable after the Effective Time, Corel shall deliver to the participants in the Inprise Option Plans appropriate notices setting forth such participants' rights pursuant thereto and the grants pursuant to the Inprise Option Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger). Subject to compliance with Canadian securities laws and the rules of the TSE, Corel shall comply with the terms of the Inprise Option Plans and ensure subject to the provisions of the Inprise Option Plans that Inprise Stock Options which qualified as incentive stock options prior to the Effective Time will continue to qualify as incentive stock options after the Effective Time.

   (c) Corel shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Corel Common Stock for delivery under the Inprise Option Plans as adjusted in accordance with this Section. Prior to the Effective Time, Corel shall file a registration statement on Form S-8 promulgated by the SEC under the Securities Act (or any successor or other appropriate form) with respect to the Corel Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Corel shall administer the Inprise Option Plans in a manner that complies with Rule 16b-3 promulgated under the Exchange Act. Both Corel and Inprise shall take such steps as may be required to cause the transactions contemplated by this Section 6.08 and any other dispositions of Inprise equity securities and/or acquisitions of Corel equity securities (including, in each case derivative securities) in connection with this Agreement or the transactions contemplated hereby by any individual who is a director or officer of Inprise, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretative letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

   6.09 Employee Benefits

   (a) Corel agrees that, effective as of the Effective Time and for a one-year period following the Effective Time, Corel shall provide, or cause the Surviving Corporation and its Subsidiaries and successors to provide, those persons who, immediately prior to the Effective Time, were employees of Inprise and its Subsidiaries and who continue in such employment, with benefits and compensation no less favorable, taken as a whole, than is provided to such employees as of the date of this Agreement; provided, that nothing herein shall restrict Corel or the Surviving Corporation from terminating the employment of any such employees in accordance with applicable laws and contractual rights, if any, of such employees.

   (b) Corel shall, and shall cause the Surviving Corporation to, treat service with Inprise and any Subsidiary thereof prior to the Effective Time by each employee of Inprise and any Subsidiary thereof in the same manner as service with Corel or its Subsidiaries is treated for eligibility and vesting purposes (but excluding benefit accrual purposes, including, without limitation, benefit service under any defined benefit pension plan) under any benefit plan of Corel or its Subsidiaries in which any such employee is eligible to participate following the Effective Time.

   (c) Corel shall, and shall cause the Surviving Corporation to, honor, in accordance with their terms, and to make required payments when due under Inprise Employee Benefit Plans (to extent required by Section

6.09(a)) and, all employment, incentive and severance agreements and retention plans or agreements maintained or contributed to by Inprise or any Subsidiary thereof or to which Inprise or any Subsidiary is a party, that are applicable with respect to any employee, director or stockholder of Inprise or any Subsidiary thereof (whether current, former or retired) or their beneficiaries in existence on the date hereof.

   (d) Corel acknowledges that for purposes of all Inprise Employee Benefit Plans the consummation of the Merger as contemplated by this Agreement will constitute a "change in control" of Inprise (as such term or such similar term is defined in such plans, agreements or arrangements).

   (e) With respect to any welfare plans in which existing employees of Inprise and its Subsidiaries are eligible to participate after the Effective Time in substitution for any such existing plans, Corel shall, and shall cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any such plan.

   6.10 Directors and Officers Indemnification and Insurance.

   (a) From and after the Effective Time and until the sixth anniversary of the Effective Time and for so long thereafter as any claim for indemnification asserted on or prior to such date has not been fully adjudicated, Corel and the Surviving Corporation (each, an "Indemnifying Party") shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Inprise or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs and expenses (including reasonable attorneys' fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based in whole or in part on, or arises in whole or in part out of, the fact that such Indemnified Party is or was a director or officer of Inprise or any of its Subsidiaries and relates to or arises out of any action or omission occurring at or prior to the Effective Time ("Indemnified Liabilities"), and
(ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under applicable law; provided that no Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Except as disclosed in Section 6.10 of the Inprise Disclosure Letter, Inprise is not aware of any Indemnified Liabilities or of any reasonable basis for the assertion thereof. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising prior to or after the Effective Time), (i) the Indemnifying Parties will pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law; provided that the person to whom expenses are advanced provides any undertaking required by applicable law to repay such advance if it is ultimately determined that such person is not entitled to indemnification; (ii) the Indemnified Parties shall retain counsel reasonably satisfactory to the Indemnifying Parties; (iii) the Indemnifying Parties shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties (subject to the final sentence of this paragraph) promptly as statements therefor are received; and (iv) the Indemnifying Parties shall use all commercially reasonable efforts to assist in the defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Parties, but the failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have under this paragraph except to the extent such failure materially prejudices such Indemnifying Party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case the Indemnified Parties may to the extent necessary to avoid such conflict retain more than one or more additional law firm, in which event the Indemnifying Parties shall be required to pay the reasonable fees and expenses of only one law firm representing the Indemnified Parties.

   (b) Except to the extent required by law, until the sixth anniversary of the Effective Time, Corel will not take any action so as to amend, modify or repeal the provisions for indemnification and limitation of liability of directors or officers contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Surviving Corporation and its Subsidiaries (which at the Effective Time shall be no less favorable to such individuals than those maintained by Inprise and its Subsidiaries on the date hereof) in such a manner as would adversely affect the rights of any individual who shall have served as a director or officer of Inprise or any of its Subsidiaries prior to the Effective Time to be indemnified by such corporations or limited in their liability in respect of their serving in such capacities prior to the Effective Time. Following the Effective Time, Corel will honor, or cause the Surviving Corporation to honor, the indemnification agreements between Inprise and any officer or director of the Surviving Corporation set forth in Section 6.10(b) of the Disclosure Schedule.

   (c) Corel shall, until the sixth anniversary of the Effective Time and for so long thereafter as any claim for insurance coverage asserted on or prior to such date has not been fully adjudicated, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by Inprise and its Subsidiaries as of the date hereof (or policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided that in no event shall the Surviving Corporation be obligated to expend in order to maintain or procure insurance coverage pursuant to this paragraph any amount per annum in excess of 200% of the aggregate premiums payable by Inprise and its Subsidiaries in 1999 (on an annualized basis) for such purpose.

   (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (c) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the DL or otherwise.

   (e) In the event that Corel or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Corel or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.10.

   6.11 Corel Governance. Corel's Board of Directors shall take action to cause the full Board of Directors of Corel at the Effective Time to include two persons nominated by Inprise, one of whom shall be Dale Fuller, and the other of whom shall be mutually agreed to by Inprise and Corel ("Inprise Directors"), and (if necessary) shall obtain the resignations of persons who are directors of Corel ("Corel Directors"). Corel shall continue to nominate the Inprise Directors for election to the Corel Board of Directors and shall recommend and support the election of the Inprise Directors to the Corel Board of Directors at Corels 2001 and 2002 annual meetings of shareholders. Without the consent of the Inprise Directors, the Corel Board of Directors shall not have more than six members prior to the election of directors at Corels 2003 annual meeting of shareholders. At the Effective Time, Corel shall take action to cause the following persons, so long as they are willing and able to serve, to be duly appointed to the following offices: Dale Fuller, Chairman of the Board of Directors; and Michael Cowpland, President and Chief Executive Officer, and Mr. Fuller shall continue as Chairman of the Board of Directors of Corel until Corels 2003 annual meeting of shareholders or for such longer time as may be agreed to by Mr. Fuller and Corels Board of Directors. Following the Effective Time,

Corel's operational headquarters shall be in Canada and, for at least one year from the Effective Time, the Surviving Corporations divisional headquarters shall be in Scotts Valley, California.

   6.12 Stock Option Agreements. Inprise and Corel shall perform fully their respective obligations under the Stock Option Agreements.

   6.13 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the filing fee in connection with the filings required under the HSR Act and the Competition Act (Canada) and the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement, as well as any filing fees relating thereto, shall be shared equally by Corel and Inprise.

   6.14 Brokers or Finders. Each of Inprise and Corel represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Broadview International LLC, whose fees and expenses will be paid by Inprise in accordance with Inprise's agreement with such firm ( a true and complete copy of which has been made available by Inprise to Corel prior to signing this Agreement), and CIBC World Markets Inc., whose fees and expenses will be paid by Corel in accordance with Corels agreement with such firm (a true and complete copy of which has been made available by Corel to Inprise prior to signing this Agreement), and each of Inprise and Corel shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

   6.15 Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby or the Stock Option Agreement, each party hereto and the members of the Board of Directors of such Principal Party shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby and thereby.

   6.16 Conveyance Taxes. Inprise and Corel shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

                                  ARTICLE VII

                                   CONDITIONS

   7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

     (a) Stockholder Approval. This Agreement and the Merger shall have been adopted by the requisite vote of the stockholders of Inprise under the DL and Inprise's Certificate of Incorporation. The shareholders of Corel shall have approved the Corel Shareholders' Proposals by the requisite majority under the Canada Business Corporations Act and Corels Certificate and Articles of Amalgamation and bylaws.

     (b) Registration Statement; State Securities Laws. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and the relevant Canadian securities law, and no stop order suspending such effectiveness shall have been issued by any Governmental or Regulatory Authority of competent jurisdiction and remain in effect and no proceeding seeking such an order shall be pending or threatened. Corel shall have received all state securities or "Blue Sky" permits and other authorizations, and all approvals, rulings and exceptions from applicable Canadian securities regulatory authorities, necessary to issue the Corel Common Stock pursuant to this Agreement and under Inprise Stock Plans after the Merger.

     (c) Exchange Listing. The shares of Corel Common Stock issuable to Inprise's stockholders in the Merger and under Inprise Stock Plans following the Effective Time in accordance with this Agreement shall have been conditionally approved for listing on the TSE subject to the customary requirements of such exchange and NASDAQ subject only to official notice of issuance.

     (d) HSR Act and Competition Act (Canada). Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Competition Act (Canada) shall have expired or shall have been terminated.

     (e) No Injunctions or Restraints. No competent Governmental or Regulatory Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent (collectively, Restraints) which is then in effect and has the effect of making illegal or otherwise restricting, preventing, enjoining or prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

     (f) Governmental and Regulatory and Other Consents and Approvals. Other than the filing provided for by Section 1.03, filings pursuant to the HSR Act and the Competition Act (Canada) which are addressed in Section 7.01(d), all consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority of competent jurisdiction or any other public or private third parties, all as listed in Schedule 7.01(f) of the Inprise Disclosure Letter and the Corel Disclosure Letter required of Corel, Inprise or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby.

   7.02 Conditions to Obligation of Corel and Sub to Effect the Merger. The obligation of Corel and Sub to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Corel and Sub in their sole discretion):

     (a) Representations and Warranties. The representations and warranties made by Inprise in this Agreement taken as a whole shall be true and correct, except to the extent that any incorrectness would not have a material adverse effect on Inprise, as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Inprise shall have delivered to Corel a certificate, dated the Closing Date and executed in the name and on behalf of Inprise by its Chairman of the Board, President or any Executive Vice President, to such effect.

     (b) Performance of Obligations. Inprise shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Inprise at or prior to the Closing, and Inprise shall have delivered to Corel a certificate, dated the Closing Date and executed in the name and on behalf of Inprise by its Chairman of the Board, President or its Chief Financial Officer, to such effect.

     (c) U.S. Federal Tax Opinion. Corel shall have received an opinion from Milbank, Tweed, Hadley & McCloy LLP, counsel to Corel ("Corel's Counsel"), in form and substance reasonably satisfactory to Corel, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective

  Time, the Merger will be treated as a reorganization within the meaning of
  Section 368(a) of the Code. In rendering its opinion, Corels Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Inprise, Corel, Sub and others, reasonably satisfactory in form and substance to it.

   7.03 Conditions to Obligation of Inprise to Effect the Merger. The obligation of Inprise to effect the Merger is further subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by Inprise in its sole discretion):

     (a) Representations and Warranties. The representations and warranties made by Corel and Sub in this Agreement taken as whole shall be true and correct, except to the extent that any incorrectness would not have a material adverse effect on Corel or Sub, as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except as affected by the transactions contemplated by this Agreement, and Corel and Sub shall each have delivered to Inprise a certificate, dated the Closing Date and executed in the name and on behalf of Corel by its President or any Executive Vice President and in the name and on behalf of Sub by its President or any Vice President, to such effect.

     (b) Performance of Obligations. Corel and Sub shall have performed and complied with, each in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Corel or Sub at or prior to the Closing, and Corel and Sub shall each have delivered to Inprise a certificate, dated the Closing Date and executed in the name and on behalf of Corel by its President, any Executive Vice President or its Chief Financial Officer and in the name and on behalf of Sub by its Chairman of the Board, President or any Vice President, to such effect.

     (c) Appointment of Directors and Officers. Corel shall have duly appointed the Inprise directors and officers listed in Section 6.10 to the positions set forth therein, subject to consummation of the Merger and acceptance of such appointment.

     (d) U.S. Federal Tax Opinion. Inprise shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Inprise ("Inprise's Counsel"), in form and substance reasonably satisfactory to Inprise, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of
  Section 368(a) of the Code and that, accordingly, for U.S. federal income tax purposes, no gain or loss will be recognized by a Inprise stockholder on the conversion of its shares of Inprise Common Stock into Corel Common Stock (except with respect to any cash received in lieu of a fractional share of Corel Common Stock), provided that Inprise complies with the reporting requirements contained in U.S. Treasury Regulation Section 1.367(a)-3(c)(6) and provided further that in the case of any Inprise stockholder who owns (directly or indirectly and taking into account applicable attribution rules) five percent or more of the total voting power or total value of Corel's outstanding capital stock immediately after the Merger, no gain or loss will be recognized by such stockholder if such stockholder in a timely manner, enters into a five-year gain recognition agreement in accordance with U.S. Treasury Regulation Section 1.367(a)-8. In rendering its opinion, Inprise's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Inprise, Corel, Sub and others, reasonably satisfactory in form and substance to it. Moreover, Inprise's Counsel, in its reasonable discretion, may determine that in order to enable it to give such opinion at the contemplated Effective Time, Inprise should request a private letter ruling from the United States Internal Revenue Service addressing certain issues under Section 367(a)(1) of the Code, provided that any such request shall be made not later than March 15, 2000, or a later date provided further that requesting such ruling at such later date does not delay the Effective Time.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

   8.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after Inprise Shareholders' Approval or the Corel Shareholders' Approval:

     (a) By mutual written agreement of the parties hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;

     (b) By either Principal Party upon notification to the non-terminating Principal Party by the terminating Principal Party:

       (i) at any time after October 31, 2000 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating Principal Party; provided, however, that this Agreement may be extended not more than 30 days by either Principal Party by written notice to the other party if the Merger shall not have been consummated as a direct result of either Principal Party having failed to receive all regulatory approvals required to be obtained with respect to the Merger;

       (ii) if the Inprise Shareholders' Approval or the Corel
    Shareholders' Approval shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of such shareholders, or any adjournment or postponement thereof, called therefor;

       (iii) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating Principal Party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within 30 days following receipt by the non-terminating Principal Party of written notice of such breach from the terminating Principal Party; or

       (iv) if any Restraint having the effects set forth in Section 7.01(e) shall be in effect and shall have become final and nonappealable; or

     (c) By either Principal Party if (i) the Board of Directors of such Principal Party determines in good faith, based upon the advice of outside counsel that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable law by reason of an unsolicited bona fide Alternative Proposal with respect to which the Board of Directors of such Principal Party has determined is a Superior Proposal (as hereinafter defined), provided that the terminating Principal Party shall have complied with the provisions of clauses (B) and (C) of Section 5.02 and shall notify the other Principal Party in writing promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal, but in no event shall such notice be given less than three business days prior to the public announcement of the terminating Principal Party's termination of this Agreement, and the terminating Principal Party must to provide the other Principal Party with a reasonable opportunity to make an equivalent proposal to enable the terminating Principal Party to proceed with the Merger; or (ii) the Board of Directors of the other Principal Party shall have withdrawn or modified in a manner materially adverse to the terminating Principal Party its approval or recommendation of this Agreement or the Merger and, in the case of Corel, its approval or recommendation of any of the Corel Shareholders Proposals, (it being understood that an announcement by such other Principal Party that states that an Alternative Proposal is under consideration by such Board of Directors shall be deemed such a withdrawal or modification, unless the Board of Directors publicly reaffirms its original recommendation within ten business days after such announcement); and provided further that the terminating Principal Party's ability to terminate this Agreement pursuant to clause (i) of this paragraph (c) is conditioned upon the prior payment by the terminating Principal Party of any amounts owed by it pursuant to
  Section 8.02 (b). For purposes of this Agreement, a "Superior Proposal" is an Alternative Proposal received by a Principal Party with respect to which the Board of Directors of such Principal Party has determined, based upon the advice of such Principal Party's financial advisor, that the consideration to be received by the shareholders of such Principal Party is superior from a financial point of view to the consideration to be received by them in the Merger and the Board of Directors has concluded in good faith and in its reasonable judgment, that such Alternative Proposal is superior and is reasonably likely to be consummated, and which Alternative Proposal is not conditioned on the receipt of financing and the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable to such Principal Party's shareholders than the Merger.

   8.02 Effect of Termination.

   (a) If this Agreement is validly terminated by either Inprise or Corel pursuant to Section 8.01, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement will forthwith become null and void and there will be no liability or obligation under this Agreement on the part of either Inprise or Corel (or any of their respective Representatives or affiliates), except (i) that the provisions of the Confidentiality Agreement and Sections 5.06, 6.12, 6.13 and 6.14 and this Section 8.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement, and (iii) as provided in paragraph (b) below.

   (b) In the event that any person or group shall have made an Alternative Proposal with respect to a Principal Party and thereafter this Agreement is terminated by such Principal Party pursuant to Section 8.01(c)(i), then such Principal Party shall pay the Specified Amount (as defined below) to the other Principal Party. In the event that a Principal Party shall terminate this Agreement pursuant to 8.01(c)(ii), then the other Principal Party shall pay the Specified Amount to the terminating Principal Party. In the event that any person or group shall have made an Alternative Proposal with respect to a Principal Party and the Shareholders Approval of such Principal Party shall not be obtained, and thereafter either Principal Party shall terminate this Agreement pursuant to Section 8.01 (b)(ii) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is entered into by the Principal Party with respect to whom such first Alternative Proposal was made within nine months of the date of such termination, then such Principal Party executing such definitive agreement shall pay the Specified Amount to the other Principal Party. In the event that any person or group shall have made an Alternative Proposal with respect to a Principal Party, and thereafter the other Principal Party shall terminate this Agreement pursuant to 8.01(b)(iii) and a definitive agreement with respect to such Alternative Proposal or any other Alternative Proposal is entered into by the Principal Party with respect to whom such first Alternative Proposal was made within nine months of the date of such termination, then such Principal Party executing such definitive agreement shall pay the Specified Amount to the other Principal Party. If any person or group shall have made an Alternative Proposal with respect to a Principal Party and thereafter this Agreement is terminated pursuant to Sections 8.01(b)(i) or 8.01(b)(iv) and a definitive agreement with the party who has made such Alternative Proposal is executed by such Principal Party within nine months after such termination, then the Principal Party executing such definitive agreement shall pay the Specified Amount to the other Principal Party. The Specified Amount shall be paid by wire transfer of same day funds, either on the date contemplated in Section 8.01 (c) if applicable, or otherwise within two business days after such amount becomes due. "Specified Amount" means a termination fee of $29,500,000 if the party entitled to receive such fee is Corel, and (ii) $44,500,000 if the party entitled to receive such fee is Inprise.

   (c) Each Principal Party acknowledges that the agreements contained in the preceding paragraph are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other Principal Party would not enter into this Agreement; accordingly, if such Principal Party fails promptly to pay the amount due pursuant to such paragraph, and in order to obtain such payment, the other Principal Party commences a suit which results in a judgment against such Principal Party for such amount, such Principal Party shall pay to the other Principal Party, as the case may be, all costs and expenses (including attorneys' fees and expenses) incurred by such other Principal Party or any of its Subsidiaries in connection with such suit, together with interest on the amount of the fee at a rate equal to the prime rate publicly announced from time to time by Citibank, N.A. and in effect on the date such payment was required to be made.

   8.03 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Inprise Shareholders' Approval or the Corel Shareholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

   8.04 Waiver. At any time prior to the Effective Time any party hereto, by action taken by or on behalf of its Board of Directors, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                                   ARTICLE IX

                               GENERAL PROVISIONS

   9.01 Non-Survival of Representations, Warranties, Covenants and
Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 6.08, 6.09, 6.10 and 6.11, this Article IX and the agreements of the "affiliates" of Inprise delivered pursuant to Section 6.04, which shall survive the Effective Time.

   9.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, including by courier service, (b) upon receipt if delivered by registered or certified mail, return receipt requested, postage prepaid, or (c) upon receipt if sent by facsimile transmission, provided that any notice received by telecopy or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered or faxed, as the case may be, to the addresses and/or facsimile numbers set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

   If to Corel or Sub, to:

    Corel Corporation
    1600 Carling Avenue
    Ottawa, Ontario
    K1Z 8R7
    Facsimile No.: (613) 725-2691
    Attn: Corporate Secretary

    with copies to:

    McCarthy Tetrault
    The Chambers
    Suite 1400, 40 Elgin Street
    Ottawa, Ontario
    K1P 5K6
    Facsimile No.: (613) 563-9386
    Attn: Robert D. Chapman

   If to Inprise, to:

    Inprise Corporation
    100 Enterprise Way
    Scotts Valley, CA 95066-3249
    Facsimile No.: (813) 431-1320
    Attn: Dale Fuller

    with copies to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, NY 10036-6522
    Facsimile No.: (212) 735-2000
    Attention: Daniel E. Stoller, Esq.
              Richard J. Grossman, Esq.

    and

    Skadden, Arps, Slate, Meagher & Flom, LLP
    525 University Ave.
    Palo Alto, CA 94301
    Facsimile: (650) 470-4570
    Attention: Kenton J. King, Esq.

   9.03 Entire Agreement; Incorporation of Exhibits.

     (a) This Agreement supersedes all prior discussions, representations, warranties and agreements, both written and oral, among the parties hereto with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and contains, together with the Confidentiality Agreement and the Stock Option Agreements, the sole and entire agreement among the parties hereto with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

     (b) The Inprise Disclosure Letter, the Corel Disclosure Letter and any Schedule or Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

   9.04 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, Corel and Inprise will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Corel and Inprise will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

   9.05 No Third Party Beneficiaries. Except as provided in Sections 6.08, 6.10 and 6.11, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

   9.06 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempt to do so will be void, except that Sub may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly-owned Subsidiary of Corel, provided that any such Subsidiary agrees in writing to be bound by and liable for all of the terms, conditions and provisions contained herein that would otherwise be applicable to Sub. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees and permitted assigns.

   9.07 Headings. The table of contents, glossary of defined terms and the descriptive headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof or in any way affect the meaning or interpretation of this Agreement.

   9.08 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meaning contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

   9.09 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, public policy or order, and if the rights or obligations of any party hereto under this Agreement, and the economic or legal substance of the transactions contemplated hereby, will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   9.10 Governing Law. Except to the extent that the DL is mandatorily applicable to this Agreement, the Merger, the transactions contemplated hereby, the obligations of a Principal Partys directors, the indemnification obligations contained herein and the rights of the shareholders of the Constituent Corporations, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and fully performed in such jurisdiction, without giving effect to the conflicts of laws principles thereof.

   9.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the parties will waive the defense of adequacy of a remedy at law. Each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   9.12 Jurisdiction. Each of the parties hereto irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the County of New York of the State of New York or the County of New Castle in the State of Delaware or the courts of the State of New York located in the County of New York or the State of Delaware located in the County of New Castle (or any appeals courts thereof). The foregoing New York courts are hereinafter referred to as the New York Courts and the foregoing Delaware courts are hereinafter referred to as the Delaware Courts. Each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with Section 9.13 hereof, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the New York Courts or the Delaware Courts in any other court or jurisdiction.

   9.13. Service of Process.

   (a) The parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.02, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

   (b) Each of Inprise, Corel and Sub hereby designates each of the New York City and Wilmington, Delaware offices of CT Corporation as its respective agent for service of process in the State of New York and the State of Delaware, respectively, solely with respect to any dispute or controversy arising out of this

Agreement, the Stock Option Agreements or any of the transactions contemplated hereby or thereby and service upon Corel or Sub for such purposes shall be deemed to be effective upon service of CT Corporation, as aforesaid or of its successor designated in accordance with the following sentence in the appropriate State. A party may designate another corporate agent or law firm reasonably acceptable to each of the other parties and located in the Borough of Manhattan, in the City of New York, or in the County of New Castle in the State of Delaware, as applicable, as successor agent for service of process upon 30 days prior written notice to each other party.

   9.14 Waiver of Trial by Jury. Each of the parties hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right such party may have to a trial by jury in respect of any action, suit, claim or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative of such party has been authorized by such party to represent or, to the knowledge or such party, has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver,
(ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.14.

   9.15 Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law, either at law or in equity.

   9.16 Obligation of Corel and Inprise. Whenever this Agreement requires Sub or another Subsidiary of Corel to take any action, such requirement shall be deemed to include an undertaking on the part of Corel to cause Sub or such Subsidiary to take such action and a guarantee of the performance thereof. Whenever this Agreement requires a Subsidiary of Inprise to take any action, such requirement shall be deemed to include an undertaking on the part of Inprise to cause such Subsidiary to take such action and a guarantee of the performance thereof.

   9.17 Limitations on Warranties.

   (a) Except for the representations and warranties contained in Article III of this Agreement, Inprise makes no other express or implied representation or warranty to Corel or Sub. Each of Corel and Sub acknowledge that, in entering into this Agreement, it has not relied on any representations or warranties of Inprise or any other Person other than the representations and warranties of Inprise set forth in Article III of this Agreement.

   (b) Except for the representations and warranties contained in Article IV of this Agreement, Corel and Sub make no other express or implied representation or warranty to Inprise. Inprise acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Corel and Sub or any other Person other than the representations and warranties of Corel and Sub set forth in Article IV of this Agreement.

   9.18 Certain Definitions. As used in this Agreement:

   (a) except as provided in Section 6.04, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms controlling, controlled by, under common control with), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

   (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

   (c) the term "business day" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

   (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to Inprise, the actual knowledge of Inprise's executive officers, and with respect to Corel, the actual knowledge of Corel's executive officers;

   (e) any reference to any event, change or effect being "material" or "materially adverse" or having a "material adverse effect" on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, financial condition or results of operations of such entity (or of such group of entities taken as a whole) or the ability of the parties hereto to consummate the Merger. Notwithstanding the foregoing, when used in connection with a Principal Party or its Subsidiaries, none of the following shall be deemed, either alone or in combination, to constitute a "material adverse effect": (i) a change in the market price or trading volume of such Principal Party's common stock, (ii) a change in such Principal Party's financial performance that is temporary in nature, resulting from the public announcement or the pendency of the Merger, (iii) conditions affecting the industries in which such Principal Party operates, (iv) a failure by such Principal Party to meet internal earnings or revenue projections or the earnings or revenue projections of equity analysts, provided that this clause
(iv) shall not exclude any non-temporary underlying change, effect, event, occurrence, state of facts or developments that resulted in such failure to meet such projections, (v) any adverse change, event or effect that is caused by conditions affecting the economy of the United States or Canada generally or the economy of any nation or region in which such Principal Party or any of its Subsidiaries conducts business that is material to the business of such entity and its Subsidiaries, taken as a whole, (vi) any disruption of customer or supplier relationships arising primarily out of or resulting primarily from actions contemplated by the parties in connection with, or which is primarily attributable to, the execution or announcement of this Agreement and the transactions contemplated hereby, to the extent so attributable and (vii) the loss of employees or other adverse effects resulting from the announcement and pendency of the Merger;

   (f) the term "person" shall include individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions or Regulatory or Governmental Authorities;

   (g) the "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives;

   (h) the term "Significant Subsidiary" shall have the meaning ascribed thereto by Rule
   1-02(w) of Regulation S-X of the Securities Act of 1933, as amended.

   (i) the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner, (ii) securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, or the means to otherwise control such corporation, organization or other person are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (iii) of which more than 50% of the equity interests in such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

   9.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   9.20 Disclosure Letters. Each of the Inprise Disclosure Letter and the Corel Disclosure Letter shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Inprise Disclosure Letter or the Corel Disclosure Letter shall be treated as if it were disclosed in all applicable locations throughout such disclosure letter to the extent that, based upon a reasonable review of such disclosure letter by someone familiar with this Agreement, its applicability would be readily apparent. No disclosure in either the Inprise Disclosure Letter or the Corel Disclosure Letter shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

   9.21 Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

   9.22 Personal Liability. Neither this Agreement nor any other document delivered in connection with this Agreement (other than an Affiliate Agreement delivered by any officer or director of Inprise) shall create or be deemed to create or permit any personal liability or obligation on the part of any officer or director of any party hereto.

   9.23 Currency. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

   9.24 Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

   IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officers thereunto duly authorized and its corporate seal to be affixed as of the date first above written.

                                          Corel Corporation

                                                  /s/ Michael C.J. Cowpland
                                          By: _________________________________
                                             Name: Michael C.J. Cowpland
                                             Title:  Chairman, President and
                                                  Chief Executive Officer


                                                  /s/ Eric J. Smith
                                          By: _________________________________
                                             Name: Eric J. Smith
                                             Title:  Secretary

                                          Carleton Acquisition Co.

                                                  /s/ Michael C.J. Cowpland
                                          By: _________________________________
                                             Name: Michael C.J. Cowpland
                                             Title:  Chairman, President and
                                                  Chief Executive Officer


                                                  /s/ Eric J. Smith
                                          By: _________________________________
                                             Name: Eric J. Smith
                                             Title:  Secretary

                                          Inprise Corporation

                                                  /s/ Frederick A. Ball
                                          By: _________________________________
                                             Name: Frederick A. Ball
                                             Title:  Chief Financial Officer


                                                  /s/ JoAnne M. Butler
                                          By: _________________________________
                                             Name: JoAnne M. Butler
                                             Title:  Secretary

                                   EXHIBIT A

                        [Form of Affiliate's Agreement]
                                     [Datel

Ladies and Gentlemen:

   I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Inprise Corporation, a Delaware corporation ("Inprise"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Neither my entering into this agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate".

   Pursuant to the terms of the Agreement and Plan of Merger dated as of February 6, 2000 (the "Merger Agreement"), among Corel Corporation, a Canadian corporation ("Corel"), Carleton Acquisition Co., a Delaware corporation wholly owned by Corel ("Sub"), and Inprise; Sub will be merged with and into Inprise (the "Merger"), and as a result of the Merger, I will be entitled to receive shares of Corel's common stock (the "Corel Securities"), in exchange for the shares of common stock, par value $.01 per share, of Inprise owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger.

   I represent, warrant and covenant to Corel that in such event:

     A. I shall not make any sale, transfer or other disposition of the Corel Securities in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Corel Securities, to the extent I felt necessary, with my counsel or counsel for Inprise.

     C. I have been advised that the issuance of Corel Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Inprise I may have been deemed to have been an affiliate of Inprise and a distribution by me of Corel Securities has not been registered under the Act, the Corel Securities must be held by me indefinitely unless (i) a distribution of Corel Securities by me has been registered under the Act, (ii) a sale of Corel Securities by me is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act,(iii) in the opinion of counsel reasonably acceptable to Corel, some other exemption from registration is available with respect to a proposed sale, transfer or other disposition of the Corel Securities by me, or (iv) pursuant to a "no-action" or interpretive letter from the Staff of the Commission, registration is not required with respect to a proposed sale, transfer or other disposition of Corel Securities.

     D. I understand that Corel is under no obligation to register the sale, transfer or other disposition of Corel Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

     E. I also understand that stop transfer instructions will be given to Corel's transfer agents with respect to the Corel Securities and that there will be placed on the certificates for the Corel Securities, or any substitutions therefor, a legend stating in substance:

      "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of
      an agreement dated      ,     , between the registered holder hereof
      and Corel (the "Corporation"), a copy of which agreement is on file at the principal offices of the Corporation."

     F. I also understand that unless the transfer by me of my Corel Securities has been registered under the Act or is a sale made in conformity with the provisions of this Agreement, Corel reserves the right to put the following legend on the certificates issued to my transferee:
  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under such Act applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of such Act and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of such Act."

   It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date that the undersigned acquired Corel Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Corel Securities received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, (iii) Corel shall have received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Corel, or a "no action" or "interpretive" letter obtained from the Staff of the Commission, to the effect that the Corel Securities subject thereto may be transferred free of the restrictions imposed by Rule 144 or 145 under the Act or (iv) in the event of a sale of Corel Securities received by the undersigned in the Merger which has been registered under the Act.

   By its acceptance hereof, Corel agrees, for so long as to the extent necessary to permit the undersigned to sell the Corel Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, that it will
(i) file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) furnish to the undersigned, upon request, a written statement as to whether Corel has complied with such reporting requirements during the twelve
(12) months preceding any proposed sale of Corel Securities by the undersigned under Rule 145 and Rule 144. Corel represents to the undersigned that it has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the preceding twelve (12) months.

                                          Very truly yours,

                                          Accepted this      day of   ,
                                                       , by:

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                                                         ANNEX B
                     OPINION OF INPRISE'S FINANCIAL ADVISOR

                    [Letterhead of Broadview International LLC]


                                                                February 6, 2000

                                                                    CONFIDENTIAL

Board of Directors
Inprise Corporation
100 Enterprise Way
Scotts Valley, CA 95066

Dear Members of the Board:

   We understand that Inprise Corporation ("Inprise" or "Company"), Corel Corporation ("Corel" or "Parent") and Carleton Acquisition Co., a wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into a Merger Agreement (the "Agreement") pursuant to which, through the merger of Merger Sub with and into the Company (the "Merger"), each outstanding share of common stock of the Company ("Company Common Stock") will be converted into the right to receive
0.7470 (the "Exchange Ratio") shares of common stock of the Parent ("Parent Common Stock"). The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

   You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to Inprise stockholders.

   Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Inprise's Board of Directors and will receive a fee from Inprise upon the successful conclusion of the Merger.

   In rendering our opinion, we have, among other things:

  . reviewed the terms of a draft of the Agreement dated February 5, 2000 furnished to us by the Company on February 5, 2000 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the Agreement to be executed, except that we have assumed with your permission that the Exchange Ratio is 0.7470);

  . reviewed Inprise's quarterly report on Form 10-Q for the period ended September 30, 1999, including the unaudited financial statements included therein, and reviewed Inprise's financial press release dated January 27, 2000, for the fiscal year ended December 31, 1999, including the unaudited financial statements included therein;

  . reviewed certain internal financial and operating information concerning Inprise, including quarterly projections through December 31, 2000, relating to Inprise, prepared and furnished to us by Inprise management;

  . participated in discussions with Inprise management concerning the operations, business strategy, current financial performance and prospects for Inprise;

  . discussed with Inprise management its view of the strategic rationale for the Merger;

  . reviewed the recent reported closing prices and trading activity for Inprise Common Stock;

  . compared certain aspects of the financial performance of Inprise with public companies we deemed comparable;

  . analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

  .  reviewed recent equity research analyst reports covering Inprise;

  . reviewed Corel's quarterly report on Form 10-Q for the period ended August 31, 1999, including the unaudited financial statements included therein, and reviewed Corel's financial press release dated January 18, 2000, for the fiscal year ended November 30, 1999, including the unaudited financial statements included therein;

  . participated in discussions with Corel management concerning the operations, business strategy, financial performance and prospects for Corel;

  . reviewed the recent reported closing prices and trading activity for Corel Common Stock;

  . discussed with Corel management its view of the strategic rationale for the Merger;

  . compared certain aspects of the financial performance of Corel with public companies we deemed comparable;

  .  reviewed recent equity analyst reports covering Corel;

  . analyzed the anticipated effect of the Merger on the future financial performance of the combined entity;

  . participated in discussions related to the Merger with Inprise, Corel and their respective advisors; and

  . conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

   In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Inprise or Corel. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Inprise as to the future performance of Inprise. We have neither made nor obtained an independent appraisal or valuation of any of Inprise's assets.

   Based upon and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to Inprise stockholders.

   For purposes of this opinion, we have assumed that neither Inprise nor Corel is currently involved in any material transaction other than the Merger, other publicly announced transactions, other preliminarily discussed transactions confidentially disclosed to us, and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Corel Common Stock will trade at any time.

   This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Inprise in connection with its consideration of the Merger and does not constitute a recommendation to any Inprise stockholder as to how such stockholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Prospectus/Proxy Statement to be distributed to Inprise stockholders in connection with the Merger.

                                          Sincerely,

                                          Broadview International LLC

                                                                         ANNEX C

                    [LETTERHEAD OF CIBC WORLD MARKETS INC.]

                                                              February 6, 2000

The Board of Directors
Corel Corporation
1600 Carling Avenue
Ottawa, Ontario
K1Z 8R7

To The Board of Directors:

   CIBC World Markets Inc. ("CIBCWM") understands that Corel Corporation ("Corel" or the "Company") is contemplating entering into a merger agreement (the "Merger Agreement") among the Company, Carleton Acquisition Co., a Delaware Corporation and a wholly owned subsidiary of Corel ("Sub") and Inprise Corporation, a Delaware corporation ("Inprise") to be dated the 6th day of February, 2000. The Merger Agreement, includes, among other things, an agreement by Corel and Inprise to combine their business operations by consummating a transaction which would have Sub merge with and into Inprise, with the result that Inprise would become a wholly-owned subsidiary of Corel. Upon completion of the transaction, Corel's existing stockholders would own approximately 56% of the fully diluted shares of the new company, as calculated in accordance with U.S. GAAP, with the remaining 44% owned by Inprise's existing shareholders. As part of this process, each issued and outstanding share of Inprise common stock (other than stock owned by Corel and its subsidiaries) and all associated Inprise common stock purchase rights attached thereto would be converted into the right to receive 0.747 common shares of Corel (the "Conversion Number"). In addition, holders of shares of Inprise common stock or Inprise preferred stock would receive, together with each whole common share of Corel issued to them, one associated common stock purchase right of Corel under the Company's existing rights agreement (the foregoing is together referred to as the "Transaction").

   The Board of Directors of the Company (the "Board") has retained CIBCWM to review the Transaction and to provide to the Board financial advice and an opinion (the "Fairness Opinion") that the Conversion Number is fair, from a financial point of view, to the common shareholders of the Company.

CIBCWM's Engagement

   The Board initially contacted CIBCWM regarding potential transaction opportunities in December of 1999, and CIBCWM was formally engaged by the Company to provide strategic and financial advice under an agreement between the Company and CIBCWM (the "Engagement Agreement") dated January 24, 2000. As part of the Engagement Agreement, CIBCWM agreed to render a fairness opinion in connection with a prospective transaction involving the Company.

   Fees payable to CIBCWM pursuant to the Engagement Agreement will cover services related to the Fairness Opinion, and CIBCWM will be reimbursed for all reasonable out-of-pocket expenses in connection therewith. In addition, Corel has agreed to indemnify CIBCWM in respect of certain liabilities that may arise out of its engagement. CIBCWM has consented to the inclusion of the Fairness Opinion in its entirety, together with a summary thereof, in the proxy circulars to be sent to the Company's shareholders and Inprise's stockholders.

CIBCWM's Credentials

   CIBCWM is one of Canada's largest investment banking firms, with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Fairness Opinion expressed herein is the opinion of CIBCWM, and the form and content have been approved by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

   CIBCWM is not an insider, associate or affiliate of the Company or of any other party to the Merger Agreement (each an "Interested Party"). In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of the Company and Inprise for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Scope of Review

   In connection with preparing and rendering the Fairness Opinion, CIBCWM has reviewed, and where it considered appropriate, relied upon (without verifying independently the completeness or accuracy of), or undertaken, among other things:

  (i)the draft Merger Agreement, dated February 5, 2000;

  (ii)audited consolidated financial statements for Corel for the four years ended November 30, 1998;

  (iii)the unaudited financial results of Corel for the year ended November 30, 1999;

  (iv) the unaudited quarterly financial statements for Corel for the quarters ended August 31, 1998, February 28, 1999, May 31, 1999, and August 31, 1999;

  (v) the Annual Information Form dated April 19, 1999 for Corel; the Company's Management Proxy Circular dated March 8, 1999;

  (vi)the Form 10-K of Inprise for the four years ended December 31, 1998;

  (vii) the Forms 10-Q of Inprise for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999;

  (viii)the unaudited financial results of Inprise for the year ended December 31, 1999;

  (ix) discussions with members of the management of Corel and Inprise concerning their current business operations, financial condition and results and prospects;

  (x)other publicly available information regarding Corel's and Inprise's operations;

  (xi) certain financial and stock market data of Corel, Inprise and other companies in the software industry;

  (xii)certain recent public and non-public transactions in the software industry;

  (xiii) a certificate dated the date hereof from senior officers of Corel as to the accuracy and completeness of the information provided to us in connection with the Company; and

  (xvi) such other information, financial studies, analyses and investigations and financial, economic and market criteria that we have deemed relevant.

   CIBCWM has not, to the best of its knowledge, been denied access by the Company to any information requested by CIBCWM.

Assumptions and Limitations

   With the Board's approval and as provided for in the Engagement Agreement, CIBCWM has relied upon, and has assumed, the completeness, accuracy and fair presentation of all the financial and other information, data, advice, opinions and representations obtained by it from public sources, the Company, senior management of the Company and Inprise and agents and advisors to the Company and Inprise (collectively, the "Information"). Subject to the exercise of professional judgement and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

   Senior officers of the Company have represented to CIBCWM in a certificate delivered as of the date hereof, among other things, that (i) the Information provided by the Company, any of its subsidiaries or any of its representatives or agents to CIBCWM relating to the Company, or any of its subsidiaries or the Transaction was, at the date the Information was provided to CIBCWM, and is, except as has been disclosed in writing to CIBCWM, complete, true and correct in all material respects, and did not, and does not, contain any untrue statement of a material fact in respect of the Company, any of its subsidiaries or the Transaction, and did not, and does not, omit to state a material fact in respect of the Company, any of its subsidiaries or the Transaction necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; and (ii) since the dates on which the Information was provided to CIBCWM, except as disclosed in writing to CIBCWM, or as publicly disclosed by the Company, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company, any of its subsidiaries and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Fairness Opinion.

   In preparing the Fairness Opinion, CIBCWM has made several assumptions, including that all of the conditions required to implement the Transaction will be met and that the representations and warranties in the Merger Agreement with respect to the Company, its subsidiaries and affiliates, the Transaction and Inprise and its subsidiaries and affiliates are accurate in all material respects.

   The Fairness Opinion is rendered on the basis of securities markets and economic, financial and general business conditions prevailing as at the date hereof. In its analyses and in preparing the Fairness Opinion, CIBCWM made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CIBCWM or any party involved in the Transaction. We are not expressing any opinion as to what the value of Corel's common shares will be when issued to Inprise stockholders pursuant to the Merger Agreement or as to the prices at which Corel's common shares will actually trade at any time.

   The Fairness Opinion has been provided for the use of the Board and may not be used by any other person or relied upon by any other person other than the Board without the express prior written consent of CIBCWM. The Fairness Opinion is given as of the date hereof and CIBCWM disclaims any undertaking or obligation to advise the Board of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to CIBCWM's attention after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, CIBCWM reserves the right to change, modify or withdraw the Fairness Opinion.

   CIBCWM believes that its analyses must be considered as a whole and that selecting portions of the analyses or the facts considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The Fairness Opinion is not and should not be construed as a recommendation to any holder of the Company's common shares as to whether to vote in favour of the Transaction.

   We understand that the Transaction is not subject to the formal valuation requirements under Ontario Securities Commission Policy Statement No. 9.1 and Quebec Securities Commission Policy Statement No. Q-27. Accordingly, we were not engaged to prepare and have not prepared a formal valuation or appraisal of the common shares, assets or liabilities (contingent or otherwise) of the Company and the Fairness Opinion should not be construed as such.

Conclusion

   Based upon and subject to the foregoing, it is our opinion that the Conversion Number is fair, from a financial point of view, to holders of the common shares of the Company.

                                          Yours very truly,

                                          /s/ CIBC World Markets Inc.
                                          CIBC WORLD MARKETS INC.

                                                                         ANNEX D
                             STOCK OPTION AGREEMENT

   STOCK OPTION AGREEMENT (this "Agreement"), dated February 6, 2000, by and between INPRISE CORPORATION, a Delaware corporation ("Inprise") and COREL CORPORATION, a corporation continued under the laws of Canada ("Corel").

   WHEREAS, Inprise, Corel and Carleton Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Corel ("Merger Sub") are entering into a Merger Agreement of even date herewith (the "Merger Agreement", terms defined therein and not otherwise defined herein having the same meanings when used herein), which provides, among other things, that upon the terms and subject to the conditions contained therein, Merger Sub will be merged (the "Merger") with and into Inprise; and

   WHEREAS, Inprise has agreed, to induce Corel and Merger Sub to enter into the Merger Agreement, to grant the Option (as hereinafter defined);

   NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

   1. Grant of Option. Inprise hereby grants Corel an irrevocable option (the "Option") to purchase, subject to the terms and conditions set forth herein, up to 12,000,000 shares (the "Inprise Shares") of common stock of Inprise (the "Inprise Common Stock"), together with the associated common stock purchase rights (the "Inprise Rights") attached thereto issued pursuant to the Rights Agreement, dated as of December 20, 1991, as amended, between the predecessor to Inprise and Manufacturers Hanover Trust Company of California, as Rights Agent (the "Inprise Rights Agreement"), in the manner set forth below at a price of $14.94 per share (the "Exercise Price"); provided, however, that in no event shall the number of shares of Inprise Common Stock for which the Option is exercisable exceed 19.9% of Inprise's issued and outstanding shares of Inprise Common Stock. References herein to Inprise Shares shall also be deemed to include the associated Inprise Rights.

   2. Exercise of Option. The Option may be exercised by Corel, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Corel under circumstances which could entitle Corel to payment of the Specified Amount under Article VIII of the Merger Agreement; provided that if the Specified Amount is not payable at the time that the Merger Agreement is terminated, the Option shall not be exercisable until such time as the Specified Amount becomes payable pursuant to the Merger Agreement. In the event Corel wishes to exercise the Option, Corel shall deliver to Inprise a written notice (an "Exercise Notice") specifying the total number of the Inprise Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing"), which date shall not be less than two nor more than 30 days after the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the HSR Act. The Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 8.01 thereof (other than a termination in connection with which Corel is or may be entitled to the payment specified in Section 8.02 thereof); and (iii) 5:00 p.m., California time, on the date that is the one year anniversary of the termination of the Merger Agreement in connection with which Corel is or may be entitled to the payment specified in Section 8.02 thereof (or if, at the expiration of such one year period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

   3. Conditions to Closing. The obligation of Inprise to issue the Inprise Shares to Corel hereunder is subject to the conditions that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (HSR
Act) and
the Competition Act (Canada) applicable to the issuance of the Inprise Shares hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any United States, Canadian, state, provincial or local administrative agency or commission or other United States, Canadian, state, provincial or local governmental authority or instrumentality or securities exchange, if any, required in connection with the issuance of the Inprise Shares hereunder shall have been obtained or made, as the case may be; and
(iii) no statute, rule or regulation shall be in effect, and no order, decree or injunction entered by any court of competent jurisdiction or governmental entity in the United States or Canada shall be in effect, that prohibits or restrains the exercise of the Option or the acquisition or issuance of Inprise Shares pursuant to the terms of this Agreement.

   4. Closing. At any Closing, (a) upon receipt of the payment provided for by this Section 4, Inprise will deliver to Corel a single certificate in definitive form representing the number of the Inprise Shares designated by Corel in its Exercise Notice, such certificate to be registered in the name of Corel and to bear the legend set forth in Section 11 of this Agreement, and (b) Corel will deliver to Inprise the aggregate price for the Inprise Shares so designated and being purchased by wire transfer of immediately available funds
 . At any Closing at which Corel is exercising the Option in part, Corel shall present and surrender this Agreement to Inprise, and Inprise shall deliver to Corel an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of the Inprise Common Stock purchasable hereunder.

   5. Representations and Warranties of Inprise. Inprise represents and warrants to Corel that (a) Inprise is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Inprise and the consummation by Inprise of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Inprise and no other corporate proceedings on the part of Inprise are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Inprise, constitutes a valid and binding obligation of Inprise and, assuming this Agreement constitutes a valid and binding obligation of Corel, is enforceable against Inprise in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, the availability of injunctive relief and other equitable remedies, and limitations imposed by law on indemnification for liability under applicable securities laws, (d) Inprise has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Option, and at all times from the date hereof through the expiration of the Option will have reserved, 12,000,000 unissued Inprise Shares and such other shares of the Inprise Common Stock or other securities which may be issued pursuant to Section 10 of this Agreement, all of which, upon their issuance, payment and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever (other than those (i) created by or through Corel, or any of its respective affiliates,
(ii) which arise under this Agreement, or (iii) which arise under the Securities Act of 1933, as amended (the Securities Act), the Securities Act (Ontario) (the "Ontario Act") or any applicable state securities laws, (e) the execution and delivery of this Agreement by Inprise does not, and the performance of this Agreement by Inprise will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Certificate of Incorporation or By-laws of Inprise or (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license of or applicable to Inprise, or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Inprise or its properties or assets, which Violation, in the case of each of clauses (B) and (C), individually or in the aggregate would prevent or materially delay the exercise by Corel of the Option or any other right of Corel under this Agreement, (f) the Board of Directors of Inprise has approved amendments to the Inprise Rights Plan to provide that Corel will not become an Acquiring Person and that no Distribution Date or Triggering Event under the Inprise Rights Agreement will occur as a result of the execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including the acquisition of the shares of Inprise Common Stock pursuant to this Agreement, assuming such transactions are consummated in accordance with the terms of the applicable agreement, (g) the Board of Directors of Inprise having approved this Agreement and the consummation of the transactions contemplated hereby, the restrictions on business combinations contained in Section 203 of the DL will not apply to this Agreement or the purchase of shares of Inprise Common Stock pursuant to this Agreement, and (h) except as described in Section 3.04 of the Merger Agreement or this Agreement, and other than the HSR Act and the Competition Act (Canada) and, with respect to Section 9 hereof, compliance with the provisions of the Securities Act , the Ontario Act and any applicable state securities laws, the execution and delivery of this Agreement by Inprise does not, and the performance of this Agreement by Inprise will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.

   6. Representations and Warranties of Corel. Corel represents and warrants to Inprise that (a) Corel is a corporation duly organized, validly existing and in good standing under the laws of Canada and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Corel and the consummation by Corel of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Corel and no other corporate proceedings on the part of Corel are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Corel, constitutes a valid and binding obligation of Corel and, assuming this Agreement constitutes a valid and binding obligation of Inprise, is enforceable against Corel in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and, the availability of injunctive relief and other equitable remedies and limitations imposed by law on indemnification for liability under applicable securities laws, (d) the execution and delivery of this Agreement by Corel does not, and the performance of this Agreement by Corel will not, result in any Violation pursuant to, (A) any provision of the charter documents of Corel, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license of or applicable to it or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Corel or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would, individually or in the aggregate have a material adverse effect on Corel's ability to consummate the transactions contemplated by this Agreement, (e) except as described in Section 4.04 of the Merger Agreement, the execution and delivery of this Agreement by Corel does not, and the performance of this Agreement by Corel will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority and (f) any Inprise Shares acquired upon exercise of the Option will not be, and the Option is not being, acquired by Corel with a view to public distribution or resale in any manner which would be in violation of United States, Canadian, state or provincial securities laws.

   7. Put Right.

   (a) Exercise of Put. At any time during which the Option is exercisable pursuant to Section 2 or would be exercisable but for the circumstances referred to in the parenthetical in Section 2(iii) of this Agreement (the Repurchase Period), upon demand by Corel, Corel shall have the right to sell to Inprise (or any successor entity thereof) and Inprise (or such successor entity) shall be obligated to repurchase from Corel (the "Put"), all or any portion of the Option, at the price set forth in clause (i) below, or all or any portion of the Inprise Shares purchased by Corel pursuant hereto, at a price set forth in clause (ii) below:

     (i) the difference between the Market/Tender Offer Price for shares of the Inprise Common Stock as of the date (the "Notice Date") notice of exercise of the Put is given to Inprise (defined as the higher of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other

  Alternative Proposal which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") and (B) the average of the closing prices of shares of the Inprise Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding the Notice Date (the "Market Price") and the Exercise Price, multiplied by the number of Inprise Shares purchasable pursuant to the Option (or portion thereof with respect to which Corel is exercising its rights under this
  Section 7),

     (ii) the Exercise Price paid by Corel for the Inprise Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and the Exercise Price, multiplied by the number of Inprise Shares so purchased. For purposes of this clause (ii), the Tender Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Alternative Proposal made during the Repurchase Period and not withdrawn or terminated.

   In determining the Market-Tender Offer Price, the value of consideration other than cash or stock as provided above shall be determined by a nationally recognized investment banking firm selected by Corel and reasonably acceptable to Inprise.

   (b) Payment and Redelivery of Option or Shares. In the event Corel exercises its rights under this Section 7, Inprise shall, within ten business days of the Notice Date, pay the required amount to Corel by wire transfer in immediately available funds to an account specified by Corel two business days prior to the date that payment is due and Corel shall surrender to Inprise the Option or the certificates evidencing the Inprise Shares purchased by Corel pursuant hereto, and Corel shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

   8. Restrictions on Certain Actions. Inprise shall not adopt any Rights Agreement or shareholder rights plan or any amendment thereto in any manner which would cause Corel, if Corel has complied with its obligations under this Agreement, to become an Acquiring Person under such Rights Agreement or shareholder rights plan solely by reason of the beneficial ownership of the Inprise Shares acquired pursuant to this Agreement.

   9. Registration Rights.

   (a) Inprise will, if requested in writing (a "Registration Notice") by Corel at any time and from time to time within two years of the exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act or prospectuses under the Ontario Act if such registration or the obtaining of a receipt for a prospectus is necessary in order to permit the sale or other disposition of any or all shares or other securities that have been acquired by or are issuable to Corel upon exercise of the Option (Registrable Securities) in accordance with the intended method of sale or other disposition stated by Corel. Any such Registration Notice must relate to a number of Registrable Securities equal to at least twenty percent (20%) of Inprise Shares, unless the remaining number of Registrable Securities is less than such amount, in which case Corel shall be entitled to exercise its rights hereunder but only for all of the remaining Registrable Securities. Corel's rights hereunder shall terminate at such time as Corel shall be entitled to sell all of the remaining Registrable Securities pursuant to Rule 144(k) under the Act. Inprise will use its reasonable best efforts to qualify such shares or other securities under any applicable state or other provincial securities laws; provided, however, that Inprise shall not be required to qualify to do business, consent to general service of process or submit to taxation in any jurisdiction by reason of this provision. Inprise will use reasonable efforts to cause each such registration statement to become effective and to obtain a ("final") receipt for each such prospectus, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement or prospectus effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective or the date of the ("final") receipt for such prospectus as may be reasonably necessary to effect such sale or other disposition. The obligations of Inprise hereunder to file a registration statement or prospectus and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Inprise shall have determined that the filing of such registration statement or prospectus or the maintenance of its effectiveness would require premature disclosure of nonpublic information that would materially and adversely affect Inprise or otherwise interfere with or adversely affect any pending or proposed offering of securities of Inprise or any other material transaction involving Inprise, or Inprise would be required under the Securities Act to include audited financial statements for any period in such registration statement or prospectus and such financial statements are not yet available for inclusion in such registration statement or prospectus. Subject to applicable law, the expenses associated with the preparation and filing of any registration statement or prospectus prepared and filed under this Section 9, and any sale covered thereby ("Registration Expenses"), will be paid by Inprise except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Corel's counsel related thereto; provided, however, that Inprise will not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of Corel unless Corel agrees to forfeit its right to request one registration. In connection with any registration statement or prospectus pursuant to this Section 9, Corel shall furnish, or cause any holder of the Option or Inprise Shares (a "Holder") to furnish, Inprise with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act or the Ontario Act and to provide representations and warranties customary for selling stockholders who are unaffiliated with Inprise. In addition, Corel shall, and Corel shall cause each Holder to contractually agree to, indemnify and hold Inprise, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursement of counsel and accountants), joint or several, to which Inprise, its underwriters and each of their respective affiliates may become subject under the Securities Act or the Ontario Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Inprise expressly for use in such registration statement. If, during the time periods referred to in the first sentence of this Section 9, Inprise effects a registration under the Securities Act of, or qualifies a prospectus under the Ontario Act in respect of, the Inprise Common Stock for its own account or for any other stockholders of Inprise pursuant to a firm commitment underwriting (other than on Form S-4 or Form S-8, or any successor form), it will allow Corel the right to participate in such registration or qualification as long as Corel participates in such underwriting on terms reasonably satisfactory to the managing underwriters of such offering, and such participation will not affect the obligation of Inprise to effect demand registration statements or prospectuses for Corel under this Section 9, provided that, if the managing underwriters of such offering advise Inprise in writing that in their opinion the number of shares of the Inprise Common Stock requested to be included in such registration or qualification exceeds the number that it would be in the best interests of Inprise to sell in such offering. Inprise will , after fully including therein all shares of Inprise Common Stock to be sold by Inprise, include the shares of Inprise Common Stock requested to be included therein by Corel pro rata (based on the number of shares of Inprise Common Stock requested to be included therein) with the shares of Inprise Common Stock requested to be included therein by persons other than Inprise and persons to whom Inprise owes a contractual obligation (other than any director, officer or employee of Inprise to the extent any such person is not currently owed such contractual obligation). In connection with any registration or qualification pursuant to this Section 9, Inprise and Corel will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration or qualification. Inprise shall provide to any underwriters such documentation including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require.

   (b) If Inprise's securities of the same type as the Inprise Common Stock beneficially owned by Corel are then authorized for quotation or trading or listing on the NYSE, Nasdaq National Market System or any other securities exchange or automated quotations system, Inprise, upon the request of Corel, shall promptly file an application, if required, to authorize for quotation, trading or listing such shares of the Inprise Common Stock on such exchange or system and will use its reasonable efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

   10. Adjustment Upon Changes in Capitalization.

   (a) In the event of any change in the Inprise Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in Section 1 of this Agreement, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Corel shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Corel would have received in respect of the Inprise Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. In the event that any additional shares of Inprise Common Stock otherwise become outstanding after the date of this Agreement (other than pursuant hereto), the number of shares of Inprise Common Stock subject to the Option shall be increased to equal 19.9% of the number of shares of Inprise Common Stock then issued and outstanding.

   (b) In the event that Inprise shall enter in an agreement: (i) to consolidate with or merge into any person, other than Corel or another direct or indirect wholly-owned subsidiary of Corel, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Corel or another direct or indirect wholly-owned subsidiary of Corel, to merge into Inprise and Inprise shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of the Inprise Common Stock shall be changed into or exchanged for stock or other securities of Inprise or any other person or cash or any other property or the outstanding shares of the Inprise Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or
(iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Corel or another direct or indirect wholly-owned subsidiary of Corel, then, and in each such case, Inprise shall immediately so notify Corel, and the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Corel shall, upon exercise of the Option, receive for each Inprise Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of the Inprise Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of the Inprise Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of the Inprise Common Stock for which the Option is then exercisable.

   11. Profit Limitation.

   (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Profit (as hereinafter defined) received by Corel and its affiliates exceed $30 million and, if it otherwise would exceed such amount, Corel, at its sole election, shall either (i) reduce the number of shares of Inprise Common Stock subject to the Option, (ii) deliver to Inprise for cancellation Inprise Shares previously purchased by Corel (valued, for the purposes of this Section 11(a) at the average closing sales price per share of Inprise Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) as reported by the Nasdaq Stock Market for the twenty consecutive trading days preceding the day on which the Total Profit exceeds $30 million, (iii) pay cash to Inprise, or (iv) any combination thereof, so that the actually realized Total Profit shall not exceed $30 million after taking into account the foregoing actions.

   (b) As used herein, the term "Total Profit" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i)(x) the net cash amounts received by Corel and its affiliates pursuant to the sale of Inprise Shares (or any securities into which such Inprise Shares are converted or exchanged) to any unaffiliated party or to Inprise pursuant to this Agreement, less (y) Corel's purchase price of such Inprise Shares, (ii) any amounts received by Corel and its affiliates on the transfer of the Option (or any portion thereof) to any unaffiliated party, if permitted hereunder or to Inprise pursuant to this Agreement, and (iii) the amount received by Corel pursuant to Section 8.02(b) of the Merger Agreement; minus (b) the amount of cash theretofore paid to Inprise pursuant to this Section 11 plus the value of the Inprise Shares theretofore delivered to Inprise for cancellation pursuant to this Section 11.

   (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Corel to receive nor relieve Inprise's obligation to pay a fee pursuant to Section 8.02(b) of the Merger Agreement; provided that if the Total Profit received by Corel would exceed $30 million following the receipt of such fee, Corel shall be obligated to comply with terms of Section 11(a) within 5 days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Corel pursuant to the sale of Inprise Shares (or, any other securities into which such Inprise Shares are converted or exchanged) to any unaffiliated party or to Inprise pursuant to this Agreement.

   (d) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Inprise Shares that would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than $30 million . "Notional Total Profit" shall mean, with respect to any number of Inprise Shares as to which Corel may propose to exercise the Option, the Total Profit determined as of the Notice Date assuming that the Option was exercised on such date for such number of Inprise Shares and assuming such Inprise Shares, together with all other Inprise Shares held by Corel and its affiliates as of such date, were sold for cash at the closing sales price for Inprise Common Stock as of the close of business on the preceding trading day.

   12. Restrictive Legends. Each certificate representing shares of the Inprise Common Stock issued to Corel hereunder shall include a legend in substantially the following form:

    "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE COMPANY AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR."

Inprise shall, upon written request of the holder thereof, issue such holder a new certificate evidencing such Inprise Shares without such legend in the event
(i) the sale of such Inprise Shares has been registered pursuant to the Securities Act, or (ii) such holder shall have delivered to Inprise an opinion of counsel, which opinion shall, in Inprise's reasonable judgment, be satisfactory in form and substance to Inprise, to the effect that subsequent transfers of such Inprise Shares may be effected without registration under the Securities Act.

   13. Listing and HSR Filing. Inprise, upon request of Corel, shall as promptly as practicable file an application to list Inprise Shares to be acquired upon exercise of the Option for listing or quotation on the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval for such quotation as promptly as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file all required pre-merger notification and report forms and other documents and exhibits required to be filed under the HSR Act or the Competition Act (Canada) to permit the acquisition of Inprise Shares subject to the Option at the earliest practicable date.

   14. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement and except for any assignment by Corel in whole or in part, to a wholly-owned, direct or indirect, subsidiary of Corel (provided that any such subsidiary agrees in writing to be bound by and liable for all of the terms, conditions and provisions contained herein that would otherwise be applicable to Corel, and provided further that Corel shall remain liable for all of its duties and obligations hereunder in the event such subsidiary shall fail to perform hereunder), neither this Agreement nor the rights or the obligations of either party hereto are assignable in whole or in part (whether by operation of law or otherwise), without the written consent of the other party and any attempt to do so in contravention of this Section 14 will be void. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

   15. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction or injunctions restraining any violation or threatened violation of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Courts of the State of New York located in the County of New York or of the State of Delaware located in the County of New Castle (or, if such court lacks subject matter jurisdiction, any appropriate federal court in the State of New York or the State of Delaware) (collectively, the Courts) or any of the appeals courts thereof. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense that there is adequate remedy at law.

   16. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior discussions, representations and warranties, agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

   17. Further Assurances. Subject to the terms and conditions hereof, if Corel exercises the Option, or any portion thereof, in accordance with the terms of this Agreement, each party will execute and deliver all such further documents and instruments and take all such further action including obtaining necessary regulatory approvals and making necessary filings (including, without limitation, filings under the HSR Act and the Competition Act (Canada)) as may be necessary in order to consummate the transactions contemplated hereby (including the issuance, registration and listing of the Inprise Shares). To the extent that the Option becomes exercisable, Inprise will not take any actions which would frustrate the exercise of the Option.

   18. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of to this Agreement unless otherwise indicated. Whenever the words include, includes or including are used in this Agreement, they shall be deemed to be followed by the words without limitation. The words hereof, herein and herewith and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meaning contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the gender and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

   19. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, under any present or future law, public policy or order, and if the rights or obligations of any party hereto under this Agreement or the Merger Agreement, and the economic or legal substance of the transactions contemplated hereby and thereby, will not be materially and adversely affected thereby, (i) such provision will be fully severable and (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order to the maximum extent possible to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

   20. Notices. Any notice, request, claim, demand or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (a) on the date of delivery if delivered personally, including by courier, (b) upon receipt if delivered by registered or certified mail, return receipt requested, postage prepaid or (c) upon receipt if sent by facsimile transmission, provided that any notice received by telecopy or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered to the parties to the addresses or facsimile numbers set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

   If to Inprise:

    Inprise Corporation
    100 Enterprise Way
    Scotts Valley, CA 95066-3249
    Facsimile No.: (813) 431-1320
    Attention: Dale Fuller

   with a copy to (which shall not constitute notice):

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, NY 10036-6522
    Facsimile No.: (212) 735-2000
    Attention: Daniel E. Stoller, Esq.
               Richard J. Grossman, Esq.

     If to Corel to:

    Corel Corporation
    1600 Carling Avenue
    Ottawa, Ontario
    K1Z 8R7
    Facsimile No.: (613) 725-2691
    Attention: Corporate Secretary
   with a copy to (which shall not constitute notice):

    McCarthy Tetrault
    The Chambers
    Suite 1400, 40 Elgin Street
    Ottawa, Ontario
    K1P 5K6
    Facsimile No: (613) 563-9386
    Attention: Robert D. Chapman

   21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such State without giving effect to the principles of conflicts or choice of law thereof or of any other jurisdiction (except to the extent that mandatory provisions of United States federal law applies to indemnification provisions).

   22. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or, in any way, to affect the meaning or interpretation of this Agreement.

   23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   24. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by a party in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, shall be paid by the party incurring such expenses.

   25. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument in writing signed on behalf of the party waiving compliance.

   26. Jurisdiction. Each of the parties hereto irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the County of New York in the State of New York or the County of New Castle in the State of Delaware or the courts of the State of New York located in the County of New York or of the State of Delaware located in the County of New Castle (or any appeals courts thereof). The foregoing New York courts are hereinafter referred to as the New York Courts and the foregoing Delaware Courts are hereinafter referred to as the Delaware Courts. Each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the aforesaid New York Courts or Delaware Courts in any other court or jurisdiction.

   27. Waiver of Trial by Jury. Each of the parties hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right such party may have to a trial by jury in respect of any action, suit, claim or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative of such party has been authorized by such party to represent or, to the knowledge or such party, has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver,
(ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 27.

   28. Service of Process.

   (a) The parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in Section 20 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

   (b) Each of Corel and Inprise hereby designates each of the New York City, N.Y. and Wilmington, Delaware offices of CT Corporation as its respective agent for service of process in the State of New York and the State of Delaware, solely with respect to any dispute or controversy arising out of this Agreement, and service upon Corel or Inprise for such purposes shall be deemed to be effective upon service of CT Corporation, as aforesaid or of its successor designated in accordance with the following sentence in the appropriate State. Any party may designate another corporate agent or law firm reasonably acceptable to the other party and located in the State of New York or the State of Delaware, as applicable, as successor agent for service of process upon 30 days prior written notice to such party. Each party further covenants and agrees to execute, upon the request of the other party, such documents and agreements as are reasonably necessary to confirm such designations.

   29. Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

   30. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

   31. Limitations on Warranties.

   (a) Except for the representations and warranties contained in this Agreement and the Merger Agreement, Inprise makes no other express or implied representation or warranty to Corel. Corel acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Inprise or any other person other than the representations and warranties of Inprise set forth in this Agreement or the Merger Agreement.

   (b) Except for the representations and warranties contained in this Agreement and the Merger Agreement, Corel makes no other express or implied representation or warranty to Inprise. Inprise acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Corel any other person other than the representations and warranties of Corel set forth in this Agreement and the Merger Agreement.

   32. Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

   33. Currency. Unless otherwise specified, all references in this Agreement to dollars or $ shall mean United States dollars.

   34. Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          Inprise Corporation

                                                  /s/ Frederick A. Ball
                                          -------------------------------------
                                          By: Frederick A. Ball
                                          Title: Chief Financial Officer

                                          Corel Corporation

                                                 /s/ Michael C.J. Cowpland
                                          -------------------------------------
                                          By: Michael C.J. Cowpland
                                          Title: Chairman, President and
                                              Chief Executive Officer

                                                    /s/ Eric J. Smith
                                          -------------------------------------
                                          By: Eric J. Smith
                                          Title: Secretary

                             STOCK OPTION AGREEMENT

   STOCK OPTION AGREEMENT (this "Agreement"), dated February 6, 2000, by and between Corel Corporation, a corporation continued under the laws of Canada ("Corel") and Inprise Corporation, a Delaware corporation ("Inprise").

   WHEREAS, Corel, Inprise and Carleton Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Corel ("Merger Sub") are entering into a Merger Agreement of even date herewith (the "Merger Agreement", terms defined therein and not otherwise defined herein having the same meanings when used herein), which provides, among other things, that upon the terms and subject to the conditions contained therein, Merger Sub will be merged (the "Merger") with and into Inprise; and

   WHEREAS, Corel has agreed, to induce Inprise to enter into the Merger Agreement, to grant the Option (as hereinafter defined);

   NOW THEREFORE, in consideration of the premises and the representations, warranties, mutual covenants and agreements set forth herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

   1. Grant of Option. Corel hereby grants Inprise an irrevocable option (the "Option") to purchase, subject to the terms and conditions set forth herein, up to 13,000,000 shares (the "Corel Shares") of common stock of Corel (the "Corel Common Stock"), together with the associated common share purchase rights (the "Corel Rights") attached thereto issued pursuant to the Shareholder Rights Plan Agreement, dated as of February 11, 1999, as amended and restated as of March 31, 1999 between Corel and Montreal Trust Company of Canada, as Rights Agent (the "Corel Rights Agreement") in the manner set forth below at a price of $20.00 per share (the "Exercise Price"); provided, however, that in no event shall the number of shares of Corel Common Stock for which the Option is exercisable exceed 19.9% of Corel's issued and outstanding shares of Corel Common Stock. References herein to Corel Shares shall also be deemed to include the associated Corel Rights.

   2. Exercise of Option. The Option may be exercised by Inprise, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Inprise under circumstances which could entitle Inprise to payment of the Specified Amount under Article VIII of the Merger Agreement; provided that if the Specified Amount is not payable at the time that the Merger Agreement is terminated, the Option shall not be exercisable until such time as the Specified Amount becomes payable pursuant to the Merger Agreement. In the event Inprise wishes to exercise the Option, Inprise shall deliver to Corel a written notice (an "Exercise Notice") specifying the total number of the Corel Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing"), which date shall not be less than two nor more than 30 days after the later of (i) the date such Exercise Notice is given, and
(ii) the expiration or termination of any applicable waiting period under the HSR Act. The Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to Section 8.01 thereof (other than a termination in connection with which Inprise is or may be entitled to the payment specified in Section 8.02 thereof); and (iii) 5:00 p.m., Ottawa time, on the date that is the one year anniversary of the termination of the Merger Agreement in connection with which Inprise is or may be entitled to the payment specified in Section 8.02 thereof (or if, at the expiration of such one year period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal.

   3. Conditions to Closing. The obligation of Corel to issue the Corel Shares to Inprise hereunder is subject to the conditions that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act") and the Competition Act (Canada) applicable to the issuance of the Corel Shares hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any United States, Canadian, provincial, state or local administrative agency or commission or other United States, Canadian, provincial, state or local governmental authority or instrumentality or securities exchange, if any, required in connection with the issuance of the Corel Shares hereunder shall have been obtained or made, as the case may be; and (iii) no statute, rule or regulation shall be in effect, and no order, decree or injunction entered by any court of competent jurisdiction or governmental entity in the United States or Canada shall be in effect, that prohibits or restrains the exercise of the Option or the acquisition or issuance of Inprise Shares pursuant to the terms of this Agreement.

   4. Closing. At any Closing, (a) upon receipt of the payment provided for by this Section 4, Corel will deliver to Inprise a single certificate in definitive form representing the number of the Corel Shares designated by Inprise in its Exercise Notice, such certificate to be registered in the name of Inprise and to bear the legend set forth in Section 11 of this Agreement, and (b) Inprise will deliver to Corel the aggregate price for the Corel Shares so designated and being purchased by wire transfer of immediately available funds. At any Closing at which Inprise is exercising the Option in part, Inprise shall present and surrender this Agreement to Corel, and Corel shall deliver to Inprise an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of the Corel Common Stock purchasable hereunder.

   5. Representations and Warranties of Corel. Corel represents and warrants to Inprise that (a) Corel is a corporation duly continued, validly existing and in good standing under the laws of Canada and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Corel and the consummation by Corel of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Corel and no other corporate proceedings on the part of Corel are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Corel, constitutes a valid and binding obligation of Corel and, assuming this Agreement constitutes a valid and binding obligation of Inprise, is enforceable against Corel in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, the availability of injunctive relief and other equitable remedies, and limitations imposed by law on indemnification for liability under securities laws, (d) Corel has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Option, and at all times from the date hereof through the expiration of the Option will have reserved, 13,000,000 unissued Corel Shares and such other shares of the Corel Common Stock or other securities which may be issued pursuant to Section 10 of this Agreement, all of which, upon their issuance, payment and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever (other than those (i) created by or through Inprise, or any of its affiliates, (ii) which arise under this Agreement, or (iii) which arise under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Act (Ontario) (the "Ontario Act") or any applicable state securities laws), (e) the execution and delivery of this Agreement by Corel does not, and the performance of this Agreement by Corel will not, materially conflict with, or result in any material violation of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Certificate and Articles of Amalgamation or By-laws of Corel or (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license of or applicable to Corel, or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Corel or its properties or assets, which Violation, in the case of each of clauses (B) and (C), individually or in the aggregate would prevent or materially delay the exercise by Inprise of the Option or any other right of Inprise under this Agreement, or (f) result in a "Separation Time" or "Flip-In Event" under the Corel Rights Plan, and (g) except as described in Section 4.04 of the Merger Agreement or this Agreement, and other than the HSR Act and the Competition Act (Canada) and, with respect to Section 9 hereof, compliance with the provisions of the

Securities Act, the Ontario Act and any applicable state securities laws, the execution and delivery of this Agreement by Corel does not, and the performance of this Agreement by Corel will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.

   6. Representations and Warranties of Inprise. Inprise represents and warrants to Corel that (a) Inprise is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Inprise and the consummation by Inprise of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Inprise and no other corporate proceedings on the part of Inprise are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Inprise and constitutes a valid and binding obligation of Inprise, and, assuming this Agreement constitutes a valid and binding obligation of Corel, is enforceable against Inprise in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the availability of injunctive relief and other equitable remedies and limitations imposed by law on indemnification for liability under applicable securities laws, (d) the execution and delivery of this Agreement by Inprise does not, and the performance of this Agreement by Inprise will not, result in any Violation pursuant to, (A) any provision of the charter documents of Inprise, (B) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license of or applicable to it or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Inprise or its properties or assets, which Violation, in the case of each of clauses (B) and (C), would, individually or in the aggregate have a material adverse effect on Inprise's ability to consummate the transactions contemplated by this Agreement, (e) except as described in Section 3.04 of the Merger Agreement, the execution and delivery of this Agreement by Inprise does not, and the performance of this Agreement by Inprise will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority and (f) any Corel Shares acquired upon exercise of the Option will not be, and the Option is not being, acquired by Inprise with a view to public distribution or resale in any manner which would be in violation of Canadian, United States, provincial or state securities laws.

   7. Put Right.

   (a) Exercise of Put. At any time during which the Option is exercisable pursuant to Section 2 or would be exercisable but for the circumstances referred to in the parenthetical in Section 2(iii) of this Agreement (the "Repurchase Period"), upon demand by Inprise, Inprise shall have the right to sell to Corel (or any successor entity thereof) and Corel (or such successor entity) shall be obligated to repurchase from Inprise (the "Put"), all or any portion of the Option, at the price set forth in clause (i) below, or all or any portion of the Corel Shares purchased by Inprise pursuant hereto, at a price set forth in clause (ii) below:

     (i) the difference between the "Market/Tender Offer Price" for shares of Corel Common Stock as of the date (the "Notice Date") notice of exercise of the Put is given to Corel (defined as the higher of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Alternative Proposal which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") and (B) the average of the closing prices of shares of the Corel Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding the Notice Date (the "Market Price"), and the Exercise Price, multiplied by the number of Corel Shares purchasable pursuant to the Option (or portion thereof with respect to which Inprise is exercising its rights under this
  Section 7),

     (ii) the Exercise Price paid by Inprise for the Corel Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and the Exercise Price, multiplied by the number of Corel Shares so purchased. For purposes of this clause (ii), the Tender Price shall be the highest price per share offered pursuant to a tender or exchange offer or other Alternative Proposal made during the Repurchase Period and not withdrawn or terminated.

   In determining the Market-Tender Offer Price, the value of consideration other than cash or stock as provided above shall be determined by a nationally recognized investment banking firm selected by Inprise and reasonably acceptable to Corel acquired pursuant to this Agreement.

   (b) Payment and Redelivery of Option or Shares. In the event Inprise exercises its rights under this Section 7, Corel shall, within ten business days of the Notice Date, pay the required amount to Inprise by wire transfer in immediately available funds to an account specified by Inprise two business days prior to the date that payment is due and Inprise shall surrender to Corel the Option or the certificates evidencing the Corel Shares purchased by Inprise pursuant hereto, and Inprise shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

   8. Restrictions on Certain Actions. Corel shall not adopt any Rights Agreement or shareholder rights plan or any amendment thereto in any manner which would cause Inprise, if Inprise has complied with its obligations under this Agreement, to become an "Acquiring Person" under such Rights Agreement or shareholder rights plan solely by reason of the beneficial ownership of the Corel Shares acquired pursuant to this Agreement.

   9. Registration Rights.

   (a) Corel will, if requested in writing (a "Registration Notice") by Inprise at any time and from time to time within two years of the exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act or prospectuses under the Ontario Act if such registration or the obtaining of a receipt for a prospectus is necessary in order to permit the sale or other disposition of any or all shares or other securities that have been acquired by or are issuable to Inprise upon exercise of the Option ("Registrable Securities") in accordance with the intended method of sale or other disposition stated by Inprise. Any such Registration Notice must relate to a number of Registrable Securities equal to at least twenty percent (20%) of Corel Shares, unless the remaining number of Registrable Securities is less than such amount, in which case Inprise shall be entitled to exercise its rights hereunder but only for all of the remaining Registrable Securities (a "Permitted Offering"). Inprises rights hereunder shall terminate at such time as Inprise shall be entitled to sell all of the remaining Registrable Securities pursuant to Rule 144(k) under the Act. Corel will use its reasonable best efforts to qualify such shares or other securities under any applicable state or other provincial securities laws; provided, however, that Corel shall not be required to qualify to do business, consent to general service of process or submit to taxation in any jurisdiction by reason of this provision. Corel will use reasonable efforts to cause each such registration statement to become effective and to obtain a (final) receipt for each such prospectus, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement or prospectus effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective or the date of the (final) receipt for such prospectus as may be reasonably necessary to effect such sale or other disposition. The obligations of Corel hereunder to file a registration statement or prospectus and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Corel shall have determined that the filing of such registration statement or prospectus or the maintenance of its effectiveness would require premature disclosure of nonpublic information that would materially and adversely affect Corel or otherwise interfere with or adversely affect any pending or proposed offering of securities of Corel or any other material transaction involving Corel, or Corel would be required under the Securities Act to include audited financial statements for any period in such registration statement or prospectus and such financial statements are not yet available for inclusion in such registration statement or prospectus. Subject to applicable law, the expenses associated with the preparation and filing any registration statement or prospectus prepared and filed under this Section 9, and any sale covered thereby ("Registration Expenses"), will be paid by Corel except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Inprise's counsel related thereto; provided, however, that Corel will not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of Inprise unless Inprise agrees to forfeit its right to request one registration. In connection with any registration statement or prospectus pursuant to this

Section 9, Inprise shall furnish, or cause any holder of the Option or Corel Shares (a "Holder") to furnish, Corel with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act or the Ontario Act and to provide representations and warranties customary for selling stockholders who are unaffiliated with Corel. In addition, Inprise shall, and Inprise shall cause each Holder to contractually agree to, indemnify and hold Corel, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursement of counsel and accountants), joint or several, to which Corel, its underwriters and each of their respective affiliates may become subject under the Securities Act or the Ontario Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Corel expressly for use in such registration statement. If, during the time periods referred to in the first sentence of this Section 9, Corel effects a registration under the Securities Act of, or qualifies a prospectus under the Ontario Act in respect of, the Corel Common Stock for its own account or for any other stockholders of Corel pursuant to a firm commitment underwriting (other than on Form S-4 or Form S-8, or any successor form), it will allow Inprise the right to participate in such registration or qualification as long as Inprise participates in such underwriting on terms reasonably satisfactory to the managing underwriters of such offering, and such participation will not affect the obligation of Corel to effect demand registration statements or prospectuses for Inprise under this Section 9; provided that, if the managing underwriters of such offering advise Corel in writing that in their opinion the number of shares of the Corel Common Stock requested to be included in such registration or qualification exceeds the number that it would be in the best interests of Corel to sell in such offering, Corel will, after fully including therein all shares of Corel Common Stock to be sold by Inprise, include the shares of Corel Common Stock requested to be included therein by Inprise pro rata (based on the number of shares of Corel Common Stock requested to be included therein) with the shares of Corel Common Stock requested to be included therein by persons other than Corel and persons to whom Corel owes a contractual obligation (other than any director, officer or employee of Corel to the extent any such person is not currently owed such contractual obligation). In connection with any registration or qualification pursuant to this Section 9, Corel and Inprise will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration or qualification. Corel shall provide to any underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require.

   (b) If Corel's securities of the same type as the Corel Common Stock beneficially owned by Inprise are then authorized for quotation or trading or listing on The Toronto Stock Exchange (the "TSE"), Nasdaq National Market System, or any other securities exchange or automated quotations system, Corel, upon the request of Inprise, shall promptly file an application, if required, to authorize for quotation, trading or listing such shares of the Corel Common Stock on such exchange or system and will use its reasonable efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

   10. Adjustment Upon Changes in Capitalization.

   (a) In the event of any change in the Corel Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the purchase price per share provided in Section 1 of this Agreement, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Inprise shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Inprise would have received in respect of the Corel Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. In the event that any additional shares of Corel Common Stock otherwise become outstanding after the date of this Agreement (other than pursuant hereto), the number of shares of Corel Common Stock subject to the Option shall be increased to equal 19.9% of the number of shares of Corel Common Stock then issued and outstanding.

   (b) In the event that Corel shall enter in an agreement: (i) to consolidate with or merge into any person, other than Inprise or another direct or indirect wholly-owned subsidiary of Inprise, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Inprise or another direct or indirect wholly-owned subsidiary of Inprise, to merge into Corel and Corel shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of the Corel Common Stock shall be changed into or exchanged for stock or other securities of Corel or any other person or cash or any other property or the outstanding shares of the Corel Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Inprise or another direct or indirect wholly-owned subsidiary of Inprise, then, and in each such case, Corel shall immediately so notify Inprise, and the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein. Inprise shall, upon exercise of the Option, receive for each Corel Share with respect to which the Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of the Corel Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of the Corel Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Option would have the same election or similar rights as would the holder of the number of shares of the Corel Common Stock for which the Option is then exercisable.

   11. Profit Limitation.

   (a) Notwithstanding any other provision of this Agreement, in no event shall the Total Profit (as hereinafter defined) received by Inprise and its affiliates exceed $45 million and, if it otherwise would exceed such amount, Inprise, at its sole election, shall either (i) reduce the number of shares of Corel Common Stock subject to the Option, (ii) deliver to Inprise for cancellation Inprise Shares previously purchased by Inprise (valued, for the purposes of this Section 11(a) at the average closing sales price per share of Corel Common Stock (or if there is no sale on such date then the average between the closing bid and ask prices on any such date) as reported by the Nasdaq Stock Market for the twenty consecutive trading days preceding the day on which the Total Profit exceeds $45 million, (iii) pay cash to Corel, or (iv) any combination thereof, so that the actually realized Total Profit shall not exceed $45 million after taking into account the foregoing actions.

   (b) As used herein, the term "Total Profit" shall mean the amount (before taxes) of the following: (a) the aggregate amount of (i)(x) the net cash amounts received by Inprise and its affiliates pursuant to the sale of Corel Shares (or any securities into which such Corel Shares are converted or exchanged) to any unaffiliated party or to Corel pursuant to this Agreement, less (y) Inprises purchase price of such Corel Shares, (ii) any amounts received by Inprise and its affiliates on the transfer of the Option (or any portion thereof) to any unaffiliated party, if permitted hereunder or to Corel pursuant to this Agreement, and (iii) the amount received by Inprise pursuant to Section 8.02(b) of the Merger Agreement; minus (b) the amount of cash theretofore paid to Corel pursuant to this Section 11 plus the value of the Corel Shares theretofore delivered to Corel for cancellation pursuant to this
Section 11.

   (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Inprise to receive nor relieve Corels obligation to pay a fee pursuant to Section 8.02(b) of the Merger Agreement; provided that if the Total Profit received by Inprise would exceed $45 million following the receipt of such fee, Inprise shall be obligated to comply with terms of Section 11(a) within 5 days of the later of (i) the date of receipt of such fee and (ii) the date of receipt of the net cash by Inprise pursuant to the sale of Corel Shares (or, any other securities into which such Corel Shares are converted or exchanged) to any unaffiliated party or to Corel pursuant to this Agreement.

   (d) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Corel Shares that would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than $45 million. "Notional Total Profit" shall mean, with respect to any number of Corel Shares as to which

Inprise may propose to exercise the Option, the Total Profit determined as of the Notice Date assuming that the Option was exercised on such date for such number of Corel Shares and assuming such Corel Shares, together with all other Corel Shares held by Inprise and its affiliates as of such date, were sold for cash at the closing sales price for Corel Common Stock as of the close of business on the preceding trading day.

   12. Restrictive Legends. Each certificate representing shares of the Corel Common Stock issued to Inprise hereunder shall include a legend in substantially the following form:

    "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE COMPANY AND TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR; "

and any further legend as may be required by the TSE. Corel shall, upon written request of the holder thereof, issue such holder a new certificate evidencing such Corel Shares without such legend in the event (i) the sale of such Corel Shares has been registered pursuant to the Securities Act, or (ii) such holder shall have delivered to Corel an opinion of counsel, which opinion shall, in Corel's reasonable judgment, be satisfactory in form and substance to Corel, to the effect that subsequent transfers of such Corel Shares may be effected without registration under the Securities Act.

   13. Listing and HSR Filing. Corel, upon request of Inprise, shall as promptly as practicable file an application to list Corel Shares to be acquired upon exercise of the Option for listing or quotation on the TSE and the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval for such quotation as promptly as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file all required pre-merger notification and report forms and other documents and exhibits required to be filed under the HSR Act or the Competition Act (Canada) to permit the acquisition of Inprise Shares subject to the Option at the earliest practicable date.

   14. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement and except for any assignment by Inprise, in whole or in part, to a wholly-owned, direct or indirect, subsidiary of Inprise (provided that any such subsidiary agrees in writing to be bound by and liable for all of the terms, conditions and provisions contained herein that would otherwise be applicable to Inprise and provided further that Inprise shall remain liable for all of its duties and obligations hereunder in the event such subsidiary shall fail to perform hereunder), neither this Agreement nor the rights or the obligations of either party hereto are assignable in whole or in part (whether by operation of law or otherwise), without the written consent of the other party and any attempt to do so in contravention of this Section 14 will be void. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

   15. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction or injunctions restraining any violation or threatened violation of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Courts of the State of New York located in the County of New York or the State of Delaware located in the County of New Castle (or, if such court lacks subject matter jurisdiction, any appropriate federal court in the State of New York or the State of Delaware (collectively, the "Courts") any of the appeals courts thereof. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense that there is adequate remedy at law.

   16. Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior discussions, representations and warranties, agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

   17. Further Assurances. Subject to the terms and conditions hereof, if Inprise exercises the Option, or any portion thereof, in accordance with the terms of this Agreement, each party will execute and deliver all such further documents and instruments and take all such further action including obtaining necessary regulatory approvals and making necessary filings (including, without limitation, filings under the HSR Act and the Competition Act (Canada) and filings with the TSE) as may be necessary in order to consummate the transactions contemplated hereby (including the issuance, registration and listing of the Corel Shares). To the extent that the Option becomes exercisable, Corel will not take any actions which would frustrate the exercise of the Option.

   18. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meaning contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the gender and neuter genders of such term. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented and attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to any amendments thereto and all rules and regulations promulgated thereunder, unless the context requires otherwise.

   19. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, under any present or future law, public policy or order, and if the rights or obligations of any party hereto under this Agreement or the Merger Agreement, and the economic or legal substance of the transactions contemplated hereby and thereby, will not be materially and adversely affected thereby, (i) such provision will be fully severable and (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order to the maximum extent possible to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

   20. Notices. Any notice, request, claim, demand or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (a) on the date of delivery if delivered personally, including by courier, (b) upon receipt if delivered by registered or certified mail, return receipt requested, postage prepaid or (c) upon receipt if sent by facsimile transmission, provided that any notice received by telecopy or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph, provided that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. All notices hereunder shall be delivered to the parties to the addresses or facsimile numbers set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

   If to Corel to:

    Corel Corporation
    1600 Carling Avenue
    Ottawa, Ontario
    K1Z 8R7
    Facsimile No.: (613) 725-2691
    Attention: Corporate Secretary

    with a copy to (which shall not constitute notice):

    McCarthy Tetrault
    Suite 1400, 40 Elgin Street
    Ottawa, Ontario
    K1P 5K6
    Facsimile No.: (613) 563-9386
    Attention: Robert D. Chapman

    If to Inprise:

    Inprise Corporation
    100 Enterprise Way
    Scotts Valley, CA 95066-3249
    Facsimile No.: (831) 431-1320
    Attention: Dale Fuller

    with copies to (which shall not constitute notice):

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, NY 10036-6522
    Facsimile No.: (212) 735-2000
    Attention: Daniel E. Stoller, Esq.
              Richard J. Grossman, Esq.

    and

    Skadden, Arps, Slate, Meagher & Flom, LLP
    525 University Ave.
    Palo Alto, CA 94301
    Facsimile: (650) 470-4570
    Attention: Kenton J. King, Esq.

   21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely within such State without giving effect to the principles of conflicts or choice of law thereof or of any other jurisdiction (except to the extent that mandatory provisions of United States federal law applies to indemnification provisions).

   22. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or, in any way, to affect the meaning or interpretation of this Agreement.

   23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   24. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by a party in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, shall be paid by the party incurring such expenses.

   25. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument in writing signed on behalf of the party waiving compliance.

   26. Jurisdiction. Each of the parties hereto irrevocably agrees that any action, suit, claim or other legal proceeding with respect to this Agreement or in respect of the transactions contemplated hereby brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the County of New York in the State of New York or the County of New Castle in the State of Delaware of the courts of the State of New York located in the County of New York or of the State of Delaware located in the County of New Castle (or any appeals courts thereof). The foregoing New York courts are hereinafter referred to as the "New York Courts" and the foregoing Delaware Courts are hereinafter referred to as the "Delaware Courts". Each of the parties hereto irrevocably submits with regard to any such proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the aforesaid New York Courts or Delaware Courts in any other court or jurisdiction.

   27. Waiver of Trial by Jury. Each of the parties hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right such party may have to a trial by jury in respect of any action, suit, claim or other proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative of such party has been authorized by such party to represent or, to the knowledge or such party, has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver,
(ii) each such party understands and
has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 27.

   28. Service of Process.

   (a) The parties agree that the delivery of process or other papers in connection with any such action or proceeding in the manner provided in Section 20 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

   (b) Each of Inprise and Corel hereby designates each of the New York City, N.Y. and the Wilmington, Delaware offices of CT Corporation as its respective agent for service of process in the State of New York and the State of Delaware, solely with respect to any dispute or controversy arising out of this Agreement, and service upon Inprise or Corel for such purposes shall be deemed to be effective upon service of CT Corporation, as aforesaid or of its successor designated in accordance with the following sentence in the appropriate State. Each party may designate another corporate agent or law firm reasonably acceptable to the other party and located in the State of New York or the State of Delaware, as applicable, as successor agent for service of process upon 30 days prior written notice to such party. Each party further covenants and agrees to execute, upon the request of the other party, such documents and agreements as are reasonably necessary to confirm such designations.

   29. Remedies Cumulative. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

   30. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as otherwise expressly provided for herein, it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

   31. Limitations on Warranties. (a) Except for the representations and warranties contained in this Agreement and the Merger Agreement, Corel make no other express or implied representation or warranty to Inprise. Inprise acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Corel or any other person other than the representations and warranties of Corel set forth in this Agreement or the Merger Agreement.

   (b) Except for the representations and warranties contained in this Agreement and the Merger Agreement, Inprise makes no other express or implied representation or warranty to Corel. Corel acknowledges that, in entering into this Agreement, it has not relied on any representations or warranties of Inprise or any other person other than the representations and warranties of Inprise set forth in this Agreement and the Merger Agreement.

   32. Execution. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

   33. Currency. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

   34. Date for Any Action. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          Corel Corporation.

                                                /s/ Michael C.J. Cowpland
                                          -------------------------------------

                                          By: Michael C.J. Cowpland
                                          Title: Chairman, President and Chief
                                              Executive Officer

                                                  /s/ Eric J. Smith
                                          -------------------------------------

                                          By: Eric J. Smith
                                          Title: Secretary

                                          Inprise Corporation

                                                  /s/ Frederick A. Ball
                                          -------------------------------------

                                          By: Frederick A. Ball
                                          Title: Chief Financial Officer

                                                                         ANNEX E

                        COREL SHAREHOLDERS' RESOLUTIONS

A. RESOLUTION

   BE IT RESOLVED THAT the issuance by Corel Corporation ("Corel") of its common shares ("Corel Shares") upon the conversion of the shares of Common Stock of Inprise Corporation ("Inprise") ("Inprise Shares") pursuant to the terms and subject to the conditions of the Merger Agreement, dated as of February 6, 2000, among Corel, Carleton Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Corel, and Inprise (the "Merger Agreement"), be and the same is hereby authorized and approved.

B. RESOLUTION

   BE IT RESOLVED THAT the Corel Corporation Transition Stock Option Plan is approved.

C. RESOLUTION

   BE IT RESOLVED THAT the amendment to the Corel Corporation Stock Option Plan 2000 ("2000 Plan") to fix the number of common shares reserved for issuance under the 2000 Plan at . is approved.

                                                                         ANNEX F

                               COREL CORPORATION

                          TRANSITION STOCK OPTION PLAN

                           [To be filed by amendment]
   .

                                                                         ANNEX G

                               COREL CORPORATION

                             STOCK OPTION PLAN 2000

1. Purpose of the Plan

   The purpose of the Stock Option Plan 2000 is to develop the interest and incentive of eligible participants of Corel Corporation and its subsidiaries (the "Company") in the Company's growth and development by giving eligible participants an opportunity to purchase Common Shares on a favourable basis, thereby advancing the interests of the Company and its shareholders and increasing the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company.

   The Board of Directors has approved the terms of this Plan.

2. Definitions

   In this Plan:

  (a) "Associate" has the meaning assigned by the Securities Act (Ontario), as amended from time to time;

  (b) "Board of Directors" means the board of directors of the Company;

  (c) "Committee" means the appropriate compensation committee of three or more members appointed by the Board of Directors to administer the Plan. All references in the Plan to the Committee means the Board of Directors if no Committee has been appointed;

  (d) "Common Shares" means the Common Shares of the Company or in the event of an adjustment contemplated in Section 9 hereof, such other Common Shares to which a Participant may be entitled upon the exercise of an option as a result of such readjustment;

  (e) "Date of Grant" means the date a Participant is granted an option to purchase Option Shares;

  (f) "Director" means a person occupying the position of director on the Board of Directors;

  (g) "Employee" means a full time permanent employee of the Company or its subsidiaries;

  (h) "Exchange" means The Toronto Stock Exchange;

  (i) "Exercise Date" means the last Friday of any calendar month during the Option Period or such other date designated from time to time by the Chief Executive Officer with respect to any Participant provided that on any such date, the Company receives from the Participant a completed Stock Option Purchase Form with payment for the Option Shares being purchased;

  (j) "Former Plan" means the Corel Corporation Stock Option Plan dated January 25, 1990 as amended on September 17, 1992, November 22, 1993, March 31, 1994, March 30, 1995, March 12, 1996 and April 18, 1997;

  (k) "Insider" means:

    (i) an insider of the Company as defined by the Securities Act (Ontario) as amended from time to time, other than a person who falls within such definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

    (ii) an Associate of any person who is an insider by virtue of clause
         (a) of this definition;

  (l) "Market Price" per Common Share at any date shall be the closing price of the Common Shares on the Exchange (or, if the Common Shares are not then listed or posted for trading on the Exchange, on such stock exchange in Canada on which such shares are listed and posted for trading as may be selected for such purposes by the Committee) on the trading date immediately preceding the Date of

     Grant. In the event that the Common Shares are not listed and posted for trading in any stock exchange in Canada, the market price shall be the last trading price of the Common Shares on National Association of Securities Dealers Quotations Systems ("Nasdaq") on the trading day immediately preceding the Date of Grant. In the event that the Common Shares are not trading on Nasdaq, the market price shall be determined by the Committee in its sole discretion;

  (m) "Officer" means a person appointed as an officer of the Company by the Board of Directors;

  (n) "Option Period" means the period set forth in Section 6 during which a Participant may purchase Option Shares;

  (o) "Option Price" means the price per share at which a Participant may purchase Option Shares denominated in Canadian or United States currency;

  (p) "Outstanding Issue" means the number of Common Shares that are outstanding immediately prior to any issuance of options under this Plan or any issuance of Option Shares, as the case may be, excluding Option Shares issued pursuant to the Plan or the Former Plan during the preceding one year period;

  (q) "Option Shares" means the Common Shares of the Company which a Participant is entitled to purchase under the Plan;

  (r) "Participants" means Employees, Directors and Officers to whom options to purchase Option Shares are granted pursuant to the Plan and which remain unexercised; and

  (s) "Plan" means the Corel Corporation Stock Option Plan 2000.

3. Eligibility

   Participation in the Plan shall be limited to Participants who are designated from time to time by the Committee. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in the Plan shall be determined by the Committee.

4. Number of Option Shares and Limitations on Issuance

   The aggregate number of Option Shares which may be reserved for issuance hereunder shall not exceed 4,000,000. The following restrictions shall also apply to this Plan:

  (a) the number of Option Shares reserved for issuance pursuant to options granted to insiders shall not exceed 10% of the Outstanding Issue;

  (b) insiders shall not be issued, within any one year period, a number of Option Shares which exceeds 10% of the Outstanding Issue;

  (c) no insider and such insider's Associates shall be issued, within any one year period, a number of Option Shares which exceeds 5% of the Outstanding Issue; and

  (d) the aggregate number of Option Shares reserved for issuance pursuant to options granted to any one Participant shall not exceed 5% of the Outstanding Issue.

No fractional shares may be purchased or issued hereunder. Subject to the foregoing, the number of Option Shares that a Participant is entitled to purchase under the Plan will be determined by the Committee.

5. Price for Option Shares

   The Committee shall advise each Participant designated to participate in the Plan of the number of Option Shares such Participant is entitled to purchase, the Option Price at which the Option Shares may be purchased and the Exercise Date(s) upon which the Option Shares may be purchased. The Option Price at which Option Shares may be purchased under the Plan shall be fixed by the Committee and confirmed by the Board of Directors based upon the Market Price of the Common Shares of the Company at the Date of Grant.

6. Exercise

   Subject to the requirements of applicable regulatory authorities and the discretion of the Committee, each option granted under the Plan may be exercised as follows:

     Percentage of Total
      Number of Option
      Shares which may
        be Purchased                          Option Period
     -------------------                      -------------
            100%            For a period of four years from the Date of Grant.

   The exercise period and vesting period of any option shall be determined by the Committee and set forth in the notice of grant of such option. In the event that no exercise or vesting period is specified, the current practice of immediate vesting and four year limitation shall govern. Any Option Shares not purchased by a Participant during the Option Period shall lapse and such Participant shall have no further right to purchase such shares.

7. Payment

   The Participant from time to time and at any time during the Option Period, may elect to purchase all or a portion of the Option Shares available for purchase during the Option Period by lump sum payment by delivering to the Company on the relevant Exercise Date a completed Participant Stock Option Purchase Form. Such Form shall specify the number of Option Shares the Participant desires to purchase and shall be accompanied by payment in full of the purchase price for such Option Shares. Payment may be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of the Company.

8. Share Certificates

   Upon exercise of the option and payment in full of the Option Price, the Company shall cause to be delivered to the Participant within a reasonable period of time a certificate or certificates in the name of the Participant representing the number of Option Shares the Participant has purchased.

9. Adjustments in Shares

   The number of Common Shares subject to the Plan, the number of Common Shares available under options granted and the Option Price shall be adjusted automatically from time to time to reflect adjustments in the number of Common Shares arising as a result of subdivision, stock dividends, consolidations or reclassification of the Common Shares or other relevant changes in the authorized or issued capital of the Company. In the event that the Company proposes to amalgamate, merge or consolidate with any other corporation or to liquidate, dissolve or wind-up, the Company shall give written notice thereof to each Participant holding options under the Plan and such Participants shall be entitled to purchase all or a portion of the Option Shares granted to such Participants, whether or not such Option Shares have previously vested, within the 30 day period next following the giving of such notice. Upon the expiration of such 30 day period, all rights of the Participants to the Option Shares or to the exercise of same shall terminate and cease to have any further force and effect.

10. Termination of Employment for Any Reason Other Than Death

  (a) Subject to the provisions of Section 10(b) hereof, in the event that:

    (i) an Employee's employment with the Company or any of its subsidiaries is terminated;

    (ii) a Director shall cease to hold office as a Director on the Board of Directors; or

    (iii) an Officer who is not also an Employee shall cease to hold office as an Officer of the Company, in each case, during the Option Period for any reason other than death, such Participant may elect to purchase all or a portion of the remaining Option Shares that such Participant is entitled to purchase at the time such employment is terminated or such Participant ceases to hold office as a Director or Officer at any time during the 30 day period commencing on the later of (i) the date of termination of employment or ceasing to hold a board or office position, and (ii) the date of expiry of any contractual restriction on the resale of the Option Shares to which the Participant is subject (and to which the Participant had consented at the request of the Company) at the date of termination of employment or ceasing to hold a board or office position, but in no event, after the expiration of the Option Period. For the purposes of this Plan, the transfer of the Employee's employment to the Company or to any subsidiary of the Company shall not be considered a termination of employment and the Employee's rights under the option shall be the same as if such transfer had not occurred.

  (b) At any time before or after the relevant period set forth in Section 10(a), the Chief Executive Officer may extend such period as it applies to any former Director, Officer or Employee, to a date which shall not be later than the expiration of the Option Period.

11. Termination by Reason of Death

   In the event the Participant dies during the Option Period, the Participant's legal representative will be permitted to exercise any previously unexercised vested options granted under the Plan prior to the Participant's death and take delivery of all Option Shares previously purchased but not delivered, at any time during the 12 month period commencing on the later of (i) the date of death of the Participant and (ii) the date of expiry of any contractual restriction on the resale of the Option Shares to which the Participant was subject (and to which the Participant had consented at the request of the Company) at the date of death, but in no event after the expiration of the Option Period.

12. Transfer and Assignment

   The Participant's rights under options granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by the Participant during the Participant's lifetime and, therefore, the options are exercisable during the Participant's lifetime only by the Participant. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.

13. Employment, Office and Board Position Non-Contractual

   The granting of an option to a Participant under the Plan does not confer upon the Participant any right to continue in the employment of the Company or any subsidiary of the Company, to continue as an Officer of the Company or as a member of the Board of Directors, as the case may be, nor does it interfere in any way with the rights of the Employee or of the Company's right to terminate the Employee's employment at any time, the Board of Director's right to appoint Officers or of the shareholders' right to elect directors.

14. Rights as Shareholders

   Participants shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Company and a share certificate or share certificates have been duly issued.

15. Participant Loan

   The Committee may authorize the Company to lend or cause to be lent to Participants such portion of the purchase price of the Option Shares under the Plan as a Participant may request and the Committee administering the Plan may approve. The terms and conditions of such loan which may be interest bearing or interest free shall be determined by the Committee in its discretion and need not be the same in respect of all Participants.

16. Administration of the Plan

   The Plan shall be administered by the Board of Directors or the Committee. The Board of Directors or the Committee shall have the power to interpret and construe the terms and conditions of the Plan and the options. Any determination by the Board of Directors shall be final and conclusive on all persons affected thereby. Any determination by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or any subsidiary of the Company as the Board of Directors or the Committee shall determine.

17. Notices

   All written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:

       Corel Corporation
       1600 Carling Avenue
       Ottawa, Ontario
       KIZ 8R7
       Attention: Secretary.

   Any notice given by the Participant pursuant to the terms of the option shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective seven days after mailing.

18. Corporate Action

   Nothing contained in the Plan or in any option shall be construed so as to prevent the Company or any subsidiary of the Company from taking corporate action which is deemed by the Company or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan.

19. Amendment

   The Board of Directors of the Company shall have the right, in its sole discretion, to alter or amend the Plan from time to time and at any time. No such amendment, however, may, without the consent of the Participant, alter or impair his or her rights or increase his or her obligations under the Plan.

20. Governing Law

   The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario.

21. Government Regulation

   The Company's obligation to issue and deliver Common Shares under any option is subject to:

  (a) satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

  (b) the admission of such Common Shares to listing on any stock exchange on which the Common Shares may then be listed; and

  (c) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in the Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

In this connection the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which the Common Shares are then listed.

22. Approval

   The Plan shall be subject to acceptance by the Exchange in compliance with all conditions imposed by the Exchange. Any options granted prior to such acceptance shall be conditional upon such acceptance being given and any condition complied with. No such options may be exercised unless such acceptance is given and such conditions are complied with.

   As amended and restated the 2nd day of February, 2000.

                                          COREL CORPORATION

                                          /s/ Michael C.J. Cowpland
                                          -------------------------------
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                          /s/ Eric J. Smith
                                          -------------------------------
                                          Secretary

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Canadian law generally permits a corporation to indemnify its directors and officers for all costs, charges and expenses incurred by the person in respect of any action or proceeding to which that person is made a party by reason of being a director or officer if the person (1) acted in good faith with a view to the best interests of the corporation and (2) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing his conduct was lawful. Canadian law generally requires a corporation to indemnify its directors and officers if the person is substantially successful on the merits of his defence of the action, the person fulfills (1) and (2) above, and is otherwise fairly and reasonably entitled to indemnity.

   The Registrant's By-Law generally provides that the corporation is required to indemnify a director or officer against liability incurred in such capacity to the extent permitted or required by Canadian law.

   A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant and its subsidiaries for losses a result of claims based upon the acts or omissions as directors and officers of the Registrant.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits

 Exhibit
   No.                           Description of Exhibits
 -------                         -----------------------
  2.1    Merger Agreement, dated as of February 6, 2000, by and among the
         Registrant, Carleton Acquisition Co., and Inprise Corporation
         (included in ANNEX A to the joint proxy statement/prospectus forming a part of this Registration Statement). Pursuant to Item 601(b)(2) of
         Regulation S-K, the Schedules referred to in the Merger Agreement are omitted. The Registrant hereby undertakes to furnish a supplemental copy of any omitted Schedules to the Commission upon request.*
  3.1    Certificate and Articles of Incorporation of the Registrant
         (incorporated by reference to the Registration Statement on Form F-1
         File No. 33-50886 filed by the Registrant on August 14, 1992).
  3.2    Certificate and Articles of Amalgamation of the Registrant and Corel
         Computer Corp. (incorporated by reference to the Annual Report on Form
         10-K filed by the Registrant on February 28, 2000 for its fiscal year ended November 30, 1999).
  3.3    By-law No. 6 of the Registrant (incorporated by reference to the
         Registration Statement on Form F-1 File No. 33-50886 filed by the
         Registrant on August 14, 1992).
  4.1    Specimen Certificate of common share of the Registrant (incorporated by reference to the Registration Statement on Form F-1 File No. 33-
         50886 filed by the Registrant on August 14, 1992).
  4.2    Rights Agreement, dated as of February 11, 1999, as amended and restated as of March 31, 1999, between the Registrant and The Montreal
         Trust Company of Canada, as Rights Agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A filed by the
         Registrant on March 25, 1999).
         Pursuant to Regulation S-K, Item 601(b)(4), certain instruments defining the rights of holders of long-term debt securities of the
         Registrant and its consolidated subsidiaries are not being filed herewith because the total amount of securities authorized under any such instrument does not exceed 10 percent of the total assets of the
         Registration and its subsidiaries an a consolidated basis. A copy of such instrument will be furnished to the Commission upon request.

 Exhibit
   No.                           Description of Exhibits
 -------                         -----------------------
  5.1    Opinion of McCarthy Tetrault as to legality of the Registrant's securities being offered pursuant to this Registration Statement.+
  8.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to
         Inprise, regarding certain tax matters.+
  8.2    Opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to Corel, regarding certain tax matters.+
  8.3    Opinion of McCarthy Tetrault regarding certain tax matters.+
 10.1    Stock Option Agreement, dated as of February 6, 2000, by and between
         Inprise, as grantor, and the Registrant, as grantee, (included in
         ANNEX B to the joint proxy statement/prospectus forming part of this
         Registration Statement).*
 10.2    Stock Option Agreement, dated as of February 6, 2000, by and between
         Inprise, as grantee, and the Registrant, as grantor, (included in
         ANNEX B to the joint proxy statement/prospectus forming a part of this
         Registration Statement).*
 10.3    Corel Corporation Transition Stock Option Plan (included in ANNEX F to the joint proxy statement/ prospectus forming a part of the
         Registration Statement).+
 10.4    Corel Corporation Stock Option Plan 2000 (included in ANNEX G to the joint proxy statement/ prospectus forming a part of this Registration
         Statement).*
 23.1    Consent of McCarthy Tetrault (included in the opinion filed as Exhibit
         5.1 to this Registration Statement).+
 23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP ( included in the opinion filed as Exhibit 8.1 to this Registration Statement).+
 23.3    Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).+
 23.4    Consent of McCarthy Tetrault (included in the opinion filed as Exhibit
         8.3 to the Registration Statement).+
 23.5    Consent of PricewaterhouseCoopers LLP (with respect to its report on the financial statements of the Registrant).*
 23.6    Consent of KPMG LLP (with respect to its report on the financial statements of the Registrant).*
 23.7    Consent of PricewaterhouseCoopers LLP (with respect to its report on the financial statements of Inprise Corporation).*
 23.8    Consent of Arthur Andersen LLP (with respect to its report on the financial statements of Visigenic Software, Inc.).*
 23.9    Consent of Dale Fuller pursuant to Rule 438 of the Securities Act.*
 24.1    Power of Attorney for directors and certain officers of the
         Registrant, authorizing the signing of this Registration Statement on their behalf (included on the signature page of this Registration
         Statement).*
 99.1    Form of Proxy of Inprise Corporation (relating to the special meeting of stockholders of Inprise Corporation described in the joint proxy statement/prospectus forming a part of this Registration Statement).*
 99.2    Form of Proxy of Corel Corporation (relating to the special meeting of stockholders of Corel Corporation described in the joint proxy statement/prospectus forming a part of this Registration Statement).*

--------
* Filed herewith.
+ To be filed by amendment.

   (b) Financial Statement Schedules

     Not applicable.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
      Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by other items of the applicable form.

  (6) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of
      Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (7) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

  (8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
      Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on April 4, 2000.

                                          COREL CORPORATION

                                                /s/ Michael C. J. Cowpland
                                          By: _________________________________
                                                   Michael C. J. Cowpland
                                                Chairman, President and Chief
                                                      Executive Officer

                               POWER OF ATTORNEY

   We, the undersigned directors and officers of COREL CORPORATION, do hereby constitute and appoint Michael C.J. Cowpland, Mitch Desrochers and Eric J. Smith and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Michael C.J. Cowpland, Mitch Desrochers and Eric J. Smith, or any one of them, may deem necessary or advisable to enable COREL CORPORATION to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this Registration Statement and any new registration statement which registers additional securities of the same classes and for the same offering as this Registration Statement in accordance with Rule 462(b) under the Securities Act (each, a "462(b) Registration Statement"), including specifically, but not limited to, power and authority to sign for us or any of us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and any such 462(b) Registration Statement and to file the same, with all exhibits thereto and other documents therewith, with the Commission; and we do hereby ratify and confirm all that Michael C.J. Cowpland, Mitch Desrochers, and Eric J. Smith, or any one of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----

   /s/ Michael C. J. Cowpland        Chairman of the Board,           April 4, 2000
____________________________________  President and Chief
       Michael C. J. Cowpland         Executive Officer
                                      (principal executive
                                      officer)

     /s/ Mitch Desrochers            Vice President, Finance and      April 4, 2000
____________________________________  Controller (principal
          Mitch Desrochers            accounting officer and
                                      principal financial
                                      officer)

         /s/ Lyle Blair              Director                         April 4, 2000
____________________________________
             Lyle Blair

      /s/ William G. Davis           Director                         April 4, 2000
____________________________________
          William G. Davis

    /s/ Jean-Louis Maloquin          Director                         April 4, 2000
____________________________________
        Jean-Louis Maloquin

             Signature                           Title                    Date
             ---------                           -----                    ----

      /s/ Hunter S. Grant            Director                         April 4, 2000
____________________________________
          Hunter S. Grant

     /s/ Barbara McDougall           Director                         April 4, 2000
____________________________________
         Barbara McDougall

        /s/ Steven Houck             Authorized U.S.                  April 4, 2000
____________________________________  Representative
            Steven Houck

                                 EXHIBIT INDEX

 Exhibit
   No.                           Description of Exhibits
 -------                         -----------------------
  2.1    Merger Agreement, dated as of February 6, 2000, by and among the
         Registrant, Carleton Acquisition Co., and Inprise Corporation
         (included in ANNEX A to the joint proxy statement/prospectus forming a part of this Registration Statement). Pursuant to Item 601(b)(2) of
         Regulation S-K, the Schedules referred to in the Merger Agreement are omitted. The Registrant hereby undertakes to furnish a supplemental copy of any omitted Schedules to the Commission upon request.*
  3.1    Certificate and Articles of Incorporation of the Registrant
         (incorporated by reference to the Registration Statement on Form F-1
         File No. 33-50886 filed by the Registrant on August 14, 1992).
  3.2    Certificate and Articles of Amalgamation of the Registrant and Corel
         Computer Corp. (incorporated by reference to the Annual Report on Form
         10-K filed by the Registrant on February 28, 2000 for its fiscal year ended November 30, 1999).
  3.3    By-law No. 6 of the Registrant (incorporated by reference to the
         Registration Statement on Form F-1 File No. 33-50886 filed by the
         Registrant on August 14, 1992).
  4.1    Specimen Certificate of common share of the Registrant (incorporated by reference to the Registration Statement on Form F-1 File No. 33-
         50886 filed by the Registrant on August 14, 1992).
  4.2    Rights Agreement, dated as of February 11, 1999, as amended and restated as of March 31, 1999, between the Registrant and The Montreal
         Trust Company of Canada, as Rights Agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A filed by the
         Registrant on March 25, 1999).
         Pursuant to Regulation S-K, Item 601(b)(4), certain instruments defining the rights of holders of long-term debt securities of the
         Registrant and its consolidated subsidiaries are not being filed herewith because the total amount of securities authorized under any such instrument does not exceed 10 percent of the total assets of the
         Registration and its subsidiaries an a consolidated basis. A copy of such instrument will be furnished to the Commission upon request.
  5.1    Opinion of McCarthy Tetrault as to legality of the Registrant's securities being offered pursuant to this Registration Statement.+
  8.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to
         Inprise, regarding certain tax matters.+
  8.2    Opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to Corel, regarding certain tax matters.+
  8.3    Opinion of McCarthy Tetrault regarding certain tax matters.+
 10.1    Stock Option Agreement, dated as of February 6, 2000, by and between
         Inprise, as grantor, and the Registrant, as grantee, (included in
         ANNEX B to the joint proxy statement/prospectus forming part of this
         Registration Statement).*
 10.2    Stock Option Agreement, dated as of February 6, 2000, by and between
         Inprise, as grantee, and the Registrant, as grantor, (included in
         ANNEX B to the joint proxy statement/prospectus forming a part of this
         Registration Statement).*
 10.3    Corel Corporation Transition Stock Option Plan (included in ANNEX F to the joint proxy statement/ prospectus forming a part of the
         Registration Statement).+
 10.4    Corel Corporation Stock Option Plan 2000 (included in ANNEX G to the joint proxy statement/ prospectus forming a part of this Registration
         Statement).*
 23.1    Consent of McCarthy Tetrault (included in the opinion filed as Exhibit
         5.1 to this Registration Statement).+
 23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP ( included in the opinion filed as Exhibit 8.1 to this Registration Statement).+

 Exhibit
   No.                           Description of Exhibits
 -------                         -----------------------
 23.3    Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).+
 23.4    Consent of McCarthy Tetrault (included in the opinion filed as Exhibit
         8.3 to the Registration Statement).+
 23.5    Consent of PricewaterhouseCoopers LLP (with respect to its report on the financial statements of the Registrant).*
 23.6    Consent of KPMG LLP (with respect to its report on the financial statements of the Registrant).*
 23.7    Consent of PricewaterhouseCoopers LLP (with respect to its report on the financial statements of Inprise Corporation).*
 23.8    Consent of Arthur Andersen LLP (with respect to its report on the financial statements of Visigenic Software, Inc.).*
 23.9    Consent of Dale Fuller pursuant to Rule 438 of the Securities Act.*
 24.1    Power of Attorney for directors and certain officers of the
         Registrant, authorizing the signing of this Registration Statement on their behalf (included on the signature page of this Registration
         Statement).*
 99.1    Form of Proxy of Inprise Corporation (relating to the special meeting of stockholders of Inprise Corporation described in the joint proxy statement/prospectus forming a part of this Registration Statement).*
 99.2    Form of Proxy of Corel Corporation (relating to the special meeting of stockholders of Corel Corporation described in the joint proxy statement/prospectus forming a part of this Registration Statement).*

--------
* Filed herewith.
+ To be filed by amendment.